                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Unison HealthCare Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

               Unison Common Stock (plus cash and notes totaling $38,200,000)

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

               1,509,434

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               $12.875 per Unison share, based on 9/12/96 closing price

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

               $57,633,962.75

        ------------------------------------------------------------------------

     (5)  Total fee paid:

               $11,526.80

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         UNISON HEALTHCARE CORPORATION
                    7272 EAST INDIAN SCHOOL ROAD, SUITE 214
                           SCOTTSDALE, ARIZONA 85251

                                                                          , 1996

Dear Stockholder:

     The documents following this letter are a Notice of Special Meeting of Stockholders, a Proxy Statement Supplement, a Prospectus/Proxy and Information Statement and a Proxy Card for a special meeting of stockholders to be held at
10:00 a.m., local time, on                       , 1996 at The Marriott Suites
Hotel, 7325 East Third Avenue, Scottsdale, Arizona 85251. This meeting is of great importance to the stockholders of Unison HealthCare Corporation ("Unison"). You will be asked to consider and approve a transaction which is documented in five agreements and plans of merger, between each of the following five companies: Signature Health Care Corporation ("Signature Health Care"); Arkansas, Inc. ("Arkansas"); Cornerstone Care, Inc. ("Cornerstone"); Douglas Manor, Inc. ("Douglas"); Safford Care, Inc. ("Safford" and collectively with Signature Health Care, Arkansas, Cornerstone and Douglas, "Signature"), and, in each case, a newly formed wholly-owned subsidiary of Unison. Signature is described starting on page 34 of the enclosed Proxy Statement Supplement. The overall transaction also contemplates and is conditioned upon the acquisition by Unison of a sixth company, RehabWest, Inc. ("RehabWest"), though no acquisition agreement has yet been reached. As explained more fully in the Prospectus/Proxy and Information Statement, Unison also expects to close mergers with American Professional Holding, Inc. and Memphis Clinical Laboratory, Inc. (collectively, the "Ampro Mergers"), although no vote of the Unison stockholders is required (or will be taken) in connection with the Ampro Mergers.

     If stockholder approval is obtained, and subject to regulatory approval and satisfaction of other conditions precedent, including the offering of debt or equity in an amount satisfactory to Unison (currently anticipated to be satisfied through the placement of $100.0 million of Senior Notes, see "Recent and Pending Unison Acquisitions and Other Commitments -- The Senior Notes" in the Prospectus/Proxy and Information Statement), each of Signature Health Care, Arkansas, Cornerstone, Douglas, Safford and RehabWest will become wholly-owned subsidiaries of Unison through separate mergers with the newly formed wholly-owned subsidiaries of Unison. In the Signature Health Care Merger, the outstanding capital stock of Signature Health Care will be converted into the right to receive shares of the $.001 par value common stock of Unison (the "Unison Common Stock") and cash. In each of the other Signature Mergers, the outstanding capital stock of the Signature company will be converted into the right to receive cash and a promissory note. The promissory note will be deposited into escrow to secure Signature's obligations. As described in greater detail in the Proxy Statement Supplement, the total consideration to be given by Unison in the Signature Mergers, including costs to redeem outstanding Signature options and subject to the adjustments provided for in the Signature Merger Agreements, will include 1,509,434 shares of Unison Common Stock (subject to adjustment if its average price shortly before the Signature Merger is less than $11.25 per share or greater than $15.25 per share) and approximately $38,200,000 of cash and notes.

     Information regarding the proposed transaction, as well as other recent and pending acquisitions by Unison, and information concerning Signature is set forth in the accompanying Proxy Statement Supplement and Prospectus/Proxy and Information Statement, which we urge you to examine carefully.

     The Board of Directors of Unison has unanimously approved the terms of each of the Signature Mergers and recommends that all stockholders vote to approve and adopt the Signature agreements and plans of merger. The Board believes that the Signature Mergers will benefit the stockholders of Unison in that the transactions will permit Unison to access geographic markets it does not currently serve.

     Stockholders will also be asked to approve an amendment to Unison's Certificate of Incorporation to increase the number of authorized shares of Unison's $.001 par value Common Stock from 10,000,000 to 25,000,000 (the "Certificate Amendment"). The Board of Directors of Unison has unanimously approved the Certificate Amendment and recommends that all stockholders vote to approve the Certificate Amendment.

     The Board of Directors anticipates that additional public or private sales of Unison Common Stock may occur within the next twelve months to finance further acquisitions and internal growth in accordance with Unison's business plan, but the Board has no current plans for transactions involving Unison Common Stock other than as described herein. The Board believes that the amendment will allow Unison to continue to take advantage of appropriate opportunities for growth.

     Finally, the stockholders will also be asked to approve an amendment to Unison's 1995 Stock Option Plan (the "Option Plan"): (i) to increase the total number of shares of Common Stock authorized to be issued thereunder from 511,046 shares to 800,000 shares; and (ii) to change the formula grants of options to nonemployee directors from 6,246 shares upon election to the Board of Directors and on each fifth anniversary thereafter to 15,000 shares (17,500 shares in the case of the chairman) beginning with September 1996 and at each annual meeting thereafter (provided the recipient remains a nonemployee director) (the "Option Plan Amendment"). As of September 30, 1996, options for a total of 344,703 shares are issued and outstanding under the Option Plan and, subject to shareholder approval of the Option Plan Amendment, the Compensation Committee of the Board of Directors has recommended, and the full Board has approved, the issuance of options for an additional 416,850 shares.

     IN ORDER TO AUTHORIZE THE SIGNATURE MERGERS AND AMEND UNISON'S CERTIFICATE OF INCORPORATION, IT IS NECESSARY TO OBTAIN THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING UNISON COMMON STOCK. TO INSURE THAT YOUR SHARES ARE REPRESENTED IN VOTING ON THIS MATTER, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. If you do attend, you may, if you wish, revoke your proxy and vote your shares in person.

                                          Sincerely,

                                          Jerry M. Walker
                                          President

                         UNISON HEALTHCARE CORPORATION
                    7272 EAST INDIAN SCHOOL ROAD, SUITE 214
                           SCOTTSDALE, ARIZONA 85251

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 1996

     You are invited to attend a Special Meeting of Stockholders (the "Unison Special Meeting") of Unison HealthCare Corporation, a Delaware corporation
("Unison"), to be held on             , 1996 at 10:00 a.m. (local time) at The
Marriott Suites Hotel, 7325 East Third Avenue, Scottsdale, Arizona 85251.

     The purpose of the Unison Special Meeting is to consider and vote upon:

          (1) A proposal to approve and adopt an overall transaction including the Agreement and Plan of Merger dated as of August 2, 1996 (the "Signature Health Care Merger Agreement") and four separate merger agreements (the "Signature Affiliate Merger Agreements," and together with the Signature Health Care Merger Agreement, the "Signature Merger Agreement") among Unison, Signature Health Care Corporation, a Delaware corporation ("Signature Health Care"), David A. Kremser, John D. Filkoski and, with respect to their separate agreements, Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc. and Safford Care, Inc. (each of which are affiliates of Signature Health Care), and the proposed acquisition by Unison of RehabWest, Inc. Pursuant to the Signature Health Care Merger Agreement, (i) a Delaware corporation to be formed as a wholly-owned subsidiary of Unison ("Newco") will be merged with and into Signature (the "Signature Health Care Merger"), (ii) Signature Health Care will continue as the surviving corporation and a wholly-owned subsidiary of Unison, and the separate existence of Newco will cease, and (iii) the issued and outstanding shares of the capital stock of Signature Health Care (the "Signature Health Care Shares") outstanding at the effective time of the Signature Health Care Merger will be converted into the right to receive
     (a) cash equal to approximately $10,200,000 minus the amount paid to redeem outstanding stock options and (b) 1,509,434 shares of Unison Common Stock (subject to adjustment if the Average Daily Price of Unison Common Stock is less than $11.25 per share or greater than $15.25 per share), all as more fully described in the accompanying Proxy Statement Supplement and Prospectus/Proxy and Information Statement. Pursuant to the Signature Affiliate Merger Agreements, each Signature Affiliate will merge with a wholly-owned subsidiary of Unison to be formed for effecting such mergers. In each of these four mergers (collectively, the "Signature Affiliate Mergers" and together with the Signature Health Care Merger, the "Signature Mergers"), the shares of the Signature Affiliates will be converted into the right to receive cash, subject to certain adjustments, aggregating approximately $28,000,000, all as more fully described in the accompanying Proxy Statement Supplement and Prospectus/Proxy and Information Statement. These transactions are all conditioned upon Unison entering into a definitive agreement to acquire the assets and business of RehabWest, Inc., for an aggregate purchase price of approximately $5,500,000 and subject to other terms that are satisfactory to Unison and to Messrs. Kremser and Filkoski;

          (2) A proposal to amend Unison's Certificate of Incorporation to increase the number of authorized shares of Unison's $.001 par value common stock ("Unison Common Stock") from 10,000,000 to 25,000,000 (the "Certificate Amendment");

          (3) A proposal: (i) to amend Unison's 1995 Stock Option Plan to increase the number of shares of Unison Common Stock authorized for issuance thereunder from 511,046 to 800,000; and (ii) to increase formula grants to nonemployee directors from 6,246 shares on the first election to the Board of Directors and or each fifth anniversary thereafter to 15,000 shares (17,500 shares in the case of the Chairman of the Board) for 1996 and at each annual meeting hereafter (provided the recipient remains a nonemployee director) (the "Option Plan Amendment"); and

          (4) Such other matters relating to the foregoing as may be properly brought before the meeting or any adjournment or postponement thereof.

     Unison's Board of Directors has approved the Signature Merger Agreements, the Certificate Amendment and the Option Plan Amendment as being in the best interests of Unison and its stockholders. The Board unanimously recommends that you vote for approval of the Signature Merger Agreements, for the Certificate Amendment and the Option Plan Amendment.

     The Board of Directors has fixed the close of business on             ,
1996 as the record date for determining the stockholders entitled to notice of and to vote at the Unison Special Meeting and any adjournment thereof. Only stockholders of record at the close of business on that date will be entitled to notice and to vote.

     A proxy, which is solicited on behalf of the Board of Directors, is enclosed, together with a return envelope which requires no postage if mailed in the United States. The minimum affirmative vote required to approve and adopt the Signature Merger Agreements and the Option Plan Amendment will each be a majority of the total votes cast on the proposal in person or by proxy. The affirmative vote of a majority of the outstanding shares of Unison is required to approve the Certificate Amendment. It is important that your shares be represented at the Unison Special Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE UNISON SPECIAL MEETING, YOU ARE REQUESTED TO INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING BY GIVING WRITTEN NOTICE OF REVOCATION TO THE CORPORATE SECRETARY, BY SUBMITTING A LATER DATED PROXY TO THE CORPORATE SECRETARY OR BY GIVING ORAL NOTICE TO THE PRESIDING OFFICER DURING THE SPECIAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Jerry M. Walker,
                                          President

Scottsdale, Arizona
            , 1996

     THE ACCOMPANYING DOCUMENTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE PROPOSED TRANSACTIONS DESCRIBED THEREIN OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                           PROXY STATEMENT SUPPLEMENT

    FOR THE SPECIAL MEETING OF STOCKHOLDERS OF UNISON HEALTHCARE CORPORATION
                        TO BE HELD ON             , 1996

     This Proxy Statement Supplement is being furnished to the stockholders of Unison HealthCare Corporation, a Delaware corporation ("Unison"), in connection
with the Special Meeting of Stockholders of Unison to be held on             ,
1996, including any adjournment or postponement thereof (the "Unison Special Meeting"). At the Unison Special Meeting, the stockholders of Unison will be asked to take action with respect to three matters: (1) to approve and adopt an overall transaction comprised of five related Agreements and Plans of Merger dated as of August 2, 1996, as each may be amended from time to time (the "Signature Merger Agreements"), among, in each case, Unison and one of the following entities: Signature Health Care Corporation ("Signature Health Care"); Arkansas, Inc. ("Arkansas"); Cornerstone Care, Inc. ("Cornerstone"); Douglas Manor, Inc. ("Douglas"); Safford Care, Inc. ("Safford" and collectively with Signature Health Care, Arkansas, Cornerstone and Douglas, "Signature"), each of which is also conditioned upon the acquisition of RehabWest, Inc. ("RehabWest") by Unison; (2) to amend Unison's Certificate of Incorporation, as previously amended, to increase the number of authorized shares of $.001 par value common stock (the "Unison Common Stock") from 10,000,000 to 25,000,000 (the "Certificate Amendment"); and (3) to amend Unison's 1995 Stock Option Plan (the "Option Plan"): (i) to increase the number of shares of Unison Common Stock authorized for issuance thereunder from 511,046 to 800,000; and (ii) to increase the number of shares under formula grants to nonemployee directors from 6,246 shares on first election to the Board of Directors and on each fifth anniversary thereafter to 15,000 shares for 1996 and at each annual meeting (provided the recipient remains a nonemployee director) (the "Option Plan Amendment").

     The Agreement and Plan of Merger dated as of August 2, 1996 among Unison, Signature Health Care, David A. Kremser and John D. Filkoski, the controlling shareholders of Signature Health Care (the "Signature Health Care Merger Agreement"), provides that a Delaware corporation be formed as a wholly-owned subsidiary of Unison ("Newco") and merged with and into Signature Health Care (the "Signature Health Care Merger") with Signature Health Care being the surviving corporation and a wholly-owned subsidiary of Unison. The separate existence of Newco will cease upon the Signature Health Care Merger, and the issued and outstanding shares of the capital stock of Signature Health Care (the "Signature Health Care Shares") outstanding at the effective time of the Signature Health Care Merger will be converted into the right to receive (a) cash equal to approximately $10,200,000 minus the amount paid to redeem Signature Health Care's outstanding stock options and (b) 1,509,434 shares of Unison Common Stock (subject to adjustment if the Average Daily Price of Unison Common Stock is less than $11.25 per share or greater than $15.25 per share), all as more fully described herein and in the Prospectus/Proxy and Information Statement.

     The four Agreements and Plans of Merger between Arkansas, Cornerstone, Douglas and Safford (each of which are affiliates of Signature Health Care), and, in each case, a wholly-owned subsidiary of Unison to be formed for effecting such mergers (collectively, the "Signature Affiliate Mergers," and together with the Signature Health Care Merger, the "Signature Mergers") provide that the shares of the Signature Health Care affiliates will be converted into the right to receive cash and promissory notes, subject to certain adjustments, equal to approximately $28,000,000 in the aggregate, all as more fully described herein and in the Prospectus/Proxy and Information Statement.

     The Signature Mergers are conditioned upon, among other things, Unison entering into a definitive agreement to acquire the assets and business of RehabWest for an aggregate purchase price of approximately $5,500,000 and subject to other terms and conditions satisfactory to Unison and to Messrs. Kremser and Filkoski.

     The Board of Directors of Unison is also seeking the approval of the stockholders of Unison to amend Unison's Certificate of Incorporation to increase the authorized number of shares of Unison Common Stock. Management anticipates that additional public or private sales of Common Stock may occur within the next twelve months to finance further acquisitions and internal growth in accordance with Unison's business plan.

     The Board of Directors is additionally seeking the approval of the stockholders of Unison to amend the Option Plan: (i) to increase the number of shares of Unison Common Stock authorized for issuance under the Option Plan from 511,046 to 800,000; and (ii) to increase the number of shares under formula grants to nonemployee directors from 6,246 shares on their first election to the Board of Directors and on each fifth anniversary thereafter to 15,000 shares (17,500 shares for the chairman) at each annual meeting (provided the recipient remains a nonemployee director), including an initial award for 1996 of 15,000 shares (17,500 shares for the Board Chairman) on September 6, 1996. The Option Plan Amendment is necessary to make grants approved by the Board on September 6, 1996 and to provide additional shares under the Option Plan to attract and retain the services of individuals important to Unison's success and to increase the level of formula grants as part of an overall plan to reward nonemployee directors for their contributions to Unison at a level comparable to compensation for nonemployee directors of peer companies.

     The information contained in this Proxy Statement Supplement concerning Unison has been supplied by Unison, and the information concerning Signature has been supplied by Signature. This Proxy Statement Supplement should be used only in conjunction with the related Prospectus/Proxy and Information Statement dated
            , 1996.

     This Proxy Statement Supplement, the Prospectus/Proxy and Information Statement and the form of proxy which is enclosed (see Annex F) are being mailed
to stockholders of Unison commencing on or about             , 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT SUPPLEMENT AND THE RELATED PROSPECTUS/PROXY AND INFORMATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNISON OR SIGNATURE OR THEIR RESPECTIVE AFFILIATES. THE DELIVERY OF THIS PROXY STATEMENT SUPPLEMENT AND THE RELATED PROSPECTUS/PROXY AND INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED HEREBY WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION OF AN OFFER WOULD BE UNLAWFUL.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
INTRODUCTION..........................................................................    4
SUMMARY...............................................................................    5
  The Companies.......................................................................    5
  Time, Place and Date of the Unison Special Meeting..................................    5
  Record Date; Voting Rights..........................................................    5
  Purposes of Unison Special Meeting, Vote Required and Quorum........................    5
  The Signature Merger Agreements and the Acquisition of RehabWest....................    6
  No Dissenters' Rights...............................................................    7
  Opinion of Cruttenden Roth Incorporated.............................................    7
  Recommendation of Unison's Board of Directors.......................................    7
  Certain Conditions to the Signature Mergers; Termination and Amendment..............    7
  Regulatory Approvals................................................................    8
  Certain Effects of the Signature Mergers............................................    8
  Effective Time of the Signature Mergers.............................................    8
  Interests of Certain Persons in the Signature Mergers; Conflicts of Interest........    9
  Certain Federal Income Tax Consequences.............................................    9
  Anticipated Accounting Treatment....................................................    9
  Resale of Unison Shares Issued in the Signature Health Care Merger..................    9
  Market Price Data and Dividends.....................................................    9
  Other Acquisitions..................................................................   10
  The Certificate Amendment...........................................................   10
  The Option Plan Amendment...........................................................   10
  Summary Historical and Pro Forma Combined Financial Data............................   11
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...........................   13
THE SIGNATURE MERGERS.................................................................   23
  Background..........................................................................   23
  Opinion of Cruttenden Roth Incorporated.............................................   24
  Reasons for the Signature Mergers; Recommendation of Unison's Board of Directors....   28
  Interests of Certain Persons in the Signature Mergers...............................   28
  Certain Effects of the Signature Mergers............................................   28
  Anticipated Accounting Treatment....................................................   28
  Certain Federal Income Tax Consequences.............................................   29
THE SIGNATURE MERGER AGREEMENTS.......................................................   29
  General; Effective Time.............................................................   30
  Required Vote.......................................................................   30
  Exchange of Signature Shares........................................................   31
  Conditions of the Signature Mergers.................................................   31
  Representations and Warranties......................................................   31
  Covenants...........................................................................   32
  No Solicitation.....................................................................   32
  Amendment...........................................................................   32
  Expenses............................................................................   32
  Indemnification.....................................................................   32
  Termination.........................................................................   32
  Termination Fees; Specific Performance..............................................   33
DESCRIPTION OF SIGNATURE..............................................................   34
  Facilities..........................................................................   34
  Stock Ownership, Dividends and Related Stockholder Matters..........................   35
  Management of Signature.............................................................   36
SELECTED CONSOLIDATED FINANCIAL DATA OF SIGNATURE.....................................   36

                                                                                        PAGE
                                                                                        ----
SIGNATURE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   37
  General.............................................................................   37
  Results of Operations...............................................................   37
  Liquidity and Capital Resources.....................................................   39
COMPARISON OF HISTORICAL AND EQUIVALENT PER SHARE DATA (UNAUDITED)....................   40
THE CERTIFICATE AMENDMENT.............................................................   41
THE OPTION PLAN AMENDMENT.............................................................   43
INDEPENDENT AUDITORS..................................................................   48
OTHER MATTERS.........................................................................   48
STOCKHOLDER PROPOSALS.................................................................   48

                            ------------------------

                             AVAILABLE INFORMATION

     Unison is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities Exchange Commission (the "Commission"). Unison Common Stock is listed on the Nasdaq National Market under the symbol UNHC. Reports, proxy statements and other information filed by Unison can be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 10006 and can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of the Commission's site is: http//www.sec.gov.

     Unison has filed with the Commission a Registration Statement on Form S-4 (together with any amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the shares of Unison Common Stock to be issued in the Ampro Merger. The Prospectus/Proxy and Information Statement, as supplemented, does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in the Prospectus/Proxy and Information Statement, as supplemented, or in any document incorporated by reference into the Prospectus/Proxy and Information Statement, as supplemented, as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

THIS PROXY STATEMENT SUPPLEMENT AND THE RELATED PROSPECTUS/PROXY AND INFORMATION STATEMENT INCORPORATE DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM CRAIG R. CLARK, CHIEF FINANCIAL OFFICER, UNISON HEALTHCARE CORPORATION, 7272 EAST INDIAN SCHOOL ROAD, SUITE 214, SCOTTSDALE, ARIZONA 85251 (TELEPHONE 602-423-1954). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY
            , 1996. SUCH DOCUMENTS WILL BE PROVIDED WITHOUT CHARGE TO ANY BENEFICIAL OWNER MAKING SUCH A REQUEST. SEE "THE SIGNATURE MERGER AGREEMENTS."

                                  INTRODUCTION

     This Proxy Statement Supplement is being furnished to the stockholders of Unison in connection with a special meeting of stockholders of Unison to be held at The Marriott Suites Hotel, 7325 East Third Avenue, Scottsdale, Arizona 85251
on             , 1996, or any adjournment thereof (the "Unison Special
Meeting"). The purposes of the Unison Special Meeting are (1) to obtain stockholder approval of an overall transaction involving five mutually contingent Agreements and Plans of Merger (the "Signature Merger Agreements") among, in each case, Unison, David A. Kremser, John D. Filkoski, and one of the five Signature entities (Signature Health Care, Arkansas, Cornerstone, Douglas and Safford, collectively, the "Signature Entities") as well as the acquisition of RehabWest, (2) to obtain stockholder approval of an amendment to Unison's Certificate of Incorporation (the "Certificate Amendment") to increase the number of authorized shares of Unison Common Stock from 10,000,000 to 25,000,000 and (3) to obtain stockholder approval of an amendment to Unison's 1995 Stock Option Plan (the "Option Plan") to increase the number of shares of Unison Common Stock authorized for issuance under the Option Plan from 511,046 to 800,000 and to increase formula grants to nonemployee directors to 15,000 shares annually (the "Option Plan Amendment").

     Each of the Signature Merger Agreements provides that, subject to the approval of the agreement at a special meeting of stockholders of Unison and subject to satisfaction of the other conditions contained in such agreement (including regulatory approvals), a wholly-owned subsidiary of Unison to be formed will be merged with and into the respective Signature entity with such Signature entity being the surviving corporation. The outstanding shares of capital stock of each Signature entity will be converted into, in the case of Signature Health Care, the right to receive 1,509,434 shares (subject to adjustment if the Average Daily Price is less than $11.25 or greater than $15.25) of $.001 par value common stock of Unison ("Unison Common Stock") and cash equal to approximately $10,200,000, and, in the case of the other Signature Entities, cash and promissory notes aggregating approximately $28,000,000. See "The Signature Merger Agreements -- General; Effective Time."

     The Board of Directors of Unison has fixed the close of business on
            , 1996 as the record date (the "Unison Record Date") for determining the stockholders of Unison entitled to notice of and to vote at the Unison Special Meeting and any adjournment thereof. Only stockholders of record at the close of business on the Unison Record Date will be entitled to notice and to vote. At such date, there were 3,989,815 shares of Unison Common Stock outstanding. The minimum affirmative vote required to approve and adopt the Signature Merger Agreements and the Option Plan Amendment will be a majority of the total votes cast on the proposal in person or by proxy. Abstentions and broker nonvotes will not be counted as votes "cast" and so will have no impact on the vote regarding the Signature Merger Agreements. The affirmative vote of a majority of the outstanding shares of Unison Common Stock is required to approve the Certificate Amendment. Abstentions and broker nonvotes are not affirmative votes and so have the same effect as a "no" vote regarding the Certificate Amendment and the Option Plan Amendment.

     The Board of Directors does not intend to present any other matter before the Unison Special Meeting.

     The information contained in this Proxy Statement Supplement and in the Prospectus/Proxy and Information Statement concerning Unison and Signature has been supplied by each of them, respectively.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement Supplement. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement Supplement, the Prospectus/Proxy and Information Statement and the annexes hereto. Capitalized terms used but not defined in this Summary shall have the meanings given to them elsewhere in this Proxy Statement Supplement. Stockholders are urged to read this Proxy Statement Supplement, the Prospectus/Proxy and Information Statement and the annexes in their entirety.

THE COMPANIES

     Unison, which has its principal executive offices at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona 85251 (telephone 602-423-1954), is a Delaware corporation that provides long-term and specialty health care services and ancillary services, including pharmacy and physical, occupational and speech therapy services. As of August 31, 1996, Unison operated 45 skilled nursing facilities, of which 40 are leased and five are managed, operated two pharmacy outlets serving 25 Unison-operated facilities and 32 non-affiliated facilities in four states, operated six assisted and independent living facilities and provided therapy services to 15 Unison operated facilities and 41 non-affiliated entities, including seven hospitals, seven outpatient clinics and sports medicine centers and 16 long-term care facilities in six states. Unison will form five wholly-owned subsidiaries in order to effectuate each of the Signature Mergers. Each of those new subsidiaries will have the same address and telephone number as Unison, and each will be incorporated in either Delaware or Colorado.

     Signature has principal executive offices for each of the Signature entities at 225 East 16th Avenue, Suite 670, Denver, Colorado 80203 (telephone 303-830-1845). Signature Health Care is a Delaware corporation, and Arkansas, Cornerstone, Douglas, Safford and RehabWest are Colorado corporations. Signature is a C corporation, and Arkansas, Cornerstone, Douglas, Safford and RehabWest are each organized as S corporations, which elections shall terminate upon the effective time of the respective mergers and the acquisition of RehabWest. RehabWest is owned by its employees, and its principal creditors are the chief executive officer and chief financial officer of Signature Health Care. See
"-- The Signature Merger Agreements and the Acquisition of RehabWest." Collectively, Signature and the subsidiaries operate 11 skilled nursing facilities and two assisted living facilities in Colorado and Arizona. Five of the skilled nursing facilities and both of the assisted living facilities are leased. Signature also operates a Medicare Part B Billing business, all revenues of which are attributable to Signature's skilled nursing facilities.

     Upon completion of the Signature Mergers, and assuming that no additional facilities are added to the portfolios of either Unison or Signature prior to the Signature Mergers, Unison and Signature will operate 56 long-term care facilities and eight assisted and independent living facilities in 13 states.

TIME, PLACE AND DATE OF THE UNISON SPECIAL MEETING

     The Unison Special Meeting will be held at 10:00 a.m. (local time) on
                      , 1996 at The Marriott Suites Hotel, 7325 East Third Avenue, Scottsdale, Arizona 85251.

RECORD DATE; VOTING RIGHTS

     The close of business on                       , 1996 has been fixed as the
Unison Record Date for the determination of those stockholders entitled to notice of and to vote at the Unison Special Meeting. On such date, there were 3,989,815 shares of Unison Common Stock outstanding, each of which is entitled to one vote. As of the Unison Record Date, there were approximately record holders of Unison Common Stock. Unison has no other classes of equity securities outstanding.

PURPOSES OF UNISON SPECIAL MEETING, VOTE REQUIRED AND QUORUM

     At the Unison Special Meeting, holders of shares of Unison Common Stock will be asked to consider and vote upon a proposal to approve and adopt an overall transaction involving the acquisition of RehabWest and five mutually contingent Agreements and Plans of Merger between, in each case, Unison, David A. Kremser, John D. Filkoski and one of the Signature entities (Signature Health Care, Arkansas, Cornerstone, Douglas and Safford) (the "Signature Merger Agreements"). Holders of a majority of the Unison Common Stock, represented in person or by proxy, will constitute a quorum. The minimum affirmative vote required to approve and adopt the Signature Merger Agreements will be a majority of the total votes cast on the proposal in person or by proxy. Abstentions and broker nonvotes will not be counted as votes "cast" and so will have no impact on the vote regarding the Signature Merger Agreements. See "The Signature Merger Agreements -- Required Vote."

     Unison and its subsidiaries currently own no shares of any of the Signature entities, and they do not expect to own any prior to the Signature Mergers. Neither Mr. Kremser nor Mr. Filkoski own any shares of Unison Common Stock. Mr. Kremser and Mr. Filkoski and other members of their families own all of the issued and outstanding shares of all Signature entities. As of the Unison Record Date, directors and executive officers of Unison beneficially owned 1,551,550 shares (38.0% of all outstanding shares) of Unison Common Stock, and all of them have indicated that they will vote in favor of the Signature Mergers, the Certificate Amendment and the Option Plan Amendment. See "The Signature
Mergers -- Interests of Certain Persons in the Signature Mergers," "Description of Signature -- Stock Ownership of Management and Principal Stockholders" herein and "Principal Stockholders" in the Prospectus/Proxy and Information Statement.

     Holders of shares of Unison Common Stock will also be asked to consider and vote upon a proposal to approve and adopt an amendment to Unison's Certificate of Incorporation (the "Certificate Amendment") to increase the number of authorized shares of Unison Common Stock from 10,000,000 to 25,000,000. This increase is not necessary to complete the Signature Mergers. Rather, the Board of Directors of Unison believes that the proposed increase will facilitate the future growth of Unison. Under the Delaware General Corporation Law ("DGCL") and Unison's Certificate of Incorporation, as amended, the affirmative vote of the holders of a majority of the outstanding shares of Unison Common Stock on the Unison Record Date will be required to approve and adopt the Certificate Amendment. Abstentions and broker nonvotes are not affirmative votes and so have the same effect as a "no" vote regarding the Certificate Amendment. See "The Certificate Amendment."

     Holders of shares of Unison Common Stock will also be asked to consider and vote upon a proposal to approve and adopt an amendment to Unison's 1995 Stock Option Plan (the "Option Plan"): (i) to increase the total number of shares authorized for issuance under the Option Plan from 511,046 to 800,000; and (ii) to change the formula grants of options to nonemployee directors from 6,246 shares upon election to the Board and on each fifth anniversary thereafter to 15,000 shares beginning with September 1996 and at each annual meeting thereafter (the "Option Plan Amendment"). The minimum affirmative vote required to approve and adopt the Option Plan Amendment will be a majority of the total votes cast on the proposal in person or by proxy.

     A Stockholder may revoke a proxy at any time before voting by giving written notice to Unison's corporate Secretary, by submitting a later dated proxy to Unison's corporate Secretary or by giving oral notice to the presiding officer during the Unison Special Meeting.

THE SIGNATURE MERGER AGREEMENTS AND THE ACQUISITION OF REHABWEST

     Unison, Mr. Kremser, Mr. Filkoski and the Signature entities have entered into a series of Agreements and Plans of Merger. A copy of the Signature Health Care Merger Agreement is attached hereto as Annex A and the form of agreement for each of the Signature Affiliate Mergers is attached hereto as Annex B. Generally, each of the Signature Merger Agreements provides that, subject to the satisfaction or waiver of certain conditions to such Signature Merger, a newly formed wholly-owned subsidiary of Unison will be merged with and into the Signature entity and such Signature entity will be the surviving corporation, then as a wholly-owned subsidiary of Unison. The S elections of Arkansas, Cornerstone, Douglas, Safford and RehabWest will terminate upon the respective mergers and the acquisition of RehabWest.

     Except as provided in the next sentence, at the effective time of the Signature Health Care Merger, the outstanding shares of Signature Health Care (other than shares owned by Unison, the wholly-owned subsidiary of Unison formed to effectuate the merger, any other direct or indirect wholly-owned subsidiary of Unison, any direct or indirect wholly-owned subsidiary of Signature Health Care or held in the treasury of Signature Health
Care) will be converted into the right to receive, in the aggregate, 1,509,434 shares of Unison Common Stock and, subject to certain adjustments, $10,200,000 minus the amount paid to redeem Signature Health Care's outstanding stock options. Notwithstanding the foregoing, the number of shares of Unison Common Stock issued in the Signature Health Care Merger will be increased if the Average Daily Price (as defined below) is less than $11.25 per share and will be decreased if the Average Daily Price is greater than $15.25 so that the overall product of the Average Daily Price times the total number of shares issued is fixed at those points. "Average Daily Price" means the average daily closing price for Unison Common Stock during the thirty day period ending five days prior to the last trading day prior to the closing date of the Signature Health Care Merger. Fractional shares of Unison Common Stock will not be issued; instead, any fraction of a share will be rounded up to the nearest whole share.

     At the effective time of each of the other Signature Mergers, the outstanding shares of the applicable Signature entity (other than shares owned by Unison, the wholly-owned subsidiary of Unison formed to effectuate the merger, any other direct or indirect wholly-owned subsidiary of Unison, any direct or indirect wholly-owned subsidiary of such Signature entity or held in the treasury of such Signature entity) will be converted into the right to receive cash equal to, in the aggregate and subject to certain adjustments, $27,500,000 and Unison promissory notes totalling $500,000. The promissory notes will be deposited into escrow to secure certain obligations of the warranting shareholders of the Signature entity.

     If the Signature Merger Agreements are approved, the shares of Unison Common Stock issued in the Signature Health Care Merger will represent approximately 27.4% of the outstanding Unison Common Stock (approximately 25.0% of the outstanding Unison Common Stock if Unison completes its acquisition of American Professional Holding, Inc. and Memphis Clinical Laboratory, Inc.) and assuming no exercise of options or warrants or conversion of securities convertible into shares of Unison Common Stock. See "The Signature Merger Agreements -- General; Effective Time," Annex A to this Prospectus/Proxy Statement Supplement and "Recent and Pending Unison Acquisitions and Other Commitments" in the Prospectus/Proxy and Information Statement.

     It is a condition to the Signature Merger Agreements that Unison enter into, prior to the closing date for the Signature Mergers, a definitive purchase agreement with the shareholders of RehabWest, Inc. ("RehabWest"), a provider of rehabilitative physical, speech and occupational therapy services to health care facilities and their patients, for the purchase of RehabWest or its business for approximately $5,500,000 and subject to other terms that are satisfactory to Unison and to the owners and creditors of RehabWest. The principal creditors of RehabWest are David Kremser and John Filkoski, who sold RehabWest to its employees in March 1996. As of June 30, 1996, RehabWest provided therapy services to 11 skilled nursing facilities, all of which are owned by Signature and its affiliates.

NO DISSENTERS' RIGHTS

     Holders of shares of Unison Common Stock will not have dissenters' rights under the DGCL with respect to the Signature Mergers or with respect to the Certificate Amendment. Shareholders of Signature are entitled to dissenters' rights under Delaware or Colorado law. However, Mr. Kremser and Mr. Filkoski, who are the only shareholders of Signature Health Care, and who together with members of their respective families are the only shareholders of the Signature affiliates, have indicated that they will approve the Signature Mergers and so will not be entitled to dissent from the Signature Mergers and require appraisal of their shares.

OPINION OF CRUTTENDEN ROTH INCORPORATED

     Unison has retained Cruttenden Roth Incorporated ("Cruttenden Roth") to deliver its opinion, to be addressed to Unison's Board of Directors, as to the fairness to the stockholders of Unison, from a financial point of view, of the consideration to be paid by Unison in connection with the Signature Mergers. See "The Signature Mergers -- Opinion of Cruttenden Roth Incorporated."

RECOMMENDATION OF UNISON'S BOARD OF DIRECTORS

     Unison's Board of Directors has approved and adopted the Signature Merger Agreements and the Certificate Amendment. The Board of Directors has concluded that the Signature Mergers are fair to, and in the best interests of, the stockholders of Unison and has unanimously recommended a vote for the proposal to approve and adopt the Signature Merger Agreements. See "The Signature
Mergers -- Reasons for the Signature Mergers, Recommendation of Unison's Board of Directors." The Board of Directors has also concluded that the Certificate Amendment is in the best interests of Unison because it maintains Unison's ability to respond quickly to acquisition opportunities in which the sellers may wish to receive Unison Common Stock in the transaction. See "The Certificate Amendment."

CERTAIN CONDITIONS TO THE SIGNATURE MERGERS; TERMINATION AND AMENDMENT

     The obligations of Unison, Mr. Kremser and Mr. Filkoski and the respective Signature entities to consummate the Signature Mergers are subject to a number of conditions, including (among others): (i) the absence of particular types of litigation or court orders; (ii) the approval of the Signature Merger Agreements by the stockholders of Unison by a vote satisfactory to Unison; (iii) Unison shall have completed a public offering or private placement of subordinated debt or common stock in an amount and on terms acceptable to Unison (in the case of Unison's obligations); (iv) Unison shall have entered into a definitive agreement to acquire the assets and business of RehabWest on specified terms and conditions; and (v) concurrent completion of all of the Signature Mergers.

     In addition to the foregoing, the Signature Merger Agreements may be terminated by mutual written consent of Unison and Messrs. Kremser and Filkoski and by either Unison or Messrs. Kremser and Filkoski if the Signature Mergers shall not have been consummated on or before November 1, 1996. The Signature Merger Agreements may also be terminated if the Average Daily Price either (i) exceeds $16.25 or (ii) is less than $10.25. However, if Messrs. Kremser and Filkoski elect to terminate the Signature Merger Agreements because the Average Daily Price exceeds $16.25, the Merger Agreements will nevertheless not be terminated if Unison elects to amend the Signature Health Care Agreement to provide that the number of shares of Unison Common Stock issued in the Signature Health Care Merger will be not less than 1,416,546.

     The remainder of the Signature Merger Agreements (Arkansas, Cornerstone, Douglas and Safford) may be terminated by mutual written consent of Unison and Messrs. Kremser and Filkoski and by either Unison or Messrs. Kremser and Filkoski if they shall not have been consummated on or before November 1, 1996, or under certain other circumstances.

     The Signature Merger Agreements may be amended by mutual consent of Unison and Messrs. Kremser and Filkoski at any time prior to the Signature Mergers.

     See "The Signature Merger Agreements -- Conditions to the Signature Mergers," "-- Amendment" and "-- Termination."

REGULATORY APPROVALS

     In addition, certain regulatory approvals or reviews are required in connection with the consummation of the Signature Mergers, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). See "The Signature Merger Agreements -- Conditions to the Signature Mergers."

CERTAIN EFFECTS OF THE SIGNATURE MERGERS

     Upon the effectiveness of the Signature Mergers, current shareholders of Signature will no longer have any continuing interest as shareholders in the surviving corporations in the Signature Mergers, but will instead become stockholders in Unison. The S elections of Arkansas, Cornerstone, Douglas and Safford will terminate with such Mergers. See "The Signature Mergers -- Certain Effects of the Signature Mergers."

EFFECTIVE TIME OF THE SIGNATURE MERGERS

     The Signature Mergers will be effective as of the date and time (the "Signature Effective Time") that, with respect to Signature Health Care, a Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL and, with respect to Arkansas, Cornerstone, Douglas and Safford, Articles of Merger are filed with the Secretary of State of the State of Colorado in accordance with the Colorado Business Corporation Act. If the Signature Mergers are approved by Unison's stockholders at the Unison Special Meeting, it is currently anticipated that the Signature Mergers will become effective as soon as practical thereafter (subject to compliance with or waiver of the other conditions contained in the Signature Merger Agreements). See "The Signature Merger Agreements -- General; Effective Time" and Annex A and B to this Proxy Statement Supplement.

INTERESTS OF CERTAIN PERSONS IN THE SIGNATURE MERGERS; CONFLICTS OF INTEREST

     In considering the Signature Mergers, stockholders of Unison should be aware that directors and executive officers of Unison beneficially own an aggregate of 1,551,550 (38.0%) of the issued and outstanding shares of Unison Common Stock. An affiliate of a Unison director will receive advisory fees of $127,000 in connection with the Ampro Merger and the Memphis Merger. Pursuant to the Signature Merger Agreements, Mr. Kremser will be appointed a director of Unison. See "The Signature Mergers -- Interests of Certain Persons in the Signature Mergers" and "Risk Factors -- Conflicts of Interest Arising from Benefits to Affiliates of the Company" in the Prospectus/Proxy and Information Statement. Unison's Board of Directors was aware of these interests and considered them among the other matters described under "The Signature
Mergers -- Background" and " -- Reasons for the Signature Mergers; Recommendation of Unison's Board of Directors."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Signature Health Care Merger is intended to be a tax-free reorganization so that no gain or loss would be recognized by Unison or Signature Health Care and no gain or loss would be recognized by shareholders of either Unison or Signature Health Care. However, no request has been or will be made for a ruling from the Internal Revenue Service, and no legal opinions are being provided in respect thereof. Unison has been advised, however, that the Signature shareholders have received independent advice in this regard. The other Signature Mergers have not been structured as tax-free reorganizations. See "Certain Federal Income Tax Consequences."

ANTICIPATED ACCOUNTING TREATMENT

     The Signature Mergers will be accounted for as purchases for accounting and financial reporting purposes. See "The Signature Mergers -- Anticipated Accounting Treatment."

RESALE OF UNISON SHARES ISSUED IN THE SIGNATURE HEALTH CARE MERGER

     The issuance of shares of Unison Common Stock in the Signature Health Care Merger has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, such shares may not be resold, transferred or otherwise disposed of by the former owners of Signature Health Care without registration under the Securities Act or an exemption therefrom. At the closing of the Signature Health Care Merger, Unison and such former owners will enter into a registration rights agreement providing for registration by Unison, under certain circumstances, of the shares of Unison Common Stock issued in the Signature Health Care Merger. See "The Signature Merger
Agreements -- Registration Rights" herein and "Description of Unison Capital Stock -- Registration Rights" in the Prospectus/Proxy and Information Statements.

MARKET PRICE DATA AND DIVIDENDS

     Unison Common Stock is traded on the Nasdaq National Market under the symbol UNHC. The following table sets forth, for the fiscal quarter indicated, the high and low sale prices of Unison Common

Stock, as reported on the Nasdaq National Market. There is no established public trading market for the shares of Signature.

                                                                              UNISON
                                                                         -----------------
                                                                          HIGH       LOW
                                                                         -------   -------
    Year Ended December 31, 1995
      Fourth Quarter (commencing December 19, 1995)....................  $ 9.375   $ 9.000
    Year Ending December 31, 1996
      First Quarter....................................................   11.750     8.875
      Second Quarter...................................................   15.500    10.250
      Third Quarter (through September 17, 1996).......................   14.750    10.875

     On July 26, 1996, the last trading day prior to the announcement by Unison of the proposed Signature Mergers, the closing sale price of Unison Common Stock was $13.00 per share. On September 17, 1996, the closing sale price of Unison Common Stock was $13.25 per share.

     Neither Unison nor Signature Health Care has paid any dividends on their respective shares of Common Stock, and the other Signature Entities have paid no dividends other than quarterly S corporation distributions.

OTHER ACQUISITIONS

     In August 1995, Unison acquired BritWill Healthcare Company, a long-term health care company operating 28 facilities in Texas and Indiana. The transaction was accounted for as a purchase.

     On March 28, 1996, Unison entered into a definitive purchase and sale agreement for the acquisition, effective February 1, 1996, of 90% of the common stock of four rehabilitation therapy centers (collectively, "Sunbelt") which provide physical, speech and occupational therapy services to 41 non-affiliated entities primarily in the southeastern United States. The transaction was accounted for as a purchase.

     On July 3, 1996, Unison and certain Unison subsidiaries entered into merger agreements with American Professional Holding, Inc. ("Ampro") and Memphis Clinical Laboratory, Inc. ("Memphis"). Ampro operates medical reference laboratories and, as of June 30, 1996, provided laboratory services to approximately 275 health care facilities in Texas and Missouri. Memphis operates a medical reference laboratory in Memphis, Tennessee. The Ampro merger and the Memphis merger are mutually contingent transactions and will be accounted for as a pooling-of-interests.

     Effective August 1, 1996, Unison acquired the leasehold rights to two skilled nursing facilities located in the State of Washington with an aggregate of 222 beds. These facilities, Enumclaw and Walla Walla, were previously operated by Unison under management contracts.

     Unison has also acquired leasehold rights to several other facilities that were not material to Unison, including Homestead of McKinney, in McKinney, Texas, and Valley Vista, in Sandpoint, Idaho.

     See "Recent and Pending Unison Acquisitions and Other Commitments" in the Prospectus/Proxy and Information Statement.

THE CERTIFICATE AMENDMENT

     Unison's Board of Directors has declared advisable and directed that there be submitted to the stockholders of Unison at the Unison Special Meeting a proposed amendment to Article 4 of Unison's Certificate of Incorporation, as previously amended, which would effect an increase in the number of authorized shares of Unison Common Stock from 10,000,000 shares to 25,000,000 shares. The number of shares of Common Stock issued and outstanding as of the Unison Record Date was 3,989,815. Additionally, as of the same date, approximately 4,165,139 shares are reserved for issuance in pending transactions or underlie convertible securities of Unison. The availability of additional shares for issue, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford Unison continued flexibility in acting upon proposed transactions. Such transactions could include, without limitation, issuance as part or all of the consideration required to be paid by Unison for acquisitions of other businesses or properties, issuance in public or private sales for cash as a means of obtaining capital for use in Unison's business and operations, payment of stock dividends, subdivision of outstanding shares through stock splits and issuance under employee benefit plans. The proposed Certificate Amendment could also have certain anti-takeover effects. For example, shares of Unison Common Stock could be issued by private placement or public offering, or rights to purchase such shares could be issued to create voting impediments to or to frustrate persons seeking to effect a takeover or otherwise to gain control of Unison. See "The Certificate Amendment."

THE OPTION PLAN AMENDMENT

     Unison's Board of Directors has declared advisable and directed that there be submitted to the stockholders of Unison at the Unison Special Meeting a proposed amendment to Unison's 1995 Stock Option Plan (the "Option Plan") to increase the number of shares of Unison Common Stock authorized for issuance under the Option Plan from 511,046 to 800,000 and to increase the number of shares under formula grants to nonemployee directors from 6,246 on first election to the Board of Directors and on each fifth anniversary thereafter to 15,000 beginning with September 1996 and at each annual meeting hereafter (provided the recipient remains a nonemployee director). The increase in the number of shares authorized for issuance under the Option Plan is necessary to make grants approved by the Board of Directors on September 6, 1996, to provide additional shares available under the Option Plan to attract and retain the services of individuals important to the Company's success and to increase the number of formula grants as part of an overall plan to reward nonemployee directors for their contributions to Unison at a level comparable to compensation for nonemployee directors of peer companies. On September 6, 1996, the Board of Directors approved grants under the Option Plan for a total of 476,850 shares of Unison Common Stock to 37 directors, executive officers, vice presidents and other employees of Unison. Of such grants, 416,850 were made subject to approval by the stockholders of Unison of the Option Plan Amendment. See "The Option Plan Amendment."

SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

     The following selected historical financial information of Unison and Signature has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes thereto, some of which are included in or incorporated by reference into this Proxy Statement Supplement. The selected pro forma financial information of Unison and Signature is derived from their respective condensed financial statements. Historical and pro forma information for certain periods is derived from financial statements not included in or incorporated herein by reference.

            SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA (In thousands, except share and selected operating data)

                                                   SIX MONTHS ENDED
                                                       JUNE 30,                            YEARS ENDED DECEMBER 31,
                                          ----------------------------------   -------------------------------------------------
                                                                                                        HISTORICAL
                                          HISTORICAL   PRO FORMA   PRO FORMA   PRO FORMA   -------------------------------------
                                             1996       1996(2)     1995(2)     1995(2)      1995      1994      1993     1992(1)
                                          ----------   ---------   ---------   ---------   --------   -------   -------   ------
STATEMENT OF OPERATIONS DATA:
Total revenues..........................   $ 64,997     $95,534     $67,693    $157,311    $ 61,285   $12,406   $ 1,956   $  379
Expenses:
  Wages and related.....................     32,447      51,695      41,556      94,172      31,811     7,149     1,455      190
  Other operating.......................     21,172      23,639      13,896      35,298      20,777     3,902       545      109
  Rent..................................      6,653       8,262       6,541      14,363       6,565     1,299        99        8
  Interest..............................      1,452       6,638       6,229      12,716       1,058        84        11        5
  Depreciation and amortization.........      1,054       2,987       3,068       6,027       1,050        51         7        3
                                            -------     -------      ------        ----    --------   -------   -------   -------
    Total expenses......................     62,778      93,221      71,290     162,576      61,261    12,485     2,117      315
Income (loss) before income taxes.......      2,219       2,313      (3,597)     (5,265 )        24       (79)     (161)      64
Income taxes (credit)...................        932         925      (1,439)     (2,106 )        50         1       (20)      26
                                            -------     -------      ------        ----    --------   -------   -------   -------
Net income (loss).......................   $  1,287     $ 1,388     $(2,158)   $ (3,159 )  $    (26)  $   (80)  $  (141)  $   38
                                            =======     =======      ======        ====    ========   =======   =======   =======
Per share data:
  Net income (loss) per share...........   $    .31     $   .25     $  (.78)   $  (1.11 )  $   (.02)  $  (.06)  $  (.11)  $  .03
  Weighted average shares outstanding...      4,132       5,641       2,775       2,858       1,349     1,266     1,266    1,266

                                                       JUNE 30,                                  DECEMBER 31,
                                          ----------------------------------   -------------------------------------------------
                                                                                                        HISTORICAL
                                          HISTORICAL   PRO FORMA   PRO FORMA   PRO FORMA   -------------------------------------
                                             1996       1996(2)     1995(2)     1995(2)      1995      1994      1993     1992(1)
                                          ----------   ---------   ---------   ---------   --------   -------   -------   ------
SELECTED OPERATING DATA(2):
  Leased and Owned Facilities(1):
    Number of facilities................         42          55          26          56          43        11         2       --
    Number of licensed beds:
      Long-term care....................      3,787       4,837       1,830       4,922       3,872       631        74       --
      Assisted and independent living...        134         262         232         240         112       104        30       --
  Managed Facilities(1):
    Number of facilities................          8           8           9          10          10         9         5        4
    Number of licensed beds.............        892         892         990       1,096       1,096       990       612      436

                                                                                                    JUNE 30, 1996
                                                                                              -------------------------
                                                                                              HISTORICAL   PRO FORMA(3)
                                                                                              ----------   ------------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................................................   $    847      $ 20,737
  Working capital...........................................................................      4,848        41,698
  Lease operating rights and other assets...................................................     42,588        84,499
  Goodwill..................................................................................     11,195        39,447
  Total assets..............................................................................     84,743       206,205
  Total debt................................................................................     31,111       128,635
  Stockholders' equity......................................................................     22,886        42,886

- ---------------
(1) Number of facilities expressed are at end of period. Unison operations commenced in July 1992.

(2) Gives effect to the BritWill Acquisition and other acquisitions in 1995 and 1996, the Signature Mergers and the sale of $100.0 million of Senior Notes (See "Recent and Pending Unison Acquisitions and Other Commitments" in the Prospectus/Proxy and Information Statement) as if such transactions had occurred on January 1, 1995.

(3) Gives effect to the Signature Mergers and the sale of $100.0 million of Senior Notes (see "Recent and Pending Unison Acquisitions and Other Commitments" in the Prospectus/Proxy and Information Statement) as if they had occurred on June 30, 1996. See the Unaudited Pro Forma Condensed Combined Financial Statements and Notes thereto.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Financial Statements are presented assuming that the acquisitions of Signature and RehabWest will be accounted for as purchases. Accordingly, the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 1996 and 1995 and the year ended December 31, 1995 have been prepared as if the acquisitions of Signature and RehabWest had been consummated as of January 1, 1995. The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared as if the business combinations had been consummated as of June 30, 1996.

     The Unaudited Pro Forma Condensed Combined Statements of Operations also include the results of operations of BritWill and Sunbelt for the periods from January 1, 1995 through the respective dates of acquisition. BritWill was acquired on August 10, 1995 in a business combination accounted for as a purchase. Sunbelt was acquired effective February 1, 1996 in a business combination accounted for as a purchase.

     The pro forma information is based on the historical statements of operations of the acquired businesses giving effect to the placement of the Senior Notes and the other assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations" and the separate historical financial statements and notes thereto of Unison, BritWill, Signature and RehabWest, included elsewhere in the Prospectus/Proxy and Information Statement.

                         UNISON HEALTHCARE CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                 AS OF JUNE 30, 1996
                                     ----------------------------------------------------------------------------
                                                                                                           PRO
                                                                            SENIOR     PRO FORMA          FORMA
                                     UNISON    SIGNATURE(A)   REHAB WEST   NOTES(B)   ADJUSTMENTS        COMBINED
                                     -------   ------------   ----------   --------   -----------        --------
ASSETS
Current assets:
  Cash and cash equivalents........  $   847     $     --       $  116     $ 62,974    $ (43,200)(c)     $ 20,737
  Accounts and notes receivable,
    net............................   22,152        7,761          402           --                        30,315
  Other current assets.............    2,413        1,009           16           --           --            3,438
                                     -------      -------        -----     --------     --------         --------
         Total current assets......   25,412        8,770          534       62,974      (43,200)          54,490
Lease operating rights and other
  assets, net......................   42,588        1,692           --        3,800
                                                                              1,750       34,669(c)        84,499
Goodwill, net......................   11,195        1,721           --           --       26,531(c)        39,447
Property and equipment, net........    5,548       17,213            8           --        5,000(c)        27,769
                                     -------      -------        -----     --------     --------         --------
         Total assets..............  $84,743     $ 29,396       $  542     $ 68,524    $  23,000         $206,205
                                     =======      =======        =====     ========     ========         ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Current portion of long-term
    debt...........................  $ 3,576     $    312       $   --     $  7,500
                                                                            (10,602)   $     500(c)      $  1,286
                                                                             (7,500)
  Other current liabilities........   16,988        3,223          295       (1,500)          --           11,506
                                     -------      -------        -----     --------     --------         --------
         Total current
           liabilities.............   20,564        3,535          295      (12,102)         500           12,792
Long-term debt.....................   27,535       19,188           --      100,000
                                                                            (19,374)          --          127,349
Deferred taxes.....................    9,030        2,921           --           --        4,000(c)        15,951
Other long-term liabilities........    4,728        2,499           --           --           --            7,227
                                     -------      -------        -----     --------     --------         --------
         Total liabilities.........   61,857       28,143          295       68,524        4,500          163,319
                                     -------      -------        -----     --------     --------         --------
Stockholders' equity:
  Common stock.....................        3            7           --           --           (6)(d)            4
  Additional paid-in capital.......   21,804           62         (472)          --       20,409(e)        41,803
  Retained earnings (accumulated
    deficit).......................    1,079        1,184          719           --       (1,903)(f)        1,079
                                     -------      -------        -----     --------     --------         --------
         Total stockholders'
           equity..................   22,886        1,253          247           --       18,500           42,886
                                     -------      -------        -----     --------     --------         --------
         Total liabilities and
           stockholders' equity....  $84,743     $ 29,396       $  542     $ 68,524    $  23,000         $206,205
                                     =======      =======        =====     ========     ========         ========
Common shares outstanding..........    3,871                                               1,509(g)         5,380
Book value per common share........  $  5.91                                                             $   7.97

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                       UNISON                        PRO FORMA         UNISON                    REHAB     PRO FORMA    PRO FORMA
                     HISTORICAL   ACQUISITIONS(H)   ADJUSTMENTS       PRO FORMA   SIGNATURE(L)    WEST    ADJUSTMENTS   COMBINED
                     ----------   ---------------   -----------       ---------   ------------   ------   -----------   ---------
Revenues:
  Net patient......   $ 63,442        $ 5,140         $    --          $68,582      $ 21,984     $2,337     $    --      $92,903
  Other............      1,555            569            (249)(i)        1,875           268         --         488(m)     2,631
                        ------          -----           -----           ------        ------      -----      ------       ------
    Total
      revenues.....     64,997          5,709            (249)          70,457        22,252      2,337         488       95,534
Expenses:
  Wages and
    related........     32,447          3,336              --           35,783        14,263      1,649          --       51,695
  Other
    operating......     21,172          2,230            (249)(i)       23,153         4,684        132      (4,330)(n)   23,639
  Rent.............      6,653             21             538(i)         7,212         1,044          6          --        8,262
  Interest, net....      1,452            249            (247)(i)
                                                           23(j)         1,477         1,006          3       4,152(o)     6,638
  Depreciation and
    amortization...      1,054            121            (113)(i)
                                                            7(k)         1,069           845          1         125(p)
                                                                                                                912(q)
                                                                                                                 35(r)     2,987
                        ------          -----           -----           ------        ------      -----      ------       ------
    Total
      expenses.....     62,778          5,957             (41)          68,694        21,842      1,791         894       93,221
                        ------          -----           -----           ------        ------      -----      ------       ------
Income (loss)
  before income
  taxes............      2,219           (248)           (208)           1,763           410        546        (406)       2,313
Income tax expense
  (benefit)........        932             --            (227)             705          (383)        --         603          925
                        ------          -----           -----           ------        ------      -----      ------       ------
Net income
  (loss)...........   $  1,287        $  (248)        $    19          $ 1,058      $    793     $  546     $(1,009)     $ 1,388
                        ======          =====           =====           ======        ======      =====      ======       ======
Net income per
  share:
  Primary..........   $   0.32                                         $  0.26                                           $  0.25
  Fully diluted....       0.31                                            0.26                                              0.25
Weighed average
  shares used in
  per share
  calculation:
  Primary..........      4,070                                           4,070                                1,509(g)     5,579
  Fully diluted....      4,132                                           4,132                                1,509(g)     5,641

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                       OTHER         PRO FORMA       UNISON                    REHAB     PRO FORMA      PRO FORMA
               UNISON    BRITWILL  ACQUISITIONS(H)  ADJUSTMENTS     PRO FORMA   SIGNATURE(L)    WEST    ADJUSTMENTS     COMBINED
               -------   -------   --------------   -----------     ---------   ------------   ------   -----------     ---------
Revenues:
  Net
   patient...  $12,415   $32,723       $7,591          $  --         $52,729      $ 11,880     $1,465     $    --        $66,074
  Other......    1,029       269           22           (249)(i)       1,071            60         --         488(m)       1,619
               -------   -------       ------          -----         -------       -------     ------     -------        -------
    Total
  revenues...   13,444    32,992        7,613           (249)         53,800        11,940      1,465         488         67,693
Expenses:
  Wages and
   related...    7,486    19,813        5,164             --          32,463         7,931      1,162          --         41,556
  Other
 operating...    4,587     7,422        2,302           (249)(i)
                                                        (750)(s)      13,312         2,129        229      (1,774)(n)     13,896
  Rent.......    1,151     4,448           75            538(i)
                                                          94(t)        6,306           230          5          --          6,541
  Interest,
    net......      183       603          289           (338)(i)
                                                         140(j)
                                                         247(u)        1,124           947          6       4,152(o)       6,229
 Depreciation
    and
    amortization...      88     500        127          (183)(i)
                                                          43(k)
                                                         589(v)        1,164           827          5         125(p)
                                                                                                              912(q)
                                                                                                               35(r)       3,068
               -------   -------       ------          -----         -------       -------     ------     -------        -------
    Total
  expenses...   13,495    32,786        7,957            131          54,369        12,064      1,407       3,450         71,290
               -------   -------       ------          -----         -------       -------     ------     -------        -------
Income (loss)
  before
  income
  taxes......      (51)      206         (344)          (380)           (569)         (124)        58      (2,962)        (3,597)
Income tax
  expense
 (benefit)...        1        26           --           (254)           (228)          (41)        --      (1,170)        (1,439)
               -------   -------       ------          -----         -------       -------     ------     -------        -------
                                           --
Net income
  (loss).....  $   (52)  $   180       $ (344)         $(126)        $  (341)     $    (83)    $   58     $(1,792)       $(2,158)
               =======   =======       ======          =====         =======       =======     ======     =======        =======
Net loss per
  share......  $ (0.04)                                              $ (0.27)                                            $ (0.78)
Weighed
  average
  shares used
  in per
  share
  calculation...   1,266                                               1,266                                1,509(g)       2,775

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                         OTHER         PRO FORMA      UNISON                    REHAB     PRO FORMA    PRO FORMA
                UNISON    BRITWILL  ACQUISITIONS(H)   ADJUSTMENTS   PRO FORMA    SIGNATURE(L)    WEST    ADJUSTMENTS    COMBINED
                -------   -------   ---------------   -----------   ----------   ------------   ------   -----------   ----------
Revenues:
  Net
    patient...  $57,743   $38,378       $20,190         $    --      $116,311      $ 32,769     $3,382     $    --      $152,462
  Other.......    3,542       476            73            (499)(i)     3,592           281         --         976(m)      4,849
                 ------    ------        ------            ----       -------         -----      -----     -------
    Total
   revenues...   61,285    38,854        20,263            (499)      119,903        33,050      3,382         976       157,311
Expenses:
  Wages and
    related...   31,811    23,280        14,427              --        69,518        22,006      2,648          --        94,172
  Other
  operating...   20,777     8,923         4,857            (499)(i)
                                                           (875)(s)    33,183         5,761        524      (4,170)(n)    35,298
  Rent........    6,565     5,223           364           1,076(i)
                                                           (110)(t)    13,118         1,235         10          --        14,363
  Interest,
    net.......    1,058       793           693            (675)(i)
                                                            280(j)
                                                            288(u)      2,437         1,967          9       8,303(o)     12,716
  Depreciation
    and
    amortization...   1,050     592         434            (366)(i)
                                                             86(k)
                                                            687(v)      2,483         1,550          6         250(p)
                                                                                                             1,668(q)
                                                                                                                70(r)      6,027
                 ------    ------        ------            ----       -------         -----      -----     -------
    Total
   expenses...   61,261    38,811        20,775            (108)      120,739        32,519      3,197       6,121       162,576
                 ------    ------        ------            ----       -------         -----      -----     -------
Income (loss)
  before
  income
  taxes.......       24        43          (512)           (391)         (836)          531        185      (5,145)       (5,265)
Income tax
  expense
  (benefit)...       50        30            --            (414)         (334)          (67)        --      (1,705)       (2,106)
                 ------    ------        ------            ----       -------         -----      -----     -------
Net income
  (loss)......  $   (26)  $    13       $  (512)        $    23      $   (502)     $    598     $  185     $(3,440)     $ (3,159)
                 ======    ======        ======            ====       =======         =====      =====     =======
Net income
  (loss) per
  share.......  $ (0.02)                                             $  (0.37)                                          $  (1.11)
Weighed
  average
  shares used
  in per share
calculation...    1,349                                                 1,349                                1,509(g)      2,858

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

NOTE 1.  PRO FORMA ADJUSTMENTS

     The pro forma results do not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared under the assumptions set forth in the following notes.

     The adjustments to the pro forma statements of operations are discussed below:

     (a) Represents the combined balance sheets of Signature Health Care and the Signature Affiliates as of June 30, 1996, as follows:

                                                               SIGNATURE    SIGNATURE    SIGNATURE
                                                              HEALTH CARE   AFFILIATES   COMBINED
                                                              -----------   ----------   ---------
    ASSETS
    Current assets:
      Accounts and notes receivable, net....................    $ 5,185      $   2,576    $ 7,761
      Other current assets..................................        764            245      1,009
                                                              -----------   ----------   ---------
              Total current assets..........................      5,949          2,821      8,770
    Lease operating rights and other assets, net............      1,507            185      1,692
    Goodwill, net...........................................      1,721             --      1,721
    Property and equipment, net.............................     16,442            771     17,213
                                                              -----------   ----------   ---------
              Total assets..................................    $25,619      $   3,777    $29,396
                                                              =========        =======    =======
    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities:
      Current portion of long-term debt.....................    $   259      $      53    $   312
      Other current liabilities.............................      2,184          1,039      3,223
                                                              -----------   ----------   ---------
              Total current liabilities.....................      2,443          1,092      3,535
    Long-term debt..........................................     18,519            669     19,188
    Deferred taxes..........................................      2,921             --      2,921
    Other long-term liabilities.............................      1,036          1,463      2,499
    Stockholders' equity:
      Common stock..........................................          2              5          7
      Additional paid-in capital............................      1,611         (1,549)        62
      Retained earnings (deficit)...........................       (913)         2,097      1,184
                                                              -----------   ----------   ---------
              Total stockholders' equity....................        700            553      1,253
                                                              -----------   ----------   ---------
              Total liabilities and stockholders' equity....    $25,619      $   3,777    $29,396
                                                              =========        =======    =======

     (b) In connection with the Signature Merger, Unison will issue unsecured senior notes (the "Senior Notes") in the amount of $100,000,000. The Senior Notes bear interest at 10.25% and mature in 2006. In

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

addition, in August 1996 Unison obtained interim financing in the amount of $7,500,000 for working capital. Proceeds from the Senior Notes and working capital note will be used as follows (in thousands):

    Debt issue costs..........................................................  $  3,800
    Contingent payment to the former BritWill stockholders....................     1,750
    Repayment of short-term debt..............................................    10,602
    Repayment of long-term debt...............................................    19,374
    Reduction of accounts payable.............................................     1,500
    Funds available for acquisitions and working capital......................    62,974
                                                                                --------
                                                                                $100,000
                                                                                ========

     Short-term debt repaid includes (i) the working capital note amounting to $7,500,000 and (ii) the current portion of long-term debt refinanced with the proceeds of the subordinated notes. The contingent payment to the former BritWill stockholders is added to leasehold rights and amortized over 25 years.

     (c) Consideration for the aggregate purchase price for Signature is comprised of cash amounting to approximately $37,700,000, a promissory note in the amount of $500,000 and Unison Common Stock with a market value of approximately $20,000,000. Unison will pay $5,500,000 in cash to acquire RehabWest.

     The following is the allocation of the purchase price of Signature and Rehab West (in thousands):

    Purchase price for Signature...............................................  $58,200
    Purchase price for Rehab West..............................................    5,500
                                                                                 -------
    Total purchase price.......................................................   63,700
                                                                                 -------
    Less net historical assets acquired:
    Signature..................................................................    1,253
    Rehab West.................................................................      247
                                                                                 -------
                                                                                   1,500
                                                                                 -------
    Excess of purchase price over net historical assets acquired...............  $62,200
                                                                                 =======
    Allocation of purchase price:
    Lease operating rights.....................................................  $34,669
    Goodwill...................................................................   26,531
    Property and equipment.....................................................    5,000
    Deferred tax liability.....................................................   (4,000)
                                                                                 -------
                                                                                 $62,200
                                                                                 =======

     Lease operating rights are being amortized over the lease terms, including renewal options, not to exceed 35 years. Goodwill represents the amount of the purchase price in excess of identifiable assets and is being amortized over 40 years. The adjustment to property and equipment is based on the estimated fair value of the assets acquired as determined by independent appraisals.

     (d) To adjust common stock based on 5,380,000 pro forma shares outstanding with a par value of $.001, as follows (in thousands):

    Unison historical common stock..................................................  $ 3
    Shares issued in connection with Signature Merger...............................    1
                                                                                      ---
    Unison pro forma common stock...................................................  $ 4
                                                                                      ===

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (e) The increase in additional paid-in capital is comprised of the following:

    Market value of stock issued in connection with the Signature Merger.......  $20,000
    Less amounts allocated to common stock.....................................       (1)
    Elimination of historical paid-in capital (deficit):
      Signature................................................................      (62)
      Rehab West...............................................................      472
                                                                                 -------
                                                                                 $20,409
                                                                                 =======

     (f) To eliminate the historical amounts of retained earnings recorded by Signature ($1,184,000) and Rehab West ($719,000).

     (g) To record 1,509,000 common shares to be issued in connection with the Signature Merger.

     (h) Other Acquisitions: The following table summarizes the operating results for the following leases entered into from January 1, 1995 through the later of the date of lease inception or the period of the statement of operations.

                                                          SIX MONTHS ENDED JUNE      YEAR ENDED DECEMBER
                                                                30, 1996                  31, 1995
                                          ACQUISITION     ---------------------     ---------------------
ACQUISITION                                  DATE         REVENUES     EXPENSES     REVENUES     EXPENSES
- -----------                               -----------     --------     --------     --------     --------
                                                             (IN THOUSANDS)            (IN THOUSANDS)
Nightingale.............................    Oct. 1995      $   --       $   --      $  4,438     $  4,506
The Oaks of Boise.......................    July 1995          --           --           815          911
Sunbelt Therapy.........................    Feb. 1996         544          568         5,942        5,725
Franciscan Enumclaw.....................    Aug. 1996       2,060        2,294         3,860        4,313
Franciscan Walla Walla..................    Aug. 1996         969          999         1,371        1,507
Other acquisitions(1)...................    July 1996       2,136        2,096         3,837        3,813
                                                           ------       ------      --------     --------
                                                           $5,709       $5,957      $ 20,263     $ 20,775
                                                           ======       ======      ========     ========

- ---------------
(1) Represents less than 10% of Unison pro forma net income.

     (i) Operating lease pro forma adjustments represent adjustments to the pre-lease operating results of the facilities identified in note (h). The historical results have been adjusted to include the lease expense incurred by Unison, elimination of management fee income to Unison and elimination of the lessor's depreciation, interest expense and management fees.

     (j) Effective as of February 1, 1996, Unison purchased 90% of the outstanding common stock of Sunbelt. In consideration for the $3,600,000 purchase price, Unison paid cash in the amount of $800,000, issued promissory notes in the aggregate amount of $1,000,000 (the "Sunbelt Notes") and issued subordinated convertible debentures in the aggregate amount of $1,800,000 (the "Sunbelt Debentures"). The Sunbelt Notes and Sunbelt Debentures bear interest at 10.0%, which amounts to approximately $23,000 for the one month ended January 31, 1996, $140,000 for the six months ended June 30, 1995 and $280,000 annually. The Sunbelt Notes and Sunbelt Debentures are convertible at the option of the holder into shares of Unison common stock based on the average market price (85% of the average market price with respect to the Sunbelt Notes) of Unison's stock for the 20 trading days prior to the date of conversion. The effect of conversion of the Sunbelt Notes and Debentures is not included in the calculation of historical or pro forma net income per share because the effect is antidilutive.

     (k) To record amortization of goodwill related to the acquisition of Sunbelt. Under the purchase method of accounting, assets acquired and liabilities assumed were recorded at the estimated fair value. The excess of the $3,600,000 purchase price over the net assets acquired was recorded as goodwill in the amount of

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

$3,433,000 and is being amortized over 40 years. Such amortization amounts to approximately $7,000 for the one month ended January 31, 1996, $43,000 for the six months ended June 30, 1995 and $86,000 annually.

     (l) The following table summarizes the operating results for Signature, as follows:

                                                       SIX MONTHS ENDED           YEAR ENDED
                                                         JUNE 30, 1996         DECEMBER 31, 1995
                                                      -------------------     -------------------
                                                      REVENUES   EXPENSES     REVENUES   EXPENSES
    Signature Health Care...........................  $ 12,848   $ 13,388     $ 24,410   $ 24,517
    Signature Affiliates............................     9,404      8,071        8,640      7,935
                                                        ------     ------
                                                      $ 22,252   $ 21,459     $ 33,050   $ 32,452
                                                        ======     ======

     (m) To record interest income on approximately $19,774,000 of excess proceeds from the issuance of subordinated notes at an assumed interest rate of 5%.

     (n) To eliminate management fees paid by Signature to Yankee Creek Management Company, LLC which is wholly owned by Messrs. Kremser and Filkoski, net of estimated incremental operating expenses incurred by Unison, as follows:

                                                        SIX MONTHS ENDED
                                                            JUNE 30,
                                                        -----------------        YEAR ENDED
                                                         1996       1995      DECEMBER 31, 1995
                                                        ------     ------     -----------------
                                                                    (IN THOUSANDS)
    Signature management fees.........................  $4,608     $2,052          $ 4,726
    Less incremental operating expenses...............     278        278              556
                                                        ------     ------           ------
                                                        $4,330     $1,774          $ 4,170
                                                        ======     ======           ======

     (o) To record interest expense on the $100,000,000 of subordinated notes at an estimated rate of 10.25%, net of repayments, as follows:

                                                                         SIX
                                                                        MONTHS     ANNUAL
                                                                        ------     -------
                                                                          (IN THOUSANDS)
    Interest on subordinated notes....................................  $5,125     $10,250
    Less interest on refinanced debt..................................     973       1,947
                                                                        ------     -------
    Net increase in interest expense..................................  $4,152     $ 8,303
                                                                        ======     =======

     (p) To record additional depreciation expense related to the adjustment to property and equipment set forth in note (c). The $5,000,000 asset will be amortized over the estimated useful life of 20 years.

     (q) To record amortization of the intangible assets described in note (c), as follows:

                                                                          SIX
                                                                         MONTHS    ANNUAL
                                                                         -----     ------
                                                                          (IN THOUSANDS)
    Amortization of goodwill:
      Signature........................................................  $ 266     $  532
      Rehab West.......................................................     66        131
    Amortization of lease operating rights -- Signature Merger (35
      years)...........................................................    495        991
    Amortization of deferred financing costs -- Senior Notes (10
      years)...........................................................    190        380
    Elimination of Signature historical amortization...................   (105)      (366)
                                                                         ------
                                                                             -
                                                                                   -------
         Total.........................................................  $ 912     $1,668
                                                                         =======   =======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (r) To record amortization of the payment to the former BritWill stockholders described in note (b). The $1,750,000 payment was added to lease operating rights and is being amortized over 25 years. Amortization expense amounts to $35,000 for the six-month period and $70,000 annually.

     (s) On August 10, 1995, Unison purchased all of the outstanding common stock of BritWill, a long-term care company operating 28 facilities located in Texas and Indiana (the "BritWill Acquisition"). In connection with the BritWill Acquisition, other operating expenses have been reduced to give effect to the following estimated annual cost savings to be realized (in thousands):

    Elimination of duplicate corporate compensation and benefits................  $  710
    Reduction of insurance costs................................................     300
    Reduction of corporate office rent and operating costs......................     468
    Other.......................................................................      22
                                                                                  ------
                                                                                  $1,500
                                                                                  ======

     (t) To record amortization of a lease liability incurred in connection with the BritWill Acquisition. The lease liability represents the excess of the value of BritWill's lease obligations over market lease rates, based on independent appraisals. Amortization expense related to the lease liability amounts to approximately $188,000 annually.

     (u) To record interest on debt incurred to acquire BritWill. In connection with the BritWill Acquisition, Unison issued an $8,000,000 senior subordinated note bearing interest initially at 8.0%, or $640,000 annually. Interest expense related to other debt obligations was reduced by $147,000 based on the anticipated replacement of the accounts receivable sales program with BritWill's receivables financing program.

     (v) Under the purchase method of accounting, the BritWill assets acquired and liabilities assumed were recorded at the estimated fair value as determined by an independent appraisal. The excess of the purchase price over the fair value of net assets acquired is being amortized over 40 years, the noncompete agreement and assembled work force intangible assets are being amortized over five years, and the lease operating rights intangible assets are being amortized over the respective lease terms, not to exceed 25 years. Such amortization is approximately $2,007,000 annually. Amortization expense was reduced by $830,000 annually to eliminate BritWill's historical amortization of intangible assets.

NOTE 2.  INCOME TAXES

     Estimated provisions for income taxes related to pro forma adjustments are based on an assumed combined federal and state income tax rate of 40%.

                             THE SIGNATURE MERGERS

BACKGROUND

     The terms of the Signature Merger Agreements are the result of arm's-length negotiations between representatives of Unison and Signature. The following is a brief discussion of the events that led to the negotiations, the Signature Merger Agreements and related transactions.

     In November, 1995, Mr. Walker, Unison's Chief Executive Officer and President, was initially contacted by BA Partners of Chicago, Illinois to determine if Unison had an interest in acquiring Signature. BA Partners is the mergers and acquisitions arm of the Bank of America, and had been retained by Signature to assist in the potential sale of the company. After brief conversations between BA Partners, Mr. Walker and Mr. Kremser, Mr. Walker determined that the asking price and terms were not economically desirable to Unison, and he terminated discussions.

     On April 11, 1996, Mr. Walker was again contacted by BA Partners on behalf of Signature. At that time, BA Partners presented a revised proposal. Shortly thereafter, Unison and Signature entered into a confidentiality agreement and began the exchange of information regarding the companies. On May 8, 1996, Mr. Walker met with Mr. Kremser and representatives of BA Partners in the offices of Signature in Denver to discuss the general parameters of a transaction and to determine if there were sufficient interest on both sides to continue the discussions. As a result of that meeting, negotiations began between the parties regarding acquisition price and terms. A series of proposals were exchanged between the parties, and on June 7, 1996, Unison and Signature reached an understanding regarding the general terms of the acquisition in meetings in Chicago, Illinois. These understandings were subject to the preparation and negotiation of the definitive agreements, and a number of material terms, including such matters as closing contingencies, remained open.

     As a result of the Chicago understandings, Unison engaged its attorneys, Quarles & Brady, to prepare drafts of the definitive documents. A preliminary negotiating session occurred in Denver in the offices of Signature on June 17 and 18, 1996. A second round of discussions, again in the Denver offices of Signature, occurred on July 9 and 10, 1996, at which time the principals and their respective attorneys conducted a comprehensive review of the documents and identified areas requiring additional research and negotiation. After continuing negotiation, Mr. Walker and Mr. Kremser met in Steamboat Springs, Colorado on July 24 and 25 and reached an agreement in principle which was announced in a press release issued on July 26, 1996.

     On July 26, 1996, Unison issued the following press release:

          Scottsdale, Arizona (July 26, 1996) -- Unison HealthCare Corporation (Nasdaq/NM:UNHC) today announced that it had reached an agreement in principle to merge with privately owned Signature Health Care Corporation and four affiliated companies ("Signature"), which operate 13 long-term care facilities in Colorado and Arizona, including 11 skilled nursing facilities and two assisted living facilities. Unison is acquiring 100% of the common stock of Signature in a purchase transaction which is expected to be accretive to Unison's earnings. Terms of the transaction were not disclosed.

          The Company stated that consummation of this transaction is subject to execution of definitive agreements, determination of compliance with various regulatory requirements, and final approval of both company's Board of Directors, among other matters. The transaction is expected to be completed early in the fourth quarter.

          For the year ended December 31, 1995, Signature Health Care Corporation and its affiliates produced an operating margin (EBITDARM) of 32.7% on total revenues of approximately $33 million. Revenues for 1996 for Signature are expected to be approximately $46 million.

          Jerry M. Walker, president of Unison HealthCare Corporation, said, "This acquisition is a major milestone for our company. It increases the number of beds we operate by almost 25% and it substantially expands our service area into the Colorado and Arizona markets. This acquisition is consistent with our strategy of increasing the concentration of Unison facilities in its Mountain region. Colorado and Arizona are especially attractive states, in both demographic and economic terms, and the communities in which the Signature facilities are located have substantial growth potential. In addition to acquiring exceptional facilities, we will also benefit from integrating into Unison's operations a very capable professional staff which has been responsible for the superb performance of the Signature Health Care facilities."

          David A. Kremser, president and chief executive officer of Signature Health Care Corporation, said, "This business combination of facilities and professional staff is truly synergistic in nature. Our patients and employees will benefit from being part of a larger organization which can bring added value and provide access to additional services. Unison gains entry into valuable markets which have enormous growth potential and good patient demographics, with both the Colorado and Arizona markets having substantial concentrations of elderly population. In addition, Signature nursing homes in the Arizona market are the sole providers in each of the communities they serve."

          Unison HealthCare Corporation is a provider of quality long-term specialty health care services. The Company provides a broad range of health care services including nursing care, rehabilitation therapy, pharmacy and other specialized services primarily to subacute patients. The Company currently operates 46 skilled nursing facilities and five independent living facilities, representing 4,912 beds.

     Following the July 26, 1996 press release, the parties continued negotiation of the definitive agreements, which were signed on August 2, 1996.

     On August 6, 1996, Unison issued the following press release:

     Scottsdale, Arizona (August 6, 1996) -- Unison HealthCare Corporation (Nasdaq/NM:UNHC) today announced that it had signed a definitive agreement with privately owned Signature Health Care Corporation and four affiliated companies ("Signature"). Unison had previously announced that it had reached an agreement in principle with Signature, which operates 13 long-term care facilities in Colorado and Arizona, including 11 skilled nursing facilities and two assisted living facilities. Pursuant to determination of compliance with various regulatory requirements and final approval of both company's Board of Directors, the transaction is expected to close in the fourth quarter of this year.

          The Company also announced that David A. Kremser, president and chief executive officer of Signature Health Care Corporation, will join Unison's Board of Directors.

          Jerry M. Walker, president of Unison HealthCare Corporation, said "We are pleased with the progress being made on this transaction. After the merger is completed, Unison will operate 64 facilities with 6,112 beds. We are also delighted that Mr. Kremser has agreed to join Unison's Board of Directors. We look forward to benefiting from the experience and expertise Mr. Kremser had gained through working with the Signature facilities and through his involvement in the long-term industry for the past 22 years."

          Unison HealthCare Corporation is a provider of quality long-term and specialty health care services. The Company provides a broad range of health care services including nursing care, rehabilitation therapy, pharmacy and other specialized services primarily to subacute patients. The Company currently operates 46 skilled nursing facilities and five independent living facilities, representing 4,912 beds.

     Unison filed a copy of each of the Signature Merger Agreements as exhibits to its Form 10-Q for the quarter ended June 30, 1996.

OPINION OF CRUTTENDEN ROTH INCORPORATED

     Unison has retained Cruttenden Roth to render an opinion to the Unison Board of Directors with respect to whether the consideration to be received by the stockholders of Signature as specified in the Signature Merger Agreements will be fair, from a financial point of view, to the stockholders of Unison.

     Cruttenden Roth's opinion will be directed only to the Board of Directors of Unison, will address only the fairness of the consideration from a financial point of view and will not constitute a recommendation to any Unison stockholder as to how such stockholder should vote at the Unison Special Meeting. Cruttenden Roth was not requested to opine as to, and its opinion does not in any manner address, Unison's underlying business decision to proceed with or effect the Signature Mergers. No limitations have been placed on Cruttenden Roth by the Board of Directors of Unison with respect to the investigation to be made or the procedures to be followed in preparing and rendering its opinion.

     The full text of the written opinion of Cruttenden Roth dated as of the date of this Proxy Statement Supplement which sets forth the assumptions made, procedures followed, matters considered and scope of the review undertaken, as well as the limitations on Cruttenden Roth in rendering its opinion, is attached as Annex C to this Proxy Statement. Unison stockholders are urged to read Cruttenden Roth's opinion in its entirety. Cruttenden Roth did not recommend to Unison that any specific exchange ratio constituted the appropriate exchange ratio for the Signature Mergers. The summary of the opinion of Cruttenden Roth set forth in this Proxy Statement Supplement is qualified in its entirety by reference to the full text of such opinion.

     To arrive at its opinion, Cruttenden Roth, among other things, (i) analyzed certain publicly available financial statements and other information of Unison,
(ii) analyzed certain internal financial statements and other financial and operating data concerning Unison and the Signature entities prepared by the managements of Unison and Signature, respectively, (iii) analyzed certain financial projections prepared by the managements of Unison and the Signature entities, respectively, (iv) discussed the past and current operations and financial condition and the prospects of Unison with senior executive officers of Unison, and analyzed the pro forma impact of the mergers on Unison's earnings per share, consolidated capitalization and certain financial ratios, (v) reviewed the reported prices and trading activity for the Unison Common Stock,
(vi) compared the financial performances of Unison and Signature and the prices and trading activities of Unison Common Stock with that of certain other comparable publicly traded companies and their securities, (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions, (viii) discussed with the management of Unison certain synergies and other benefits expected to be derived from the Signature Mergers,
(ix) reviewed the Signature Merger Agreements and certain related documents and
(x) performed such other analyses as it deemed appropriate.

     In rendering its opinion, Cruttenden Roth assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Cruttenden Roth for purposes of its opinion. With respect to the financial projections including the synergies and other benefits expected to result from the Signature Mergers, Cruttenden Roth assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of each of Unison and Signature. Cruttenden Roth's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Cruttenden Roth and capable of evaluation as of, the date of its opinion. In rendering its opinion, Cruttenden Roth assumed that the value of the Unison
Common Stock was equal to its closing stock price on September   , 1996 for the
purpose of delivering its opinion dated as of the date of this Proxy Statement Supplement.

     The following is a brief summary of the analyses performed by Cruttenden
Roth in preparation of its opinion letter dated as of September   , 1996.

     Stock Trading History. Cruttenden Roth reviewed Unison's stock market history and stock market performance, Unison's historical operating and financial information and selected financial analysts' commentary of Unison. In its review of the stock market trading history, Cruttenden Roth reviewed the performance of the per share market price of the Unison Common Stock over the period December 18, 1995 to September 6, 1996 and compared such per share market price data to the Standard & Poor's industrial average of 400 stocks and to an index comprised of 15 long-term healthcare companies, including Advocat Inc., Arbor Health Care Company, Beverly Enterprises, Inc., Community Care of America, Inc., Genesis Health Ventures, Inc., GranCare, Inc., Health Care & Retirement Corporation, Horizon/CMS Healthcare Corporation, Integrated Health Services, Inc., Living Centers of America, Inc., Manor Care, Inc., The Multicare Companies, Inc., Regency Health Services, Inc., Sun HealthCare Group, Inc., and Vencor, Inc. (the "Comparable Companies") that, in Cruttenden Roth's judgment, were comparable to Unison for purposes of this analysis.

     Comparable Company Analysis. Cruttenden Roth reviewed and analyzed certain available financial and market information for the Comparable Companies that, in Cruttenden Roth's judgment, were comparable to Signature for purposes of this analysis. Such financial and market information included, among other things, market value, earnings per share, market price as a multiple of earnings per share and aggregate adjusted market value (market value plus debt plus 8.0x rent) as a multiple of revenue and of earnings before interest, taxes, depreciation and amortization ("EBITDA"). The analysis indicated that, based on financial statements provided to us by Unison, the purchase price of Signature is 8.7x earnings for the trailing twelve months ended June 30, 1996 and the adjusted market value of Signature is 11.4x and 2.0x EBITDA and revenue, respectively. These multiples compared to the Comparable Companies' range of multiples of 9.8x to 45.4x earnings for the trailing twelve months ended June 30, 1996 with a mean of 21.3x and a range of adjusted market value multiples of 8.7x to 23.1x EBITDA, with a mean of 12.7x, and .8x to 2.8x revenue, with a mean of 1.5x.

     Accretion/Dilution Analysis. Cruttenden Roth analyzed the accretion or dilution on earnings per share to Unison and Signature on a combined basis for the years 1996 and 1997 on a projected basis. The results indicated that the transaction was slightly dilutive in 1996 and accretive in 1997.

     Analysis of Comparable Acquisition Transactions. Cruttenden Roth reviewed the financial terms, to the extent publicly available, of 15 selected pending and completed merger and acquisition transactions in the healthcare services industry announced since January 1, 1994 (collectively, the "Comparable Acquisition Transactions"). Cruttenden Roth reviewed the prices paid in such transactions in terms of the aggregate transaction value (defined as total value of consideration paid by the acquiror, excluding fees and expenses (the "Aggregate Transaction Value")) as a multiple of latest twelve months ("LTM") revenue, as a multiple of LTM EBITDA and as a multiple of LTM earnings. Cruttenden Roth noted that no transaction reviewed was identical to the Signature Mergers and that, accordingly, the foregoing analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Signature and other factors that would affect the acquisition value of the companies to which it is being compared. The analysis indicated that, for the Comparable Acquisition Transactions, the range of multiples of Aggregate Transaction Value to LTM revenue was .61x to 3.24x, with a median of 1.13x, the range of multiples of Aggregate Transaction Value to LTM EBITDA was 5.61x to 35.22x, with a median of 9.29x, and the range of multiples of Aggregate Transaction Value to LTM earnings was 16.2x to 157.0x, with a median of 29.44x. This compared to the Signature Aggregate Transaction Value to LTM revenue of 1.81x, the Aggregate Transaction Value to LTM EBITDA of 11.7x and the Aggregate Transaction Value to LTM earnings of 8.3x.

     Discounted Cash Flow Analysis. Cruttenden Roth calculated the estimated unlevered after tax cash flows that Signature could be expected to generate over the period ending December 31, 1998, using Signature management's projections of Signature's future financial performance. Using these projections, Cruttenden Roth then calculated estimated terminal values for Signature at the end of 1998 by applying multiples ranging from 6.0x to 8.0x (which Cruttenden Roth believed to be appropriate for Signature's business based on Cruttenden Roth's experience and judgment) to such projections' projected 1998 unlevered free cash flow. The unlevered cash flows for the projected period and the range of terminal values were then discounted to December 31, 1996 using annual discount rates ranging from 17.0% to 22.0% (chosen to reflect the weighted average cost of capital of Signature derived from data of similar healthcare companies) to imply the hypothetical equity value of Signature. The discounted cash flow analysis indicated a hypothetical reference range for the Signature equity value of between $53 and $71 million.

     Pro Forma Merger Analysis. Cruttenden Roth analyzed certain pro forma effects resulting from the Signature Mergers, including the effect of the consummation of the Signature Mergers, assuming the exchange ratio, on the earnings per share of Unison Common Stock following the Signature Mergers. In arriving at its opinion, Cruttenden Roth's analysis considered, among other things, (i) selected analysts' estimates of Unison's 1996 and 1997 earnings per share before the Signature Mergers, (ii) Unison's and Signature's internal management projections regarding future results and (iii) Unison's management estimates of future synergies and cost savings associated with the Signature Mergers. The actual operating results or financial position achieved by the combined company may vary from the projected results and the variations may be material.

     Contribution Analysis. Cruttenden Roth compared the relative contribution of Unison and Signature to pro forma combined revenue, EBITDA and EBIT for the calendar year 1996 and 1997 on a projected basis after giving effect to certain anticipated cost savings. Cruttenden Roth noted that Signature would have contributed on a pro forma basis during the two-year period approximately 23.0% and 21.0% of combined revenue, approximately 51.0% and 50.0% of combined EBITDA and approximately 57.0% and 49.0% of combined EBIT, respectively.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Cruttenden Roth believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying its opinion. In addition, Cruttenden Roth may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting for any particular analysis described above should not be taken to be Cruttenden Roth's view of the actual value of Unison or Signature. In performing its analyses, Cruttenden Roth made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Unison or Signature. Any estimates contained therein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. In addition, estimates relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Cruttenden Roth's analysis of the fairness of the consideration, from a financial point of view, to the holders of Unison Common Stock of the consideration to be paid by Unison pursuant to the Signature Merger Agreements.

     Cruttenden Roth is a nationally recognized investment banking firm engaged in, among other things, the valuation of businesses and securities in connection with mergers, acquisitions, negotiated underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Cruttenden Roth has substantial experience in merger and acquisition transactions and is familiar with Unison. In the ordinary course of its business, Cruttenden Roth acts as a market maker in the publicly traded securities of Unison and receives customary compensation in connection therewith, may actively trade in the securities of Unison for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities for the accounts of its customers, the firm and/or the officers of the firm. Cruttenden Roth acted as a co-managing underwriter in December 1995 in connection with Unison's initial public offering, acted as financial advisor to Unison in 1995 and 1996 in matters unrelated to the Signature Mergers and received customary compensation for such services. On August 16, 1996, an affiliate of Cruttenden Roth, along with certain other unaffiliated third parties, made a bridge loan to Unison in the aggregate principal amount of $5,000,000, the proceeds of which were to be used for working capital. In addition, Cruttenden Roth's research department has, from time to time, issued research reports regarding Unison.

     Pursuant to the terms of an engagement letter, Unison will pay Cruttenden Roth its customary fee for rendering its opinion. Unison has also agreed to reimburse Cruttenden Roth for its out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Cruttenden Roth and certain related parties against certain liabilities, including liabilities under the federal securities laws, arising out of or in connection with the services rendered by Cruttenden Roth under the engagement letter. The terms of the fee arrangement with Cruttenden Roth were negotiated at arm's length between the management of Unison and Cruttenden Roth.

REASONS FOR THE SIGNATURE MERGERS; RECOMMENDATION OF UNISON'S BOARD OF DIRECTORS

     It is the strategy of Unison to grow its business by, in part, acquiring additional existing providers of long-term and specialty health care, particularly facilities in geographic clusters. The Board of Directors of Unison believes that the acquisition of Signature through the Signature Merger Agreements is in furtherance of this strategy. Signature, at June 30, 1996, operated skilled nursing facilities with 1,050 beds in Arizona and Colorado all of which may be served by an existing regional office within Unison's corporate headquarters in Scottsdale, Arizona. Recent acquisitions by Signature have already enabled Signature to achieve some operating efficiencies. Unison's management believes that incorporating Signature within Unison's operations, including the addition of Unison's existing Arizona facility to this cluster of Signature facilities, will permit increased efficiencies. Unison's Board of Directors as a whole believes that the Signature Merger Agreements are fair to, and in the best interests of, Unison and its stockholders, and therefore unanimously recommends that the shareholders vote FOR approval of the Signature Merger Agreements. In reaching these conclusions, various factors were considered by the Board of Directors. The material factors considered were:

          1. The financial performance, condition, indebtedness, historical earnings and operations of Signature and prospects for future growth in its earnings, and the corresponding attributes of Unison.

          2. Available information with respect to similar recent transactions.

          3. Information with respect to the prospects of Unison and Signature operating on a combined basis.

          4. The proposed structure and terms of the transaction.

          5. The ability through the transaction to gain access to the Denver, Colorado market and to materially increase its stake in certain Arizona markets.

          6. The geographic concentration of Signature's Colorado facilities.

     The Board of Directors did not quantify or otherwise attempt to assign relative weights to any one of the various factors considered in reaching its determination to recommend the proposed transaction. The Board of Directors also believes that all of the factors generally support its recommendation that the stockholders approve the Signature Mergers.

     The Board of Directors unanimously recommends that the stockholders of Unison vote FOR the proposal to approve and adopt the Signature Merger Agreements.

INTERESTS OF CERTAIN PERSONS IN THE SIGNATURE MERGERS

     In considering the recommendations of Unison's Board of Directors with respect to the Signature Mergers, shareholders of Unison should be aware that the Board of Directors and executive officers of Unison are beneficial owners of 38.0% of the issued and outstanding Unison Common Stock. Other than as a stockholder of Unison, no director or executive officer of Unison has any interest in the Signature Mergers.

     Mr. David A. Kremser, the President, Chief Executive Officer and controlling stockholder of Signature Health Care, will be appointed to Unison's Board of Directors upon closing of the Signature Mergers.

CERTAIN EFFECTS OF THE SIGNATURE MERGERS

     As a result of the Signature Mergers, Signature's current stockholders will not have an opportunity to continue their equity interests in Signature as an ongoing corporation, but they will have an opportunity to participate in the earnings and potential growth of Unison through their receipt and ownership of shares of Unison Common Stock pursuant to the Signature Mergers. Upon consummation of the Signature Mergers, Unison will own all of the outstanding shares of Signature and will be entitled to all of the benefits and be subject to all the risks that will result from such ownership.

ANTICIPATED ACCOUNTING TREATMENT

     The Signature Mergers are expected to be treated as "purchase" transactions for accounting purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary discusses certain federal income tax consequences of the Signature Health Care Merger and the Signature Affiliate Mergers. This summary is provided for general information only and is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable regulations thereunder, judicial authority and current administrative rulings and practices as of the date hereof. This summary does not address the federal income tax consequences applicable to special classes of taxpayers including without limitation persons who acquired their Signature shares pursuant to the exercise of employee stock options or otherwise as compensation. There can be no assurance that future legislation, regulations, administrative rulings or pronouncements or court decisions will not adversely affect the accuracy of the statements contained herein. No rulings from the Internal Revenue Service or legal opinions as to the federal income tax consequences of the Signature Health Care Merger and the Signature Affiliate Mergers have been or will be requested.

     It is intended that the Signature Health Care Merger will qualify as a reorganization for federal income tax purposes under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and as a result thereof:

          (a) the Signature Health Care Merger would not result in recognition of gain or loss by Unison, Newco or Signature;

          (b) the cash received by the Signature shareholders in the Signature Health Care Merger will be taxable to them;

          (c) no gain or loss would be recognized by a Signature shareholder with respect to the shares of Unison Common Stock received in exchange for shares of Signature stock.

     In the event that the Signature Health Care Merger does not qualify as a reorganization for federal income tax purposes, no gain or loss would be recognized by Unison, Newco or Signature, as the transaction would be treated for such purposes as a taxable purchase of the Signature stock by Unison, with the result that the Signature shareholders would be taxed on the receipt of cash and Unison Common Stock in exchange for their Signature stock.

     Each Signature Affiliate is an S corporation. The Signature Affiliate Mergers would generally be treated for federal income tax purposes as a purchase of the stock of each Signature Affiliate by Unison for cash and a promissory note. However, it is intended that Unison and the shareholders of each Signature Affiliate will elect under Section 338(h)(10) of the Code to treat each of the Signature Affiliate Mergers as a taxable sale of the assets of each Signature Affiliate, rather than as a purchase of stock. This election would permit the assets of each Signature Affiliate to be stepped up for federal income tax purposes and would cause each Signature Affiliate shareholder to include his or her share of taxable gain or loss from such deemed asset sale as taxable income under the applicable rules for S corporations. The status of each Signature Affiliate as an S corporation would terminate upon the Signature Affiliate Mergers.

     Unison has been advised that the Signature shareholders and the shareholders of each Signature Affiliate have received independent tax advice with respect to the effect on them, respectively, of the Signature Health Care Merger and the Signature Affiliate Mergers.

                        THE SIGNATURE MERGER AGREEMENTS

     The following is a summary of certain provisions of the Signature Merger Agreements, copies of which are attached as Annexes A and B to this Prospectus/Proxy Statement Supplement. Except as noted in the following summary, the Signature Merger Agreements contain substantially similar terms. Such summary is qualified in its entirety by reference to the full text of the Signature Merger Agreements. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Signature Merger Agreements, which are incorporated into this Proxy Statement Supplement by this reference.

GENERAL; EFFECTIVE TIME

     The Signature Merger Agreements provide, subject to the approval by the holders of a majority of the shares of Unison Common Stock outstanding on the Record Date, and upon the satisfaction or waiver of certain other conditions set forth in the Signature Merger Agreements, that newly formed wholly-owned subsidiaries of Unison will be merged with and into each of the Signature Entities (Signature Health Care, Arkansas, Cornerstone, Douglas and Safford), each of which will be the surviving corporation of its merger and each of which will become a wholly-owned subsidiary of Unison.

     At the effective time of the Signature Health Care Merger, the outstanding shares of Signature Health Care (other than shares owned by Unison, the wholly-owned subsidiary of Unison formed to effectuate the merger, any other direct or indirect wholly-owned subsidiary of Unison, any direct or indirect wholly-owned subsidiary of Signature Health Care or shares held in the treasury of Signature Health Care) will be converted into the right to receive, in the aggregate, 1,509,434 shares of Unison Common Stock and $10,200,000 in cash, minus the amount paid to retire employee options and increased or decreased for changes in the consolidated stockholders' equity of Signature Health Care and its subsidiaries through the month-end closest to the Closing Date for the Signature Mergers. If the average daily closing price for Unison Common Stock during the thirty day period ending five days prior to the last trading day prior to the closing date of the Signature Health Care Merger (the "Average Daily Price") is greater than $15.25 or is less than $11.25, then the number of shares of Unison Common Stock to be issued as Merger Consideration shall be adjusted for such variance. If the Average Daily Price is greater than $15.25, the number of shares of Unison Common Stock to be issued will be reduced to a number of shares that when multiplied by the Average Daily Price results in the product $23,018,868.50. Similarly, if the Average Daily Price is less than $11.25, the number of shares of Unison Common Stock will be increased such that product of the Average Daily Price and such number equals $16,981,132.50. With or without adjustment, 37,736 shares of Unison Common Stock will be escrowed and applied in accordance with the Escrow Agreement. Fractional shares of Unison Common Stock will not be issued; instead, any fraction of a share will be rounded up to the nearest whole share.

     At the effective time of each of the other Signature Mergers, the outstanding shares of each other Signature Entity (other than shares owned by Unison, the wholly-owned subsidiary of Unison formed to effectuate the merger, any other direct or indirect wholly-owned subsidiary of Unison, any direct or indirect wholly-owned subsidiary of such Signature Entity or held in the treasury of such Signature Entity) will be converted into the right to receive cash equal to, in the aggregate and subject to certain adjustments, $27,500,000 and promissory notes totaling $500,000. The cash consideration to be received in the Arkansas, Cornerstone, Douglas and Safford Mergers will also be increased or decreased for changes in stockholders equity for each of these entities through the month-end closest to the Closing Date for the Signature Mergers, and the promissory notes associated with each Merger will be deposited into escrow and applied pursuant to their respective Merger Agreements.

     If the Signature Merger Agreements are approved by the required vote of Unison's stockholders, and if the other conditions to the Signature Mergers are satisfied or waived, the Signature Mergers will become effective when Articles of Merger are filed with the Secretary of State of the State of Colorado (with respect to the Arkansas, Cornerstone, Douglas and Safford Mergers) and the Certificate of Merger is filed with the Secretary of the State of Delaware (with respect to the Signature Health Care Merger). It is currently contemplated that such Effective Time will be as soon as practicable after the approval and adoption of the Signature Merger Agreements by Unison's stockholders (subject to compliance with, or waiver of, the other conditions contained in the Signature Merger Agreements).

REQUIRED VOTE

     The Signature Merger Agreements will be approved if a majority of the total votes cast on the proposal at the Unison Special Meeting, whether cast in person or by proxy, are cast in favor of the Signature Merger Agreements. No vote of Unison stockholders is required, or will be sought, to consummate the Ampro and Memphis transaction.

     As of the Unison Record Date, directors and executive officers of Unison beneficially owned 38.0% of the outstanding shares of Unison Common Stock. See "Principal Stockholders" in the Prospectus/Proxy and Information Statement. All of such persons have indicated that they intend for vote for approval of the Signature Merger Agreements. The directors and executive officers of Unison and their affiliates beneficially own no shares of Signature, and Signature and its affiliates own no shares of Unison Common Stock.

EXCHANGE OF SIGNATURE SHARES

     The shares held by Unison stockholders will not be affected by the Signature Mergers. From and after the effective time of each of the Signature Mergers, each holder of an outstanding certificate or certificates which immediately prior to the effective time represented outstanding shares of a Signature entity will be entitled to receive in exchange therefor the Merger Consideration for such shares in such Merger. If the equity adjustment amount has not yet been determined at the time of such exchange, the holders of shares of each Signature entity will receive a pro rata portion of a base amount at such time and a further payment, if any, after determination of any equity adjustment. Until surrendered for exchange, certificates for shares of the Signature entities will represent for all purposes solely the right to receive the respective Merger Consideration, without any interest thereon or right to receive any dividend or other distribution from Unison.

CONDITIONS OF THE SIGNATURE MERGERS

     The Signature Mergers will occur only if the Signature Merger Agreements and all other matters necessary to effect the transactions provided for therein are approved at the Unison Special Meeting by the required vote of the stockholders of Unison, in accordance with applicable law and Unison's Certificate of Incorporation and Bylaws. In addition, the obligations of Unison, on the one hand, and each of the Signature entities and Messrs. Kremser and Filkoski, on the other, to consummate the transactions contemplated by the Signature Merger Agreements are subject to the satisfaction of certain conditions (any of which may be waived by the party or parties entitled to the benefit thereof), including: (i) the absence of proceedings involving a challenge to, or seeking damages or other relief in connection with, the transactions contemplated by the Signature Merger Agreements (the "Contemplated Transactions"), (ii) the absence of claims asserting ownership of shares of the respective Signature entities or the right to receive payment for such shares,
(iii) consummation and performance of the Contemplated Transactions not materially contravening, conflicting with or resulting in a material violation of existing or proposed legal requirements, (iv) Unison having obtained satisfactory reports or surveys with respect to environmental matters at Signature facilities, (v) the completion by Unison of a public offering or private placement of subordinated debt or common stock in an amount and on terms acceptable to Unison, (vi) creation by Signature of certain financial statement reserves (vii) entry into, by Unison, a definitive agreement for the purchase of RehabWest from its shareholders on terms acceptable to Unison and to Messrs. Kremser and Filkoski (as of the date hereof, Unison has not reached an agreement for the acquisition of RehabWest), (viii) concurrent closing of each of the other Signature Mergers, (ix) the accuracy of the representations and warranties of each party to the Signature Merger Agreements, (x) the performance by the other party in all material respects of all obligations required to be performed by it under such respective Signature Merger Agreement and (xi) the receipt of certain customary closing certificates and legal opinions.

REPRESENTATIONS AND WARRANTIES

     The Signature Merger Agreements contain representations, warranties, covenants and agreements by each of the parties regarding, among other things, their organization, authority to enter the transaction, requisite consents and approvals. In addition, Mr. Kremser and Mr. Filkoski make certain representations and warranties regarding, among other things, Signature's capitalization, litigation, employment agreements, employee benefit plans, tax matters, compliance with applicable laws, title to its properties and environmental matters. The representations and warranties of each of the parties to the Signature Merger Agreements will survive consummation of the Signature Mergers.

COVENANTS

     In the Signature Merger Agreements, Mr. Kremser and Mr. Filkoski have agreed to cause each of the Signature entities to conduct its business in the ordinary course, to seek to preserve its current business organization, to seek to keep available the services of its current officers and employees and to seek to preserve its relationships with customers and suppliers.

NO SOLICITATION

     Until a termination of the Signature Merger Agreements pursuant to their terms, Messrs. Kremser and Filkoski have agreed that they will not, directly or indirectly, solicit, initiate or encourage any inquiries or proposals from, provide any non-public information to, or consider the merits of unsolicited inquiries with respect to the sale, of assets or stock, of any Signature entity. Messrs. Kremser and Filkoski may negotiate for such an agreement that is expressly conditioned upon lawful termination or expiration of the Signature Merger Agreements.

AMENDMENT

     Subject to the provisions of applicable law, the Signature Merger Agreements may be amended by the written agreement of the parties at any time prior to the Effective Time of the Signature Mergers.

EXPENSES

     Each party to the Signature Merger Agreements is generally required to bear its own expenses in connection with the negotiation and performance thereof, except that the expenses of Signature in excess of $100,000 (if any) will be paid by Messrs. Kremser and Filkoski.

INDEMNIFICATION

     Unison is entitled to certain indemnities from Messrs. Kremser and Filkoski, and Messrs. Kremser and Filkoski are entitled to certain indemnities from Unison, for breaches of representations and covenants in the Signature Merger Agreements. Unison's rights to receive indemnification are generally limited to one year after the closing, are recoverable 50% in cash and 50% in Unison shares (valued at $13.25 per share) and are subject to a "basket" and a "cap" of $250,000 and $1,000,000, respectively. Unison is also entitled to a indemnification in respect of certain reimbursement issues, subject to certain conditions and limitations.

TERMINATION

     The Signature Merger Agreements may be terminated and the Signature Mergers may be abandoned at any time prior to the Effective Time of the Signature Mergers by the mutual written consent of Unison, Mr. Kremser and Mr. Filkoski. In addition, the Signature Merger Agreements may be terminated:

          (i) by either Unison or Messrs. Kremser and Filkoski if a material breach of any provision of the respective Signature Merger Agreement has been committed by the other party and such breach has not been cured or waived;

          (ii) by either Unison or Messrs. Kremser and Filkoski if the other party's obligations for closing shall not have been met or waived on or prior to the date set for closing;

          (iii) by Messrs. Kremser and Filkoski if Unison's registration of Unison Common Stock under the Securities and Exchange Act of 1934, as amended, is terminated or if the trading of Unison Common Stock is suspended as of the Closing Date for the Signature Merger Agreements;

          (iv) by Unison or Messrs. Kremser and Filkoski if the Closing has not occurred on or before November 1, 1996.

     It is generally a condition precedent to each party's obligation to close the Signature Health Care Merger that the Average Daily Price not be lower than $10.25 per share or more than $16.25 per share. Nevertheless,

Messrs. Kremser and Filkoski's election to terminate the Signature Health Care Merger Agreement if the Average Daily Price is greater than $16.25 per share will not have any effect if, promptly after making such election, Unison agrees to amend the Signature Health Care Merger Agreement so that the number of shares of Unison Common Stock issued is not less than 1,416,546. In determining whether to elect to so amend the Signature Merger Agreement in these circumstances, Unison's Board of Directors will take into account, consistent with its fiduciary duties, all relevant facts and circumstances existing at the time, including, without limitation, the market for long-term health care facility stocks in general, the relative value of Unison Common Stock in the market and the advice of its advisors and legal counsel. By approving the Signature Merger Agreements, Unison stockholders would be permitting the Board of Directors of Unison to determine, in the exercise of its fiduciary duties, whether to proceed with the Signature Mergers in such circumstances.

TERMINATION FEES; SPECIFIC PERFORMANCE

     The Signature Merger Agreements provide that if Unison wrongfully terminates the Signature Merger Agreements or has not or refuses or fails to consummate the Signature Mergers without justification, Signature will be entitled to receive an aggregate of $3,000,000 as liquidated damages. If Signature, Mr. Kremser or Mr. Filkoski refuses or fails to consummate the Signature Mergers without justification, the Signature Merger Agreements provide that Unison is entitled to a court order specifically compelling them to do so.

     In conjunction with the closing of the Signature Mergers, Unison is required to execute and deliver an agreement (the "Registration Agreement") pursuant to which the holders of the Unison shares issued in the Signature Health Care Merger (the "Holders," initially Messrs. Kremser and Filkoski) will have the right to cause Unison to register such shares (the "Registrable Securities") for resale under federal and state securities laws. Under the Registration Agreement, the holders of at least 51% of the Registrable Securities to which the Agreement then applies can require Unison, subject to certain limitations, to file a registration statement under the Securities Act covering at least 150,000 shares of Unison Common Stock (a "Demand Registration"). The Holders are entitled to up to three Demand Registrations, two of which are limited to registrations on Form S-3 (or any successor form) under the Securities Act and one of which may be made after July 1, 1997 on any available registration form. The Holders are also entitled to "piggyback" on other registrations by Unison of its securities under the Securities Act from time to time, subject to certain restrictions and limitations. Unison generally is obligated to pay all registration expenses (other than underwriting discounts and commissions) in connection with such registrations.

                            DESCRIPTION OF SIGNATURE

FACILITIES

     Signature owns, operates and manages (directly or through subsidiaries) skilled nursing facilities, which provide intermediate and skilled nursing care, specialty therapies and subacute care, and two assisted living facilities. The Company's facilities are located in the metropolitan Denver, Colorado area and in a number of smaller communities in Arizona.

     The following table summarizes certain information regarding Signature's long-term care facilities and assisted living facilities as of August 1, 1996.

                                                                                                     MEDICARE
                                                                           NUMBER      OCCUPANCY     CERTIFIED
                 FACILITY NAME                          LOCATION           OF BEDS       RATE          BEDS
- -----------------------------------------------  ----------------------    -------     ---------     ---------
Amberwood Court(1).............................  Denver, Colorado              81          88%           21
Brookshire House(1)............................  Denver, Colorado              70          90            10
Christopher House(1)...........................  Wheat Ridge, Colorado         75          89            12
Arkansas Manor(2)..............................  Denver, Colorado             116          91            24
Cornerstone Care Center(2).....................  Lakewood, Colorado           140          97            12
The Arbors(2)..................................  Camp Verde, Arizona          116          84            20
Los Arcos(1)...................................  Flagstaff, Arizona            80          98            20
Rio Verde(1)...................................  Cottonwood, Arizona           80          95            16
Pueblo Norte(1)................................  Show Low, Arizona            100          84            10
Douglas Manor(2)...............................  Douglas, Arizona              64          84             8
Village Catered Care(2)(3).....................  Douglas, Arizona              64          41            --
Safford Care Center(2).........................  Safford, Arizona             128          93            24
Peppertree Catered Care(2)(3)..................  Safford, Arizona              64          96            --
                                                                           -------                      ---
                                                                            1,178                       177
                                                                           =======                   ========

- ---------------
(1) The facility real estate is owned.

(2) The facility real estate is leased.

(3) Assisted living facility.

     Amberwood Court is a 27,620 sq. ft. facility with 49 patient rooms located in a stable, mature, middle-income residential area in southeast Denver, Colorado. The facility is located near several hospitals and a major highway. Its immediate surroundings consist of single-family homes and three- to four-story, multi-family buildings.

     Brookshire House is a 22,034 sq. ft. facility with 38 patient rooms, and is also located in a stable, mature, middle-income residential area in southeast Denver, Colorado. The nursing home's immediate surroundings consist of single-family homes and three- to four-story, multi-family buildings.

     Christopher House is a 26,659 sq. ft. facility with 38 patient rooms in a neighborhood of medium priced residential homes with commercial development near intersections of major arterials. The area is influenced by a near by major medical center which has spawned a number of doctor offices and small medical buildings. Next to Christopher House is an unrelated 11-story retirement apartment building.

     Arkansas Manor is a 33,450 sq. ft., 116 bed skilled nursing center with 65 patient rooms in Denver, Colorado. Located in a residential neighborhood, the property's zoning of R-3 allows nursing homes.

     Cornerstone Care Center in Lakewood (Denver area), Colorado, is a 140 bed skilled nursing center with 66 patient rooms. Cornerstone is located in a residential neighborhood and was last remodeled in 1990. Building construction occurred in two stages: (i) in 1970, the first stage was built with 60 beds in one story (10,850 square feet) with a partial basement (2,028 square feet); (ii) in 1974, a second stage was built in two levels (25,200 square feet) consisting of an upper level with 60 beds in 26 rooms and a lower level consisting of

33 beds in 15 rooms and a kitchen, laundry room, and boiler room. The second stage was built to support a third level.

     The Arbors is a 40,551 sq. ft. facility with 64 patient rooms and is the only nursing center in Camp Verde, Arizona. Camp Verde is located approximately 80 miles north of Phoenix, Arizona. This facility receives significant patient overflow from the town's nearest hospital (in Cottonwood, Arizona, where the Company also operates Rio Verde). The Arbors is in a neighborhood characterized primarily as residential.

     Los Arcos is a 23,400 sq. ft. facility with 42 patient rooms located in a high growth residential area of Flagstaff, Arizona. The region's medical community is dominated by a medical center which provides home health care services and some subacute and skilled nursing services. This medical center captures a significant percentage of Medicare Part A patients, resulting in a reduced quality mix for Los Arcos.

     Rio Verde is a 23,400 sq. ft. facility with 42 patient rooms, is the only nursing home in Cottonwood, Arizona and is located next to the only hospital in a three city area. Cottonwood is located approximately 100 miles north of Phoenix, Arizona.

     Pueblo Norte is a 28,150 sq. ft. facility with 52 patient rooms and is the only nursing home in Show Low, Arizona, as well as in its surrounding regions. The facility is located adjacent to a hospital. Show Low is located approximately 150 miles northeast of Phoenix, Arizona.

     Douglas Manor is a 23,668 sq. ft. 64 bed skilled nursing center with 34 patient rooms. It is located in a residential neighborhood adjacent to the local high school in Douglas, Arizona. Douglas is located approximately 250 miles southeast of Phoenix, Arizona.

     Village Catered Care is a 29,335 sq. ft., 62 room assisted living center located adjacent to Douglas Manor. The building was constructed in 1982 and occupies 5.5 acres of land.

     Safford Care Center is a 36,923 sq. ft., 128 bed skilled nursing center with 68 patient rooms in a residential neighborhood of Safford, Arizona. Safford is approximately 150 miles southeast of Phoenix, Arizona.

     Peppertree Catered Care is a 29,335 sq. ft., 62 room assisted living center located adjacent to Safford Care. The building was constructed in 1982 and occupies 7.6 acres of land.

STOCK OWNERSHIP, DIVIDENDS AND RELATED STOCKHOLDER MATTERS

     All of the 281,379 issued and outstanding shares of Signature Health Care common stock are owned, beneficially and of record, by David Kremser (240,000 shares or 85%) and John Filkoski (41,379 shares or 15%). Messrs. Kremser and Filkoski are also Signature Health Care's sole officers and are two of the five directors. Mr. Kremser holds options to purchase 50,000 shares of Signature Common Stock and Mr. Filkoski holds options to purchase 8,621 shares of Signature Common Stock, all at $4.00 per Signature share, of a total of 80,171 options outstanding.

     The issued and outstanding shares of each of the other Signature Entities is described in the following table.

                                  HOLDER                            SHARES     PERCENTAGE
        ----------------------------------------------------------  ------     ----------
        David A. Kremser..........................................    350           35%
        Stanley Kremser(1)........................................    125         12.5%
        Bernice Kremser(1)........................................    125         12.5%
        Holly Kremser(2)..........................................    125         12.5%
        Michael Kremser(2)........................................    125         12.5%
        John D. Filkoski..........................................     39          3.9%
        Michael Filkoski(3).......................................     37          3.7%
        Lisa Filkoski(3)..........................................     37          3.7%
        David Filkoski(3).........................................     37          3.7%

- ---------------

(1) Parents of David A. Kremser.
(2) Children of David A. Kremser.
(3) Brothers and sister of John D. Filkoski.

     Neither Signature Health Care nor any of the other Signature entities has paid dividends, excluding S corporation distributions in respect of income taxes.

MANAGEMENT OF SIGNATURE

     David A. Kremser, 48, co-founded Signature Health Care Corporation in July 1987 and has served as its Chairman, President, Chief Executive Officer and a Director since then. Mr. Kremser also serves as the Chief Executive Officer for each of Arkansas, Cornerstone, Douglas and Safford. From January 1985 through June 1987, Mr. Kremser was a Director and Executive Vice President of Columbia Corporation, a long-term care company, and the President of Columbia West Corporation, a subsidiary of Columbia Corporation. Prior to joining Columbia Corporation, he was affiliated with ARA Services, Inc., most recently with responsibility for the ARA's operations in California, Colorado, Wyoming and Texas.

     John D. Filkoski, 38, co-founded Signature Health Care Corporation with Mr. Kremser and has served as its Treasurer, Chief Financial Officer and a Director since then. Mr. Filkoski also serves as the Chief Financial Officer for each of Arkansas, Cornerstone, Douglas and Safford. From January 1985 through the founding of Signature Health Care in July 1987, Mr. Filkoski was affiliated with the Columbia Corporation and had responsibility there for the finance, reimbursement and acquisitions for the western division.

         SELECTED CONSOLIDATED AND COMBINED FINANCIAL DATA OF SIGNATURE

     The consolidated statements of operations data for the years ended December 31, 1993, 1994 and 1995 and the balance sheet data at December 31, 1994 and 1995 are derived from, and are qualified by reference to, the consolidated or combined Financial Statements of Signature audited by Arthur Andersen LLP, independent public accountants, included elsewhere in the Prospectus/Proxy and Information Statement and should be read in conjunction with those Financial Statements and Notes thereto and "Signature Management's Discussion and Analysis of Financial Condition and Results of Operations" in this Proxy Statement Supplement. The statement of operations data for the years ended December 31, 1991 and 1992 and the balance sheet data at December 31, 1991, 1992 and 1993 are derived from Signature's audited financial statements not included herein.

                                                                 YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------------
                                                       1995      1994      1993      1992      1991
                                                      -------   -------   -------   -------   -------
                                        SIX MONTHS
                                           ENDED
                                         JUNE 30,
                                           1996
                                        -----------
                                        (UNAUDITED)        (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Resident Revenues.....................    $22,252     $33,050   $19,941   $18,296   $15,241   $10,355
Resident Expenses.....................     14,340      22,243    14,450    13,583    11,191     7,757
Income from Resident Services.........      7,912      10,807     5,491     4,713     4,050     2,598
Management, rent and interest
  expenses............................      6,657       8,726     4,356     2,340     2,143     1,716
Depreciation and amortization.........        845       1,550     1,079       727       597       406
Income before provision for taxes.....        410         531        56     1,646     1,310       476
Income tax provision (benefit)........       (383)        (67)       28       642       531        95
Net income............................        793         598        28     1,004       779       381
Net income per common share...........         --          --        --        --        --        --
Common shares outstanding.............         --          --        --        --        --        --

                                                                       DECEMBER 31,
                                                      -----------------------------------------------
                                                       1995      1994      1993      1992      1991
                                                      -------   -------   -------   -------   -------
                                         JUNE 30,
                                           1996
                                        -----------
                                        (UNAUDITED)        (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.............    $    --     $   588   $   919   $   872   $ 1,351   $ 1,248
Working capital.......................      5,236       3,898     1,988     1,020       438       619
Total assets..........................     29,397      28,870    24,720    17,218    17,269    11,163
Long-term debt, net of current
  maturities..........................     19,188      19,521    18,985    10,530    11,596     7,659
Stockholders' equity..................      1,253       1,980     1,406     4,125     3,122     2,150

     SIGNATURE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     Signature owns, operates and manages skilled nursing facilities, which provide intermediate and skilled nursing care, specialty therapies and subacute care. Signature facilities are located in Colorado and Arizona.

     The following discussion includes the results of operations of Signature Health Care and the Signature Affiliates and should be read in conjunction with Signature Health Care's consolidated financial statements and related notes thereto for the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993 and the combined financial statements of Arkansas, Cornerstone, Douglas and Safford and related notes thereto for the six months ended June 30, 1996 and 1995 and the year ended December 31, 1995.

RESULTS OF OPERATIONS

     The following table summarizes certain information regarding Signature's long-term care and assisted living facilities.

                                                       AT JUNE 30,          AT DECEMBER 31,
                                                      --------------     ----------------------
                                                       1996     1995     1995     1994     1993
                                                      ------    ----     ----     ----     ----
    Nursing facilities:
      Number of facilities..........................      11      9        7        7        7
      Number of licensed beds.......................   1,050    858      602      602      602
    Assisted living facilities:
      Number of facilities..........................       2     --       --       --       --
      Number of beds................................     128     --       --       --       --

     Signature's revenues fluctuate from facility to facility based on various factors, including total capacity, occupancy rates, reimbursement systems and rates among the payor categories, payor mix and the scope and utilization of Signature's ancillary services. Medicare patients generate the highest revenue per patient day, although profitability is not always increased due to the additional costs associated with the higher level of care required by such patients. In general, private pay sources are more profitable to Signature than governmental reimbursement sources. Signature generally derives a higher profit margin from ancillary services than from basic nursing services.

     Data for nursing center operations with respect to sources of patient revenues by payor type are set forth below.

                                                                           YEAR ENDED DECEMBER
                                                         SIX MONTHS                31,
                                                       ENDED JUNE 30,     ----------------------
                                                            1996          1995     1994     1993
                                                       --------------     ----     ----     ----
    Medicaid.........................................        19%           17%      19%      16%
    Medicare.........................................        30            33       20       19
    Private and other................................        51            50       61       65

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     In the six months ended June 30, 1996, Signature realized net income of $793,000 compared to a net loss of $83,000 in the prior year period.

     Patient revenue increased from $11,941,000 in the six months ended June 30, 1995 to $22,252,000 in the current period, an increase of 86.3%. Of this increase, $8,929,000 or 74.8% is the result of the acquisition of the Signature Affiliates in 1995. The remaining increase is due primarily to the growth in sub-acute and rehabilitation services.

     Patient expenses increased by 79.0% to $14,340,000 in the six months ended June 30, 1996 compared to the same period in the prior year. Of this increase, $5,536,000 or 69.18% is the result of the acquisitions of the Signature Affiliates in 1995. The remaining increase is due primarily to the increase in nursing services which is attributable to the growth in sub-acute and rehabilitation services.

     Signature pays a management fee to Yankee Creek Management Company, LLC, which is wholly owned by Messrs. Kremser and Filkoski. Such management fee expense amounted to $4,244,000 and $1,653,000 for the six months ended June 30, 1996 and 1995, respectively.

     Rent, interest, depreciation and amortization in the aggregate amounted to $3,258,000 for the six months ended June 30, 1996 compared to $2,402,000 in the prior year period. The increase is due primarily to the acquisitions of the Signature Affiliates.

Twelve Months Ended December 31, 1995 Compared to Twelve Months Ended December 31, 1994

     Signature realized net income of $598,000 in 1995 compared to $28,000 in 1994.

     Patient revenue increased from $19,942,000 in 1994 to $33,050,000 in 1995, an increase of 65.7%. Of this increase, $8,641,000 or 43.3% was the result of the acquisitions of the Signature Affiliates. The remaining increase was due primarily to the growth in sub-acute and rehabilitation services as well as increases in Medicare and Medicaid reimbursement rates.

     Patient expenses increased by 53.9% to $22,243,000 in 1995. Of this increase, $6,190,000 or 42.8% is the result of the acquisitions of the Signature Affiliates in 1995. The remaining increase is due primarily to the increase in nursing services which is attributable to the growth in sub-acute and rehabilitation services.

     Signature pays a management fee to Yankee Creek Management Company, LLC, which is wholly owned by Messrs. Kremser and Filkoski. Such management fees amounted to $5,524,000 and $2,301,000 in 1995 and 1994, respectively.

     Rent increased from $397,000 in 1994 to $1,235,000 due to the acquisitions of the Signature Affiliates.

     Net interest expense amounted to $1,967,000 in 1995 compared to $1,657,000 in 1994, an increase of 18.7%. On March 30, 1994, Signature completed a long-term financing program. See "Liquidity and Capital Resources."

     Depreciation and amortization increased from $1,079,000 in 1994 to $1,550,000 in 1995, or 43.7%. The increase is due primarily to the amortization of goodwill and deferred loan fees recorded in connection with the buyout of preferred stockholders in March 1994. See "Liquidity and Capital Resources."

Twelve Months Ended December 31, 1994 Compared to Twelve Months Ended December 31, 1993

     Signature realized net income of $28,000 in 1994 compared to $1,004,000 in 1993. The decrease in net income is due to the increase in management fees payable to Yankee Creek Management Company, LLC, which is wholly owned by Messrs. Kremser and Filkoski. Such management fees amounted to $2,302,000 in 1994 and $1,027,000 in 1993.

     Patient revenue increased from $18,296,000 in 1993 to $19,941,000 in 1994, an increase of 9.0%. The increase was due the growth in specialty services (sub-acute and rehabilitation therapy and Alzheimers care) as well as increases in Medicare and Medicaid reimbursement rates.

     Patient expenses increased by 6.4% to $14,450,000 in 1994. The increase is due primarily to the increase in nursing services which is attributable to the growth in sub-acute and rehabilitation services.

     Rent increased by 3.9% in 1994 to $397,000.

     Net interest expense amounted to $1,657,000 in 1994 compared to $930,000 in 1993, an increase of 78.2%. On March 30, 1994, Signature completed a long-term financing program See "Liquidity and Capital Resources."

     Depreciation and amortization increased from $727,000 in 1993 to $1,079,000 in 1994, or 48.3%. The increase is due primarily to the amortization of goodwill recorded in connection with the buyout of preferred stockholders in March 1994. See "Liquidity and Capital Resources."

LIQUIDITY AND CAPITAL RESOURCES

     Cash used in operating activities amounted to $597,000 in 1995 compared to cash provided by operating activities of $241,000 in 1994 and $827,000 in 1993. The decrease in cash from operations in 1995 is attributable to the start-up of the Signature Affiliates.

     Cash used in investing activities amounted to $591,000, $4,761,000 (discussed below) and $241,000 in the three years ended December 31, 1995, 1994 and 1993. Capital expenditures totaled $473,000 in 1995 compared to $513,000 in 1994 and $222,000 in 1993.

     Cash provided by financing activities amounted to $857,000 in 1995. Loans from affiliates, net of repayments, amounted to $1,084,000 in 1995. Cash provided by financing activities totaled $4,567,000 in 1994 (discussed below) and cash was used by financing activities in 1993 in the amount of $1,065,000 to repay long-term debt.

     On March 30, 1994, Signature completed a recapitalization program which included the issuance of 10-year mortgage debt in the amount of $19,100,000. The proceeds, net of loan fees amounting to $324,000, were used to retire existing debt totaling $11,462,000 and redeem convertible preferred stock in the amount of $2,747,000. Signature treated the redemption of preferred stock as a leveraged buyout by the common stockholders and, accordingly, recorded an increase in the basis of the assets amounting to $4,460,000 which was based on the fair value of the transaction. As a result, the financial reporting basis of Signature's assets exceeded their tax basis, as no step-up is allowed for income tax purposes. Accordingly, Signature recognized a deferred tax liability of $2,779,000 and recorded goodwill amounting to $2,645,000. At June 30, 1996, the balance of the mortgage debt was $18,519,000 with interest payable at 10.5%.

     On August 2, 1996, Signature entered into agreements with Unison for the acquisition by Unison of Signature Health Care and the Signature Affiliates. Through mergers with each of the Signature companies and subsidiaries of Unison, each of the Signature companies will become wholly owned subsidiaries of Unison. Outstanding shares of Signature Health Care will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $10,200,000 and shares of Unison Common Stock equal to approximately $20,000,000. Outstanding shares of the Signature Affiliates will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $28,000,000 in the aggregate. The Signature Merger agreements are subject to regulatory and shareholder approval and will be accounted for as purchases. It is a condition to the closing of the Signature Mergers that Unison have entered into a definitive agreement for the acquisition of RehabWest, whose principal creditors are Messrs. Kremser and Filkoski, who sold RehabWest to its employees in March 1996. As of the date hereof, Unison has not reached an agreement for the acquisition of RehabWest.

       COMPARISON OF HISTORICAL AND EQUIVALENT PER SHARE DATA (UNAUDITED)

     The following table summarizes certain unaudited selected financial information on a pro forma and pro forma equivalent per share basis and is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements included herein and the historical financial statements of Unison and Signature, which are included in the Prospectus/Proxy and Information Statement. The information presented in this table does not purport to present the financial position or results of operations of Unison had the Signature Mergers taken place on the dates specified, nor is such information necessarily indicative of the results of operations that may be achieved in the future.

                                                                SIX MONTHS ENDED      YEAR ENDED
                                                                    JUNE 30,         DECEMBER 31,
                                                                ----------------     ------------
                                                                 1996      1995          1995
                                                                ------     -----     ------------
UNISON
Historical net income (loss) per common share, fully
  diluted.....................................................  $  .31     $(.04)      $   (.02)
Pro forma combined income (loss) per common share (Unison and
  previous acquisitions)......................................     .26      (.27)          (.37)
Pro forma combined income (loss) per common share, fully
  diluted.....................................................     .25      (.78)         (1.11)
Historical book value per common share(1).....................    5.91                     5.41
Pro forma combined book value per common share(1).............    7.97                     7.66
Historical cash dividends per common share(2).................      --        --             --
SIGNATURE
Historical net income (loss) per common share(3)..............    3.17      (.33)         20.68
Equivalent pro forma combined income (loss) per common
  share(4)....................................................    1.34     (4.18)         (5.95)
Historical book value per common share(5).....................    5.25                     4.92
Equivalent pro forma combined book value per common share.....   42.75                    41.09

- ---------------
(1) This calculation is based on the number of shares of Unison Common Stock outstanding at the end of the period.

(2) Unison has not paid a common dividend and does not anticipate paying a common dividend in the near future.

(3) This calculation is based on 250,000 shares of Signature common stock outstanding during the period.

(4) Equivalent pro forma data were calculated by multiplying the pro forma combined per share data of Unison by an assumed conversion ratio of 5.3644 for each share of Signature Health Care common stock.

(5) This calculation is based on 250,000 shares of Signature common stock outstanding at the end of the period.

                             THE CERTIFICATE AMENDMENT

     Unison's Board of Directors has declared advisable and directed that there be submitted to the stockholders of Unison at the Unison Special Meeting a proposed amendment to Article 4 of Unison's Certificate of Incorporation, as previously amended, which would effect an increase in the number of authorized shares of Unison Common Stock, par value $.001 per share, from 10,000,000 shares to 25,000,000 shares. The amendment will not affect the present amount of authorized preferred stock. The number of shares of Unison Common Stock issued and outstanding as of the Unison Record Date was 3,989,815. Additionally, approximately 4,165,139 shares are reserved for issuance or underlie convertible securities of Unison as follows: 511,046 shares are reserved for issuance pursuant to Unison's 1995 Stock Option Plan (and the Board of Directors has approved an amendment to the Option Plan, and will ask the stockholders of Unison to vote on the amendment at the Unison Special Meeting, to increase the number of shares authorized for issuance under the Option Plan from 511,046 to 800,000); 120,000 shares are reserved pursuant to warrants issued to the underwriters of Unison's initial public offering of Unison Common Stock; 1,509,434, subject to certain adjustments, are to be issued, subject to stockholder and regulatory approvals, in the Signature Mergers; 540,000, subject to approval by shareholders of Ampro and Memphis, are to be issued in the Ampro Merger and the Memphis Merger; 1,150,000 shares have been reserved for issuance in connection with certain short-term financing from Imperial Bank (the "Imperial Financing")(although the 800,000 shares reserved for issuance in connection with the Imperial Financing loan agreement is only an estimate of the number of shares required to be issued upon conversion of the Imperial Financing loan and such conversion may only occur upon the occurrence of certain defaults under such financing); approximately 233,333 underlie the notes and debentures issued to Messrs. Henderson and Plash in connection with the acquisition by Unison of 90% of the common stock of four rehabilitation therapy centers in March 1996; approximately 84,659 shares underlie a convertible promissory note issued to Red Line Healthcare Corporation; and 16,667 shares are reserved for issuance under a warrant issued to HealthPartners Funding, L.P.

     The additional shares of Unison Common Stock for which authorization is sought would be identical to the presently authorized shares of Unison Common Stock. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by Unison.

     If approved, the increased number of authorized shares of Unison Common Stock will be available for use from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of stockholders of Unison will be required, except as provided under the DGCL or the rules of any national securities exchange or automated quotation system on which Unison Common Stock is at the time listed. The availability of additional shares for issue, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford Unison greater flexibility in acting upon proposed transactions. Such transactions could include, without limitation, issuance as part or all of the consideration required to be paid by Unison for acquisitions of other businesses or properties, issuance in public or private sales for cash as a means of obtaining capital for use in Unison's business and operations, payment of stock dividends, subdivision of outstanding shares through stock splits and issuance under employee benefit plans.

     The proposed Certificate Amendment could also have certain anti-takeover effects. For example, although Unison has no present intent to do so, shares of Unison Common Stock could be issued by private placement or public offering, or rights to purchase such shares could be issued, to create voting impediments to or to frustrate persons seeking to effect a takeover or otherwise to gain control of Unison. In addition, the proposed Certificate Amendment, together with the staggered terms of the directors, could discourage an attempt by a person to acquire control of Unison by a tender offer or other means. It could therefore deprive stockholders of the benefit that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. The Board of Directors is not aware of any present effort to gain control of Unison.

     Although the Board of Directors anticipates that it may sell additional shares of Common Stock for cash in a registered public offering within the next six to nine months, the Board of Directors does not intend to issue any shares of Unison Common Stock to be authorized under this proposed amendment except upon terms that the Board deems to be in the best interests of Unison and its stockholders. Unison has no present plans to adopt any additional certificate provisions which may have anti-takeover effects.

     If the amendment is authorized, the text of Article 4 of Unison's Certificate of Incorporation, as previously amended, will be as follows:

          4. Authorized Capital. The Corporation shall have the authority to issue 25,000,000 shares of common stock, par value $.001 per share (the "Common Stock") and 1,000,000 shares of preferred stock, par value, $.001 per share (the "Preferred Stock").

     If this proposal is approved, the appropriate officers of Unison will execute and file with the Delaware Secretary of State a Certificate of Amendment in substantially the form attached hereto as Annex D to Unison's Certificate of Incorporation and such other documents as are necessary to effect the increase in the number of authorized shares of Unison Common Stock.

     The Board of Directors unanimously recommends that the stockholders vote FOR this proposal to increase the number of authorized shares of Unison Common Stock from 10,000,000 shares to 25,000,000 shares.

                           THE OPTION PLAN AMENDMENT

     Unison's Board of Directors has declared advisable and directed that there be submitted to the stockholders of Unison at the Unison Special Meeting a proposed amendment to Unison's 1995 Stock Option Plan (the "Option Plan") which would effect an increase in the number of shares of Unison Common Stock authorized for issuance under the Option Plan from 511,046 to 800,000 and would increase the number of shares under formula grants to nonemployee directors from 6,246 shares upon initial election and every fifth anniversary thereafter to 15,000 shares (17,500 shares in the case of the Chairman of the Board) at each annual meeting (provided the recipient remains a nonemployee director) beginning in 1996 (the "Option Plan Amendment"). As of the Record Date, including the grant of an option for 60,000 shares confirmed on September 6, 1996 to Craig R. Clark, Unison's Chief Financial Officer,not conditioned upon approval by the stockholders of the Option Plan Amendment), options to purchase 334,703 shares had been granted under the Option Plan. Additionally, options to purchase 416,850 shares of Unison Common Stock were granted on September 6, 1996 subject to the approval of the stockholders of Unison of the Option Plan Amendment at the Unison Special Meeting. If the Option Plan Amendment is not approved by the stockholders at the Unison Special Meeting, grants for 416,850 of the shares approved by the Board on September 6, 1996 will not be made and 166,343 shares of Unison Common Stock will remain available for issuance under the Option Plan (38,447 shares will remain if the Option Plan Amendment is approved and the non-conditional and conditional grants are made).

     To make the grants approved by the Board of Directors prior to the Record Date, to effect the increase in the formula grants approved by the Board of Directors (including the grant of options or 15,000 shares to each nonemployee director (options for 17,500 shares for the Chairman of the Board) at September 6, 1996) and to assure that additional shares of Unison Common Stock will be authorized to make additional option grants to eligible persons in the future, Unison's Board of Directors has approved the following amendment to paragraphs 5 and 12 of the Option Plan. If the Option Plan Amendment is approved, paragraphs 5 and 12 will read as follows:

       5. SHARES SUBJECT TO OPTION

            The stock available for grant of options under the Plan shall be shares of the Company's authorized but unissued or reacquired voting common stock. The aggregate number of shares that may be issued pursuant to exercise of options granted under the Plan shall be 800,000 shares. If any outstanding option grant under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option grant shall again be available for options under the Plan as if no options had been granted with respect to such shares.

       12. AUTOMATIC GRANTS TO CERTAIN DIRECTORS

            (a) Initial Grant. Each Nonemployee Director on the effective date of this Plan as set forth in paragraph 8 (July 10, 1995) thereafter automatically shall be granted options to acquire 9,246 shares of the Company's Common Stock, except that the Chairman of the Board shall receive 10,496 shares of the Company's Common Stock.

            (b) Additional Grants. On September 6, 1996, and immediately after each annual meeting of shareholders, beginning with the 1997 annual meeting, each person who is a Nonemployee Director at such time shall automatically be granted options to acquire 15,000 shares of the Company's Common Stock (a "Subsequent Grant") subject to the terms of paragraph 12(c), provided that if the Chairman of the Board is a Nonemployee Director on the date of any Subsequent Grant, he or she shall also receive options to acquire an additional 2,500 shares of the Company's Common Stock.

            (c) Terms of Options. Notwithstanding anything in paragraph 6(c) to the contrary, options granted pursuant to this paragraph 12 shall have a 10-year term, provided that any option held by a director who is removed from the Board for cause shall expire on the date of such removal. The options granted pursuant to this paragraph 12 shall become exercisable at the following times: (i) 50% of the options shall become exercisable on the first anniversary of the effective date of the grant; and (ii) 50% shall become exercisable on the second anniversary of the effective date of grant. The exercise price of all options granted pursuant to this paragraph 12 shall be the fair market value of the Company's Common Stock on the date of grant.

            (d) Limitation on Amendment. This paragraph 12 shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     The Board of Directors of Unison believes that it is in the best interests of Unison and its stockholders to make the grants awarded subject to approval by stockholders of the Option Plan Amendment, to increase the formula grants to nonemployee directors and to have additional shares of Unison Common Stock authorized for issuance under the Option Plan in order to attract, retain and reward management and other employees, directors and other eligible persons providing service to Unison and its subsidiaries and to strengthen the mutuality of interests between such persons and Unison's stockholders.

     The Option Plan is summarized below, but the description is subject to and is qualified in its entirety by the full text of the Option Plan as proposed to be amended, which is attached hereto as Annex E to this Proxy Statement Supplement.

GENERAL

     The Option Plan includes components: (i) a discretionary option grant program (the "Discretionary Option Grant Program") under which eligible individuals may, at the discretion of the Committee, be granted options to purchase shares of Unison Common Stock at an exercise price determined by the Committee and (ii) an automatic option grant program (the "Automatic Option Grant Program") under which option grants will automatically be made at periodic intervals to eligible non-employee members of the Board of Directors to purchase shares of Unison Common Stock at an exercise price equal to 100% of their fair market value on the grant date.

THE DISCRETIONARY OPTION GRANT PROGRAM

     Eligibility and Participation. The discretionary Option Grant Program is administered by the Compensation Committee (the "Committee") of the Board of Directors, and the Committee, as the administrator of the Option Plan, has complete discretion to determine which eligible individuals are to receive option grants. In general, the only consideration received by Unison for the grant of an award will be past services or the expectation of future services, or both. The Option Plan does not confer on any participant in the Option Plan (a "Participant") any right with respect to continued employment or other services to Unison and will not interfere in any manner with the right of Unison to terminate a Participant's employment or other services.

     Administration. The Option Plan is administered by the Committee, which is constituted to permit the Option Plan to comply with SEC Rule 16b-3. The Committee is authorized to: (i) select Participants; (ii) approve forms for grants under the Option Plan; (iii) determine the time or times when such option grants are to be made, including the number of shares subject to each such grant; (iv) designate the status of any granted option as either an incentive stock option or a non-qualified stock option under the Federal tax laws (except that Nonemployee Directors are only eligible to receive Nonqualified Stock Options); (v) set the exercise price for any Nonqualified Stock Option; (vi) set the vesting schedule and exercise period to be in effect for the option grant;
(vii) fix the maximum term for which any granted option is to remain outstanding; (viii) extend and maintain, or arrange for the extension and maintenance of, credit to a Participant to purchase shares pursuant to the exercise of options (subject to applicable laws and regulations); (ix) designate grants, or amend existing grants, which allow transfer between immediate family members; (x) modify, extend or renew outstanding options granted under the Option Plan, accept the surrender of outstanding options (to the extent not previously exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not previously exercised and with an exercise price per share based upon the fair market value of the Unison Common Stock on the new grant date), none of which shall alter or impair any rights of the Participant; (xi) modify grants to foreign nationals to reflect foreign tax laws; (xii) include in grants other terms consistent with the purposes of the Option Plan such as discretionary performance standards, tax withholding provisions, or other forfeiture provisions regarding competition and confidential information.

     Upon an acquisition of Unison by merger, consolidation or reorganization, each outstanding option may be substituted with shares of the acquiring company or such option may be canceled in consideration for a cash payment to the Participant of an amount per option share equal to the excess of the highest fair market value of the Unison Common Stock during the 60-day period preceding the acquisition over the option exercise price. A similar cash payment will be made to each Participant upon the dissolution or liquidation of Unison.

     Limitations on Awards. Except pursuant to the Automatic Option Grant Program, no grants are required to be made during any calendar year. No Incentive Stock Option ("ISO") may be exercised more than ten years from the date of grant (five years in the case of a grant to a Participant owning more than 10% or more of the total combined voting power of all classes of stock of Unison or any ISO Group Member), three months after the date the Participant ceases to perform services for Unison or any ISO Group Member (for reasons other than death or disability), one year after the date the Participant ceases to perform services for Unison or any ISO Group Member if cessation is due to death or disability, or the date the Participant ceases to perform services for Unison or any ISO Group Member if cessation is for cause. No Nonqualified Stock Option may be exercised more than ten years from the date of grant, two years after the date the Participant ceases to perform services for Unison or any Affiliated Group Member (for reasons other than death, disability, retirement or cause), three years after the date the Participant cease to perform services for Unison or any Affiliated Group Member if cessation is due to death, disability or retirement, or the date the Participant ceases to perform services for Unison or any Affiliated Group Member if cessation is for cause.

     Pricing and Payment of Options. The per share exercise price of each stock option granted under the Option Plan will be established by the Committee at the time of grant. Subject to the provisions of the Internal Revenue Code of 1986, as amended, grants to Participants may be either ISOs or Nonqualified Stock Options. In the case of an ISO, the per share exercise price may be no less than 100% of the fair market value of a share of Unison Common Stock on the date of grant (110% in the case of a participant who owns, directly or indirectly, 10% or more of the outstanding voting power of all classes of stock of Unison). The per share exercise price of a Nonqualified Stock Option may be any amount determined in good faith by the Committee. With respect to ISOs, the aggregate fair market value of the Unison Common Stock for which one or more options granted to a participant may become exercisable during any one calendar year may not exceed $100,000. The fair market value of the Unison Common Stock equals the closing price on the date in question as reported by the Nasdaq National Market.

     Under the Option Plan, the purchase price of an option is payable upon exercise: (i) in cash; (ii) by check; (iii) to the extent permitted by the particular option grant, by transferring to Unison shares of Unison Common Stock at their fair market value as of the option exercise date (provided that the Participant held the shares of stock for at least six months); or (iv) through a sale and remittance procedure by which a Participant delivers concurrent written instructions to a Unison-designated brokerage firm to sell immediately the purchased Unison Common Stock and remit to Unison sufficient funds to pay for the options exercised and by which the certificates for the purchased Unison Common Stock are delivered directly to the brokerage firm. Unison may also extend and maintain, or arrange for the extension and maintenance of, credit to a Participant to finance the purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board of Directors or the Committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

     The Committee may require, as a condition to exercise of an option, that the Participant pay to Unison, in cash or in shares of Unison Common Stock, the entire amount of taxes which Unison is required to withhold by reason of such exercise, in such amount as the Committee or the Board of Directors may determine. Alternatively, the Participant may elect, subject to rules adopted by the Committee or the Board of Directors, or Unison may require that it withhold from the shares to be issued that number of shares having a fair market value equal to the amount which it is required to withhold.

     Exercise. As described above, the Committee has the authority to determine the vesting and exercise provisions of all grants under the Option Plan. In general under the Option Plan, no option shall be exercisable during the lifetime of a Participant by any person other than the Participant, his or her guardian or legal representative.

THE AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, each individual serving as a non-employee member of the Board of Directors of Unison on the date of adoption of the Option Plan by the Board of Directors received an option grant on such date for 9,246 shares of Common Stock, except that the Chairman of the Board of Directors received an option for 10,496 shares. Prior to September 6, 1996, each individual who first became a non-employee member of the Board of Directors received a 9,246-share option grant on the date such individual joined the Board of Directors. In addition, each individual who continued to serve as a non-employee Board of Directors would have received an additional option grant to purchase 6,246 shares of Unison Common Stock at every fifth annual meeting of stockholders of Unison following an automatic option grant, beginning with the fifth annual meeting of stockholders of Unison held after the initial grant. If the Option Plan Amendment is approved, a grant of options for 15,000 shares (17,500 shares in the case of the Chairman of the Board) of Unison Common Stock will be made to each person who was a nonemployee director at September 6, 1996, and each nonemployee director will receive, beginning with Unison's annual meeting of stockholders held in 1997, a grant of options for 15,000 shares (17,500 shares in the case of the Chairman of the Board) of Unison Common Stock at each annual meeting of stockholders.

     Each automatic grant will be exercisable 50% one year after the grant and 100% two years after the grant and will have a term of 10 years, subject to earlier termination following the optionee's removal from the Board of Directors for cause.

AMENDMENT AND TERMINATION OF THE OPTION PLAN; OPTION GRANTS

     The Board of Directors may amend or modify the Option Plan at any time. The Option Plan will terminate on July 9, 2005, unless sooner terminated by the Board of Directors. In addition to the Option Plan Amendment, on September 6, 1996, the Board of Directors amended the Option Plan to increase the number of shares under formula grants to non-employee directors from a 9,246 share option grant on initial election to the Board of Directors and a 6,246 share option grant at every fifth annual meeting of Unison stockholders thereafter to a 15,000 share option grant for non-employee directors at September 6, 1996 (provided the recipient remains a non-employee director) and a 15,000 share option grant at each annual meeting thereafter.

     Effective July 10, 1995, the Board of Directors granted options to purchase 306,126 shares of Unison Common Stock in the aggregate under the Option Plan to certain employees of Unison, including each of the executive officers in the following amounts: Jerry M. Walker, Philip R. Rollins, Craig R. Clark and Paul
J. Contris, 33,924 shares each which vest over a two-year period from the grant date; and to L. Robert Oberfield and Terry Troxell-Gurka, 6,185 shares each, which vest over a four-year period from the grant date. All of the options were granted with an exercise price of $10.00 per share but were repriced to $9.00 per share in January 1996 to conform the exercise price to the per share price of Unison Common Stock in Unison's initial public offering of common stock during December 1995 and January 1996. In September 1996 the Compensation Committee of the Board of Directors confirmed a special one-time grant (originally framed in July 1996 subject to Compensation Committee approval) of options for 60,000 shares to Craig R. Clark at an exercise price of $9.00 per share. On the same date, but subject to approval of the Option Plan Amendment by Unison's stockholders at the Unison Special Meeting, the Compensation Committee recommended, and the full Board approved, the issuance of options for an additional 324,350 shares to Unison employees at an exercise price of $13.75 per share (its market value), including options for 40,000 shares to each of Messrs. Rollins, Contris and Clark, options for 10,000 shares each to Messrs. Oberfield and Henderson, and options for 7,500 shares to Ms. Troxell-Gurka.

FEDERAL INCOME TAX CONSIDERATIONS

     The discussion that follows is a summary, based upon current law, of some of the significant federal income tax considerations relating to awards under the Option Plan. The following discussion does not address state, local or foreign tax consequences.

     A Participant will not recognize taxable income upon the grant or exercise of an ISO except under certain circumstances when the exercise price is paid with already-owned shares of Unison Common Stock that were acquired through the previous exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an ISO to qualify for the foregoing tax treatment, the Participant generally must be an employee of Unison from the date the ISO is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. Unison will not be entitled to any deduction with respect to the grant of an ISO.

     If shares acquired upon exercise of an ISO are not disposed of by the Participant within two years from the date of grant or within one year after the transfer of such shares to the Participant (the "ISO Holding Period"), then (i) no amount will be reportable as ordinary income with respect to such shares by the Participant and (ii) Unison will not be allowed a deduction in connection with such ISO or the Unison Common Stock acquired pursuant to the exercise of the ISO. If a sale of such Unison Common Stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of a Participant to utilize a long-term capital loss will depend upon the statutory limitations on capital loss deductions not discussed herein.

     A "disqualifying disposition" will generally result if Unison Common Stock acquired upon the exercise of an ISO is sold before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition, the Participant will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. The Participant will report as a capital gain any amount recognized in excess of the fair market value on the date of exercise, and Unison will be allowed a deduction on its federal income tax return in the year of the disqualifying disposition equal to the ordinary income recognized by the Participant. If the amount realized on the sale is less than the exercise price, then the Participant will recognize no ordinary income, and the recognized loss will be reportable as a capital loss.

     In general, a Participant to whom a Nonqualified Option is granted will recognize no taxable income at the time of the grant. Upon exercise of a Nonqualified Option, the Participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Unison Common Stock on the date of exercise exceeds the exercise price of the Nonqualified Option, and Unison will generally be entitled to a deduction equal to the ordinary income recognized by the Participant in the year the Participant recognizes ordinary income, subject to the limitations of Section 162(m) of the Code.

     Unison is required to withhold certain income taxes from Participants upon exercises of Nonqualified Options. Unison will be entitled to a business expense deduction for federal income tax purposes equal to the ordinary income recognized by the Participant in the year the Participant recognizes ordinary income from the exercise of Nonqualified Options.

     The Board of Directors unanimously recommends that the stockholders vote FOR this proposal to increase the number of shares of Unison Common Stock authorized under the Option Plan from 511,046 to 800,000 and to increase the formula grants to nonemployee directors.

                              INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP are expected to be present at the Unison Special Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                 OTHER MATTERS

     Unison knows of no other matters to be submitted at the Unison Special Meeting.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders of Unison which are intended to be presented by such stockholders at Unison's Annual Meeting for the fiscal year ending December 31, 1996 must be received by Unison no later than December 31, 1996 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a stockholder wishes to present to Unison an item for consideration as an agenda item for a meeting, the stockholder must timely give notice to the Secretary and give a brief description of the business desired to be discussed.

                      , 1996              THE BOARD OF DIRECTORS

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                         UNISON HEALTHCARE CORPORATION
                       SIGNATURE HEALTH CARE CORPORATION
                                DAVID A. KREMSER
                                      AND
                                JOHN D. FILKOSKI
                           DATED AS OF AUGUST 2, 1996

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
RECITALS..............................................................................    1
AGREEMENT.............................................................................    1
   1. DEFINITIONS.....................................................................    1
       "Acquired Companies"...........................................................    1
       "Ancillary Contracts"..........................................................    1
       "Applicable Contract"..........................................................    1
       "Audit Date"...................................................................    1
       "Average Daily Price"..........................................................    1
       "Balance Sheet"................................................................    1
       "Base Amount"..................................................................    1
       "Best Efforts".................................................................    1
       "Breach".......................................................................    1
       "Closing"......................................................................    2
       "Closing Date".................................................................    2
       "Company"......................................................................    2
       "Consent"......................................................................    2
       "Contemplated Transactions"....................................................    2
       "Contract".....................................................................    2
       "Damages"......................................................................    2
       "DCL"..........................................................................    2
       "Disclosure Letter"............................................................    2
       "Disputed Medicare Receivables"................................................    2
       "Effective Time"...............................................................    2
       "Encumbrance"..................................................................    2
       "Environment"..................................................................    2
       "Environmental, Health, and Safety Liabilities"................................    2
       "Environmental Law"............................................................    3
       "Equity Adjustment Amount".....................................................    3
       "ERISA"........................................................................    3
       "Escrow Agreement".............................................................    3
       "Exchange Act".................................................................    3
       "Facilities"...................................................................    3
       "GAAP".........................................................................    3
       "Governmental Authorization"...................................................    3
       "Governmental Body"............................................................    4
       "Hazardous Activity"...........................................................    4
       "Hazardous Materials"..........................................................    4
       "HCFA".........................................................................    4
       "HSR Act"......................................................................    4
       "Indemnified Persons"..........................................................    4
       "Intellectual Property Assets".................................................    4
       "Interim Balance Sheet"........................................................    4
       "IRC"..........................................................................    4
       "IRS"..........................................................................    4
       "Knowledge"....................................................................    4
       "Legal Requirement"............................................................    4

                                       (i)

                                                                                        PAGE
                                                                                        ----
       "Merger".......................................................................    4
       "Merger Consideration".........................................................    4
       "Merging Companies"............................................................    5
       "Newco"........................................................................    5
       "Noncompetition Agreements"....................................................    5
       "Occupational Safety and Health Law"...........................................    5
       "Order"........................................................................    5
       "Ordinary Course of Business"..................................................    5
       "Organizational Documents".....................................................    5
       "Other Securityholders"........................................................    5
       "Per Share Cash Amount"........................................................    5
       "Per Share Conversion Amount"..................................................    5
       "Parent".......................................................................    5
       "Parent Companies".............................................................    5
       "Parent Reports"...............................................................    5
       "Parent Shares"................................................................    5
       "Person".......................................................................    5
       "Plan".........................................................................    5
       "Proceeding"...................................................................    5
       "Registration Rights Agreement"................................................    6
       "Related Party Contracts"......................................................    6
       "Related Person"...............................................................    6
       "Release"......................................................................    6
       "Representative"...............................................................    6
       "SEC"..........................................................................    6
       "Securities Act"...............................................................    6
       "Securityholder Releases"......................................................    6
       "Shares".......................................................................    6
       "SNFs".........................................................................    6
       "Spread".......................................................................    7
       "Subsidiary"...................................................................    7
       "Surviving Corporation"........................................................    7
       "Tax"..........................................................................    7
       "Tax Return"...................................................................    7
       "Threat of Release"............................................................    7
       "Threatened"...................................................................    7
       "Warranting Shareholders"......................................................    7
   2. THE MERGER; CLOSING.............................................................    7
       2.1  THE MERGER................................................................    7
       2.2  EFFECTIVE TIME............................................................    7
       2.3  CLOSING...................................................................    8
       2.4  THE SURVIVING CORPORATION.................................................    8
       2.5  CONSIDERATION FOR THE MERGER; CONVERSION OF SHARES IN THE
               MERGER.................................................................    8
       2.6  EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES; RETURN OF
               CERTIFICATES...........................................................    9
       2.7  NO DISSENTING SHARES......................................................    9
       2.8  CLOSING OBLIGATIONS.......................................................   10

                                      (ii)

                                                                                        PAGE
                                                                                        ----
       2.9  EQUITY ADJUSTMENT AMOUNT..................................................   10
       2.10 EQUITY ADJUSTMENT PROCEDURE...............................................   11
   3.  REPRESENTATIONS AND WARRANTIES OF THE WARRANTING
          SHAREHOLDERS................................................................   11
       3.1  ORGANIZATION AND GOOD STANDING............................................   12
       3.2  AUTHORITY; NO CONFLICT....................................................   12
       3.3  CAPITALIZATION............................................................   13
       3.4  FINANCIAL STATEMENTS......................................................   13
       3.5  BOOKS AND RECORDS.........................................................   14
       3.6  TITLE TO PROPERTIES; ENCUMBRANCES.........................................   14
       3.7  CONDITION AND SUFFICIENCY OF ASSETS.......................................   14
       3.8  ACCOUNTS RECEIVABLE.......................................................   15
       3.9  PREPAID SUPPLIES..........................................................   15
       3.10 NO UNDISCLOSED LIABILITIES................................................   15
       3.11 TAXES.....................................................................   15
       3.12 NO MATERIAL ADVERSE CHANGE................................................   16
       3.13 EMPLOYEE BENEFITS.........................................................   16
       3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
               AUTHORIZATIONS.........................................................   17
       3.15 LEGAL PROCEEDINGS; ORDERS.................................................   18
       3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS.....................................   19
       3.17 CONTRACTS; NO DEFAULTS....................................................   20
       3.18 INSURANCE.................................................................   22
       3.19 ENVIRONMENTAL MATTERS.....................................................   23
       3.20 EMPLOYEES.................................................................   24
       3.21 LABOR RELATIONS; COMPLIANCE...............................................   25
       3.22 INTELLECTUAL PROPERTY.....................................................   25
       3.23 CERTAIN PAYMENTS..........................................................   26
       3.24 DISCLOSURE................................................................   26
       3.25 RELATIONSHIPS WITH RELATED PERSONS........................................   26
       3.26 BROKERS OR FINDERS........................................................   26
       3.27 INVESTMENT INTENT.........................................................   27
       3.28 SUITABILITY AND SOPHISTICATION............................................   27
       3.29 RECEIPT OF INFORMATION....................................................   27
       3.30 TERMINATION OF ANCILLARY CONTRACTS........................................   27
   4. REPRESENTATIONS AND WARRANTIES OF PARENT........................................   28
       4.1  ORGANIZATION AND GOOD STANDING............................................   28
       4.2  AUTHORITY; NO CONFLICT....................................................   28
       4.3  INVESTMENT INTENT.........................................................   28
       4.4  CERTAIN PROCEEDINGS.......................................................   28
       4.5  BROKERS OR FINDERS........................................................   28
       4.6  SUITABILITY AND SOPHISTICATION............................................   29
       4.7  RECEIPT OF INFORMATION....................................................   29
       4.8  CONFLICTING AGREEMENTS....................................................   29
       4.9  PARENT COMMON STOCK.......................................................   29
       4.10 PARENT CAPITALIZATION.....................................................   29
       4.11 REPORTS AND FINANCIAL STATEMENTS; NASDAQ COMPLIANCE.......................   29
       4.12 ABSENCE OF CERTAIN CHANGES OR EVENTS......................................   30

                                      (iii)

                                                                                        PAGE
                                                                                        ----
   5. COVENANTS OF THE WARRANTING SHAREHOLDERS PRIOR TO
    CLOSING DATE......................................................................   30
       5.1  ACCESS AND INVESTIGATION..................................................   30
       5.2  OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES.....................   30
       5.3  NEGATIVE COVENANT.........................................................   30
       5.4  REQUIRED APPROVALS........................................................   30
       5.5  NOTIFICATION..............................................................   31
       5.6  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS................................   31
       5.7  NO NEGOTIATION............................................................   31
       5.8  BEST EFFORTS..............................................................   31
   6. COVENANTS OF PARENT PRIOR TO CLOSING DATE.......................................   31
       6.1  APPROVALS OF GOVERNMENTAL BODIES..........................................   31
       6.2  BEST EFFORTS..............................................................   32
   7. CONDITIONS PRECEDENT TO PARENT'S OBLIGATION TO CLOSE............................   32
       7.1  ACCURACY OF REPRESENTATIONS...............................................   32
       7.2  WARRANTING SHAREHOLDERS' PERFORMANCE......................................   32
       7.3  CONSENTS..................................................................   32
       7.4  ADDITIONAL DOCUMENTS......................................................   32
       7.5  NO PROCEEDINGS............................................................   33
       7.6  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.......................   33
       7.7  NO PROHIBITION............................................................   33
       7.8  COMPLETION OF DILIGENCE...................................................   33
       7.9  ENVIRONMENTAL REPORTS.....................................................   33
       7.10 UNISON APPROVALS..........................................................   33
       7.11 UNISON FINANCING; AVERAGE DAILY PRICE.....................................   33
       7.12 TREATMENT OF DISPUTED MEDICARE RECEIVABLES................................   34
       7.13 ACQUISITION OF REHABWEST, INC.............................................   34
       7.14 CONSUMMATION OF MERGERS WITH OTHER MERGING COMPANIES......................   34
   8. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY AND THE
        WARRANTING SHAREHOLDERS TO CLOSE..............................................   34
       8.1  ACCURACY OF REPRESENTATIONS...............................................   34
       8.2  PARENT'S PERFORMANCE......................................................   34
       8.3  CONSENTS..................................................................   34
       8.4  ADDITIONAL DOCUMENTS......................................................   34
       8.5  NO INJUNCTION.............................................................   35
       8.6  AVERAGE DAILY PRICE.......................................................   35
       8.7  PARENT DIRECTOR...........................................................   35
       8.8  ACQUISITION OF REHABWEST, INC.............................................   35
       8.9  CONSUMMATION OF MERGERS WITH OTHER MERGING COMPANIES......................   35
   9. TERMINATION.....................................................................   35
       9.1  TERMINATION EVENTS........................................................   35
       9.2  EFFECT OF TERMINATION.....................................................   36
       9.3  WRONGFUL TERMINATION OR FAILURE TO CLOSE BY PARENT........................   36
  10. INDEMNIFICATION; REMEDIES.......................................................   36
       10.1  SURVIVAL; RIGHT TO INDEMNIFICATION LIMITED BY KNOWLEDGE..................   36
       10.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE
                WARRANTING SHAREHOLDERS...............................................   37
       10.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY PARENT.........................   37

                                      (iv)

                                                                                        PAGE
                                                                                        ----
       10.4  TIME LIMITATIONS.........................................................   37
       10.5  LIMITATIONS ON AMOUNT -- WARRANTING SHAREHOLDERS.........................   38
       10.6  LIMITATIONS ON AMOUNT -- PARENT..........................................   38
       10.7  ESCROW...................................................................   38
       10.8  PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS......................   38
       10.9  PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS............................   39
  11. GENERAL PROVISIONS..............................................................   39
       11.1  EXPENSES.................................................................   39
       11.2  PUBLIC ANNOUNCEMENTS.....................................................   39
       11.3  CONFIDENTIALITY; ACCESS TO INFORMATION...................................   40
       11.4  NOTICES..................................................................   40
       11.5  SPECIFIC PERFORMANCE; JURISDICTION; SERVICE OF PROCESS...................   41
       11.6  FURTHER ASSURANCES.......................................................   41
       11.7  WAIVER...................................................................   41
       11.8  ENTIRE AGREEMENT AND MODIFICATION........................................   41
       11.9  DISCLOSURE LETTER........................................................   42
       11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.......................   42
       11.11 SEVERABILITY.............................................................   42
       11.12 SECTION HEADINGS, CONSTRUCTION...........................................   42
       11.13 TIME OF ESSENCE..........................................................   42
       11.14 GOVERNING LAW............................................................   42
       11.15 COUNTERPARTS.............................................................   42
       11.16 MUTUAL RELEASE...........................................................   42

                                       (v)

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is made as of August 2, 1996, by Unison HealthCare Corporation, a Delaware corporation ("Parent"), Signature Health Care Corporation, a Delaware corporation ("Signature" or the "Company"), David A. Kremser, an individual resident in Colorado ("Mr. Kremser"), and John D. Filkoski, an individual resident in Colorado ("Mr. Filkoski" and, collectively with Mr. Kremser, the "Warranting Shareholders").

RECITALS

     The Boards of Directors of both Parent and the Company have, subject to the conditions of this Agreement, determined that the Merger (as defined below) is in the best interests of their respective shareholders and have approved and adopted this Agreement and the transactions contemplated hereby. Parent and the Warranting Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to cause the Merger to occur on the terms set forth in this Agreement. This Agreement contemplates a reorganization pursuant to IRC Sections 368(a)(1)(A) and 368(a)(2)(E).

AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "ACQUIRED COMPANIES" -- the Company and its Subsidiaries, collectively.

     "ANCILLARY CONTRACTS" -- as defined in Section 3.30.

     "APPLICABLE CONTRACT" -- any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

     "AUDIT DATE" -- as defined in Section 2.10.

     "AVERAGE DAILY PRICE" -- the average of the closing selling prices on the Nasdaq Stock Market's National Market of the Parent's common stock, during the 30 consecutive trading days ending on the fifth trading day prior to the last trading day immediately prior to the Closing Date, all as reported in The Wall Street Journal.

     "BALANCE SHEET" -- as defined in Section 3.4.

     "BASE AMOUNT" -- as defined in Section 2.5(a).

     "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible.

     "BREACH" -- except as otherwise expressly provided in Article 10 hereof for purposes of applying the indemnification provisions, a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any material claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such material inaccuracy, breach, failure, claim, occurrence, or circumstance, provided, however, that if any such representation, warranty, covenant, obligation or other provision is itself limited to matters of a material nature (however that limitation may be expressed), an inaccuracy thereof shall constitute a Breach for all purposes of this Agreement and no second level of materiality shall be required.

     "CLOSING" -- as defined in Section 2.3.

     "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

     "COMPANY" -- as defined in the Recitals of this Agreement.

     "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including:

          (a) the Merger;

          (b) the execution, delivery, and performance of the Noncompetition Agreements, the Securityholders' Releases, and the Escrow Agreement;

          (c) the performance by Parent and Warranting Shareholders of their respective covenants and obligations under this Agreement; and

          (d) Parent's acquisition and ownership of the Shares through the Merger and exercise of control over the Acquired Companies.

     "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DAMAGES" -- as defined in Section 10.2.

     "DCL" -- as defined in Section 2.1.

     "DISCLOSURE LETTER" -- the disclosure letter delivered by the Warranting Shareholders to Parent concurrently with the execution and delivery of this Agreement.

     "DISPUTED MEDICARE RECEIVABLES" -- as defined in Section 7.11.

     "EFFECTIVE TIME" -- as defined in Section 2.2.

     "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational

     Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ' 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated, including medical wastes;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e) protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980; Clean Water Act of 1977; Clean Air Act; Resource Conservation and Recovery Act of 1976; Federal Insecticide, Fungicide, and Rodenticide Act; Toxic Substances Control Act; Emergency Planning and Community Right-to-Know Act of 1986; Occupational Safety and Health Act of 1970; and Safe Drinking Water Act; and state and local counterparts to these acts.

     "EQUITY ADJUSTMENT AMOUNT" -- as defined in Section 2.9.

     "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ESCROW AGREEMENT" -- as defined in Section 2.8.

     "EXCHANGE ACT" -- the Securities Exchange Act of 1934, as amended.

     "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by any Acquired Company.

     "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

     "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" -- any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

          (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

     "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including (a) any substance, the presence of which requires investigation or remediation under any Environmental Law or other common law; (b) any dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous substance; (c) any substance, the presence of which causes or threatens to cause a nuisance upon any SNF or other property presently and/or previously owned, leased or otherwise used by the Company or the Subsidiaries of the Company (or poses or threatens to pose a hazard to the health or safety of persons on or about the property or adjacent properties); and (d) radon, ureaformaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

     "HCFA" -- the federal Health Care Financing Administration.

     "HSR ACT" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "INDEMNIFIED PERSONS" -- as defined in Section 10.2.

     "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 3.22.

     "INTERIM BALANCE SHEET" -- as defined in Section 3.4.

     "IRC" -- the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "LEGAL REQUIREMENT" -- any federal, state, local, municipal, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "MERGER" -- as defined in Section 2.1.

     "MERGER CONSIDERATION" -- as defined in Section 2.5.

     "MERGING COMPANIES" -- Signature Health Care Corporation, Arkansas, Inc., Cornerstone, Inc., Douglas Manor, Inc., and Safford Care, Inc.

     "NEWCO" -- a newly organized, wholly owned subsidiary of Parent to be merged with and into the Company in the Merger.

     "NONCOMPETITION AGREEMENTS" -- as defined in Section 2.8.

     "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any governmental program designed to provide safe and healthful working conditions.

     "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "OTHER SECURITYHOLDERS" -- persons, other than the Warranting Shareholders, who hold shares or options to acquire shares of any Acquired Company immediately prior to the Effective Time.

     "PER SHARE CASH AMOUNT" -- as defined in Section 2.5.

     "PER SHARE CONVERSION AMOUNT" -- as defined in Section 2.5.

     "PARENT" -- as defined in the first paragraph of this Agreement.

     "PARENT COMPANIES" -- any direct or indirect wholly-owned subsidiary of Parent.

     "PARENT REPORTS" -- as defined in Section 4.11.

     "PARENT SHARES" -- shares of the voting common stock, $0.001 par value per share, of Parent.

     "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PLAN" -- as defined in Section 3.13.

     "PROCEEDING" -- any action, arbitration, audit, hearing, investigation (including Medicare and Medicaid survey and certification investigations and proceedings), litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "REGISTRATION RIGHTS AGREEMENT" -- as defined in Section 2.8(d).

     "RELATED PARTY CONTRACTS" -- as defined in Section 2.8(a)(v) and listed pursuant to Section 3.17(a)(xiv).

     "RELATED PERSON" -- with respect to a particular individual:

          (a) each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

          With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any Person that holds a Material Interest in such specified
     Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any Person in which such specified Person holds a Material
     Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related Person of any individual described in clause (b) or
     (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

     "RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "SEC" -- the federal Securities and Exchange Commission.

     "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "SECURITYHOLDER RELEASES" -- as defined in Section 2.8.

     "SHARES" -- the shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Newco, or any Parent Companies or any of the Company's direct or indirect wholly-owned subsidiaries, or held in the treasury of the Company).

     "SNFS" -- skilled nursing facilities and other licensed providers of health care and related services owned or leased and operated by any Acquired Company.

     "SPREAD" -- the amount by which (a) the excess of $6,430,532 over the allocated fees to BA Partners in connection with the Merger, divided by (b) 80,171, exceeds (c) the per share exercise price of an outstanding employee option to purchase Company common stock, multiplied by the number of shares of Company common stock to which the option relates.

     "SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "SURVIVING CORPORATION" -- as defined in Section 2.1.

     "TAX" -- any tax (including without limitation any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

     "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "WARRANTING SHAREHOLDERS" -- as defined in the first paragraph of this Agreement.

2.  THE MERGER; CLOSING

2.1  THE MERGER

     Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2), the Company and Newco shall consummate a merger (the "Merger") in which (a) Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Company and Newco are sometimes collectively referred to herein as the "Constituent Corporations." The Merger shall have the effects set forth in the Delaware Corporation Law (the "DCL").

2.2  EFFECTIVE TIME

     Parent, Newco and the Company will cause an appropriate Certificate of Merger (the "Certificate of Merger") to be executed and filed on the date of the Closing (or on such other date as Parent and the Company may agree) as provided in the DCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

2.3  CLOSING

     The closing of the Merger (the "Closing") provided for in this Agreement will take place at the offices of Parent's counsel at Suite 400, One Camelback Building, One East Camelback Road, Phoenix, Arizona, at 10:00 a.m. (local time) on the later of (i) October 15, 1996 or (ii) subject to the provisions of
Section 9, the date that is two business days following the termination of the applicable waiting period under the HSR Act and the satisfaction of the other conditions specified in this Agreement, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the Merger provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4  THE SURVIVING CORPORATION

     The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. The officers of Newco at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out and effectuate the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out and effectuate the purposes of this Agreement.

2.5  CONSIDERATION FOR THE MERGER; CONVERSION OF SHARES IN THE MERGER

     At the Effective Time, by virtue of the Merger and without any action on the part of the holders of capital stock of the Company or of capital stock of
Newco:

          (a) Each Share shall, by virtue of the Merger and without any action on the part of Newco, the Company or the holder thereof, be converted into:

             (i) that number of Parent Shares determined by dividing (i) 1,509,434 Parent Shares by the number of Shares (the "Per Share Conversion Amount"), provided, however, that

             (A) if the Average Daily Price is greater than $15.25, then the aggregate number of Parent Shares used in the foregoing calculation shall be reduced to an amount that, when multiplied by the Average Daily Price results in the product $23,018,868.50, and

             (B) if the Average Daily Price is less than $11.25, then the aggregate number of Parent Shares used in the foregoing calculation shall be increased to an amount that, when multiplied by the Average Daily Price results in the product $16,981,132.50.

        Plus

             (ii) an amount of cash (the "Per Share Cash Amount") determined by dividing

             (A) $10,200,000 minus the aggregate Spread on employee options retired by the Company after the date hereof and prior to the Effective Time (such excess being referred to herein as the

        "Base Amount"), plus or minus the Equity Adjustment Amount determined pursuant to Sections 2.9 and 2.10, by

             (B) the number of Shares.

          (b) All calculations made pursuant to Section 2.5(a) shall be carried out the third decimal place. No fractional Parent Shares shall be issued in the Merger, but instead any fraction shall be rounded up to the nearest whole Parent Share. The Per Share Conversion Amount plus the Per Share Cash Amount is sometimes referred to herein as the "Merger Consideration."

          (c) At the Effective Time, each share of capital stock of the Company issued and outstanding and owned by any of the Parent Companies or any of the Company's direct or indirect wholly-owned subsidiaries or authorized but unissued shares held by the Company immediately prior to the Effective Time shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (d) At the Effective Time, each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (e) If, between the date of this Agreement and the Effective Time, the outstanding Shares or the Parent Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or with respect to any such event there be declared a record date within said period with a distribution date after the Effective Time or a stock dividend on the Shares or the Parent Common Shares shall be declared with a record date within said period, the Merger Consideration shall be appropriately adjusted.

2.6  EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES; RETURN OF CERTIFICATES

     Except as set forth in Section 2.5 above, from and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding Shares shall be entitled to receive in exchange therefor, upon surrender thereof to Parent, payment of the Merger Consideration, provided, however, that if the Equity Adjustment Amount has not yet been determined in accordance with Sections 2.9 and 2.10(a) hereof an amount equal to the holder's pro rata share of the Base Amount shall initially be paid and the parties will comply with the procedures required by Section 2.10(b) hereof, and provided further that a portion of the Merger Consideration equal to 37,736 Parent Shares (allocated pro rata among the Warranting Shareholders in proportion to their ownership of Shares immediately prior to the Effective Time) shall be deposited by the Parent on the holders' behalf with the Escrow Agent in accordance with Section 2.8 hereof and shall thereafter be held and applied in accordance with the Escrow Agreement. No holder of a certificate or certificates which immediately prior to the Effective Time represented Shares shall be entitled to receive any dividend or other distribution from Parent until surrender of such holder's certificate or certificates for a certificate or certificates representing Parent Shares.

2.7  NO DISSENTING SHARES

     The parties hereto acknowledge that the shareholders of the Company have all indicated they will approve the Merger and they will not be entitled to dissent from the Merger and require appraisal of their Shares.

2.8  CLOSING OBLIGATIONS

     At the Closing:

          (a) the Warranting Shareholders, for themselves and as agents for all Other Securityholders, will deliver to Parent:

             (i) certificates representing the Shares;

             (ii) releases in the form of Exhibit 2.8(a)(ii) executed by the Warranting Shareholders, all Other Securityholders and each Related Person of either Warranting Shareholder that is a party to any Related Party Contract (collectively, "Securityholder Releases");

             (iii) noncompetition agreements in the form of Exhibit 2.8(a)(iii), executed by the Warranting Shareholders (collectively, the "Noncompetition Agreements");

             (iv) a certificate executed by the Warranting Shareholders representing and warranting to Parent that each of the Warranting Shareholders' representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by the Warranting Shareholders to Parent not less than five business days prior to the Closing Date in accordance with Section 5.5), provided, that if an inaccuracy constitutes a "Breach" as defined herein, no further threshold of materiality shall be permitted hereby and the certificate called for by this section cannot be given;

             (v) mutual termination agreements in respect to each management and other contracts with any Related Person of either Warranting Shareholder other than the rehabilitation services contracts with RehabWest, Inc. (the "Related Party Contracts"), properly executed and delivered by each party thereto and providing for no future payments or other obligations by the Company or the Parent with respect thereto; and

             (vi) resignations of all directors and officers of each Acquired Company, if and as requested by Parent;

          (b) Parent will deliver to the Warranting Shareholders and Other
     Securityholders:

             (i) the payment specified by Section 2.6, with the Per Share Cash Consideration paid by bank cashier's or certified check payable to the order of or by wire transfer to accounts specified on behalf of each Warranting Shareholder and Other Securityholder; and

             (ii) a certificate executed by Parent to the effect that, except as otherwise stated in such certificate, each of Parent's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, provided, that if an inaccuracy constitutes a "Breach" as defined herein, no further threshold of materiality shall be permitted hereby and the certificate required by this section cannot be given.

          (c) Parent and the Warranting Shareholders will enter into an escrow agreement in the form of Exhibit 2.8(c) (the "Escrow Agreement") with Mellon Bank, F.S.B., and Parent will make the deposit into escrow on behalf of the Warranting Shareholders that is required by Section 2.6.

          (d) Parent and the Warranting Shareholders will enter into a registration rights agreement in the form of Exhibit 2.8(d) (the "Registration Rights Agreement").

2.9  EQUITY ADJUSTMENT AMOUNT

     The Equity Adjustment Amount (which may be a positive or negative number) will be equal to (a) the consolidated stockholders' equity of the Acquired Companies as of the Audit Date determined in accordance with GAAP, plus (b) the sum of the adjustments listed on Schedule 2.9, if and to the extent such adjustments were taken into account in subpart (a), minus (c) $760,003.

2.10  EQUITY ADJUSTMENT PROCEDURE

     (a) The Warranting Shareholders will prepare and will cause Arthur Andersen LLP, the Company's certified public accountants, to audit consolidated financial statements ("Closing Financial Statements") of the Company through the calendar month-end closest to the Closing Date (the "Audit Date") and for the period from the date of the Balance Sheet through the Audit Date, including a computation of consolidated stockholders' equity as of the Audit Date. The Warranting Shareholders will deliver the Closing Financial Statements to Parent within sixty days after the Closing Date. If within thirty days following delivery of the Closing Financial Statements, Parent has not given the Warranting Shareholders notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of Parent's objection), then the consolidated stockholders' equity reflected in the Closing Financial Statements will be used in computing the Equity Adjustment Amount. If Parent gives such notice of objection, then the issues in dispute will be submitted to Price Waterhouse LLP, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Parent will bear the fees of the Accountants for such determination.

     (b) On the tenth business day following the final determination of the Equity Adjustment Amount, if the Equity Adjustment Amount is positive, Parent will pay the Equity Adjustment Amount to the Warranting Shareholders, and if the Equity Adjustment Amount is negative, the Warranting Shareholders will pay the absolute value of such amount to Parent, all as contemplated by and in accordance with Section 2.5(a) hereof. Payments must be made in immediately available funds. Payments to the Warranting Shareholders must be made in the manner and will be allocated in the proportions set forth in Section 2.8(b)(i). Payments to Parent must be made by wire transfer to such bank account as Parent will specify.

3.  REPRESENTATIONS AND WARRANTIES OF THE WARRANTING SHAREHOLDERS

     The Disclosure Letter called for by the Warranting Shareholders' representations and warranties in this Part 3 has been prepared by the Warranting Shareholders without full involvement of other personnel of the Acquired Companies because of the confidential nature of this Agreement. For the same reasons, a portion of the due diligence investigation which Parent wishes to complete in respect of the Acquired Companies and the SNFs has not yet been completed. Although the Warranting Shareholders believe all of the information in the Disclosure Letter is accurate and complete, the Warranting Shareholders shall have the right to complete or supplement the Disclosure Letter not later than August 16, 1996 (the "Disclosure Supplement"). Parent shall have the right to continue its due diligence investigation after the date of this Agreement and through the Closing Date. Parent shall have the right to terminate this Agreement by written notice to the Warranting Shareholders within five business days after receipt of the Disclosure Supplement if Parent in its sole discretion determines that the information contained in the disclosures as supplemented, or any other information or documentation learned or discovered in the course of Parent's due diligence investigation, constitutes, has, or is likely to have, a material adverse effect. In the event Parent terminates this Agreement pursuant to the foregoing provision, this Agreement shall become null and void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, except that the Confidentiality Agreement shall survive and each party shall pay its own expenses incurred in connection with this Agreement. In the event Parent does not terminate this Agreement pursuant to the foregoing provision, the Disclosure Supplement shall be deemed delivered as of the date of this Agreement and made a part of the Disclosure Letter to this Agreement.

     The Warranting Shareholders represent and warrant to Parent as follows:

3.1  ORGANIZATION AND GOOD STANDING

     (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) The Warranting Shareholders have made available to Parent copies of the Organizational Documents of each Acquired Company, as currently in effect.

3.2  AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of the Company and the Warranting Shareholders, enforceable against the Company and the Warranting Shareholders in accordance with its terms. Upon the execution and delivery by the Warranting Shareholders of the Escrow Agreement, the Registration Rights Agreement, the Warranting Shareholders' Releases, and the Noncompetition Agreements (collectively, the "Warranting Shareholders' Closing Documents"), the Warranting Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the Warranting Shareholders, enforceable against the Warranting Shareholders in accordance with their respective terms. The Warranting Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Warranting Shareholders' Closing Documents and to perform their obligations under this Agreement and the Warranting Shareholders' Closing Documents.

     (b) To the best of Warranting Shareholders' Knowledge, except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company, any SNF or either Warranting Shareholder, or any of the assets owned or used by any Acquired Company or any SNF, may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to any SNF or otherwise to the business of, or any of the assets owned or used by, any Acquired Company;

          (iv) cause Parent or any Acquired Company to become subject to, or to become liable for the payment of, any Tax;

          (v) cause any of the assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

          (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

          (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any SNF or any Acquired Company.

     Except as set forth in Part 3.2 of the Disclosure Letter, no SNF, Warranting Shareholder or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3  CAPITALIZATION

     The authorized and outstanding equity securities of Signature and the record and beneficial ownership of such equity securities, are as described in
Part 3.3 of the Disclosure Letter. The Warranting Shareholders and the Other Securityholders are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. With the exception of the Shares and the options described in Part 3.3 of the Disclosure Letter, all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies. Except as described in Part 3.3 of the Disclosure Schedule, such securities are owned free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. No outstanding equity securities or other securities of any Acquired Company were issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

3.4  FINANCIAL STATEMENTS

     The Warranting Shareholders have delivered to Parent: (a) consolidated balance sheets of the Acquired Companies as of December 31 in each of the years 1988 through 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Arthur Anderson, LLP, independent certified public accountants, (b) a consolidated balance sheet of the Acquired Companies as of December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Arthur Andersen LLP, independent certified public accountants, and (c) an unaudited consolidated balance sheet of the Acquired Companies as of June 30, 1996 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the six months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

3.5  BOOKS AND RECORDS

     To the best of the Warranting Shareholders' Knowledge, the books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

3.6  TITLE TO PROPERTIES; ENCUMBRANCES

     To the best of the Warranting Shareholders' Knowledge, Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any Acquired Company. The Warranting Shareholders have delivered or made available to Parent copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Warranting Shareholders or the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). To the best of the Warranting Shareholders' Knowledge, all material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company, and (ii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto. To the best of the Warranting Shareholders' Knowledge, all buildings, plants, and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

3.7  CONDITION AND SUFFICIENCY OF ASSETS

     To the best of the Warranting Shareholders' Knowledge, all of the buildings, plants, structures, and equipment of the SNFs and of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the SNFs and of the Acquired Companies are sufficient for the continued conduct of the SNFs and of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

3.8  ACCOUNTS RECEIVABLE

     To the best of the Warranting Shareholders' Knowledge all accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date and assuming that after the Closing the Acquired Companies follow similar collection policies to those followed by the Acquired Companies through the date hereof, the Accounts Receivable (excluding only the Disputed Medicare Receivables), are or will be as of the Closing Date collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and except for the reserves identified in Schedule 2.9, calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a materially greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). On the Closing Date each of the Acquired Companies will have transmitted bills and invoices in the Ordinary Course of Business for all services performed through the end of the most recent practicable month. To the best of the Warranting Shareholders' Knowledge, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable, other than the Disputed Accounts Receivable. To the best of the Warranting Shareholders' Knowledge Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable. Parent acknowledges that there are time constraints with respect to the billing of Government Agencies and third party payers which, if not followed, can result in a denial of payment.

3.9  PREPAID SUPPLIES

     To the best of the Warranting Shareholders' Knowledge all inventory or supplies and other materials of the Acquired Companies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable in the Ordinary Course of Business. The amounts thereof are not excessive and are reasonable in the present circumstances of the Acquired Companies and satisfy all Legal Requirements applicable to any Acquired Company or SNF with respect to inventory and supplies.

3.10  NO UNDISCLOSED LIABILITIES

     To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.10 of the Disclosure Letter, the Acquired Companies have no material liabilities or obligations of any nature except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.11  TAXES

     (a) To the best of the Warranting Shareholders' Knowledge the Acquired Companies have filed or caused to be filed (on a timely basis since 1990) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Warranting Shareholders have made available to Parent copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since January 1, 1993. Based upon the Warranting Shareholders' inquiry and advice from Arthur Andersen, LLP, the Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or pursuant to any assessment received by either of the Warranting Shareholders or any Acquired Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure

Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

     (b) Based upon the Warranting Shareholders' inquiry of and advice from Arthur Andersen LLP, the United States federal and state income Tax Returns of each Acquired Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1991. To the best of the Warranting Shareholders' Knowledge Part 3.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. No deficiencies were proposed as a result of such audits. To the best of the Warranting Shareholders' Knowledge, except as described in Part 3.11 of the Disclosure Letter, no Warranting Shareholder or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

     (c) To the best of the Warranting Shareholders' Knowledge the charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes, provided, however, that this warranty is made prior to and without accruing for any Tax benefit or liability related to the adjustments described on Schedule 2.9. To the best of the Warranting Shareholders' Knowledge there exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part
3.11 of the Disclosure Letter. No Acquired Company has filed a consent under
Section 341(f) of the IRC concerning collapsible corporations. To the best of the Warranting Shareholders' Knowledge all Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) To the best of the Warranting Shareholders' Knowledge all Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement.

3.12  NO MATERIAL ADVERSE CHANGE

     Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any SNF or any Acquired Company, and the best of the Warranting Shareholders' Knowledge no event has occurred or circumstance exists that may result in such a material adverse change.

3.13  EMPLOYEE BENEFITS

     To the best of the Warranting Shareholders' Knowledge (provided that the foregoing qualification shall cease to apply as to paragraphs (a) and (c) below five (5) business days prior to the Closing Date):

          (a) Except as set forth in Part 3.13(a) of the Disclosure Letter, none of the Acquired Companies nor any member of its controlled group within the meaning of Section 414 of the IRC maintains or contributes to, or at any time in the preceding five calendar years maintained or contributed to: (i) any non-qualified deferred compensation or retirement plans or arrangements; (ii) any qualified defined contribution retirement plans or arrangements; (iii) any qualified defined benefit pension plan; (iv) any multiemployer plan (as defined in Section 3(37) of ERISA); (v) any other plan, program, agreement or arrangement under which former employees of any of the Acquired Companies or its beneficiaries are entitled, or current employees of any of the Acquired Companies will be entitled following termination of employment, to medical, health, life insurance or other benefits other than pursuant to benefit continuation rights granted by state of federal law; or (vi) any other employee benefit, health, welfare, severance, vacation, medical, disability, life insurance, stock, stock purchase or stock option plan, program, agreement, arrangement, custom, practice or policy. The plans described in Part 3.13(a) are referred to herein as the "Plans."

          (b) The Plans comply in all respects with the requirements of all applicable laws, including ERISA, and the Plans meet any applicable requirements for favorable tax treatment under the IRC in both form and operation. The contributions to the Plans and the costs of administering the Plans, including fees for the trustee and other service providers which are customarily paid by any of the Acquired Companies, have been paid or will be paid prior to the Closing Date or are reflected in the Interim Balance Sheet. There have been no prohibited transactions as defined in
     Section 406 of ERISA or Section 4975 of the IRC with respect to any of the Plans or any parties in interest or disqualified persons with respect to the Plans or any reduction or curtailment of accrued benefits with respect to any of the Plans. There are no pending, or to the Knowledge of the Warranting Shareholders, threatened claims, lawsuits, arbitrations, audits or investigations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans. None of the Acquired Companies has any plans, programs, agreements or arrangements or other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust or other funding arrangement. No Warranting Shareholder, Acquired Company or ERISA Affiliate has any liability to the IRS, the Department of Labor, or the Pension Benefit Guaranty Company. No event has occurred or circumstance exists that could result in a material increase in premium costs of Plans that are insured, or a material increase in benefit costs of Plans that are self-insured. No payment that is owed or may become due to any employee of any Acquired Company will be characterized as an "excess parachute payment" as defined in Code Section 280G, and the Merger contemplated by this Agreement will not result in the payment, vesting, or acceleration of any benefit.

          (c) To the extent applicable, the Warranting Shareholders have made available to Parent true and complete copies of: (i) the Plans and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan; (ii) the most recent determination letters received from the IRS regarding the Plans and copies of any pending applications, filings or notices with respect to any of the Plans with the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency and any notices or other communications from any governmental agency regarding any of the Plans; (iii) the financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed and the two prior Plan years; (iv) the reports of the most recent actuarial valuations for the Plans; (v) copies of all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto or to the appointment of any fiduciaries thereunder and copies of any investment policies, administrative services agreements or other contracts with third parties, surety bonds, rules, regulations or policies of the trustees or any committee thereunder; and (vi) copies of any communications or notices provided to employees or plan participants with respect to the Plans along with information concerning the date and extent of distribution of such communications.

3.14  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     (a) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.14 of the Disclosure Letter:

          (i) each Acquired Company and each SNF is, and at all times since January 1, 1995 has been, in substantial compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, and has every Governmental Authorization required in connection therewith;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Acquired Company or any SNF of, or a failure on the part of any Acquired Company or any SNF to comply with, any Legal Requirement, which violation or failure may have a material adverse effect on any Acquired Company or SNF, or (B) may give rise to any obligation on the part of any Acquired Company or any SNF to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) no Acquired Company or SNF has received, at any time since January 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company or SNF to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for state and federal licensing and certification surveys, all of which have been provided to Parent.

     (b) To the best of the Warranting Shareholders' Knowledge Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or SNF or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company or any SNF. To the best of the Warranting Shareholders' Knowledge each Governmental Authorization listed or required to be listed in
Part 3.14 of the Disclosure Letter is valid and in full force and effect. To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.14 of the Disclosure Letter:

          (i) each Acquired Company and SNF is, and at all times since January 1, 1995 has been, in substantial compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, which violation or failure may have a material adverse effect on any Acquired Company or any SNF, or
     (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

          (iii) no Acquired Company or SNF has received, at any time since January 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, which violation or failure may have a material adverse effect on any Acquired Company or any SNF, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part
     3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     To the best of the Warranting Shareholders' Knowledge, the Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate the SNFs and the other aspects of their businesses in the manner they currently conduct and operate the SNFs and such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

3.15  LEGAL PROCEEDINGS; ORDERS

     (a) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

          (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may materially affect any SNF or the business of, or any of the assets owned or used by, any Acquired Company; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of the Warranting Shareholders and the Acquired Companies,
(1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. If requested by Parent, the Warranting Shareholders will promptly deliver to Parent copies of all pleadings, correspondence, and other documents relating to each or any Proceeding listed in
Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any SNF or any Acquired Company.

     (b) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.15 of the Disclosure Letter:

          (i) there is no Order to which any of the Acquired Companies, any SNF or any of the assets owned or used by any Acquired Company, is subject, the existence or violation of which could have a material adverse effect on any Acquired Company or any SNF;

          (ii) neither Warranting Shareholder is subject to any Order that relates to the business of, or any of the assets owned or used by, any SNF or any Acquired Company; and

          (iii) no officer, director, agent, or employee of any Acquired Company is subject to any Order or Legal Requirement that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to any SNF or to the business of any Acquired Company.

     (c) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.15 of the Disclosure Letter:

          (i) each Acquired Company and SNF is, and at all times since January 1, 1995 has been, in substantial compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order or Legal Requirement to which any SNF or Acquired Company, or any of the assets owned or used by any SNF or Acquired Company, is subject, the existence or violation of which could have a material adverse effect on any Acquired Company or any SNF; and

          (iii) no SNF or Acquired Company has received, at any time since January 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or failure to comply with, any material term or requirement of, any Order or Legal Requirement to which any SNF or Acquired Company, or any of the assets owned or used by any SNF or Acquired Company, is or has been subject.

3.16  ABSENCE OF CERTAIN CHANGES AND EVENTS

     To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Interim Balance Sheet, the Acquired Companies have operated the SNFs and conducted their businesses only in the Ordinary Course of Business and there has not been any:

          (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the Organizational Documents of any Acquired Company;

          (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to either Warranting Shareholder or their Related Persons or to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

          (e) damage to or destruction or loss of any asset or property of any SNF or Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of any SNF or any of the Acquired Companies;

          (f) entry into, termination of, or receipt of notice of termination of
     (i) any license, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company (and prior to any unilateral right of termination by the Acquired Company without any cost or penalty) of at least $50,000;

          (g) sale, lease, or other disposition of any SNF or other asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any SNF or other material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $10,000;

          (i) material change in the accounting methods used by any Acquired Company; or

          (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

3.17  CONTRACTS; NO DEFAULTS

     (a) To the best of the Warranting Shareholders' Knowledge, Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and the Warranting Shareholders have made available to Parent, and if requested will promptly deliver to Parent, true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies (prior to any unilateral right of termination by the Acquired Company without any cost or penalty) of an amount or value in excess of $50,000;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies (prior to any unilateral right of termination by the Acquired Company without any cost or penalty) of an amount or value in excess of $50,000;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business or that involves expenditures or receipts of one or more Acquired Companies (prior to any unilateral right of termination by the Acquired Company without any cost or penalty) in excess of $50,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 or with terms of less than one year);

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

          (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

          (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (x) each power of attorney that is currently effective and outstanding;

          (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

          (xii) each Applicable Contract for capital expenditures in excess of $50,000;

          (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business;

          (xiv) each Medicare and Medicaid provider contract for each SNF, and evidence of appropriate certification of each SNF;

          (xv) each Related Party Contract; and

          (xvi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     To the best of the Warranting Shareholders' Knowledge Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Acquired Companies under the Contracts, and the Acquired Companies' office where details relating to the Contracts are located.

     (b) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.17(b) of the Disclosure Letter:

          (i) neither Warranting Shareholder (and no Related Person of either Warranting Shareholder) has or may acquire any rights under, and neither Warranting Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any SNF or Acquired Company; and

          (ii) no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

     (c) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

     (d) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.17(d) of the Disclosure Letter:

          (i) each Acquired Company is, and at all times since January 1, 1996 has been, in substantial compliance with all applicable terms and requirements of each Contract under which such Acquired

     Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

          (ii) each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is, and at all times since January 1, 1996 has been, in substantial compliance with all applicable terms and requirements of such Contract;

          (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

          (iv) no Acquired Company has given to or received from any other Person, at any time since January 1, 1996, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     (f) The Contracts relating to the sale or provision of services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18  INSURANCE

     (a) To the best of the Warranting Shareholders' Knowledge, Part 3.18(a) of the Disclosure Letter contains a complete and accurate list, and the Warranting Shareholders have made available to Parent and, upon request will promptly deliver to Parent:

          (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time since January 1, 1995;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) Part 3.18(b) of the Disclosure Letter describes:

          (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

          (iii) all obligations of the Acquired Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided (unless such information is disclosed elsewhere in the Disclosure Letter).

     (c) To the best of the Warranting Shareholders' Knowledge, except as set forth on Part 3.18(c) of the Disclosure Letter:

          (i) All policies to which any Acquired Company is a party or that provide coverage to either Warranting Shareholder, any Acquired Company, or any director or officer of an Acquired Company:

             (A) are valid, outstanding, and enforceable;

             (B) are issued by an insurer that is financially sound and reputable;

             (C) are sufficient for compliance with all Legal Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

             (D) will continue in full force and effect following the consummation of the Contemplated Transactions; and

             (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company.

          (ii) No Warranting Shareholder or Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

          (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

3.19  ENVIRONMENTAL MATTERS

     To the best of the Warranting Shareholders' Knowledge, except as set forth in part 3.19 of the Disclosure Letter:

          (a) Each Acquired Company is, and at all times has been, in substantial compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Warranting Shareholder or Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any SNFs or other Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the SNFs or other Facilities or any other properties or assets (whether real, personal, or mixed) in which either Warranting Shareholder or any Acquired Company has had an interest, or with respect to any property or SNFs or other Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by either Warranting Shareholder, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b) There are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the SNFs or other Facilities or any other properties and assets (whether real, personal, or mixed) in which either Warranting Shareholder or any Acquired Company has or had an interest.

          (c) No Warranting Shareholder or Acquired Company has any basis to expect, nor has any of them or any SNF or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the SNFs or other Facilities or any other properties or assets (whether real, personal, or mixed) in which either Warranting Shareholder or any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by either Warranting Shareholder, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (d) No Warranting Shareholder or Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which either Warranting Shareholder or any Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the SNFs or other Facilities or any such other property or assets.

          (e) There are no Hazardous Materials present on or in the Environment at the SNFs or other Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Warranting Shareholder, Acquired Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the SNFs or other Facilities or any other properties or assets (whether real, personal, or mixed) in which either Warranting Shareholder or any Acquired Company has or had an interest.

          (f) There has been no Release or Threat of Release of any Hazardous Materials at or from the SNFs or other Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which either Warranting Shareholder or any Acquired Company has or had an interest, or any geologically or hydrologically adjoining property, whether by a Warranting Shareholder, any Acquired Company, or any other Person.

          (g) The Warranting Shareholders have delivered to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Warranting Shareholders or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the SNFs or other Facilities, or concerning compliance by either Warranting Shareholder, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.20  EMPLOYEES

     (a) The Warranting Shareholders have provided Parent access to a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

     (b) To the best of the Warranting Shareholders' Knowledge, no employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with the Warranting Shareholders or the Acquired Companies by any such employee or director. Neither Warranting Shareholder, and no employee or director of any Acquired Company, is entitled to any severance or "parachute" payment of any kind in connection with a change in control of any Acquired Company. To the best of the Warranting Shareholders' Knowledge, no director, officer, or other key employee of any Acquired Company, excepting the Warranting Shareholders themselves, intends to terminate his or her employment with such Acquired Company.

     (c) Part 3.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.21  LABOR RELATIONS; COMPLIANCE

     Except as disclosed in Part 3.21 of the Disclosure Letter, since January 1, 1996, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1996, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. To the best of the Warranting Shareholders' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. To the best of the Warranting Shareholders' Knowledge, each Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. To the best of the Warranting Shareholders' Knowledge, no Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22  INTELLECTUAL PROPERTY

     (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes:

          (i) the names Signature Health Care Corporation, all fictional business names (including all names under which any SNF or other Facility is licensed or has done business at any time within the past three years), trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

          (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

          (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Company as licensee or licensor.

     (b) Agreements -- Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Intellectual Property Assets owned or used by any of the Acquired Companies since January 1, 1995, and all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $25,000 under which an Acquired Company is the licensee. There are no outstanding and, to the best of the Warranting Shareholders' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

3.23  CERTAIN PAYMENTS

     To the best of the Warranting Shareholders' Knowledge no Acquired Company or director, officer, agent, or employee of any Acquired Company, or any other Person associated with or acting for or on behalf of any Acquired Company, ever has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

3.24  DISCLOSURE

     (a) To the best of the Warranting Shareholders' Knowledge no representation or warranty of the Warranting Shareholders in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) To the best of the Warranting Shareholders' Knowledge no notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c) There is no fact known to either Warranting Shareholder that has specific application to either Warranting Shareholder, any SNF or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Warranting Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of any SNF or of any of the Acquired Companies that has not been set forth in this Agreement or the Disclosure Letter.

3.25  RELATIONSHIPS WITH RELATED PERSONS

     To the best of the Warranting Shareholders' Knowledge no Warranting Shareholder or any Related Person of either Warranting Shareholder or of any Acquired Company has, or since January 1, 1995, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to any SNF or the Acquired Companies' businesses. Except as set forth in Part 3.25 of the Disclosure Letter, no Warranting Shareholder or any Related Person of either Warranting Shareholder or of any Acquired Company is, or since January 1, 1995 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(i) had business dealings or a material financial interest in any transaction with any Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company. Except as set forth in Part 3.25 of the Disclosure Letter, no Warranting Shareholder or any Related Person of either Warranting Shareholder or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

3.26  BROKERS OR FINDERS

     The Warranting Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement except their obligations to BA Partners which will be paid in full on or before the Closing Date.

3.27  INVESTMENT INTENT

     The Parent Shares to be acquired by the Warranting Shareholders hereunder are being acquired by the Warranting Shareholders for their own accounts and not with the view to, or for release in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Warranting Shareholders understand the Parent Shares have not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and agree to deliver to Parent, if requested by Parent, an investment letter in customary form. The Warranting Shareholders understand that the Parent Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of effective registration statement covering the Parent Shares, or an available exemption from registration under the Securities Act, the Parent Shares must be held indefinitely. In particular, each Warranting Shareholder is aware that the Parent Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of the Rule are met. Each Warranting Shareholder further understands that the certificates representing the Parent Shares will bear the following legend and agrees that he will hold such shares subject thereto:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

3.28  SUITABILITY AND SOPHISTICATION

     The Warranting Shareholders have such knowledge and experience in financial and business matters that the Warranting Shareholders are capable of evaluating independently the risks and merits of acquiring the Parent Shares. The Warranting Shareholders have independently evaluated the risks and merits of acquiring the Parent Shares and have independently determined that the Parent Shares are a suitable investment for each Warranting Shareholder.

3.29  RECEIPT OF INFORMATION

     The Warranting Shareholders further represent that they have had or will be provided an opportunity at an acceptable and appropriate time to ask questions and receive answers from the officers and directors of Parent regarding the business, properties, prospects, and financial condition of Parent and to obtain additional information (to the extent Parent possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of such information furnished to the Warranting Shareholders or to which the Warranting Shareholders had access. The foregoing does not, however, limit or modify the representations and warranties of Parent in Article 4 of this Agreement or the right of the Warranting Shareholders to rely thereon.

3.30  TERMINATION OF ANCILLARY CONTRACTS

     Except for the Contract with RehabWest, Inc. which has been provided to Parent, all Contracts for management services or ancillary services (as that term is commonly understood in the long term health care industry) (a) to which any Acquired Company is a party or by which any Acquired Company or any of their SNFs or other Facilities or properties may be bound, or (b) through which medical or ancillary products or services are provided to any of the Acquired Companies or to the patients or residents of any SNF or other

Facility owned or operated by any Acquired Company (collectively, the "Ancillary Contracts") are terminable without premium or penalty on not more than sixty days notice at the option of the Acquired Companies.

4.  REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company and the Warranting Shareholders as follows:

4.1  ORGANIZATION AND GOOD STANDING

     Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. On the Closing Date and immediately prior to the Effective Time, Newco will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2  AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms. Upon the execution and delivery by Parent of the Escrow Agreement and the Registration Rights Agreement (the "Parent's Closing Documents"), the Parent's Closing Documents will constitute the legal, valid, and binding obligations of Parent, enforceable against Parent in accordance with their respective terms. Parent has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Parent's Closing Documents and to perform its obligations under this Agreement and the Parent's Closing Documents.

     (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Parent nor the consummation or performance of any of the Contemplated Transactions by Parent will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i) any provision of Parent's Organizational Documents;

          (ii) any resolution adopted by the board of directors or the stockholders of Parent;

          (iii) any Legal Requirement or Order to which Parent may be subject;
     or

          (iv) any Contract to which Parent is a party or by which Parent may be bound.

     Except as set forth in Schedule 4.2, Parent is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3  INVESTMENT INTENT

     Parent is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4  CERTAIN PROCEEDINGS

     To the best of Parent's Knowledge, there is no pending Proceeding that has been commenced against Parent and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, including registration of the Parent's Shares being issued hereunder pursuant to the Registration Rights Agreement. To Parent's Knowledge, no such Proceeding has been Threatened.

4.5  BROKERS OR FINDERS

     Parent and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Warranting Shareholders harmless from any such payment alleged to be due by or through Parent as a result of the action of Parent or its officers or agents.

4.6  SUITABILITY AND SOPHISTICATION

     Parent has such knowledge and experience in financial and business matters that Parent is capable of evaluating independently the risks and merits of acquiring the Shares of the Acquired Companies. Parent has independently evaluated the risks and merits of acquiring such Shares and has independently determined that such Shares are a suitable investment for Parent.

4.7  RECEIPT OF INFORMATION

     Parent further represents that it has had or upon compliance by the Warranting Shareholders with this Agreement will be provided an opportunity to ask questions and receive answers from the Warranting Shareholders and the other officers of the Acquired Companies regarding the business, properties, prospects, and financial condition of the Acquired Companies and the SNFs and to obtain additional information (to the extent the Warranting Shareholders possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of such information furnished to Parent or to which Parent has had access or will have access pursuant to this Agreement. The foregoing does not, however, limit or modify the representations and warranties of the Warranting Shareholders in Article 3 of this Agreement or the right of Parent to rely thereon.

4.8  CONFLICTING AGREEMENTS

     Except as may be disclosed in Schedule 4.8 hereto, to the best of Parent's Knowledge, Parent is not a party to any contract or agreement that will prevent or materially interfere with Parent's ability to obtain the financing contemplated by Section 7.11 hereof.

4.9  PARENT COMMON STOCK

     Upon consummation of the Contemplated Transactions and the issuance and delivery of the certificates representing the Parent Shares to the Warranting Shareholders, the Parent Shares will be validly issued, fully paid and non-assessable shares of Parent Common Stock.

4.10  PARENT CAPITALIZATION

     The authorized capital stock of Parent consists of 10,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock. As of July 26, 1996, (i) 3,900,312 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable, none of which were issued in violation of any preemptive right of any stockholder of Parent; and (ii) no shares of preferred stock were issued and outstanding.

4.11  REPORTS AND FINANCIAL STATEMENTS; NASDAQ COMPLIANCE

     Except where failure to have done so did not and would not have a material adverse effect on Parent, Parent has filed all reports, registrations and other documents, together with any required amendments thereto, that it was required to have filed with the SEC prior to the date hereof pursuant to the Exchange Act, including but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Parent Reports"). Parent has previously furnished to the Warranting Shareholders copies of all Parent Reports filed with the SEC since January 1, 1996, and Parent will promptly furnish to the Warranting Shareholders all Parent Reports filed after the date of this Agreement and prior to the Closing Date. To the best of Parent's Knowledge, as of their respective dates (but taking into account any amendments filed prior to the date of this Agreement, the Parent Reports complied, or, with respect to Parent Reports filed after the date of this Agreement, will comply, in all material respects, with all the rules and regulations promulgated by the SEC and did not contain, or, with respect to Parent Reports filed after the date of this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were or will be made, not misleading. Parent has taken all action within its reasonable control necessary to ensure its continued inclusion in, and the continued eligibility of the Parent Common Stock for trading on, the NASDAQ National Stock Market under all currently effective inclusion requirements.

4.12  ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as disclosed in Parent Reports filed by Parent with the SEC prior to the date of this Agreement or set forth in Schedule 4.12 hereto, to the best of Parent's Knowledge since December 31, 1995 to the date of this Agreement, there has not been any change in the financial condition, results of operations or business of Parent that either individually or in the aggregate would have a material adverse effect on the financial condition of Parent.

5.  COVENANTS OF THE WARRANTING SHAREHOLDERS PRIOR TO CLOSING DATE

5.1  ACCESS AND INVESTIGATION

     Between the date of this Agreement and the Closing Date, the Warranting Shareholders will, and will cause each Acquired Company and its Representatives to, (a) afford Parent and its Representatives and prospective lenders and their Representatives (collectively, "Parent's Advisors") full and free access during normal business hours after reasonable notice to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Parent and Parent's Advisors with copies of all such contracts, books and records, and other existing documents and data as Parent may reasonably request, and (c) furnish Parent and Parent's Advisors with such additional financial, operating, and other data and information as Parent may reasonably request.

5.2  OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

     Between the date of this Agreement and the Closing Date, the Warranting Shareholders will, and will cause each Acquired Company to:

     (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

     (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

     (c) confer with Parent concerning operational matters of a material nature; and

     (d) otherwise report periodically to Parent concerning the status of the business, operations, and finances of such Acquired Company.

5.3  NEGATIVE COVENANT

     Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Warranting Shareholders will not, and will cause each Acquired Company not to, without the prior consent of Parent, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

5.4  REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, the Warranting Shareholders will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act), and it will inform Parent in writing of all state licensing and Medicaid approvals, if any necessary to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Warranting Shareholders will, and will cause each Acquired Company to, (a) cooperate with Parent with respect to all filings that Parent elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Parent in obtaining all consents identified in Schedule 4.2

(including taking all actions requested by Parent to cause early termination of any applicable waiting period under the HSR Act).

5.5  NOTIFICATION

     Between the date of this Agreement and the Closing Date, each Warranting Shareholder will promptly notify Parent in writing if such Warranting Shareholder or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Warranting Shareholders' representations and warranties as of the date of this Agreement, or if such Warranting Shareholder or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Warranting Shareholders will promptly deliver to Parent a supplement to the Disclosure Letter specifying such change. During the same period, each Warranting Shareholder will promptly notify Parent of the occurrence of any Breach of any covenant of the Warranting Shareholders in this
Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

     Except as expressly provided in this Agreement, the Warranting Shareholders will cause all indebtedness owed to an Acquired Company by either Warranting Shareholder or any Related Person of either Warranting Shareholder to be paid in full prior to Closing.

5.7  NO NEGOTIATION

     Until such time, if any, as this Agreement is terminated pursuant to
Section 9, the Warranting Shareholders will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Parent) relating to any transaction involving the sale of the business or assets of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company, provided, however, that after the public disclosure of this Agreement the Warranting Shareholders shall have the right to negotiate for such an agreement that is expressly conditioned upon the lawful termination or expiration of this Agreement.

5.8  BEST EFFORTS

     Between the date of this Agreement and the Closing Date, the Warranting Shareholders will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.  COVENANTS OF PARENT PRIOR TO CLOSING DATE

6.1  APPROVALS OF GOVERNMENTAL BODIES

     As promptly as practicable after the date of this Agreement, Parent will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Parent will, and will cause each Related Person to, cooperate with the Warranting Shareholders with respect to all filings that the Warranting Shareholders are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with the Warranting Shareholders in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Parent to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2  BEST EFFORTS

     Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Parent will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.  CONDITIONS PRECEDENT TO PARENT'S OBLIGATION TO CLOSE

     Each and every obligation of Parent and Newco under this Agreement to be performed at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions specified in this Part 7 of this Agreement (any of which may be waived by Parent, in whole or in part):

7.1  ACCURACY OF REPRESENTATIONS

     (a) All of the Warranting Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

     (b) Each of the Warranting Shareholders' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

7.2  WARRANTING SHAREHOLDERS' PERFORMANCE

     (a) All of the covenants and obligations that the Warranting Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections
5.4 and 5.8 must have been performed and complied with in all material respects.

7.3  CONSENTS

     Each of the Consents identified in Part 3.2 of the Disclosure Letter, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

7.4  ADDITIONAL DOCUMENTS

     Each of the following documents must have been delivered to or obtained by
Parent:

          (a) an opinion of Houtchens Daniel & Greenfield, dated the Closing Date, in the form of Exhibit 7.4(a);

          (b) estoppel certificates executed on behalf of HealthPartners Funding, L.P., National Health Investors,Inc., Health Care Reit, Inc., Whitehead Family Investments, Ltd. and Omega HealthCare Investors, Inc., and such of their related or affiliated persons as Parent may reasonably require, dated as of a date not more than five (5) days prior to the Closing Date, each substantially in the form of Exhibit 7.4(b);

          (c) a consent and release signed by each Warranting Shareholder and each of the Other Securityholders pursuant to which they sell or surrender any equity interest in the Company (including any outstanding options) in accordance with the form of option repurchase agreement attached as Exhibit 7.4(c).

          (d) the Certificate of Merger, duly approved by the Company and its shareholders as required by law and duly executed on behalf of the Company;

          (e) such other documents as Parent may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
     Section 8.4(a), (ii) evidencing the accuracy of any of the Warranting Shareholders' representations and warranties, (iii) evidencing the performance by either Warranting Shareholder of, or the compliance by either Warranting Shareholder with, any covenant or obligation required to be performed or complied with by such Warranting Shareholder, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5  NO PROCEEDINGS

     Since the date of this Agreement, there must not have been commenced or Threatened against Parent, or against any Person affiliated with Parent, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

     There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.7  NO PROHIBITION

     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Parent or any Person affiliated with Parent to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

7.8  COMPLETION OF DILIGENCE

     Parent's review of the Company's businesses Assets Contracts, Governmental Authorizations and similar matters shall have been completed to the satisfaction of Parent and its counsel, provided, however, that this condition shall expire on August 15, 1996.

7.9  ENVIRONMENTAL REPORTS

     Parent shall have obtained at Parent's expense environmental surveys or reports satisfactory to Parent in its sole discretion in respect of the operations of each of the Acquired Companies and SNFs and in respect of each of the properties owned or operated by any of the Acquired Companies or SNFs, including leased properties.

7.10  UNISON APPROVALS

     This Agreement and the Contemplated Transactions shall have been approved by Unison's stockholders by a vote satisfactory to Parent.

7.11  UNISON FINANCING; AVERAGE DAILY PRICE

     Parent shall have completed a public or private offering of subordinated debt or common stock in an amount and on terms acceptable to Parent. In addition, the Average Daily Price as of the Closing Date shall not be lower than $10.25 per Parent Share nor higher than $16.25 per Parent Share.

7.12  TREATMENT OF DISPUTED MEDICARE RECEIVABLES

     The parties acknowledge that the Company's Closing Financial Statements are expected to include certain Medicare accounts receivable that are currently in dispute with HCFA (the" Disputed Medicare Receivables"). The Disputed Medicare Receivables are identified or more fully described on Schedule 2.9, which schedule shall be updated as of the Closing Date. It is a condition of Parent's obligation to close that the Company shall have created an appropriate financial statement reserve for the full amount of the Disputed Medicare Receivables and shall have incurred and recorded any charge against income associated therewith.

7.13  ACQUISITION OF REHABWEST, INC.

     Parent shall have entered into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 and subject to other terms that are satisfactory to Parent and to the shareholders and creditors of RehabWest, Inc.

7.14  CONSUMMATION OF MERGERS WITH OTHER MERGING COMPANIES

     The mergers between a subsidiary of Parent and each of the other Merging Companies shall be consummated concurrently with the Merger.

8.  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY AND
    THE WARRANTING SHAREHOLDERS TO CLOSE

     Each and every obligation of the Company and the Warranting Shareholders under this Agreement to be performed at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions specified in this Part 8 of this Agreement (any of which may be waived by the Company and the Warranting Shareholders, in whole or in part):

8.1  ACCURACY OF REPRESENTATIONS

     All of Parent's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2  PARENT'S PERFORMANCE

     (a) All of the covenants and obligations that Parent is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Parent must have delivered each of the documents required to be delivered by Parent pursuant to Section 2.4 and must have made the cash payments required to be made by Parent pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

8.3  CONSENTS

     Each of the Consents identified in Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

8.4  ADDITIONAL DOCUMENTS

     The following documents must have been obtained by or delivered to the Warranting Shareholders:

          (a) an opinion of Quarles & Brady, dated the Closing Date, in the form of Exhibit 8.4(a); and

          (b) estoppel certificates executed on behalf of National Health Investors, Inc., and Health Care Reit, Inc., and such of their related or affiliated persons as the Warranting Shareholders may reasonably require, dated as of a date not more than five (5) days prior to the Closing Date, each substantially in the form of Exhibit 7.4(b);

          (c) a consent and release signed by each of the Other Securityholders pursuant to which they sell or surrender any equity interest in the Company (including any outstanding options) on terms reasonably satisfactory to the Warranting Shareholders;

          (d) a release by National Health Investors, Inc. of the guarantee of Mr. Kremser, or the satisfaction of the obligation of the Company underlying such guarantee (which satisfaction may occur concurrently with the Closing;

          (e) the Certificate of Merger, duly approved by Parent, Newco, and their shareholders as required by law and duly executed on behalf of Newco; and

          (f) such other documents as the Company or the Warranting Shareholders may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Parent, (iii) evidencing the performance by Parent of, or the compliance by Parent with, any covenant or obligation required to be performed or complied with by Parent, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5  NO INJUNCTION

     There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by the Warranting Shareholders to Parent, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.6  AVERAGE DAILY PRICE

     The Average Daily Price as of the Closing Date must not be lower than $10.25 per Parent Share nor higher than $16.25 per Parent Share, provided that the $16.25 condition shall not apply if, promptly after the Warranting Shareholders elect to terminate this Agreement for failure of this condition, Parent agrees to amend this Agreement and the Certificate of Merger so that the number of Parent Shares issued in the Merger is not less than 1,416,546.

8.7  PARENT DIRECTOR

     David A. Kremser shall have been elected or appointed as a director of Parent.

8.8  ACQUISITION OF REHABWEST, INC.

     Parent shall have entered into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 and subject to other terms and conditions that are satisfactory to Parent and to the shareholders and creditors of RehabWest, Inc.

8.9  CONSUMMATION OF MERGERS WITH OTHER MERGING COMPANIES

     The mergers between a subsidiary of Parent and each of the other Merging Companies shall be consummated concurrently with the Merger.

9.  TERMINATION

9.1  TERMINATION EVENTS

     This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Parent or the Warranting Shareholders if a Breach of any provision of this Agreement has been committed by the other party and such Breach has not been cured or waived within 10 days following the occurrence or discovery thereof by the Breaching party, whichever is later;

          (b)(i) by Parent if any conditions in Section 7 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Parent to comply with its obligations under this Agreement) and Parent has not waived such condition on or before the Closing Date; or (ii) by the Warranting Shareholders, if any conditions in Section 8 have not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Warranting Shareholders to comply with their obligations under this Agreement) and the Warranting Shareholders have not waived such condition on or before the Closing Date;

          (c) by the Warranting Shareholders if the registration of Parent's Common Stock under the Exchange Act is terminated or if the trading thereof on the NASDAQ National Stock Market is suspended as of the Closing Date; or

        (d) by mutual consent of Parent and the Warranting Shareholders; or

          (e) by either Parent or the Warranting Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 1, 1996, or such later date as the parties may agree upon.

9.2  EFFECT OF TERMINATION

     If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

9.3  WRONGFUL TERMINATION OR FAILURE TO CLOSE BY PARENT

     Notwithstanding anything to the contrary herein, in the event that Parent wrongfully terminates this Agreement or refuses or fails to consummate the Merger or any of the Contemplated Transactions without justification hereunder, the Company shall be entitled to receive, as liquidated damages, the sum of $1,600,000, which shall be the exclusive remedy of the Company and the Warranting Shareholders therefor.

10.  INDEMNIFICATION; REMEDIES

10.1  SURVIVAL; RIGHT TO INDEMNIFICATION LIMITED BY KNOWLEDGE

     All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.8(a)(iv), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will be precluded if the injured party had actual Knowledge thereof before Closing but otherwise will not be affected by any investigation conducted with respect to, or any Knowledge capable of being acquired (but not actually acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The party asserting that the injured party's remedies are limited by its actual Knowledge in accordance with the preceding sentence shall have the burden of proof in establishing such actual Knowledge. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE
      WARRANTING SHAREHOLDERS

     The Warranting Shareholders, jointly and severally, will indemnify and hold harmless Parent, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by the Warranting Shareholders in this Agreement as of the time of its execution, the Disclosure Letter or any other certificate or document delivered by the Warranting Shareholders pursuant to this Agreement;

          (b) any Breach of any representation or warranty made by the Warranting Shareholders in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is disclosed in a supplement to the Disclosure Letter;

          (c) any Breach by either Warranting Shareholder of any covenant or obligation of such Warranting Shareholder in this Agreement;

          (d) any services provided by any SNF or Acquired Company prior to the Closing Date and any liability for Ancillary Contracts except as provided in Section 3.30; or

          (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Warranting Shareholder or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

provided, however, that for purposes of this Section 10.2 and Section 10.3 (and the limitations of Sections 10.5 and 10.6), the term "Breach" shall not be limited or qualified by the materiality of the matter and all Damages therefrom shall be applied against the limitations in Sections 10.5 and 10.6.

     Except as expressly provided in Section 9.3, the remedies provided in this
Section 10.2 will be exclusive and will preclude any other remedies that may be available to Parent or the other Indemnified Persons in respect of any breach of this Agreement by the Warranting Shareholders.

10.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY PARENT

     Parent will indemnify and hold harmless the Warranting Shareholders, and will pay to the Warranting Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Parent in this Agreement or in any certificate delivered by Parent pursuant to this Agreement, (b) any Breach by Parent of any covenant or obligation of Parent in this Agreement, (c) any services provided by any SNF, or Acquired Company after the Closing Date, (d) liabilities accruing after the Closing Date pursuant to any Ancillary Contract or other Contract or Encumbrance not terminated on or prior to the Closing Date, or (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Parent (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

10.4  TIME LIMITATIONS

     If the Closing occurs, the Warranting Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13, and 3.19, unless on or before the first anniversary of the Closing Parent notifies the Warranting Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Parent. A claim with respect to Section 3.3 or 3.13 must be made within two (2) years after the Closing Date; a claim pursuant to

Section 3.11 must be made within three (3) years after the Closing Date, and a claim pursuant to Section 3.19 must be made within three (3) years after the Closing Date. If the Closing occurs, Parent will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing the Warranting Shareholders notify Parent of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Warranting Shareholders.

10.5  LIMITATIONS ON AMOUNT -- WARRANTING SHAREHOLDERS

     The limitations on the amount of the liability of the Warranting Shareholders will be as set forth in the Escrow Agreement. However, this Section
10.5 will not apply to any Breach of any of the Warranting Shareholders' representations and warranties of which either Warranting Shareholder had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either Warranting Shareholder of any covenant or obligation, and the Warranting Shareholders will be jointly and severally liable for all Damages with respect to such Breaches.

10.6  LIMITATIONS ON AMOUNT -- PARENT

     Parent will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 until the total of all Damages with respect to such matters exceeds $125,000, at which time all of such amounts shall become payable. Thereafter, amounts shall be payable in $25,000 increments, up to a maximum of $500,000. However, this
Section 10.6 will not apply to any Breach of any of Parent's representations and warranties of which Parent had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Parent of any covenant or obligation, and Parent will be liable for all Damages with respect to such Breaches.

10.7  ESCROW

     Except for breach of any of the Warranting Shareholders' representations and warranties of which either Warranting Shareholder had Knowledge at any time prior to the date on which such representation and warranty was made, or any intentional Breach by either Warranting Shareholder of any covenant or obligation, Parent's sole and only source to satisfy a Claim shall be against the amount placed in escrow under the Escrow Agreement. Notwithstanding the foregoing, if and to the extent that within the time limitations specified under
Section 10.4 for claims against the Warranting Shareholders any property has been returned to the Warranting Shareholders from the General Accounts of the Escrow Funds (upon expiration of the Escrow Agreement or otherwise), Parent may make claims directly against the Warranting Shareholders or their property up to the amount of the escrow proceeds that was returned to the Warranting Shareholders from the General Accounts therein.

10.8  PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS

     (a) Promptly after receipt by an indemnified party under Section 10.2 or
10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide reasonable indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) The Warranting Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Warranting Shareholders with respect to such a claim anywhere in the world.

10.9  PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11.  GENERAL PROVISIONS

11.1  EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The Warranting Shareholders will pay all amounts payable to BA Partners in connection with this Agreement and the Contemplated Transactions. Parent will pay the HSR Act filing fee. The Warranting Shareholders will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with this Agreement except for professional fees not in excess of $100,000. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2  PUBLIC ANNOUNCEMENTS

     Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Parent and the Warranting Shareholders jointly determine, except in instances where Parent determines in good faith that disclosure is necessary to assure compliance with applicable law. Unless consented to by Parent/Warranting Shareholders in advance or required by Legal Requirements, prior to the Closing the Warranting Shareholders and Parent shall, and the Warranting Shareholders shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Warranting Shareholders and Parent will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Parent will have the right to be present for any such communication.

11.3  CONFIDENTIALITY; ACCESS TO INFORMATION

     Between the date of this Agreement and the Closing Date, Parent and the Warranting Shareholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Parent and the Acquired Companies to maintain in confidence, any written information furnished by another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

     If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, each party hereby waives, and the Warranting Shareholders will upon Parent's request cause the Acquired Companies to waive, any cause of action, right, or claim arising out of the access of Parent or its representatives to any trade secrets or other confidential information of the Acquired Companies except for the intentional competitive misuse by Parent of such trade secrets or confidential information.

     If the Contemplated Transactions are consummated, the Warranting Shareholders shall have the right, after the Closing, to access to the books and records of the Acquired Companies for inspection and copying by the Warranting Shareholders or their duly authorized representatives, attorneys, accountants and agents for purposes of defending any claim for indemnity under this Agreement or for any other lawful purpose which does not violate the Warranting Shareholders' confidentiality and noncompetition obligations. All books and records of the Acquired Companies will be maintained by Parent and made available to the Warranting Shareholders so long as the Warranting Shareholders may have any obligation to indemnify Parent or may have any material liability to third parties or Governmental Bodies. The Warranting Shareholders' right of access for purposes of inspection and copying hereunder shall be limited to inspections after reasonable notice and during normal business hours and shall be subject to such other Company policies as Parent or the Company may reasonably establish from time to time.

11.4  NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Company: Signature Health Care Corporation, 225 East 16th Avenue, Suite 670, Denver, CO 80203

     Warranting Shareholders:

     Attention: Mr. David A. Kremser, 784 Yankee Creek Road, Evergreen, CO 80439

     Facsimile No.: 303-670-5207

     Attention: Mr. John D. Filkoski, 4715 Eleventh Street, Greeley, CO
80634-2318

     Facsimile No.: 970-351-7068

     with a copy to: Houtchens Daniel & Greenfield, 1007 Ninth Avenue, Greeley, CO 80631-4094

     Attention: John B. Houtchens, Esq.

     Facsimile No.: 970-353-0151

     Parent: Unison HealthCare Corporation, 7272 East Indian School Road, Suite
             214,
          Scottsdale, Arizona 85251.

     Attention: Mr. Jerry M. Walker, President

     Facsimile No.: 602-481-6479

     with a copy to: Quarles & Brady, One East Camelback Road, Suite 400, Phoenix, AZ 85012-1649

     Attention: Mr. P. Robert Moya

     Facsimile No.: 602-230-5598

11.5  SPECIFIC PERFORMANCE; JURISDICTION; SERVICE OF PROCESS

     The Company and the Warranting Shareholders agree that the Parent shall have a right of specific performance of the covenants and obligations contained in this Agreement and the Ancillary Contracts. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Arizona, County of Maricopa, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Arizona, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.6  FURTHER ASSURANCES

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7  WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8  ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Parent and the Warranting Shareholders dated June 13, 1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.9  DISCLOSURE LETTER

     In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control. If a disclosure which is properly and fully made under one part of the Disclosure Letter also relates to one or more other parts, it shall be deemed made in all appropriate sections thereof even in the absence of cross references.

11.10  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Parent may assign any of its rights under this Agreement to any Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.11  SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.12  SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.13  TIME OF ESSENCE

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.14  GOVERNING LAW

     This Agreement will be governed by the laws of the State of Arizona without regard to conflicts of laws principles.

11.15  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.16  MUTUAL RELEASE

     The consummation of the Closing shall act as a mutual release of the Warranting Shareholders by the Parent and of the Parent by the Warranting Shareholders in respect of any and all rights, damages, claims and causes of action arising on or before the Closing, whether known or unknown, absolute or contingent, except rights, damages, claims and causes of action arising under and governed by this Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Parent:                                          Warranting Shareholders:
Unison HealthCare Corporation
By:
- ---------------------------------------------    ---------------------------------------------
    Paul J. Contris,                             David A. Kremser
    Executive Vice President
Signature Health Care Corporation
By:
- ---------------------------------------------    ---------------------------------------------
    David A. Kremser, President                  John D. Filkoski

                                                                         ANNEX B

     The following legend denotes the six pages that are changed in the Agreement and Plan of Merger to reflect the differences between the subject companies, Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc. and Safford Care, Inc. The difference appears in the Agreements as a box with the corresponding letter to cross reference to the table below.

              LETTER
  PAGE NO.   REFERENCE                              ENTRIES FOR BOX DESIGNATIONS
  --------   ---------   ----------------------------------------------------------------------------------
    COVER        A.      Arkansas, Inc.  Cornerstone Care, Inc.   Douglas Manor, Inc.   Safford Care, Inc.
        1        B.      Arkansas, Inc.  Cornerstone Care, Inc.   Douglas Manor, Inc.   Safford Care, Inc.
        8        C.        $5,638,889          $6,805,556              $6,222,222           $9,333,333
        9        D.         $100,694            $121,528                $111,111            $1,666,667
       37        E.      Arkansas, Inc.  Cornerstone Care, Inc.   Douglas Manor, Inc.   Safford Care, Inc.
       40        F.      Arkansas, Inc.  Cornerstone Care, Inc.   Douglas Manor, Inc.   Safford Care, Inc.

                          AGREEMENT AND PLAN OF MERGER
                                     Among
                         UNISON HEALTHCARE CORPORATION

                                      (A)

                                DAVID A. KREMSER
                                      AND
                                JOHN D. FILKOSKI
                           DATED AS OF AUGUST 2, 1996

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
RECITALS..............................................................................    1
AGREEMENT.............................................................................    1
   1.  DEFINITIONS....................................................................    1
       "Ancillary Contracts"..........................................................    1
       "Applicable Contract"..........................................................    1
       "Audit Date"...................................................................    1
       "Balance Sheet"................................................................    1
       "Best Efforts".................................................................    1
       "Breach".......................................................................    1
       "CBCA".........................................................................    1
       "Closing"......................................................................    1
       "Closing Date".................................................................    1
       "Company"......................................................................    1
       "Consent"......................................................................    2
       "Contemplated Transactions"....................................................    2
       "Contract".....................................................................    2
       "Damages"......................................................................    2
       "Disclosure Letter"............................................................    2
       "Disputed Medicare Receivables"................................................    2
       "Effective Time"...............................................................    2
       "Encumbrance"..................................................................    2
       "Environment"..................................................................    2
       "Environmental, Health, and Safety Liabilities"................................    2
       "Environmental Law"............................................................    3
       "Equity Adjustment Amount".....................................................    3
       "ERISA"........................................................................    3
       "Escrow Agreement".............................................................    3
       "Exchange Act".................................................................    3
       "Facilities"...................................................................    3
       "GAAP".........................................................................    3
       "Governmental Authorization"...................................................    3
       "Governmental Body"............................................................    3
       "Hazardous Activity"...........................................................    4
       "Hazardous Materials"..........................................................    4
       "HCFA".........................................................................    4
       "HSR Act"......................................................................    4
       "Indemnified Persons"..........................................................    4
       "Intellectual Property Assets".................................................    4
       "Interim Balance Sheet"........................................................    4
       "IRC"..........................................................................    4
       "IRS"..........................................................................    4
       "Knowledge"....................................................................    4
       "Legal Requirement"............................................................    4
       "Merger".......................................................................    4
       "Merger Consideration".........................................................    4
       "Merging Companies"............................................................    4

                                       (i)

                                                                                        PAGE
                                                                                        ----
       "Newco"........................................................................    4
       "Occupational Safety and Health Law"...........................................    5
       "Order"........................................................................    5
       "Ordinary Course of Business"..................................................    5
       "Organizational Documents".....................................................    5
       "Other Securityholders"........................................................    5
       "Parent".......................................................................    5
       "Parent Companies".............................................................    5
       "Parent Reports"...............................................................    5
       "Person".......................................................................    5
       "Plan".........................................................................    5
       "Proceeding"...................................................................    5
       "Related Party Contracts"......................................................    5
       "Related Person"...............................................................    5
       "Release"......................................................................    6
       "Representative"...............................................................    6
       "Shareholders".................................................................    6
       "SEC"..........................................................................    6
       "Securities Act"...............................................................    6
       "Securityholder Releases"......................................................    6
       "Shares".......................................................................    6
       "SNFs".........................................................................    6
       "Subsidiary"...................................................................    6
       "Surviving Corporation"........................................................    6
       "Tax"..........................................................................    6
       "Tax Return"...................................................................    7
       "Threat of Release"............................................................    7
       "Threatened"...................................................................    7
       "Warranting Shareholders"......................................................    7
   2.  THE MERGER; CLOSING............................................................    7
       2.1   THE MERGER...............................................................    7
       2.2   EFFECTIVE TIME...........................................................    7
       2.3   CLOSING..................................................................    7
       2.4   THE SURVIVING CORPORATION................................................    8
       2.5   CONSIDERATION FOR THE MERGER; CONVERSION OF SHARES IN THE MERGER.........    8
       2.6   PAYMENT OF CONSIDERATION.................................................    8
       2.7   NO DISSENTING SHARES.....................................................    9
       2.8   CLOSING OBLIGATIONS......................................................    9
       2.9   EQUITY ADJUSTMENT AMOUNT.................................................   10
       2.10  EQUITY ADJUSTMENT PROCEDURE..............................................   10
   3.  REPRESENTATIONS AND WARRANTIES OF THE WARRANTING                                  10
        SHAREHOLDERS..................................................................
       3.1   ORGANIZATION AND GOOD STANDING...........................................   11
       3.2   AUTHORITY; NO CONFLICT...................................................   11
       3.3   CAPITALIZATION...........................................................   12
       3.4   FINANCIAL STATEMENTS.....................................................   12
       3.5   BOOKS AND RECORDS........................................................   12

                                      (ii)

                                                                                        PAGE
                                                                                        ----
       3.6   TITLE TO PROPERTIES; ENCUMBRANCES........................................   13
       3.7   CONDITION AND SUFFICIENCY OF ASSETS......................................   13
       3.8   ACCOUNTS RECEIVABLE......................................................   13
       3.9   PREPAID SUPPLIES.........................................................   14
       3.10  NO UNDISCLOSED LIABILITIES...............................................   14
       3.11  TAXES....................................................................   14
       3.12  NO MATERIAL ADVERSE CHANGE...............................................   15
       3.13  EMPLOYEE BENEFITS........................................................   15
       3.14  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL                            16
              AUTHORIZATIONS..........................................................
       3.15  LEGAL PROCEEDINGS; ORDERS................................................   17
       3.16  ABSENCE OF CERTAIN CHANGES AND EVENTS....................................   18
       3.17  CONTRACTS; NO DEFAULTS...................................................   19
       3.18  INSURANCE................................................................   21
       3.19  ENVIRONMENTAL MATTERS....................................................   22
       3.20  EMPLOYEES................................................................   23
       3.21  LABOR RELATIONS; COMPLIANCE..............................................   23
       3.22  INTELLECTUAL PROPERTY....................................................   24
       3.23  CERTAIN PAYMENTS.........................................................   24
       3.24  DISCLOSURE...............................................................   24
       3.25  RELATIONSHIPS WITH RELATED PERSONS.......................................   25
       3.26  BROKERS OR FINDERS.......................................................   25
       3.27  TERMINATION OF ANCILLARY CONTRACTS.......................................   25
   4.  REPRESENTATIONS AND WARRANTIES OF PARENT.......................................   25
       4.1   ORGANIZATION AND GOOD STANDING...........................................   25
       4.2   AUTHORITY; NO CONFLICT...................................................   26
       4.3   INVESTMENT INTENT........................................................   26
       4.4   CERTAIN PROCEEDINGS......................................................   26
       4.5   BROKERS OR FINDERS.......................................................   26
       4.6   SUITABILITY AND SOPHISTICATION...........................................   26
       4.7   RECEIPT OF INFORMATION...................................................   26
       4.8   CONFLICTING AGREEMENTS...................................................   27
   5.  COVENANTS OF THE WARRANTING SHAREHOLDERS PRIOR TO CLOSING DATE.................   27
       5.1   ACCESS AND INVESTIGATION.................................................   27
       5.2   OPERATION OF THE BUSINESSES OF THE COMPANY...............................   27
       5.3   NEGATIVE COVENANT........................................................   27
       5.4   REQUIRED APPROVALS.......................................................   27
       5.5   NOTIFICATION.............................................................   28
       5.6   PAYMENT OF INDEBTEDNESS BY RELATED PERSONS...............................   28
       5.7   NO NEGOTIATION...........................................................   28
       5.8   BEST EFFORTS.............................................................   28
   6.  COVENANTS OF PARENT PRIOR TO CLOSING DATE......................................   28
       6.1   APPROVALS OF GOVERNMENTAL BODIES.........................................   28
       6.2   BEST EFFORTS.............................................................   29
   7.  CONDITIONS PRECEDENT TO PARENT'S OBLIGATION TO CLOSE...........................   29
       7.1   ACCURACY OF REPRESENTATIONS..............................................   29
       7.2   WARRANTING SHAREHOLDERS' PERFORMANCE.....................................   29

                                      (iii)

                                                                                        PAGE
                                                                                        ----
       7.3   CONSENTS.................................................................   29
       7.4   ADDITIONAL DOCUMENTS.....................................................   29
       7.5   NO PROCEEDINGS...........................................................   30
       7.6   NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS......................   30
       7.7   NO PROHIBITION...........................................................   30
       7.8   COMPLETION OF DILIGENCE..................................................   30
       7.9   ENVIRONMENTAL REPORTS....................................................   30
       7.10  UNISON APPROVALS.........................................................   30
       7.11  UNISON FINANCING.........................................................   30
       7.12  TREATMENT OF DISPUTED MEDICARE RECEIVABLES...............................   31
       7.13  ACQUISITION OF REHABWEST, INC............................................   31
       7.14  CONSUMMATION OF MERGERS WITH OTHER MERGING COMPANIES.....................   31
   8.  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY AND THE WARRANTING          31
       SHAREHOLDERS TO CLOSE..........................................................
       8.1   ACCURACY OF REPRESENTATIONS..............................................   31
       8.2   PARENT'S PERFORMANCE.....................................................   31
       8.3   CONSENTS.................................................................   31
       8.4   ADDITIONAL DOCUMENTS.....................................................   31
       8.5   NO INJUNCTION............................................................   32
       8.6   PARENT DIRECTOR..........................................................   32
       8.7   ACQUISITION OF REHABWEST, INC............................................   32
       8.8   CONSUMMATION OF MERGERS WITH OTHER MERGING COMPANIES.....................   32
   9.  TERMINATION....................................................................   32
       9.1   TERMINATION EVENTS.......................................................   32
       9.2   EFFECT OF TERMINATION....................................................   33
       9.3   WRONGFUL TERMINATION OR FAILURE TO CLOSE BY PARENT.......................   33
  10.  INDEMNIFICATION; REMEDIES......................................................   33
       10.1   SURVIVAL; RIGHT TO INDEMNIFICATION LIMITED BY KNOWLEDGE.................   33
       10.2   INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE                              33
               SHAREHOLDERS...........................................................
       10.3   INDEMNIFICATION AND PAYMENT OF DAMAGES BY PARENT........................   34
       10.4   TIME LIMITATIONS........................................................   34
       10.5   LIMITATIONS ON AMOUNT--WARRANTING SHAREHOLDERS..........................   34
       10.6   LIMITATIONS ON AMOUNT--PARENT...........................................   35
       10.7   ESCROW..................................................................   35
       10.8   PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.......................   35
       10.9   PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS.............................   36
  11.  GENERAL PROVISIONS.............................................................   36
       11.1   EXPENSES................................................................   36
       11.2   PUBLIC ANNOUNCEMENTS....................................................   36
       11.3   SECTION 338(h)(10) ELECTION.............................................   36
       11.4   CONFIDENTIALITY; ACCESS TO INFORMATION..................................   37
       11.5   NOTICES.................................................................   37
       11.6   SPECIFIC PERFORMANCE; JURISDICTION; SERVICE OF PROCESS..................   38
       11.7   FURTHER ASSURANCES......................................................   38
       11.8   WAIVER..................................................................   38
       11.9   ENTIRE AGREEMENT AND MODIFICATION.......................................   38
       11.10  DISCLOSURE LETTER.......................................................   39

                                      (iv)

                                                                                        PAGE
                                                                                        ----
       11.11  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS......................   39
       11.12  SEVERABILITY............................................................   39
       11.13  SECTION HEADINGS, CONSTRUCTION..........................................   39
       11.14  TIME OF ESSENCE.........................................................   39
       11.15  GOVERNING LAW...........................................................   39
       11.16  COUNTERPARTS............................................................   39
       11.17  MUTUAL RELEASE..........................................................   39

                                       (v)

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is made as of August 2, 1996, by Unison HealthCare Corporation, a Delaware corporation ("Parent"), (B) a Colorado corporation organized as an "S corporation" for federal income tax purposes (the "Company"), David A. Kremser, an individual resident in Colorado ("Mr. Kremser"), and John D. Filkoski, an individual resident in Colorado ("Mr. Filkoski" and, collectively with Mr. Kremser, the "Warranting Shareholders").

RECITALS

     The Boards of Directors of both Parent and the Company have, subject to the conditions of this Agreement, determined that the Merger (as defined below) is in the best interests of their respective shareholders and have approved and adopted this Agreement and the transactions contemplated hereby. Parent and the Warranting Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to cause the Merger to occur on the terms set forth in this Agreement.

AGREEMENT

     The parties, intending to be legally bound, agree as follows:

1.  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "ANCILLARY CONTRACTS" -- as defined in Section 3.30.

     "APPLICABLE CONTRACT" -- any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

     "AUDIT DATE" -- as defined in Section 2.10.

     "BALANCE SHEET" -- as defined in Section 3.4.

     "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible.

     "BREACH" -- except as otherwise expressly provided in Article 10 hereof for purposes of applying the indemnification provisions, a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any material claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such material inaccuracy, breach, failure, claim, occurrence, or circumstance, provided, however, that if any such representation, warranty, covenant, obligation or other provision is itself limited to matters of a material nature (however that limitation may be expressed), an inaccuracy thereof shall constitute a Breach for all purposes of this Agreement and no second level of materiality shall be required.

     "CBCA" -- as defined in Section 2.1.

     "CLOSING" -- as defined in Section 2.3.

     "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

     "COMPANY" -- as defined in the Recitals of this Agreement.

     "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including:

          (a) the Merger;

          (b) the execution, delivery, and performance of the Securityholders' Releases and the Escrow Agreement;

          (c) the performance by Parent and Warranting Shareholders of their respective covenants and obligations under this Agreement; and

          (d) Parent's acquisition and ownership of the Shares through the Merger and exercise of control over the Company.

     "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DAMAGES" -- as defined in Section 10.2.

     "DISCLOSURE LETTER" -- the disclosure letter delivered by the Warranting Shareholders to Parent concurrently with the execution and delivery of this Agreement.

     "DISPUTED MEDICARE RECEIVABLES" -- as defined in Section 7.11.

     "EFFECTIVE TIME" -- as defined in Section 2.2.

     "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. sec. 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated, including medical wastes;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

        (e) protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980; Clean Water Act of 1977; Clean Air Act; Resource Conservation and Recovery Act of 1976; Federal Insecticide, Fungicide, and Rodenticide Act; Toxic Substances Control Act; Emergency Planning and Community Right-to-Know Act of 1986; Occupational Safety and Health Act of 1970; and Safe Drinking Water Act; and state and local counterparts to these acts.

     "EQUITY ADJUSTMENT AMOUNT" -- as defined in Section 2.9.

     "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ESCROW AGREEMENT" -- as defined in Section 2.8.

     "EXCHANGE ACT" -- the Securities Exchange Act of 1934, as amended.

     "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

     "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

     "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" -- any:

        (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

        (b) federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

          (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

     "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including (a) any substance, the presence of which requires investigation or remediation under any Environmental Law or other common law; (b) any dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous substance; (c) any substance, the presence of which causes or threatens to cause a nuisance upon any SNF or other property presently and/or previously owned, leased or otherwise used by the Company (or poses or threatens to pose a hazard to the health or safety of persons on or about the property or adjacent properties); and (d) radon, ureaformaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

     "HCFA" -- the federal Health Care Financing Administration.

     "HSR ACT" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "INDEMNIFIED PERSONS" -- as defined in Section 10.2.

     "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 3.22.

     "INTERIM BALANCE SHEET" -- as defined in Section 3.4.

     "IRC" -- the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "LEGAL REQUIREMENT" -- any federal, state, local, municipal, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "MERGER" -- as defined in Section 2.1.

     "MERGER CONSIDERATION" -- as defined in Section 2.5.

     "MERGING COMPANIES" -- Signature Health Care Corporation, Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc.

     "NEWCO" -- a newly organized, wholly owned subsidiary of Parent to be merged with and into the Company in the Merger.

     "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any governmental program designed to provide safe and healthful working conditions.

     "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "OTHER SECURITYHOLDERS" -- persons, other than the Warranting Shareholders, who hold shares or options to acquire shares of the Company immediately prior to the Effective Time.

     "PARENT" -- as defined in the first paragraph of this Agreement.

     "PARENT COMPANIES" -- any direct or indirect wholly-owned subsidiaries of Parent.

     "PARENT REPORTS" -- as defined in Section 4.11.

     "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PLAN" -- as defined in Section 3.13.

     "PROCEEDING" -- any action, arbitration, audit, hearing, investigation (including Medicare and Medicaid survey and certification investigations and proceedings), litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "RELATED PARTY CONTRACTS" -- as defined in Section 2.8(a)(v) and listed pursuant to Section 3.17(a)(xiv).

     "RELATED PERSON" -- with respect to a particular individual:

        (a) each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

        (b) any Person that holds a Material Interest in such specified Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

        (d) any Person in which such specified Person holds a Material Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

        (f) any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

     "RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "SHAREHOLDERS" -- the Warranting Shareholders and the Other Security holders collectively.

     "SEC" -- the federal Securities and Exchange Commission.

     "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "SECURITYHOLDER RELEASES" -- as defined in Section 2.8.

     "SHARES" -- the shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Newco, or any Parent Companies or held in the treasury of the Company).

     "SNFS" -- skilled nursing facilities and other licensed providers of health care and related services owned or leased and operated by the Company.

     "SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

     "SURVIVING CORPORATION" -- as defined in Section 2.1.

     "TAX" -- any tax (including without limitation any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

     "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "WARRANTING SHAREHOLDERS" -- as defined in the first paragraph of this Agreement.

2.  THE MERGER; CLOSING

2.1  THE MERGER

     Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2), the Company and Newco shall consummate a merger (the "Merger") in which (a) Newco shall be merged with and into the Company and the separate corporate existence of Newco shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Colorado, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Company and Newco are sometimes collectively referred to herein as the "Constituent Corporations." The Merger shall have the effects set forth in the Colorado Business Corporation Act (the "CBCA").

2.2  EFFECTIVE TIME

     Parent, Newco and the Company will cause appropriate Articles of Merger (the "Articles of Merger") to be executed and filed on the date of the Closing (or on such other date as Parent and the Company may agree) as provided in the CBCA. The Merger shall become effective on the date on which the Articles of Merger has been duly filed with the Secretary of State of the State of Colorado or such time as is agreed upon by the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time."

2.3  CLOSING

     The closing of the Merger (the "Closing") provided for in this Agreement will take place at the offices of Parent's counsel at Suite 400, One Camelback Building, One East Camelback Road, Phoenix, Arizona, at 10:00 a.m. (local time) on the later of (i) October 15, 1996 or (ii) subject to the provisions of
Section 9, the date that is two business days following the termination of the applicable waiting period under the HSR Act and the satisfaction of the other conditions specified in this Agreement, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the Merger provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4  THE SURVIVING CORPORATION

     The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation. The directors of Newco at the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws. The officers of Newco at the Effective Time shall, from and after the Effective Time, be the initial officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out and effectuate the purposes of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out and effectuate the purposes of this Agreement.

2.5  CONSIDERATION FOR THE MERGER; CONVERSION OF SHARES IN THE MERGER

     At the Effective Time, by virtue of the Merger and without any action on the part of the holders of capital stock of the Company or of capital stock of
Newco:

          (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Newco, or any direct or indirect wholly owned subsidiary of Parent (collectively, "Parent Companies") or any of the Company's direct or indirect wholly owned subsidiaries or held in the treasury of the Company) shall, by virtue of the Merger and without any action on the part of Newco, the Company or the holder thereof, be converted into an amount consisting of cash and the promissory note referred to in Section 2.6 below (the "Merger Consideration") determined by dividing (i) (C) (the "Base Amount"), plus or minus the Equity Adjustment Amount determined pursuant to Sections 2.9 and 2.10, by (ii) the number of Shares outstanding at the Effective Time.

          (b) At the Effective Time, each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (c) If, between the date of this Agreement and the Effective Time, the outstanding Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or with respect to any such event there be declared a record date within said period with a distribution date after the Effective Time or a stock dividend on the Shares shall be declared with a record date within said period, the Merger Consideration shall be appropriately adjusted.

2.6  PAYMENT OF CONSIDERATION

     Except as set forth in Section 2.5 above, from and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding Shares shall be entitled to receive in exchange therefor, upon surrender thereof to Parent, payment of the Merger Consideration, provided, however, that if the Equity Adjustment Amount has not yet been determined in accordance with Sections 2.9 and 2.10(a) hereof an amount equal to the holder's pro rata share of the Base Amount shall initially be paid and the parties will comply with the procedures required by Section 2.10(b) hereof, and provided further, that a portion of the Merger Consideration equal to (D) shall be withheld pro rata from the Warranting Shareholders shall be deposited by the Parent on their behalf with the Escrow Agent in the form of one or more promissory notes on the terms described in the Escrow Agreement, all in accordance with Section 2.8 hereof and shall thereafter be held and applied in accordance with the Escrow Agreement.

2.7  NO DISSENTING SHARES

     The parties hereto acknowledge that the shareholders of the Company have all indicated they will approve the Merger and they will not be entitled to dissent from the Merger and require appraisal of their Shares.

2.8  CLOSING OBLIGATIONS

     At the Closing:

          (a) the Warranting Shareholders, for themselves and as agents for all Other Securityholders, will deliver to Parent:

           (i) certificates representing the Shares;

             (ii) releases in the form of Exhibit 2.8(a)(ii) executed by the Warranting Shareholders, all Other Securityholders and each Related Person of either Warranting Shareholder that is a party to any Related Party Contract (collectively, "Securityholder Releases");

             (iii) a certificate executed by the Warranting Shareholders representing and warranting to Parent that each of the Warranting Shareholders' representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by the Warranting Shareholders to Parent not less than five business days prior to the Closing Date in accordance with Section 5.5), provided, that if an inaccuracy constitutes a "Breach" as defined herein, no further threshold of materiality shall be permitted hereby and the certificate called for by this section cannot be given;

             (iv) mutual termination agreements in respect to each management and other contracts with any Related Person of either Warranting Shareholder other than the rehabilitation services contracts with RehabWest, Inc. (the "Related Party Contracts"), properly executed and delivered by each party thereto and providing for no future payments or other obligations by the Company or the Parent with respect thereto; and

             (v) resignations of all directors and officers of the Company, if and as requested by Parent.

          (b) Parent will deliver to the Shareholders:

             (i) the payment to such Shareholders specified by Section 2.6, paid by bank cashier's or certified check payable to the order of or by wire transfer to accounts specified by or on behalf of each Shareholder; and

             (ii) a certificate executed by Parent to the effect that, except as otherwise stated in such certificate, each of Parent's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date, provided, that if an inaccuracy constitutes a "Breach" as defined herein, no further threshold of materiality shall be permitted hereby and the certificate required by this section cannot be given.

          (c) Parent and the Warranting Shareholders will enter into an escrow agreement in the form of Exhibit 2.8(c) (the "Escrow Agreement") with Mellon Bank, F.S.B., and Parent will make the deposit into escrow on behalf of the Shareholders that is required by Section 2.6.

2.9  EQUITY ADJUSTMENT AMOUNT

     The Equity Adjustment Amount (which may be a positive or negative number) will be equal to (a) the stockholders' equity of the Company as of the Closing Date determined in accordance with GAAP, plus (b) the sum of any adjustments on
Schedule 2.9 that are applicable to the Company, if and to the extent such adjustments were taken into account in subpart (a), minus (c) $391,420.

2.10  EQUITY ADJUSTMENT PROCEDURE

     (a) The Warranting Shareholders will prepare and will cause Arthur Andersen LLP, the Company's certified public accountants, to audit financial statements ("Closing Financial Statements") of the Company as of the through the calendar month-end closest to the Closing Date (the "Audit Date") and for the period from the date of the Balance Sheet through the Audit Date, including a computation of stockholders' equity as of the Audit Date. The Warranting Shareholders will deliver the Closing Financial Statements to Parent within sixty days after the Closing Date. If within thirty days following delivery of the Closing Financial Statements, Parent has not given the Warranting Shareholders notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of Parent's objection), then the stockholders' equity reflected in the Closing Financial Statements will be used in computing the Equity Adjustment Amount. If Parent gives such notice of objection, then the issues in dispute will be submitted to Price Waterhouse LLP, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Parent will bear the fees of the Accountants for such determination.

     (b) On the tenth business day following the final determination of the Equity Adjustment Amount, if the Equity Adjustment Amount is positive, Parent will pay the Equity Adjustment Amount to the Shareholders, and if the Equity Adjustment Amount is negative, the Warranting Shareholders will pay the absolute value of such amount to Parent, all as contemplated by and in accordance with
Section 2.5(a) hereof. Payments must be made in immediately available funds. Payments to the Shareholders must be made in the manner and will be allocated in the proportions of their stock ownership immediately prior to the Effective Time. Payments to Parent must be made by wire transfer to such bank account as Parent will specify by the Shareholders in the proportions of their stock ownership immediately prior to the Effective Time.

3.  REPRESENTATIONS AND WARRANTIES OF THE WARRANTING SHAREHOLDERS

     The Disclosure Letter called for by the Warranting Shareholders' representations and warranties in this Part 3 has been prepared by the Warranting Shareholders without full involvement of other personnel of the Company because of the confidential nature of this Agreement. For the same reasons, a portion of the due diligence investigation which Parent wishes to complete in respect of the Company and the SNFs has not yet been completed. Although the Warranting Shareholders believe all of the information in the Disclosure Letter is accurate and complete, the Warranting Shareholders shall have the right to complete or supplement the Disclosure Letter not later than August 16, 1996 (the "Disclosure Supplement"). Parent shall have the right to continue its due diligence investigation after the date of this Agreement and through the Closing Date. Parent shall have the right to terminate this Agreement by written notice to the Warranting Shareholders within five business days after receipt of the Disclosure Supplement if Parent in its sole discretion determines that the information contained in the disclosures as supplemented, or any other information or documentation learned or discovered in the course of Parent's due diligence investigation, constitutes, has, or is likely to have,

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

a material adverse effect. In the event Parent terminates this Agreement pursuant to the foregoing provision, this Agreement shall become null and void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, except that the Confidentiality Agreement shall survive and each party shall pay its own expenses incurred in connection with this Agreement. In the event Parent does not terminate this Agreement pursuant to the foregoing provision, the Disclosure Supplement shall be deemed delivered as of the date of this Agreement and made a part of the Disclosure Letter to this Agreement.

     The Warranting Shareholders represent and warrant to Parent as follows:

3.1  ORGANIZATION AND GOOD STANDING

     (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) The Warranting Shareholders have made available to Parent copies of the Organizational Documents of the Company, as currently in effect.

3.2  AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of the Company and the Warranting Shareholders, enforceable against the Company and the Warranting Shareholders in accordance with its terms. Upon the execution and delivery by the Warranting Shareholders of the Escrow Agreement and the Warranting Shareholders' Releases (collectively, the "Warranting Shareholders' Closing Documents"), the Warranting Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the Warranting Shareholders, enforceable against the Warranting Shareholders in accordance with their respective terms. The Warranting Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Warranting Shareholders' Closing Documents and to perform their obligations under this Agreement and the Warranting Shareholders' Closing Documents.

     (b) To the best of Warranting Shareholders' Knowledge, except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, any SNF or either Warranting Shareholder, or any of the assets owned or used by the Company or any SNF, may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to any SNF or otherwise to the business of, or any of the assets owned or used by, the Company;

          (iv) cause Parent or the Company to become subject to, or to become liable for the payment of, any Tax;

          (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

          (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

          (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any SNF or the Company.

     Except as set forth in Part 3.2 of the Disclosure Letter, no SNF, Warranting Shareholder or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3  CAPITALIZATION

     The authorized and outstanding equity securities of the Company and the record and beneficial ownership of such equity securities are as described in
Part 3.3 of the Disclosure Letter. The Warranting Shareholders and the Other Securityholders are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. No outstanding equity securities or other securities of the Company were issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.4  FINANCIAL STATEMENTS

     The Warranting Shareholders have delivered to Parent: (a) a balance sheet of the Company as of December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Arthur Andersen LLP, independent certified public accountants, and
(b) an unaudited balance sheet of the Company as of June 30, 1996 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the six months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

3.5  BOOKS AND RECORDS

     To the best of the Warranting Shareholders' Knowledge, the books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

3.6  TITLE TO PROPERTIES; ENCUMBRANCES

     To the best of the Warranting Shareholders' Knowledge, Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. The Warranting Shareholders have delivered or made available to Parent copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Warranting Shareholders or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). To the best of the Warranting Shareholders' Knowledge, all material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto. To the best of the Warranting Shareholders' Knowledge, all buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

3.7  CONDITION AND SUFFICIENCY OF ASSETS

     To the best of the Warranting Shareholders' Knowledge, all of the buildings, plants, structures, and equipment of the SNFs and of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the SNFs and of the Company are sufficient for the continued conduct of the SNFs and of the Company's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

3.8  ACCOUNTS RECEIVABLE

     To the best of the Warranting Shareholders' Knowledge all accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date and assuming that after the Closing the Company follows similar collection policies to those followed by the Company through the date hereof, the Accounts Receivable (excluding only the Disputed Medicare Receivables), are or will be as of the Closing Date collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a materially greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). On the Closing Date the Company will have transmitted bills and invoices in the Ordinary Course of Business for all services performed through the end of the most recent practicable month. To the best of the Warranting Shareholders' Knowledge, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable, other than the Disputed Accounts Receivable. To the best of the Warranting Shareholders' Knowledge Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable. Parent acknowledges that there are time constraints with respect to the billing of Government Agencies and third party payers which, if not followed, can result in a denial of payment.

3.9  PREPAID SUPPLIES

     To the best of the Warranting Shareholders' Knowledge all inventory or supplies and other materials of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable in the Ordinary Course of Business. The amounts thereof are not excessive and are reasonable in the present circumstances of the Company and satisfy all Legal Requirements applicable to the Company or SNF with respect to inventory and supplies.

3.10  NO UNDISCLOSED LIABILITIES

     To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.10 of the Disclosure Letter, the Company have no material liabilities or obligations of any nature except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.11  TAXES

     (a) The Company has been duly qualified as an S corporation for federal income tax purposes at all times since it was organized. To the best of the Warranting Shareholders' Knowledge the Company has filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. The Warranting Shareholders have made available to Parent copies of, and Part 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns filed since the Company was organized. Based upon the Warranting Shareholders' inquiry and advice from Arthur Andersen, LLP, the Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or pursuant to any assessment received by either of the Warranting Shareholders or the Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet, and Taxes that are not required to be paid by the Company because of its status as an S corporation.

     (b) Based upon the Warranting Shareholders' inquiry of and advice from Arthur Andersen LLP, the United States federal and state income Tax Returns of the Company have not been audited by the IRS or relevant state tax authorities. To the best of the Warranting Shareholders' Knowledge, except as described in
Part 3.11 of the Disclosure Letter, neither Warranting Shareholder nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other

Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

     (c) To the best of the Warranting Shareholders' Knowledge the charges, accruals, and reserves with respect to Taxes (if any) on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to that the Company's liability for Taxes. To the best of the Warranting Shareholders' Knowledge there exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter. The Company has never filed a consent under Section 341(f) of the IRC concerning collapsible corporations. To the best of the Warranting Shareholders' Knowledge all Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) To the best of the Warranting Shareholders' Knowledge all Tax Returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

3.12  NO MATERIAL ADVERSE CHANGE

     Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any SNF or the Company, and the best of the Warranting Shareholders' Knowledge no event has occurred or circumstance exists that may result in such a material adverse change.

3.13  EMPLOYEE BENEFITS

     To the best of the Warranting Shareholders' Knowledge (provided that the foregoing qualification shall cease to apply as to paragraphs (a) and (c) below five (5) business days prior to the Closing Date):

          (a) Except as set forth in Part 3.13(a) of the Disclosure Letter, neither the Company nor any member of its controlled group within the meaning of Section 414 of the IRC maintains or contributes to, or at any time in the preceding five calendar years maintained or contributed to: (i) any non-qualified deferred compensation or retirement plans or arrangements; (ii) any qualified defined contribution retirement plans or arrangements; (iii) any qualified defined benefit pension plan; (iv) any multiemployer plan (as defined in Section 3(37) of ERISA); (v) any other plan, program, agreement or arrangement under which former employees of the Company or its beneficiaries are entitled, or current employees of any of the Company will be entitled following termination of employment, to medical, health, life insurance or other benefits other than pursuant to benefit continuation rights granted by state of federal law; or (vi) any other employee benefit, health, welfare, severance, vacation, medical, disability, life insurance, stock, stock purchase or stock option plan, program, agreement, arrangement, custom, practice or policy. The plans described in Part 3.13(a) are referred to herein as the "Plans."

          (b) The Plans comply in all respects with the requirements of all applicable laws, including ERISA, and the Plans meet any applicable requirements for favorable tax treatment under the IRC in both form and operation. The contributions to the Plans and the costs of administering the Plans, including fees for the trustee and other service providers which are customarily paid by the Company, have been paid or will be paid prior to the Closing Date or are reflected in the Interim Balance Sheet. There have been no prohibited transactions as defined in Section 406 of ERISA or
     Section 4975 of the IRC with respect to any of the Plans or any parties in interest or disqualified persons with respect to the Plans or any reduction or curtailment of accrued benefits with respect to any of the Plans. There are no pending, or to the Knowledge of the Warranting Shareholders, threatened claims, lawsuits, arbitrations, audits or investigations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans. The Company does not have any plans, programs, agreements or arrangements or other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust or other funding arrange-ment. Neither the Company nor any Warranting Shareholder or ERISA Affiliate has any liability to the IRS, the Department of Labor, or the Pension Benefit Guaranty Company. No event has occurred or circumstance exists that could result in a material increase in premium costs of Plans that are insured, or a material increase in benefit costs of Plans that are self-insured. No payment that is owed or may become due to any employee of the Company will be characterized as an "excess parachute payment" as defined in Code Section 280G, and the Merger contemplated by this Agreement will not result in the payment, vesting, or acceleration of any benefit.

          (c) To the extent applicable, the Warranting Shareholders have made available to Parent true and complete copies of: (i) the Plans and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan; (ii) the most recent determination letters received from the IRS regarding the Plans and copies of any pending applications, filings or notices with respect to any of the Plans with the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency and any notices or other communications from any governmental agency regarding any of the Plans; (iii) the financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed and the two prior Plan years; (iv) the reports of the most recent actuarial valuations for the Plans; (v) copies of all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto or to the appointment of any fiduciaries thereunder and copies of any investment policies, administrative services agreements or other contracts with third parties, surety bonds, rules, regulations or policies of the trustees or any committee thereunder; and (vi) copies of any communications or notices provided to employees or plan participants with respect to the Plans along with information concerning the date and extent of distribution of such communications.

3.14  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     (a) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.14 of the Disclosure Letter:

          (i) the Company and each SNF is, and at all times since January 1, 1995 has been, in substantial compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, and has every Governmental Authorization required in connection therewith;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company or any SNF of, or a failure on the part of the Company or any SNF to comply with, any Legal Requirement, which violation or failure may have a material adverse effect on the Company or SNF, or (B) may give rise to any obligation on the part of the Company or any SNF to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) no the Company or SNF has received, at any time since January 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company or SNF to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for state and federal licensing and certification surveys, all of which have been provided to Parent.

     (b) To the best of the Warranting Shareholders' Knowledge Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by the Company or SNF or that otherwise relates to the business of, or to any of the assets owned or used by, the Company or any SNF. To the best of the Warranting Shareholders' Knowledge each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.14 of the Disclosure Letter:

          (i) the Company and each SNF are, and at all times since January 1, 1995 have been, in substantial compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, which violation or failure may have a material adverse effect on the Company or any SNF, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

          (iii) neither the Company nor any SNF has received, at any time since January 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, which violation or failure may have a material adverse effect on the Company or any SNF, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part
     3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

     To the best of the Warranting Shareholders' Knowledge, the Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate the SNFs and the other aspects of its businesses in the manner it currently conducts and operates the SNFs and such businesses and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

3.15  LEGAL PROCEEDINGS; ORDERS

     (a) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

          (i) that has been commenced by or against the Company or that otherwise relates to or may materially affect any SNF or the business of, or any of the assets owned or used by, the Company; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     To the Knowledge of the Warranting Shareholders and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. If requested by Parent, the Warranting Shareholders will promptly deliver to Parent copies of all pleadings, correspondence, and other documents relating to each or any Proceeding listed in
Part 3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any SNF or the Company.

     (b) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.15 of the Disclosure Letter:

          (i) there is no Order to which the Company, any SNF or any of the assets owned or used by the Company, is subject, the existence or violation of which could have a material adverse effect on the Company or any SNF;

          (ii) neither Warranting Shareholder is subject to any Order that relates to the business of, or any of the assets owned or used by, any SNF or the Company; and

          (iii) no officer, director, agent, or employee of the Company is subject to any Order or Legal Requirement that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to any SNF or to the business of the Company.

     (c) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.15 of the Disclosure Letter:

          (i) the Company and each SNF are, and at all times since January 1, 1995 have been, in substantial compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order or Legal Requirement to which any SNF or the Company, or any of the assets owned or used by any SNF or the Company, is subject, the existence or violation of which could have a material adverse effect on the Company or any SNF; and

          (iii) neither any SNF nor the Company has received, at any time since January 1, 1995, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or failure to comply with, any material term or requirement of, any Order or Legal Requirement to which any SNF or the Company, or any of the assets owned or used by any SNF or the Company, is or has been subject.

3.16  ABSENCE OF CERTAIN CHANGES AND EVENTS

     To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Interim Balance Sheet, the Company has operated the SNFs and conducted their businesses only in the Ordinary Course of Business and there has not been any:

          (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

          (b) amendment to the Organizational Documents of the Company;

          (c) payment or increase by the Company of any bonuses, salaries, or other compensation to either Warranting Shareholder or their Related Persons or to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

          (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

          (e) damage to or destruction or loss of any asset or property of any SNF or the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of any SNF or of the Company;

          (f) entry into, termination of, or receipt of notice of termination of
     (i) any license, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company (and prior to any unilateral right of termination by the Company without any cost or penalty) of at least $50,000;

          (g) sale, lease, or other disposition of any SNF or other asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any SNF or other material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

          (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

          (i) material change in the accounting methods used by the Company; or

          (j) agreement, whether oral or written, by the Company to do any of the foregoing.

3.17  CONTRACTS; NO DEFAULTS

     (a) To the best of the Warranting Shareholders' Knowledge, Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and the Warranting Shareholders have made available to Parent, and if requested will promptly deliver to Parent, true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company (prior to any unilateral right of termination by the Company without any cost or penalty) of an amount or value in excess of $50,000;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies (prior to any unilateral right of termination by the Company without any cost or penalty) of an amount or value in excess of $50,000;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business or that involves expenditures or receipts of the Company (prior to any unilateral right of termination by the Company without any cost or penalty) in excess of $50,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 or with terms of less than one year);

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

          (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

          (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

        (x) each power of attorney that is currently effective and outstanding;

          (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

          (xii) each Applicable Contract for capital expenditures in excess of $50,000;

          (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

          (xiv) each Medicare and Medicaid provider contract for each SNF, and evidence of appropriate certification of each SNF;

          (xv) each Related Party Contract; and

          (xvi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     To the best of the Warranting Shareholders' Knowledge Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company' office where details relating to the Contracts are located.

     (b) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.17(b) of the Disclosure Letter:

          (i) neither Warranting Shareholder (and no Related Person of either Warranting Shareholder) has or may acquire any rights under, and neither Warranting Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any SNF or the Company; and

          (ii) no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to
     (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

     (c) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

     (d) To the best of the Warranting Shareholders' Knowledge, except as set forth in Part 3.17(d) of the Disclosure Letter:

          (i) the Company is, and at all times since January 1, 1996 has been, in substantial compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

          (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since January 1, 1996 has been, in substantial compliance with all applicable terms and requirements of such Contract;

          (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

          (iv) the Company has not given to or received from any other Person, at any time since January 1, 1996, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

     (f) The Contracts relating to the sale or provision of services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18  INSURANCE

     (a) To the best of the Warranting Shareholders' Knowledge, Part 3.18(a) of the Disclosure Letter contains a complete and accurate list, and the Warranting Shareholders have made available to Parent and, upon request will promptly deliver to Parent:

          (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time since January 1, 1995;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) Part 3.18(b) of the Disclosure Letter describes:

          (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

          (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided (unless such information is disclosed elsewhere in the Disclosure Letter).

     (c) To the best of the Warranting Shareholders' Knowledge, except as set forth on Part 3.18(c) of the Disclosure Letter:

          (i) All policies to which the Company is a party or that provide coverage to either Warranting Shareholder, the Company, or any director or officer of the Company:

             (A) are valid, outstanding, and enforceable;

             (B) are issued by an insurer that is financially sound and reputable;

             (C) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

             (D) will continue in full force and effect following the consummation of the Contemplated Transactions; and

             (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

          (ii) No Warranting Shareholder or the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Company has paid all premiums due, and has otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

        (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

3.19  ENVIRONMENTAL MATTERS

     To the best of the Warranting Shareholders' Knowledge, except as set forth in part 3.19 of the Disclosure Letter:

          (a) The Company is, and at all times has been, in substantial compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Warranting Shareholder nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any SNFs or other Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the SNFs or other Facilities or any other properties or assets (whether real, personal, or mixed) in which either Warranting Shareholder or the Company has had an interest, or with respect to any property or SNFs or other Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by either Warranting Shareholder, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b) There are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the SNFs or other Facilities or any other properties and assets (whether real, personal, or mixed) in which either Warranting Shareholder or the Company has or had an interest.

          (c) The Warranting Shareholders and the Company have no basis to expect, nor has any of them or any SNF or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the SNFs or other Facilities or any other properties or assets (whether real, personal, or mixed) in which either Warranting Shareholder or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by either Warranting Shareholder, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (d) Neither any Warranting Shareholder nor the Company, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which either Warranting Shareholder or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the SNFs or other Facilities or any such other property or assets.

          (e) There are no Hazardous Materials present on or in the Environment at the SNFs or other Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Warranting Shareholder, the Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the SNFs or other Facilities or any other properties or assets (whether real, personal, or mixed) in which either Warranting Shareholder or the Company has or had an interest.

          (f) There has been no Release or Threat of Release of any Hazardous Materials at or from the SNFs or other Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which either Warranting Shareholder or the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by a Warranting Shareholder, the Company, or any other Person.

          (g) The Warranting Shareholders have delivered to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Warranting Shareholders or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the SNFs or other Facilities, or concerning compliance by either Warranting Shareholder, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.20  EMPLOYEES

     (a) The Warranting Shareholders have provided Parent access to a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

     (b) To the best of the Warranting Shareholders' Knowledge, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Warranting Shareholders or the Company by any such employee or director. Neither Warranting Shareholder, and no employee or director of the Company, is entitled to any severance or "parachute" payment of any kind in connection with a change in control of the Company. To the best of the Warranting Shareholders' Knowledge, no director, officer, or other key employee of the Company, excepting the Warranting Shareholders themselves, intends to terminate his or her employment with the Company.

     (c) Part 3.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.21  LABOR RELATIONS; COMPLIANCE

     Except as disclosed in Part 3.21 of the Disclosure Letter, since January 1, 1996, the Company has not been and is not now a party to any collective bargaining or other labor Contract. Since January 1, 1996, there has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To the best of the Warranting Shareholders' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. To the best of the Warranting Shareholders' Knowledge, the Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. To the best of the Warranting Shareholders' Knowledge, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22  INTELLECTUAL PROPERTY

     (a) Intellectual Property Assets -- The term "Intellectual Property Assets" includes:

          (i) the names Arkansas, Inc., all fictional business names (including all names under which any SNF or other Facility is licensed or has done business at any time within the past three years), trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

          (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

          (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

     (b) Agreements -- Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Intellectual Property Assets owned or used by any of the Company since January 1, 1995, and all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $25,000 under which the Company is the licensee. There are no outstanding and, to the best of the Warranting Shareholders' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

3.23  CERTAIN PAYMENTS

     To the best of the Warranting Shareholders' Knowledge neither the Company nor any director, officer, agent, or employee of the Company, or any other Person associated with or acting for or on behalf of the Company, ever has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.24  DISCLOSURE

     (a) To the best of the Warranting Shareholders' Knowledge no representation or warranty of the Warranting Shareholders in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) To the best of the Warranting Shareholders' Knowledge no notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c) There is no fact known to either Warranting Shareholder that has specific application to either Warranting Shareholder, any SNF or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as either Warranting Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of any SNF or of the Company that has not been set forth in this Agreement or the Disclosure Letter.

3.25  RELATIONSHIPS WITH RELATED PERSONS

     To the best of the Warranting Shareholders' Knowledge no Warranting Shareholder or any Related Person of either Warranting Shareholder or of the Company has, or since January 1, 1995, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to any SNF or the Company' businesses. Except as set forth in Part
3.25 of the Disclosure Letter, no Warranting Shareholder or any Related Person of either Warranting Shareholder or of the Company is, or since January 1, 1995 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Except as set forth in Part 3.25 of the Disclosure Letter, no Warranting Shareholder or any Related Person of either Warranting Shareholder or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.26  BROKERS OR FINDERS

     The Warranting Shareholders and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement except their obligations to BA Partners which will be paid in full on or before the Closing Date.

3.27  TERMINATION OF ANCILLARY CONTRACTS

     Except for the Contract with RehabWest, Inc. which has been provided to Parent, all Contracts for management services or ancillary services (as that term is commonly understood in the long term health care industry) (a) to which the Company is a party or by which the Company or any of their SNFs or other Facilities or properties may be bound, or (b) through which medical or ancillary products or services are provided to any of the Company or to the patients or residents of any SNF or other Facility owned or operated by the Company (collectively, the "Ancillary Contracts") are terminable without premium or penalty on not more than sixty days notice at the option of the Company.

4.  REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company and the Warranting Shareholders as follows:

4.1  ORGANIZATION AND GOOD STANDING

     Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. On the Closing Date and immediately prior to the Effective Time, Newco will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

4.2  AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms. Upon the execution and delivery by Parent of the Escrow Agreement and the Registration Rights Agreement (the "Parent's Closing Documents"), the Parent's Closing Documents will constitute the legal, valid, and binding obligations of Parent, enforceable against Parent in accordance with their respective terms. Parent has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Parent's Closing Documents and to perform its obligations under this Agreement and the Parent's Closing Documents.

     (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Parent nor the consummation or performance of any of the Contemplated Transactions by Parent will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i) any provision of Parent's Organizational Documents;

          (ii) any resolution adopted by the board of directors or the stockholders of Parent;

          (iii) any Legal Requirement or Order to which Parent may be subject;
     or

          (iv) any Contract to which Parent is a party or by which Parent may be bound.

     Except as set forth in Schedule 4.2, Parent is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3  INVESTMENT INTENT

     Parent is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4  CERTAIN PROCEEDINGS

     To the best of Parent's Knowledge, there is no pending Proceeding that has been commenced against Parent and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, including registration of the Parent's Shares being issued hereunder pursuant to the Registration Rights Agreement. To Parent's Knowledge, no such Proceeding has been Threatened.

4.5  BROKERS OR FINDERS

     Parent and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Warranting Shareholders harmless from any such payment alleged to be due by or through Parent as a result of the action of Parent or its officers or agents.

4.6  SUITABILITY AND SOPHISTICATION

     Parent has such knowledge and experience in financial and business matters that Parent is capable of evaluating independently the risks and merits of acquiring the Shares of the Company. Parent has independently evaluated the risks and merits of acquiring such Shares and has independently determined that such Shares are a suitable investment for Parent.

4.7  RECEIPT OF INFORMATION

     Parent further represents that it has had or upon compliance by the Warranting Shareholders with this Agreement will be provided an opportunity to ask questions and receive answers from the Warranting Shareholders and the other officers of the Company regarding the business, properties, prospects, and financial condition of the Company and the SNFs and to obtain additional information (to the extent the Warranting

Shareholders possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of such information furnished to Parent or to which Parent has had access or will have access pursuant to this Agreement. The foregoing does not, however, limit or modify the representations and warranties of the Warranting Shareholders in Article 3 of this Agreement or the right of Parent to rely thereon.

4.8  CONFLICTING AGREEMENTS

     Except as may be disclosed in Schedule 4.8 hereto, to the best of Parent's Knowledge, Parent is not a party to any contract or agreement that will prevent or materially interfere with Parent's ability to obtain the financing contemplated by Section 7.11 hereof.

5.  COVENANTS OF THE WARRANTING SHAREHOLDERS PRIOR TO CLOSING DATE

5.1  ACCESS AND INVESTIGATION

     Between the date of this Agreement and the Closing Date, the Warranting Shareholders will, and will cause the Company and its Representatives to, (a) afford Parent and its Representatives and prospective lenders and their Representatives (collectively, "Parent's Advisors") full and free access during normal business hours after reasonable notice to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Parent and Parent's Advisors with copies of all such contracts, books and records, and other existing documents and data as Parent may reasonably request, and (c) furnish Parent and Parent's Advisors with such additional financial, operating, and other data and information as Parent may reasonably request.

5.2  OPERATION OF THE BUSINESSES OF THE COMPANY

     Between the date of this Agreement and the Closing Date, the Warranting Shareholders will, and will cause the Company to:

          (a) conduct the business of the Company only in the Ordinary Course of Business;

          (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

          (c) confer with Parent concerning operational matters of a material nature; and

          (d) otherwise report periodically to Parent concerning the status of the business, operations, and finances of the Company.

5.3  NEGATIVE COVENANT

     Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Warranting Shareholders will not, and will cause the Company not to, without the prior consent of Parent, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

5.4  REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, the Warranting Shareholders will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act), and it will inform Parent in writing of all state licensing and Medicaid approvals, if any necessary to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Warranting Shareholders will, and will cause the Company to, (a) cooperate with Parent with respect to all filings that Parent elects to make or is required by Legal Requirements to make in connection with the Contemplated

Transactions, and (b) cooperate with Parent in obtaining all consents identified in Schedule 4.2 (including taking all actions requested by Parent to cause early termination of any applicable waiting period under the HSR Act).

5.5  NOTIFICATION

     Between the date of this Agreement and the Closing Date, each Warranting Shareholder will promptly notify Parent in writing if such Warranting Shareholder or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Warranting Shareholders' representations and warranties as of the date of this Agreement, or if such Warranting Shareholder or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Warranting Shareholders will promptly deliver to Parent a supplement to the Disclosure Letter specifying such change. During the same period, each Warranting Shareholder will promptly notify Parent of the occurrence of any Breach of any covenant of the Warranting Shareholders in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

     Except as expressly provided in this Agreement, the Warranting Shareholders will cause all indebtedness owed to the Company by either Warranting Shareholder or any Related Person of either Warranting Shareholder to be paid in full prior to Closing.

5.7  NO NEGOTIATION

     Until such time, if any, as this Agreement is terminated pursuant to
Section 9, the Warranting Shareholders will not, and will cause the Company and each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Parent) relating to any transaction involving the sale of the business or assets of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company, provided, however, that after the public disclosure of this Agreement the Warranting Shareholders shall have the right to negotiate for such an agreement that is expressly conditioned upon the lawful termination or expiration of this Agreement.

5.8  BEST EFFORTS

     Between the date of this Agreement and the Closing Date, the Warranting Shareholders will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.  COVENANTS OF PARENT PRIOR TO CLOSING DATE

6.1  APPROVALS OF GOVERNMENTAL BODIES

     As promptly as practicable after the date of this Agreement, Parent will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Parent will, and will cause each Related Person to, cooperate with the Warranting Shareholders with respect to all filings that the Warranting Shareholders are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with the Warranting Shareholders in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Parent to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2  BEST EFFORTS

     Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Parent will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.  CONDITIONS PRECEDENT TO PARENT'S OBLIGATION TO CLOSE

     Each and every obligation of Parent and Newco under this Agreement to be performed at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions specified in this Part 7 of this Agreement (any of which may be waived by Parent, in whole or in part):

7.1  ACCURACY OF REPRESENTATIONS

     (a) All of the Warranting Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

     (b) Each of the Warranting Shareholders' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

7.2  WARRANTING SHAREHOLDERS' PERFORMANCE

     (a) All of the covenants and obligations that the Warranting Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections
5.4 and 5.8 must have been performed and complied with in all material respects.

7.3  CONSENTS

     Each of the Consents identified in Part 3.2 of the Disclosure Letter, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

7.4  ADDITIONAL DOCUMENTS

     Each of the following documents must have been delivered to or obtained by
Parent:

          (a) an opinion of Houtchens Daniel & Greenfield, dated the Closing Date, in the form of Exhibit 7.4(a);

          (b) estoppel certificates executed on behalf of HealthPartners Funding, L.P., AHP of Colorado, Inc., Whitehead Family Investments, Ltd. and Omega HealthCare Investors, Inc., and such of their related or affiliated persons as Parent may reasonably require, dated as of a date not more than forty-five (45) days prior to the Closing Date, each substantially in the form of Exhibit 7.4(b);

          (c) a consent and release signed by each Shareholder pursuant to which they sell or surrender any equity interest in the Company (including any outstanding options) on terms reasonably satisfactory to Parent;

          (d) the Articles of Merger, duly approved by the Company and its shareholders as required by law and duly executed on behalf of the Company;

        (e) a release by AHP of Colorado, Inc. and its affiliates of the guarantee of Yankee Creek Management Services, LLC; and

          (f) such other documents as Parent may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
     Section 8.4(a), (ii) evidencing the accuracy of any of the Warranting Shareholders' representations and warranties, (iii) evidencing the performance by either Warranting Shareholder of, or the compliance by either Warranting Shareholder with, any covenant or obligation required to be performed or complied with by such Warranting Shareholder, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5  NO PROCEEDINGS

     Since the date of this Agreement, there must not have been commenced or Threatened against Parent, or against any Person affiliated with Parent, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

     There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.7  NO PROHIBITION

     Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Parent or any Person affiliated with Parent to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

7.8  COMPLETION OF DILIGENCE

     Parent's review of the Company's businesses, Assets, Contracts, Governmental Authorizations and similar matters shall have been completed to the satisfaction of Parent and its counsel, provided, however, that this condition shall expire on August 15, 1996.

7.9  ENVIRONMENTAL REPORTS

     Parent shall have obtained at Parent's expense environmental surveys or reports satisfactory to Parent in its sole discretion in respect of the operations of the Company and the SNFs and in respect of each of the properties owned or operated by any of the Company or SNFs, including leased properties.

7.10  UNISON APPROVALS

     This Agreement and the Contemplated Transactions shall have been approved by Unison's stockholders by a vote satisfactory to Parent.

7.11  UNISON FINANCING

     Parent shall have completed a public or private offering of subordinated debt or common stock in an amount and on terms acceptable to Parent.

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7.12  TREATMENT OF DISPUTED MEDICARE RECEIVABLES

     The parties acknowledge that the Company's Closing Financial Statements are expected to include certain Medicare accounts receivable that are currently in dispute with HCFA (the "Disputed Medicare Receivables"). The Disputed Medicare Receivables are identified or more fully described on Schedule 2.9, which schedule shall be updated as of the Closing Date. It is a condition of Parent's obligation to close that the Company shall have created an appropriate financial statement reserve for the full amount of the Disputed Medicare Receivables and shall have incurred and recorded any charge against income associated therewith.

7.13  ACQUISITION OF REHABWEST, INC.

     Parent shall have entered into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 and subject to other terms that are satisfactory to Parent and to the shareholders and creditors of RehabWest, Inc.

7.14  CONSUMMATION OF MERGERS WITH OTHER MERGING COMPANIES

     The mergers between a subsidiary of Parent and each of the other Merging Companies shall be consummated concurrently with the Merger.

8.  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY AND THE
    WARRANTING SHAREHOLDERS TO CLOSE

     Each and every obligation of the Company and the Warranting Shareholders under this Agreement to be performed at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions specified in this Part 8 of this Agreement (any of which may be waived by the Company and the Warranting Shareholders, in whole or in part):

8.1  ACCURACY OF REPRESENTATIONS

     All of Parent's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2  PARENT'S PERFORMANCE

     (a) All of the covenants and obligations that Parent is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Parent must have delivered each of the documents required to be delivered by Parent pursuant to Section 2.4 and must have made the cash payments required to be made by Parent pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

8.3  CONSENTS

     Each of the Consents identified in Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

8.4  ADDITIONAL DOCUMENTS

     The following documents must have been obtained by or delivered to the Warranting Shareholders:

          (a) an opinion of Quarles & Brady, dated the Closing Date, in the form of Exhibit 8.4(a); and

          (b) estoppel certificates executed on behalf of AHP of Colorado, Inc., and such of its related or affiliated persons as the Warranting Shareholders may reasonably require, dated as of a date not more than 45 days prior to the Closing Date, each substantially in the form of Exhibit 7.4(b);

          (c) a consent and release signed by each of the Other Securityholders pursuant to which they sell or surrender any equity interest in the Company (including any outstanding options) on terms reasonably satisfactory to the Warranting Shareholders;

          (d) a release by AHP of Colorado, Inc. and its affiliates of the guarantee of Yankee Creek Management Services, LLC;

          (e) the Articles of Merger, duly approved by Parent, Newco, and their shareholders as required by law and duly executed on behalf of Newco; and

          (f) such other documents as the Company or the Warranting Shareholders may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Parent, (iii) evidencing the performance by Parent of, or the compliance by Parent with, any covenant or obligation required to be performed or complied with by Parent, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5  NO INJUNCTION

     There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by the Warranting Shareholders to Parent, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.6  PARENT DIRECTOR

     David A Kremser shall have been elected or appointed as a director of Parent.

8.7  ACQUISITION OF REHABWEST, INC.

     Parent shall have entered into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 and subject to other terms and conditions that are satisfactory to Parent and to the shareholders and creditors of RehabWest, Inc.

8.8  CONSUMMATION OF MERGERS WITH OTHER MERGING COMPANIES

     The mergers between a subsidiary of Parent and each of the other Merging Companies shall be consummated concurrently with the Merger.

9.  TERMINATION

9.1  TERMINATION EVENTS

     This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Parent or the Warranting Shareholders if a Breach of any provision of this Agreement has been committed by the other party and such Breach has not been cured or waived within 10 days following the occurrence or discovery thereof by the Breaching party, whichever is later;

          (b) (i) by Parent if any conditions in Section 7 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Parent to comply with its obligations under this Agreement) and Parent has not waived such condition on or before the Closing Date; or (ii) by the Warranting Shareholders, if any conditions in Section 8 have not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Warranting Shareholders to comply with their obligations under this

     Agreement) and the Warranting Shareholders have not waived such condition on or before the Closing Date;

          (c) by mutual consent of Parent and the Warranting Shareholders; or

          (d) by either Parent or the Warranting Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 1, 1996, or such later date as the parties may agree upon.

9.2  EFFECT OF TERMINATION

     If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

9.3  WRONGFUL TERMINATION OR FAILURE TO CLOSE BY PARENT

     Notwithstanding anything to the contrary herein, in the event that Parent wrongfully terminates this Agreement or refuses or fails to consummate the Merger or any of the Contemplated Transactions without justification hereunder, the Company shall be entitled to receive, as liquidated damages, the sum of $350,000, which shall be the exclusive remedy of the Company and the Warranting Shareholders therefor.

10.  INDEMNIFICATION; REMEDIES

10.1  SURVIVAL; RIGHT TO INDEMNIFICATION LIMITED BY KNOWLEDGE

     All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.8(a)(iv), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will be precluded if the injured party had actual Knowledge thereof before Closing but otherwise will not be affected by any investigation conducted with respect to, or any Knowledge capable of being acquired (but not actually acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The party asserting that the injured party's remedies are limited by its actual Knowledge in accordance with the preceding sentence shall have the burden of proof in establishing such actual Knowledge. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE SHAREHOLDERS

     The Shareholders, jointly and severally, will indemnify and hold harmless Parent, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

          (a) any Breach of any representation or warranty made by the Warranting Shareholders in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter or any other certificate or document delivered by the Warranting Shareholders pursuant to this Agreement;

          (b) any Breach of any representation or warranty made by the Warranting Shareholders in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is disclosed in a supplement to the Disclosure Letter;

          (c) any Breach by either Warranting Shareholder of any covenant or obligation of such Warranting Shareholder in this Agreement;

          (d) any services provided by any SNF or the Company prior to the Closing Date and any liability for Ancillary Contracts except as provided in Section 3.30; or

          (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Warranting Shareholder or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

provided, however, that for purposes of this Section 10.2 and Section 10.3 (and the limitations of Sections 10.5 and 10.6), the term "Breach" shall not be limited or qualified by the materiality of the matter and all Damages therefrom shall be applied against the limitations in Sections 10.5 and 10.6.

     Except as expressly provided in Section 9.3, the remedies provided in this
Section 10.2 will be exclusive and will preclude any other remedies that may be available to Parent or the other Indemnified Persons in respect of any breach of this Agreement by the Warranting Shareholders.

10.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY PARENT

     Parent will indemnify and hold harmless the Shareholders, and will pay to the Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Parent in this Agreement or in any certificate delivered by Parent pursuant to this Agreement, (b) any Breach by Parent of any covenant or obligation of Parent in this Agreement, (c) any services provided by any SNF or the Company after the Closing Date, (d) liabilities accruing after the Closing Date pursuant to any Ancillary Contract or other Contract or Encumbrance not terminated on or prior to the Closing Date, or (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Parent (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

10.4  TIME LIMITATIONS

     If the Closing occurs, the Warranting Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13, and 3.19, unless on or before the first anniversary of the Closing Parent notifies the Warranting Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Parent. A claim with respect to Section 3.3 or 3.13 must be made within two (2) years after the Closing Date; a claim pursuant to Section 3.11 must be made within three (3) years after the Closing Date, and a claim pursuant to Section 3.19 must be made within three (3) years after the Closing Date. If the Closing occurs, Parent will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing the Warranting Shareholders notify Parent of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Warranting Shareholders.

10.5  LIMITATIONS ON AMOUNT -- WARRANTING SHAREHOLDERS

     The limitations on the amount of the liability of the Warranting Shareholders will be as set forth in the Escrow Agreement. However, this Section
10.5 will not apply to any Breach of any of the Warranting Shareholders' representations and warranties of which either Warranting Shareholder had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either

Warranting Shareholder of any covenant or obligation, and the Warranting Shareholders will be jointly and severally liable for all Damages with respect to such Breaches.

10.6  LIMITATIONS ON AMOUNT -- PARENT

     Parent will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 until the total of all Damages with respect to such matters for all of the Merging Companies other than Signature Health Care Corporation exceeds $125,000, at which time all of such amounts shall become payable. Thereafter, amounts shall be payable in respect of all such Merging Companies in $25,000 increments, up to a maximum of $500,000 for all Merging Companies other than Signature Health Care Corporation. However, this Section 10.6 will not apply to any Breach of any of Parent's representations and warranties of which Parent had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Parent of any covenant or obligation, and Parent will be liable for all Damages with respect to such Breaches.

10.7  ESCROW

     Except for breach of any of the Warranting Shareholders' representations and warranties of which either Warranting Shareholder had Knowledge at any time prior to the date on which such representation and warranty was made, or any intentional Breach by either Warranting Shareholder or any covenant or obligation, Parent's sole and only source to satisfy a Claim shall be against the amount placed in escrow under the Escrow Agreement. Notwithstanding the foregoing, if and to the extent that within the time limitations specified under
Section 10.4 for claims against the Warranting Shareholders any property has been returned to the Warranting Shareholders from the General Accounts of the Escrow Funds (upon expiration of the Escrow Agreement or otherwise), Parent may make claims directly against the Warranting Shareholders or their property up to the amount of the escrow proceeds that was returned to the Warranting Shareholders from the General Accounts therein.

10.8  PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS

     (a) Promptly after receipt by an indemnified party under Section 10.2 or
10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide reasonable indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) The Warranting Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Warranting Shareholders with respect to such a claim anywhere in the world.

10.9  PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11.  GENERAL PROVISIONS

11.1  EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The Warranting Shareholders will pay all amounts payable to BA Partners in connection with this Agreement and the Contemplated Transactions. Parent will pay the HSR Act filing fee. The Warranting Shareholders will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2  PUBLIC ANNOUNCEMENTS

     Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Parent and the Warranting Shareholders jointly determine, except in instances where Parent determines in good faith that disclosure is necessary to assure compliance with applicable law. Unless consented to by Parent/Warranting Shareholders in advance or required by Legal Requirements, prior to the Closing the Warranting Shareholders and Parent shall, and the Warranting Shareholders shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Warranting Shareholders and Parent will consult with each other concerning the means by which the Company' employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Parent will have the right to be present for any such communication.

11.3  SECTION 338(H)(10) ELECTION

     The Warranting Shareholders will join, and will cause each Other Securityholder to join, with Parent in making an election under Section 338(h)(10) of the IRC (and any corresponding elections under state and local tax law (collectively a "Section 338(h)(10) Election")) with respect to the Merger by which Parent acquires all of the stock of the Company hereunder. The Warranting Shareholders, the Company and the Parent further agree that the Merger Consideration and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company in view of such Section 338(h)(10) Election for all purposes, including Tax and financial accounting purposes, as shown on Schedule
11.3 attached hereto. The parties will file all of their Tax returns and information reports in a manner consistent with such allocation.

11.4  CONFIDENTIALITY; ACCESS TO INFORMATION

     Between the date of this Agreement and the Closing Date, Parent and the Warranting Shareholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Parent and the Company to maintain in confidence, any written information furnished by another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

     If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, each party hereby waives, and the Warranting Shareholders will upon Parent's request cause the Company to waive, any cause of action, right, or claim arising out of the access of Parent or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Parent of such trade secrets or confidential information.

     If the Contemplated Transactions are consummated, the Warranting Shareholders shall have the right, after the Closing, to access to the books and records of the Company for inspection and copying by the Warranting Shareholders or their duly authorized representatives, attorneys, accountants and agents for purposes of defending any claim for indemnity under this Agreement or for any other lawful purpose which does not violate the Warranting Shareholders' confidentiality and noncompetition obligations. All books and records of the Company will be maintained by Parent and made available to the Warranting Shareholders so long as the Warranting Shareholders may have any obligation to indemnify Parent or may have any material liability to third parties or Governmental Bodies. The Warranting Shareholders' right of access for purposes of inspection and copying hereunder shall be limited to inspections after reasonable notice and during normal business hours and shall be subject to such other Company policies as Parent or the Company may reasonably establish from time to time.

11.5  NOTICES

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Company: (E) ., 225 East 16th Avenue, Suite 670, Denver, CO 80203

     Warranting Shareholders:

     Attention: Mr. David A. Kremser, 784 Yankee Creek Road, Evergreen, CO 80439

     Facsimile No.: 303-670-5207

     Attention: Mr. John D. Filkoski, 4715 Eleventh Street, Greeley, CO
                80634-2318

     Facsimile No.: 970-351-7068
with a copy to: Houtchens, Daniel & Greenfield, 1007 Ninth Avenue, Greeley, CO
                80631-4094

     Attention: John B. Houtchens, Esq.

     Facsimile No.: 970-353-0151

     Parent: Unison HealthCare Corporation, 7272 East Indian School Road, Suite
             214, Scottsdale,
             Arizona 85251.

     Attention: Mr. Jerry M. Walker, President

     Facsimile No.: 602-481-6479

with a copy to: Quarles & Brady, One East Camelback Road, Suite 400, Phoenix, AZ
                85012-1649

     Attention: Mr. P. Robert Moya

     Facsimile No.: 602-230-5598

11.6  SPECIFIC PERFORMANCE; JURISDICTION; SERVICE OF PROCESS

     The Company and the Warranting Shareholders agree that the Parent shall have a right of specific performance of the covenants and obligations contained in this Agreement and the Ancillary Contracts. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Arizona, County of Maricopa, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Arizona, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.7  FURTHER ASSURANCES

     The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.8  WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.9  ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Parent and the Warranting Shareholders dated June 13, 1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.10  DISCLOSURE LETTER

     In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control. If a disclosure which is properly and fully made under one part of the Disclosure Letter also relates to one or more other parts, it shall be deemed made in all appropriate sections thereof even in the absence of cross references.

11.11  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

     Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Parent may assign any of its rights under this Agreement to any Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.12  SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.13  SECTION HEADINGS, CONSTRUCTION

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.14  TIME OF ESSENCE

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.15  GOVERNING LAW

     This Agreement will be governed by the laws of the State of Arizona without regard to conflicts of laws principles.

11.16  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.17  MUTUAL RELEASE

     The consummation of the Closing shall act as a mutual release of the Warranting Shareholders by the Parent and of the Parent by the Warranting Shareholders in respect of any and all rights, damages, claims and causes of action arising on or before the Closing, whether known or unknown, absolute or contingent, except rights, damages, claims and causes of action arising under and governed by this Agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Parent:                                           Warranting Shareholders:
Unison HealthCare Corporation
By:
- ----------------------------------------------    ---------------------------------------------
    Paul J. Contris,                              David A. Kremser
    Executive Vice President
                     (F)
By:
- ----------------------------------------------    ---------------------------------------------
    David A. Kremser, President                   John D. Filkoski

                                                                         ANNEX C

                        [LETTERHEAD OF CRUTTENDEN ROTH]

                               September   , 1996

Board of Directors
Unison HealthCare Corporation
7272 East Indian School Road
Suite 214
Scottsdale, Arizona 85251

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the stockholders of Unison HealthCare Corporation (the "Company") of the consideration to be paid by the Company pursuant to the terms of five mutually contingent Agreements and Plans of (the "Merger") dated August 2, 1996 (the "Agreements") among, in each case, the Company, certain wholly-owned subsidiaries of the Company ("Merger Subs"), David A. Kremser, John D. Filkoski, and one of Signature Health Care Corporation ("Signature"), Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc, or Stafford Care, Inc. (collectively, the "Signature Entities"). We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger.

     Pursuant to the Agreement, the Company is proposing to issue 1,509,434 shares of its common stock (subject to adjustment if the Average Daily Price (as defined) is less than $11.25 or greater than $15.25) for the outstanding shares of Signature common stock and approximately $38,200,000 in cash and promissory notes to the Signature Entities.

     In arriving at our opinion, we have reviewed the Agreements and have reviewed financial and other information that was publicly available or furnished to us by the Company and the Signature Entities, including information provided during discussions with the Company's management. Included in the information provided were certain financial projections of the Signature Entities prepared by the management of the Signature Entities, certain financial projections of the Company prepared by the management of the Company and certain financial projections of the Company and the Signature Entities on a combined basis prepared by the Company. In addition, we have compared certain financial and securities data of the Company and the Signature Entities with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of the Company, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and the Signature Entities or their respective representatives and financial advisors, or that was otherwise reviewed by us. We have not independently verified any of such information and have further relied on the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company and the Signature Entities as to the future operating and financial performances of the Company and the Signature Entities. We have not made any independent evaluation or appraisal of the Company's or the Signature Entities' assets or liabilities or made any independent verification of any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us and which can be evaluated as of, the date of this letter. It should be understood that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion as to the prices at which the Company's common stock will actually trade at any time. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed transaction.

     It is understood that this letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this letter as an exhibit to any proxy statement distributed in connection with the Merger.

     Cruttenden Roth Incorporated ("CRI") as part of its investment banking services, is engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, negotiated underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. CRI has performed investment banking and other financial advisory services for the Company in the past and has been compensated for such services. On August 16, 1996, an affiliate of CRI, along with certain other unaffiliated third parties, made a bridge loan to the Company in the aggregate principal amount of $5 million, the proceeds of which were to be used to fund the Company's near-term working capital requirements. CRI also acted as an underwriter in connection with the Company's 1995 initial public offering of common stock and was compensated for such services. In addition, the Company has agreed to pay our customary fee in connection with, and to indemnify us for certain liabilities arising out of, the rendering of this opinion.

     CRI maintains a market in the Company's common stock and regularly publishes research reports regarding the health care industry and the business of securities of publicly owned companies in that industry, including the Company. In the ordinary course of business, CRI actively trades in the equity securities of the Company for its own account and for the accounts of its customers, and accordingly, may at any time hold a long or short position in such securities.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that, as of the date hereof, the consideration to be paid by the Company pursuant to the Agreements, is fair to the stockholders of the Company from a financial point of view.

Very truly yours,

                                                                         ANNEX D

                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
                                       OF
                         UNISON HEALTHCARE CORPORATION

     The Certificate of Incorporation of Unison HealthCare Corporation is hereby amended as follows:

     FIRST:  Section 4 is deleted and a new Section 4 is inserted as follows:

          4. AUTHORIZED CAPITAL. The Corporation shall have the authority to issue 25,000,000 shares of common stock, par value $.001 par value per share (the "Common Stock"), and 1,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock").

     SECOND: All of the other provisions of the Certificate of Incorporation shall remain unchanged and in full force and effect.

                                          UNISON HEALTHCARE CORPORATION

                                          By:
                                          --------------------------------------

                                                                         ANNEX E

                         UNISON HEALTHCARE CORPORATION
                             1995 STOCK OPTION PLAN
                         (AS REVISED SEPTEMBER 6, 1996)

1.  PURPOSE

     The purposes of the Amended and Restated 1995 Stock Option Plan ("Plan") of Unison HealthCare Corporation, a Delaware corporation, are to attract and retain the best available employees and directors of Unison HealthCare Corporation or any parent or subsidiary or affiliate of Unison HealthCare Corporation which now exists or hereafter is organized or acquired by or acquires Unison HealthCare Corporation (collectively or individually as the context requires the "Company") as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success of the business of the Company. This Plan is intended to comply with Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended or any successor rule ("Rule 16b-3"), and the Plan shall be construed, interpreted and administered to comply with Rule 16b-3.

2.  DEFINITIONS

     (a) "Affiliate" means any corporation, partnership, joint venture or other entity, domestic or foreign, in which the Company, either directly or through another affiliate or affiliates, has a 50% or more ownership interest.

     (b) "Affiliated Group" means the group consisting of the Company and any entity that is an "affiliate," a "parent" or a "subsidiary" of the Company.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Committee" means the Compensation or Stock Option Committee of the Board (as designated by the Board), if such a committee has been appointed.

     (e) "Code" means the United States Internal Revenue Code of 1986, as amended.

     (f) "Incentive Stock Options" means options intended to qualify as incentive stock options under Section 422 of the Code, or any successor provision.

     (g) "ISO Group" means the group consisting of the Company and any corporation that is a "parent" or a "subsidiary" of the Company.

     (h) "Nonemployee Director" shall have the meaning assigned in Section 4(a)(ii) hereof.

     (i) "Nonqualified Stock Options" means options that are not intended to qualify for favorable income tax treatment under Sections 421 through 424 of the Code.

     (j) "Parent" means a corporation that is a "parent" of the Company within the meaning of Code Section 424(e).

     (k) "Section 16" means Section 16 of the Securities Exchange Act of 1934, as amended.

     (l) "Subsidiary" means a corporation that is a "subsidiary" of the Company within the meaning of Code Section 424(f).

3.  INCENTIVE AND NONQUALIFIED STOCK OPTIONS

     Two types of options (referred to herein as "options," without distinction between such two types) may be granted under the Plan: Incentive Stock Options and Nonqualified Stock Options.

4.  ELIGIBILITY AND ADMINISTRATION

     (a) Eligibility. The following individuals shall be eligible to receive grants pursuant to the Plan as follows:

        (i) Any employee (including any officer or director who is an employee) of the Company or any ISO Group member shall be eligible to receive either Incentive Stock Options or Nonqualified Stock Options under the Plan. An employee may receive more than one option under the Plan.

        (ii) Any director who is not an employee of the Company or any Affiliated Group member (a "Nonemployee Director") shall be eligible to receive only Nonqualified Stock Options.

        (iii) Any other individual whose participation the Board or the Committee determines is in the best interests of the Company shall be eligible to receive Nonqualified Stock Options.

     (b) Administration. The Plan may be administered by the Board or by a Committee appointed by the Board which is constituted so to permit the Plan to comply under Rule 16b-3. The Company shall indemnify and hold harmless each director and Committee member for any action or determination made in good faith with respect to the Plan or any option. The Board or the Committee shall have full and final authority to waive, in whole or in part, any limitations, restrictions or conditions previously imposed on any option. Determinations by the Committee or the Board shall be final and conclusive upon all parties.

5.  SHARES SUBJECT TO OPTIONS

     The stock available for grant of options under the Plan shall be shares of the Company's authorized but unissued or reacquired voting common stock. The aggregate number of shares that may be issued pursuant to exercise of options granted under the Plan shall be 800,000 shares. If any outstanding option grant under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option grant shall again be available for options under the Plan as if no options had been granted with respect to such shares.

6.  TERMS AND CONDITION OF OPTIONS

     Option grants under the Plan shall be evidenced by agreements in such form and containing such provisions as are consistent with the Plan as the Board or the Committee shall from time to time approve. Each agreement shall specify whether the option(s) granted thereby are Incentive Stock Options or Nonqualified Stock Options. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

     (a) Shares Granted. Each option grant agreement shall specify the number of Incentive Stock Options and/or Nonqualified Stock Options being granted; one option shall be deemed granted for each share of stock. In addition, each option grant agreement shall specify the exercisability and/or vesting schedule of such options, if any.

     (b) Purchase Price. The purchase price for a share subject to (i) a Nonqualified Stock Option may be any amount determined in good faith by the Committee, and (ii) an Incentive Stock Option shall not be less than 100% of the fair market value of the share on the date the option is granted, provided, however, the option price of an Incentive Stock Option shall not be less than 110% of the fair market value of such share on the date the option is granted to an individual then owning (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any ISO Group member. For purposes of the Plan, "fair market value" at any date shall be (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange or Nasdaq National Market on such date, or if no sale of such stock shall have been made on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on an exchange or the Nasdaq National Market, the last trade price per share for such stock in the over-the-counter market as quoted on Nasdaq or the pink sheets or successor publication of the

National Quotation Bureau on such date, or (iii) if such stock is not then listed or quoted as referenced above, an amount determined in good faith by the Board or the Committee.

     (c) Termination. Unless otherwise provided herein or in a specific option grant agreement which may provide for accelerated vesting and/or longer or shorter periods of exercisability, no option shall be exercisable after the expiration of the earliest of

        (i) in the case of an Incentive Stock Option:

             (1) 10 years from the date the option is granted, or five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any ISO Group member,

             (2) three months after the date the optionee ceases to perform services for the Company or any ISO Group member, if such cessation is for any reason other than death, disability (within the meaning of Code
        Section 22(e)[3]), or cause,

             (3) one year after the date the optionee ceases to perform services for the Company or any ISO Group member, if such cessation is by reason of death or disability (within the meaning of Code Section 22(e)[3]), or

             (4) the date the optionee ceases to perform services for the Company or any ISO Group member, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

        (ii) in the case of a Nonqualified Stock Option;

           (1) 10 years from the date the option is granted,

             (2) two years after the date the optionee ceases to perform services for the Company or any Affiliated Group member, if such cessation is for any reason other than death, permanent disability, retirement or cause,

             (3) three years after the date the optionee ceases to perform services for the Company or any Affiliated Group member, if such cessation is by reason of death, permanent disability or retirement, or

             (4) the date the optionee ceases to perform services for the Company or any Affiliated Group member, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

provided, that, unless otherwise provided in a specific option grant agreement, an option shall only be exercisable for the periods above following the date an optionee ceases to perform services to the extent the option was exercisable on the date of such cessation.

     (d) Method of Payment. The purchase price for any share purchased pursuant to the exercise of an option granted under the Plan shall be paid in full upon exercise of the option by any of the following methods, (i) by cash, (ii) by check, or (iii) to the extent permitted under the particular grant agreement, by transferring to the Company shares of stock of the Company at their fair market value as of the date of exercise of the option as determined in accordance with paragraph 6(b), provided that the optionee held the shares of stock for at least six months. Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting broker-assisted cashless exercise procedures. The Company may also extend and maintain, or arrange for the extension and maintenance of, credit to an optionee to finance the optionee's purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board or the Committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

     (e) Exercise. Except for options which have been transferred pursuant to paragraph 6(f), no option shall be exercisable during the lifetime of an optionee by any person other than the optionee, his or her guardian or legal representative. The Board or the Committee shall have the power to set the time or times within which each option shall be exercisable and to accelerate the time or times of exercise; provided, however, except as provided in paragraph 12, no options may be exercised prior to the later of the expiration of six months from the date of grant thereof or shareholder approval, unless otherwise provided by the Board or Committee. To the extent that an optionee has the right to exercise one or more options and purchase shares pursuant thereto, the option(s) may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares. Any certificate for shares of outstanding stock used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered owner of the certificate (with the signature thereon guaranteed). If the certificate tendered by the optionee in such payment covers more shares than are required for such payment, the certificate shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to the disposition of the balance of the shares covered thereby.

     (f) Nontransferability. No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution, provided that the Committee in its discretion may grant options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members; the Committee may also amend outstanding options to provide for such transferability.

     (g) ISO $100,000 Limit. If required by applicable tax rules regarding a particular grant, to the extent that the aggregate fair market value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Nonqualified Stock Options pursuant to Code Section 422(d).

     (h) Investment Representation. Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, each optionee by accepting an option grant represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option grant will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of any option grant, the person entitled to exercise the same shall upon request of the Company furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may if it deems appropriate affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.

     (i) Rights of Optionee. An optionee or transferee holding an option grant shall have no rights as a shareholder of the Company with respect to any shares covered by any option grant until the date one or more of the options granted thereunder have been properly exercised and the purchase price for such shares has been paid in full. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided for in paragraph 6(k). Nothing in the Plan or in any option grant agreement shall confer upon any optionee any right to continue performing services for the Company or any Affiliated Group member, or interfere in any way with any right of the Company or any Affiliated Group member to terminate the optionee's services at any time.

     (j) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of an option. The value of any fractional share subject to an option grant shall be paid in cash in connection with an exercise that results in all full shares subject to the grant having been exercised.

     (k) Reorganizations, Etc. Subject to paragraph 9 hereof, if the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, stock splits, reverse stock splits, stock dividends, spin-offs, other distributions of assets to shareholders, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

     (l) Option Modification. Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify, extend or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option (either directly or through modification of the Plan) shall, without the consent of the optionee, alter or impair any rights of the optionee under the option.

     (m) Grants to Foreign Optionees. The Board or the Committee in order to fulfill the Plan purposes and without amending the Plan may modify grants to participants who are foreign nationals or performing services for the Company or an Affiliated Group member outside the United States to recognize differences in local law, tax policy or custom.

     (n) Other Terms. Each option grant agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, such as without limitation discretionary performance standards, tax withholding provisions, or other forfeiture provisions regarding competition and confidential information.

7.  TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time terminate or amend the Plan; provided, that shareholder approval shall be obtained of any action for which shareholder approval is required in order to comply with Rule 16b-3, the Code or other applicable laws or regulatory requirements within such time periods prescribed.

8.  SHAREHOLDER APPROVAL AND TERM OF THE PLAN

     The Plan shall be effective as of July 10, 1995, the date as of which it was adopted by the Board, subject to ratification by the shareholders of the Company within (each of) the time period(s) prescribed under Rule 16b-3, the Code, and any other applicable laws or regulatory requirements, and shall continue thereafter until terminated by the Board. Unless sooner terminated by the Board, in its sole discretion, the Plan will expire on July 10, 2005 solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options, provided that options outstanding upon termination or expiration of the Plan shall remain in effect until they have been exercised or have expired or been forfeited.

9.  MERGER, CONSOLIDATION OR REORGANIZATION

     In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Board, the Committee (subject to the approval of the Board) or the board of directors of any corporation assuming the obligations of the Company hereunder shall take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

     (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate fair market value (as defined in paragraph 6[b]) of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

     (b) Appropriate provision may be made for the cancellation of such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the optionee an amount of cash (less normal withholding taxes) equal to the excess of the highest fair market value (as defined in paragraph 6[b]) per share of the Common Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such options (whether or not then exercisable).

10.  DISSOLUTION OR LIQUIDATION

     Anything contained herein to the contrary notwithstanding, on the effective date of any dissolution or liquidation of the Company, the holder of each then outstanding option (whether or not then exercisable) shall receive the cash amount described in paragraph 9(b) hereof and such option shall be cancelled.

11.  WITHHOLDING TAXES

     (a) General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the optionee concurrently pay to the Company (either in cash or, at the request of optionee but in the discretion of the Board or the Committee and subject to such rules and regulations as the Board or the Committee may adopt from time to time, in shares of Common Stock of the Company) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board in its discretion may determine.

     (b) Withholding from Shares to be Issued. In lieu of part or all of any such payment, the optionee may elect, subject to such rules and regulations as the Board or the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a fair market value (as defined in paragraph 6[b]) equal to the amount which the Company is required to withhold.

     (c) Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

12.  AUTOMATIC GRANTS TO CERTAIN DIRECTORS

     (a) Initial Grant. Each Nonemployee Director on the effective date of this Plan as set forth in paragraph 8 (July 10, 1995) thereafter automatically shall be granted options to acquire 9,246 shares of the Company's Common Stock, except that the Chairman of the Board shall receive 10,496 shares of the Company's Common Stock.

     (b) Additional Grants. On September 6, 1996, and immediately after each annual meeting of shareholders, beginning with the 1997 annual meeting, each person who is a Nonemployee Director at such time shall automatically be granted options to acquire 15,000 shares of the Company's Common Stock (a "Subsequent Grant") subject to the terms of paragraph 12(c), provided that if the Chairman of the Board is a Nonemployee Director on the date of any Subsequent Grant, he or she shall also receive options to acquire an additional 2,500 shares of the Company's Common Stock.

     (c) Terms of Options. Notwithstanding anything in paragraph 6(c) to the contrary, options granted pursuant to this paragraph 12 shall have a 10-year term, provided that any option held by a director who is removed from the Board for cause shall expire on the date of such removal. The options granted pursuant to this paragraph 12 shall become exercisable at the following times: (i) 50% of the options shall become exercisable on the first anniversary of the effective date of the grant; and (ii) 50% shall become exercisable on the second anniversary of the effective date of grant. The exercise price of all options granted pursuant to this paragraph 12 shall be the fair market value of the Company's Common Stock on the date of grant.

     (d) Limitation on Amendment. This paragraph 12 shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

                                                                         ANNEX F

PROXY CARD                                                           PROXY CARD

                         UNISON HEALTHCARE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON XXXX##, 1996

   The undersigned appoints Jerry M. Walker, Craig R. Clark and Paul J. Contris, or any of them, as proxies for the undersigned, each with full power of substitution, to attend the Special Meeting of Stockholders of Unison
HealthCare Corporation, to be held on XXXX##, 1996, and at any adjournments or postponements of the Special Meeting, and to vote as specified in this Proxy all the Common Shares of the Company which the undersigned would be entitled to vote if personally present.

   This Proxy when properly executed will be voted in accordance with the directions indicated hereon. If no direction is made, this Proxy will be voted FOR each of the proposals. The Board of Directors recommends that you vote FOR each of the proposals.

       (Continued, and to be Marked, Signed, and Dated, on Reverse Side)

                         UNISON HEALTHCARE CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/


1. To approve and adopt an overall transaction including the Signature
   Merger Agreement and the Signature Mergers.         For  Against  Abstain
                                                       / /    / /     / /

2. To approve an amendment to Unison's Certificate of Incorporation to increase the number of authorized shares of Unison Common
   Stock from 10,000,000 to 25,000,000.                For  Against  Abstain
                                                       / /    / /     / /

3. To approve and adopt an amendment to Unison's 1995 Stock
   Option Plan to increase the number of underlying shares of
   Unison Common Stock from 511,046 to 800,000 and to
   increase formula grants of options to nonemployee directors from 6,246 shares upon election and fifth anniversary of elec-
   tion to 15,000 shares (17,500 shares in the case of the chair-
   man) for 1996 and at each annual meeting thereafter.
                                                       For  Against  Abstain
                                                       / /    / /     / /

4. To consider and act upon any other matters which may properly come before the Special Meeting or any postponements or adjournments thereof.


             PLEASE MARK, SIGN, DATE, AND RETURN

The undersigned acknowledges receipt of the Notice of Special
Meeting of Stockholders and of the Proxy Statement.

Dated: ________________________________________________, 1996

Signature(s) ________________________________________________

_____________________________________________________________

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. JOINT OWNERS SHOULD
EACH SIGN PERSONALLY. WHERE APPLICABLE, INDICATE YOUR OFFICIAL
POSITION OR REPRESENTATION CAPACITY.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 1996

                      ------------------------------------

                   PROSPECTUS/PROXY AND INFORMATION STATEMENT
                      ------------------------------------

     This document, in connection with the appropriate Prospectus/Information Statement Supplement or Proxy Statement Supplement delivered herewith, is intended for use in connection with pending acquisitions by Unison HealthCare Corporation ("Unison") of: (i) American Professional Holding, Inc. ("Ampro") and Memphis Clinical Laboratory, Inc. ("Memphis"); and (ii) Signature Health Care Corporation ("Signature Health Care"), Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc. and Safford Care, Inc. (collectively the "Signature Affiliates") and also with proposals to increase Unison's authorized number of shares of Common Stock from 10,000,000 to 25,000,000, to increase the number of shares of Unison Common Stock authorized for issuance under Unison's 1995 Stock Option Plan (the "Option Plan") from 511,046 to 800,000 and to increase formula grants to nonemployee directors under the Option Plan.

     This Prospectus/Proxy and Information Statement contains information and financial statements with respect to Unison, the entities proposed to be acquired, certain other recent acquisitions and other commitments of Unison, but does not contain complete information regarding any of the above transactions and should be read in conjunction with the Proxy Statement Supplement or Prospectus/Information Statement Supplement relating to each particular transaction. The Proxy Statement Supplement or Prospectus/Information Statement Supplement relating to a particular transaction will set forth information with regard to such acquisition, including: (i) information as to the entity being acquired; (ii) a description of the proposed transactions and agreements relating thereto; (iii) information relating to the related meeting of Unison stockholders or Ampro shareholders to vote on the transaction; and (iv) information with respect to dissenters' rights, if applicable.

     This Prospectus/Proxy and Information Statement, together with the Prospectus/Information Statement Supplement relating to the Ampro and Memphis transaction, constitutes the Prospectus of Unison covering the shares of its $.001 par value common stock ("Unison Common Stock") which may be issued in such acquisition transaction. It does not constitute a Prospectus with respect to the transactions with Signature or the Signature Affiliates, which are being effected without registration under the Securities Act of 1933, as amended (the "1933 Act"), but it will be provided to the holders of shares in Signature and the Signature Affiliates for their information prior to the consummation of those transactions. Up to a maximum of 2,049,434 shares of Unison Common Stock may be issued in connection with the foregoing pending acquisitions, subject to any adjustments for increases or decreases in the market price of Unison Common Stock.

     The executive offices of Unison are located at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona 85251, and Unison's telephone number is
(602) 423-1954.

     SEE "RISK FACTORS" AT PAGE 9 FOR A DISCUSSION OF CERTAIN SPECIAL RISKS RELATING TO UNISON AND PENDING OR CONTEMPLATED TRANSACTIONS.
                            ------------------------
THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE FOREGOING ACQUISITIONS
   HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
     COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
       ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
     This Prospectus/Proxy and Information Statement should be used only in conjunction with a related Proxy Statement Supplement or Prospectus/Information Statement Supplement.
                            ------------------------
  The date of this Prospectus/Proxy and Information Statement is             ,
                                      1996

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN AS CONTAINED IN THIS PROSPECTUS/PROXY AND INFORMATION STATEMENT AND ANY SUPPLEMENT HERETO, IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     THIS PROSPECTUS/PROXY AND INFORMATION STATEMENT, AS SUPPLEMENTED, DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY AND INFORMATION STATEMENT, AS SUPPLEMENTED, NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS GIVEN.

     THIS PROSPECTUS/PROXY AND INFORMATION STATEMENT, AS SUPPLEMENTED, DOES NOT COVER ANY RESALE OF THE SECURITIES TO BE RECEIVED BY THE HOLDERS OF ANY ACQUIRED ENTITIES UPON CONSUMMATION OF THE PROPOSED TRANSACTIONS, AND NO PERSON IS AUTHORIZED TO MAKE ANY USE OF THIS PROSPECTUS/PROXY AND INFORMATION STATEMENT IN CONNECTION WITH ANY SUCH RESALE.

                             AVAILABLE INFORMATION

     Unison is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities Exchange Commission (the "Commission"). Unison Common Stock is listed on the Nasdaq National Market under the symbol UNHC. Reports, proxy statements and other information filed by Unison can be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 10006 and can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of the Commission's site is: http//www.sec.gov.

     Unison has filed with the Commission a Registration Statement on Form S-4 (together with any amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the shares of Unison Common Stock to be issued in the Ampro and Memphis Mergers. This Prospectus/Proxy and Information Statement, as supplemented, does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Prospectus/ Proxy and Information Statement, as supplemented, or in any document incorporated by reference into this Prospectus/Proxy and Information Statement, as supplemented, as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY.............................................................................      5
  The Company.......................................................................      5
  Summary Historical and Pro Forma Combined Financial Data..........................      7
  Market Price Data and Dividends...................................................      8
RISK FACTORS........................................................................      9
  Limited Operating History.........................................................      9
  History of Losses and Accumulated Deficit.........................................      9
  Risks of Default from High Leverage, Substantial Lease Obligations and Limited
     Capital Resources..............................................................      9
  Financial Covenants...............................................................      9
  Difficulty of Acquiring and Integrating Additional Facilities and Services........     10
  Risks of Noncompliance with Government Regulations................................     10
  Uncertainties Resulting from Governmental Budgetary Constraints; Proposed
     Budgetary Legislation..........................................................     11
  Potential Reductions of Reimbursement by Third-Party Payors.......................     11
  Conflicts of Interest Arising from Benefits to Affiliates of Unison...............     12
  Conflicts of Interest from Related Party Transactions.............................     13
  Management Discretion Regarding Use of Proceeds from Senior Notes.................     13
  Competition.......................................................................     13
  Liability and Insurance...........................................................     13
  Issuance of Authorized Shares of Common Stock Without Stockholder Approval........     13
  Dependence on Management and Skilled Personnel....................................     14
  Control by Management and Certain Shareholders....................................     14
  Potential Changes in Control; Cross Defaults and Related Risks....................     14
  Environmental Liability Risks.....................................................     15
  Possible Volatility of Stock Prices...............................................     15
  Effect of Certain Anti-takeover Provisions........................................     15
  Shares Eligible for Future Sale; Registration Rights..............................     15
  Forward-Looking Statements........................................................     16
RECENT AND PENDING UNISON ACQUISITIONS AND OTHER COMMITMENTS........................     17
  Recent Acquisitions...............................................................     17
  Pending Acquisitions..............................................................     18
  The Senior Notes..................................................................     19
UNISON MARKET PRICE DATA AND DIVIDEND POLICY........................................     19
CAPITALIZATION......................................................................     20
UNISON UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..................     21
UNISON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS........................................................................     35
  Recent and Pending Acquisitions...................................................     35
  Results of Operations.............................................................     36
  Unison Historical.................................................................     37
  BritWill Historical...............................................................     39
  Liquidity and Capital Resources...................................................     40
BUSINESS OF UNISON..................................................................     45
  Introduction......................................................................     45
  Market Overview...................................................................     45

                                                                                        PAGE
                                                                                        ----
  Operating Strategy................................................................     46
  Growth Strategy...................................................................     48
  Patient Services..................................................................     49
  Operations........................................................................     50
  Description of Management Services and Agreements.................................     51
  Description of Lease Agreements...................................................     52
  Competition.......................................................................     52
  Revenues Sources..................................................................     53
  Government Regulation.............................................................     53
  Insurance.........................................................................     59
  Employees.........................................................................     59
  Labco and Memco; Certain Other Subsidiaries.......................................     59
  Properties........................................................................     60
  Legal Proceedings.................................................................     62
UNISON MANAGEMENT...................................................................     63
  Directors and Executive Officers..................................................     63
  Executive Compensation............................................................     64
  Compensation of Directors.........................................................     66
  1995 Stock Option Plan............................................................     66
  Employment Contracts, Termination of Employment, and Change-in-Control
     Arrangements...................................................................     68
  Compensation Committee Interlocks and Insider Participation in Compensation
     Decisions......................................................................     68
CERTAIN TRANSACTIONS................................................................     71
PRINCIPAL STOCKHOLDERS..............................................................     73
DESCRIPTION OF UNISON CAPITAL STOCK.................................................     75
  Common Stock......................................................................     75
  Preferred Stock...................................................................     75
  Other Securities..................................................................     75
  Certain Provisions of Certificate of Incorporation Affecting Stockholders.........     76
  Limitation of Liability and Indemnification Agreements............................     76
  Voting Agreement..................................................................     77
  Registration Rights...............................................................     77
LEGAL OPINIONS......................................................................     77
EXPERTS.............................................................................     77

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements and notes thereto appearing elsewhere in this Prospectus/Proxy and Information Statement. References to "Unison" or the "Company" refer to Unison HealthCare Corporation, formerly known as SunQuest HealthCare Corporation, and its consolidated subsidiaries and their predecessors, or to any of them, depending on the context.

THE COMPANY

     Unison is a provider of high quality traditional long-term and specialty health care services. Unison provides a broad range of health care services including nursing care, rehabilitation therapy, respiratory therapy and other specialized services to patients whose needs span the continuum of care from home care through subacute care. Subacute care includes those services provided to patients with medically complex conditions who require more than three hours per day of skilled nursing, medical supervision and access to specialized equipment and services, but do not require many of the other services provided by acute care hospitals. Unison also maintains special units with 495 beds designed to treat patients with specific medical conditions such as Alzheimers, AIDS and those requiring wound management. As of September 1, 1996, the Company operated 51 facilities, including 45 long-term and specialty care facilities (41 of which are Medicare certified) with 4,666 beds and six independent or assisted living facilities with 196 beds, in twelve states, principally in the midwest and southwest regions of the United States.

     Unison also provides certain ancillary services through both internally developed and affiliated companies. Ancillary services are those services that can be billed and reimbursed separately from routine services. Unison recently established a pharmacy operation and Medicare Part B billing and supply company to provide ancillary services to both Unison operated facilities and non-affiliated health care providers. Unison has also acquired a therapy services company which provides physical, occupational and speech therapy through local outpatient clinics and long-term care facilities primarily in the southeastern United States. It has also agreed to acquire two affiliated laboratory services companies to provide medical laboratory testing services. See "Recent and Pending Unison Acquisitions and Other Commitments."

     Unison believes that it has established a strong competitive position in the markets it serves by providing appropriate auxiliary services, specialty health care services and high quality long-term care. Unison continues to provide high quality health care services, as evidenced by its generally low deficiency rating in state regulatory compliance surveys compared with national averages. Unison has improved and is continuing to improve its payor mix and growth both in specialty services and in revenue and operating profits. For the six months ended June 30, 1996, Unison achieved a quality mix (defined as revenues derived from private payors, Medicare and commercial insurers) of 48.2% compared to 42.8% for the same period in 1995.

     Unison believes that it is favorably positioned to benefit from recent trends in the industry, including demographic shifts, advances in medical technology and health care cost containment efforts. Unison seeks to differentiate itself through an intense and focused quality care program that strives to meet and anticipate changing regulatory requirements. Unison also believes that it will benefit from increasing demand for long-term care and specialty health care services, limited supply of new long-term care beds and consolidation within the industry.

     Unison's long-term strategy is to provide a full range of long-term care services across the entire continuum of care from independent and assisted living to subacute, specialty and traditional long-term care services. Unison's operating strategy is to increase the revenues and profitability of the facilities it operates by: (i) emphasizing the continued development and expansion of specialty health care services to treat higher acuity patients in cooperation with local hospitals and physicians; (ii) expanding the scope of ancillary services provided in and to Unison facilities; (iii) increasing occupancy levels and improving the Unison's payor mix; (iv) achieving and maintaining a high standard of regulatory compliance and patient care in each facility that Unison operates now or in the future; (v) providing independent living and assisted living opportunities which are operated in hand with Unison's care facilities; and (vi) containing costs.

     Unison intends to continue to grow its business by: (i) selectively leasing additional long-term and specialty health care facilities in geographic clusters; (ii) developing and acquiring additional ancillary services companies; and (iii) developing in-house specialty care units within its current and future facilities. In leasing new facilities, Unison intends to focus on facilities with at least 100 licensed beds near one or more hospitals, especially in markets with population concentrations in excess of 100,000. Additional ancillary services are likely to include pharmacy services, home health care services and reference laboratory services. Specialty units, which typically generate higher profit margins than are available from more traditional long-term care services, may include specialty units for Alzheimer's care, for AIDS care, for specialized rehabilitation services and for the treatment of medically complex patients. Unison believes that concentrating several long-term care facilities within strategic geographic areas provides operating efficiencies and economies of scale, better positions Unison to compete for managed care contracts and facilitates the development of its ancillary and specialty health care services.

     The founders of Unison, who had previously worked together as executives of Samaritan Senior Services, Inc., commenced operations of SunQuest HealthCare Corporation with two facilities in July 1992. The Company had grown to 22 facilities when, on August 10, 1995, the Company acquired BritWill HealthCare Company ("BritWill") (the "BritWill Acquisition"). BritWill had strategic geographic concentrations of facilities in Texas and Indiana. The BritWill Acquisition provided the Company with 28 additional facilities representing 2,816 beds. On November 14, 1995 the Company changed its name from SunQuest HealthCare Corporation to Unison HealthCare Corporation. Unison has agreed to acquire two related medical reference laboratory companies (the "Ampro and Memphis Mergers") and a long term care provider and related companies with 13 facilities in Colorado and Arizona (the "Signature Mergers"), in each case subject to specified conditions. See "Recent and Pending Unison Acquisitions and Other Commitments."

     The Company's principal executive office is located at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona, 85251, and its telephone number is
(602) 423-1954.

            SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA (In thousands, except share and selected operating data)

                                                      SIX MONTHS ENDED                        YEARS ENDED DECEMBER 31,
                                                          JUNE 30,                 ----------------------------------------------
                                             -----------------------------------                           HISTORICAL
                                             HISTORICAL    PRO FORMA   PRO FORMA   PRO FORMA   ----------------------------------
                                                1996        1996(2)     1995(2)     1995(2)     1995      1994      1993    1992(1)
                                             -----------   ---------   ---------   ---------   -------   -------   ------   -----
STATEMENT OF OPERATIONS DATA:
Total revenues.............................    $64,997      $99,081     $71,322    $164,485    $61,285   $12,406   $1,956   $ 379
Expenses:
  Wages and related........................     32,447       53,209      42,974      97,406     31,811     7,149    1,455     190
  Other operating..........................     21,172       25,132      15,441      38,554     20,777     3,902      545     109
  Rent.....................................      6,653        8,313       6,596      14,471      6,565     1,299       99       8
  Interest.................................      1,452        6,694       6,248      12,834      1,058        84       11       5
  Depreciation and amortization............      1,054        3,085       3,203       6,289      1,050        51        7       3
                                                                                                                            ------
                                                                                                                                -
                                               -------      -------      ------        ----    --------  -------   -------
    Total expenses.........................     62,778       96,433      74,462     169,554     61,261    12,485    2,117     315
                                                                                                                            ------
                                                                                                                                -
                                               -------      -------      ------        ----    --------  -------   -------
Income (loss) before income taxes..........      2,219        2,648      (3,140)     (5,069 )       24       (79)    (161)     64
Income taxes (credit)......................        932        1,059      (1,256)     (2,028 )       50         1      (20)     26
                                                                                                                            ------
                                                                                                                                -
                                               -------      -------      ------        ----    --------  -------   -------
Net income (loss)..........................    $ 1,287      $ 1,589     $(1,884)   $ (3,041 )  $   (26)  $   (80)  $ (141)  $  38
                                               =======      =======      ======        ====    ========  =======   =======  =======
Per share data:
  Net income (loss) per share..............    $   .31      $   .26     $  (.57)   $   (.90 )  $  (.02)  $  (.06)  $ (.11)  $ .03
  Weighted average shares outstanding......      4,132        6,181       3,315       3,398      1,349     1,266    1,266   1,266
SELECTED OPERATING DATA(2):
  Leased and Owned Facilities(1):
    Number of facilities...................         42           55          26          56         43        11        2      --
    Number of licensed beds:
      Long-term care.......................      3,787        4,837       1,830       4,922      3,872       631       74      --
      Assisted and independent living......        134          262         232         240        112       104       30      --
  Managed Facilities(1):
    Number of facilities...................          8            8           9          10         10         9        5       4
    Number of licensed beds................        892          892         990       1,096      1,096       990      612     436

                                                                                                    JUNE 30, 1996
                                                                                              -------------------------
                                                                                              HISTORICAL   PRO FORMA(3)
                                                                                              ----------   ------------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................................................   $    847      $ 20,156
  Working capital...........................................................................      4,848        41,590
  Lease operating rights and other assets...................................................     42,588        84,818
  Goodwill..................................................................................     11,195        40,390
  Total assets..............................................................................     84,743       210,091
  Total debt................................................................................     31,111       129,737
  Stockholders' equity......................................................................     22,886        44,006

- ---------------
(1) Number of facilities expressed are at end of period. Unison operations commenced in July 1992.

(2) Gives effect to the BritWill Acquisition and other acquisitions in 1995 and 1996, the Ampro and Memphis Mergers, the Signature Mergers and the sale of $100.0 million of Senior Notes (see "Other Recent and Pending Unison Acquisitions and Other Commitments") as if such transactions had occurred on January 1, 1995.

(3) Gives effect to the Ampro and Memphis Mergers, the Signature Mergers and the sale of $100.0 million of Senior Notes (see "Other Recent and Pending Unison Acquisitions and Other Commitments") as if they had occurred on June 30, 1996. See the Unaudited Pro Forma Condensed Combined Financial Statements and Notes thereto.

                        MARKET PRICE DATA AND DIVIDENDS

     Unison Common Stock is traded on the Nasdaq National Market under the symbol UNHC. The following tables set forth, for the fiscal quarter indicated, the high and low sale prices of Unison Common Stock, as reported on the Nasdaq National Market.

                                                                             UNISON
                                                                       -------------------
                                                                        HIGH         LOW
                                                                       -------     -------
    Year Ended December 31, 1995
      Fourth Quarter (commencing December 19, 1995)..................  $ 9.375     $ 9.000
    Year Ending December 31, 1996
      First Quarter..................................................   11.750       8.875
      Second Quarter.................................................   15.500      10.250
      Third Quarter (through September 17, 1996).....................   14.750      10.875

     On July 26, 1996, the last trading day prior to the announcement by Unison of the proposed Signature Mergers, the closing sale price of Unison Common Stock was $13.00 per share. On September 17, 1996, the closing sale price of Unison Common Stock was $13.25 per share.

     Unison has never paid dividends on its Common Stock.

                                  RISK FACTORS

     The following risk factors and the information provided elsewhere in this Prospectus/Proxy and Information Statement and the related Proxy Statement Supplement and Prospectus/Information Statement Supplement should be considered carefully in evaluating the Signature Mergers, the Ampro and Memphis Mergers, the Certificate Amendment and the Option Plan Amendment.

     LIMITED OPERATING HISTORY. Unison began operations in 1992 and through the third quarter of 1995 incurred net losses. Unison reported a net profit in the fourth quarter of 1995 and in each of the first and second quarters of 1996. Unison's future profitability will depend on many factors, including the successful integration of acquired operations, general economic conditions, occupancy levels, the level of competition, Unison's ability to attract and retain qualified personnel at competitive rates, government regulation and reimbursement policies, Unison's ability to integrate other complementary businesses into its organization and the successful implementation of its growth strategy. See "-- Difficulty of Acquiring and Integrating Additional Facilities and Services," "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of Unison -- Growth Strategy" and "-- Government Regulation."

     HISTORY OF LOSSES AND ACCUMULATED DEFICIT. Through the third quarter of 1995, Unison operated at a loss on an historical and pro forma basis. Unison reported a net profit in the fourth quarter of 1995 and in each of the first and second quarters of 1996. There can be no assurance that Unison will be profitable in the future. Unison's future profitability will depend on many factors including those mentioned above. See "-- Limited Operating History" and "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations."

     RISKS OF DEFAULT FROM HIGH LEVERAGE, SUBSTANTIAL LEASE OBLIGATIONS AND LIMITED CAPITAL RESOURCES. After giving effect to the Ampro and Memphis Mergers, the Signature Mergers, the acquisition of RehabWest, the anticipated private placement of approximately $100.0 million of senior, unsecured Notes (the "Senior Notes") and the application of approximately $24.7 million of proceeds from such placement to reduce outstanding indebtedness (including indebtedness and contingent obligations to the former BritWill shareholders), $129.1 million in total indebtedness (75.3% of total capitalization) and $1.7 million of contingent obligations (1.0% of total capitalization) will remain outstanding. As such, a substantial portion of Unison's cash flow from operations will be required to make principal and interest payments on outstanding indebtedness. Unison also has significant long term lease obligations. Unison's pro forma rent expense (including effects of recent and planned acquisitions) for the six months ended June 30, 1996 was approximately $8.3 million. Unison is not likely to be able to repay the principal of the Senior Notes unless it completes another substantial public or private sale of debt or equity securities before that date. Substantially all of the assets of Unison and its subsidiaries are pledged to secure indebtedness and lease obligations. See "-- Financial Covenants," "-- Potential Changes in Control; Cross Defaults and Related Risks," "Capitalization," "Unison Unaudited Pro Forma Condensed Combined Financial Statements" and "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations."

     FINANCIAL COVENANTS. Some of Unison's leases and loan agreements contain covenants requiring Unison to achieve specified improvements in its operating results or financial ratios by specified future dates. Although Unison is currently in compliance with these ratios, it has not always satisfied these obligations in the past and there can be no assurance that it will be able to satisfy all of these obligations in the future. Unison expects that the Senior Notes will include covenants that prohibit or limit, among other things, the sale of assets, the making of acquisitions and other investments, the incurrence of additional debt and liens and the payment of dividends, and that require Unison to maintain a minimum consolidated net worth and to comply with certain financial ratio tests, and that limit Unison's ability to sell certain assets, engage in certain transactions with affiliates, engage in certain mergers and consolidations and enter a new line of business. See "Recent and Pending Unison Acquisitions and Other Commitments -- The Senior Notes." Unison's failure to comply with any of these covenants could result in an event of default, thereby permitting acceleration of such indebtedness as well as indebtedness under other instruments that contain cross-acceleration or cross-default provisions, which in turn could have a material adverse effect on Unison's financial condition and the results of operations.

     The degree to which Unison is leveraged and the covenants described above may adversely affect Unison's ability to finance its future operations and could limit its ability to pursue business opportunities that may be in the interest of Unison and its security holders. In particular, changes in medical technology, existing, proposed and future legislation, regulations and the interpretation thereof, and the increasing importance of managed care contracts and integrated healthcare delivery systems may require significant investment in facilities, equipment, personnel or services. Although Unison expects that cash generated from operations and amounts available under the Senior Notes, together with public or private sales of equity securities from time to time, will be sufficient to allow it to make such investments, there can be no assurance that Unison will be able to obtain the funds necessary to make such investments. See "-- Potential Changes in Control; Cross Defaults and Related Risks."

     DIFFICULTY OF ACQUIRING AND INTEGRATING ADDITIONAL FACILITIES AND
SERVICES. A key element of Unison's growth to date and strategy for the future is expansion through the leasing of new or existing long-term and specialty health care facilities and the acquisition or development of ancillary health care companies or services, including rehabilitation therapy, physical, speech and occupational therapy, respiratory therapy and laboratory services. This expansion has increased and is likely to continue to increase the operating complexity of Unison and its subsidiaries as a whole and has placed and will continue to place significant demands on Unison's management and other resources. Acquisitions are inherently risky due to the possibility of unknown and unforeseen contingencies affecting the new businesses. Unison incurs certain costs and operating inefficiencies in connection with the acquisition of a new skilled nursing facility, typically for two to 12 months following such acquisition, relating to the integration of such facility's financial and administrative systems, physical plant and other aspects of its operations into those of Unison. In addition, the introduction of a substantial portion of Unison's ancillary services to a new skilled nursing facility may take as long as one to six months to fully implement. There can be no assurance that Unison will be successful in identifying, acquiring, managing or integrating additional facilities, operations and ancillary services, that acquisition risks can be avoided or controlled, that there will be any operating efficiencies between the businesses or that the combined businesses will be operated profitably. Unison may acquire other businesses and develop other services in the future and the failure to integrate and operate these services or other acquired companies successfully could have a material adverse effect on Unison's business and future prospects. See "Business of Unison -- Growth Strategy" and "Other Recent and Pending Unison Acquisitions and Other Commitments."

     RISKS OF NONCOMPLIANCE WITH GOVERNMENT REGULATIONS. The operation of skilled nursing facilities is subject to Federal, state and local laws relating to, among other things, the number of beds, the provision of ancillary services, the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies, fire prevention and compliance with building codes. Skilled nursing facilities are also subject to periodic inspection by governmental and other authorities to assure compliance with various standards and to maintain continued licensing under state law and certification under the Medicare and Medicaid programs. Although Unison generally has been able to secure necessary approvals or licenses in the past, it voluntarily closed one facility during 1996 due to regulatory problems, and the failure to obtain or renew any required regulatory approvals or licenses could adversely affect Unison's ability to offer existing or additional services, to receive Medicaid and Medicare payments, and to expand the geographic scope of its operations, any of which could adversely affect Unison's business.

     The Health Care Financing Administration ("HCFA") announced on March 28, 1995 that it intended to conduct an examination of the billing and reimbursement practices employed by controlled affiliates of long-term care providers that are engaged in the provision of ancillary services both to the facilities controlled and not controlled by the providers. As of the date of this Prospectus/Proxy and Information Statement, the status of these examinations is not known, although several public companies have announced that HCFA has requested information or is conducting examinations. The outcome of these examinations and their potential future impact on reimbursement and billing regulations, if any, cannot yet be known. There can be no assurance that such examinations and any resulting changes in reimbursement regulations will not have a material adverse effect on Unison. Unison believes it complies with all current regulations regarding billing and reimbursement practices in its provision of ancillary services, and intends to continue to do so in the future. Effective July 1, 1995, HCFA promulgated new survey, certification and enforcement rules governing skilled nursing facilities and nursing facilities participating in the Medicare and Medicaid programs. Among other things, the new HCFA rules governing survey and certification of long-term care facilities define or redefine a number of terms used in the survey and certification process. The rules require states to amend their state plans (required by Federal law) to incorporate the provisions of the new rules, including the full range of remedies for nursing facilities subject to the jurisdiction of the state Medicaid agency. The new HCFA certification, survey and enforcement regulations impose significant new burdens on long-term care facilities. The regulations may require state survey agencies to take aggressive enforcement actions, such as imposing fines, decertifying facilities, banning admission or revoking necessary licenses and closing facilities. Additional remedies are available. Unison believes it understands the new rules and will be able to comply with them. However, the breadth of the new rules and their recent effective date create uncertainty over how the rules will be implemented and the ability of Unison's long-term care facilities to comply with them. After an initial delay in enforcement of the new regulations during which only the most egregious violations were enforced, HCFA has begun enforcing the new rules. Published reports indicate that in the initial surveys conducted, as many as 70% of the facilities surveyed were not in compliance with the new rules. On August 21, 1996, President Clinton signed the Health Insurance Portability and Accountability Act ("HR 3103"). HR 3103 contains a variety of significant health care fraud and abuse provisions. See "Business of Unison -- Government Regulation."

     UNCERTAINTIES RESULTING FROM GOVERNMENTAL BUDGETARY CONSTRAINTS; PROPOSED BUDGETARY LEGISLATION. Political, economic and regulatory influences are resulting in fundamental changes in the health care industry in the United States. For example, proposed federal budgets have called for substantial reductions in projected Medicare spending. In addition, the Clinton administration and various members of Congress have advanced a number of legislative proposals to reform the health care system. Among the proposals considered by the Congress has been a "block grant" funding mechanism for the disbursement of the Federal share of Medicaid payments to the individual states, which, if enacted, could cause a reduction in the availability of Medicaid funds in future years to the states. Certain other provisions of the proposed legislation are intended to reduce the rate of increase in Medicare and Medicaid expenditures through cost savings and other measures which are expected to be developed in the near future.

     Unison anticipates that federal and state governments will continue to review and assess alternative health care delivery systems and payment methods. Due to uncertainty regarding the ultimate features of reform initiatives and their enactment and implementation, Unison cannot predict which, if any, reform proposals will be adopted, when they may be adopted or what impact they may have on Unison. There can be no assurance that such reforms, if enacted, or administrative responses to budgetary constraints, will not have a material adverse effect on Unison. See "Business -- Government Regulation."

     POTENTIAL REDUCTIONS OF REIMBURSEMENT BY THIRD-PARTY PAYORS. Revenues received from the Medicare program for services provided in Unison's facilities represented approximately 27.2% of Unison's pro forma revenues for the year ended December 31, 1995 and approximately 32.4% of Unison's revenues for the six months ended June 30, 1996. The Medicare program is subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings and funding restrictions, all of which could have the effect of limiting or reducing reimbursement levels for Unison's services. Unison cannot predict whether any changes to this program will be adopted or, if adopted, the effect, if any, such changes will have on Unison. Any significant decrease in Medicare reimbursement levels, or the imposition of significant restrictions on participation in the Medicare program, could have a material adverse effect on Unison. There can be no assurance that Unison's facilities will continue to satisfy the requirements for participation in the Medicare program.

     Unison bills on a "salary equivalency" fee-based schedule for physical therapy services and respiratory therapy services provided to Medicare patients at its facilities, most of which are currently provided through third party rehabilitation therapy companies but which may increasingly be available through Unison in the future. Skilled nursing facilities are, with certain exceptions, only entitled to bill Medicare for such therapy services based on the salary equivalency guidelines. For rehabilitation therapy services provided directly, Unison's billing rates and gross margins under the salary equivalency guidelines for physical therapy services are significantly lower than those for speech language pathology and occupational therapy, which are reimbursed under the "prudent buyer" rule. HCFA is currently considering changes to the Medicare reimbursement guidelines for physical therapy services and new salary equivalency guidelines for speech language pathology and occupational therapy services. In addition, in April 1995, HCFA sent a memorandum to Regional Office Administrators containing specific data which intermediaries may use in making "prudent buyer" decisions regarding occupational and respiratory therapy and speech language pathology services. Unison believes the data, if followed, would result in a significant decrease in the amounts reimbursed for such services throughout the industry. Although Unison has no way to determine when, or if, any changes will be made to the current Medicare reimbursement guidelines for physical, respiratory, speech or occupational therapy services, or the extent to which the data set forth in the memorandum will be used by intermediaries in providing reimbursement, the imposition of salary equivalency guidelines on speech language pathology and occupational therapy services that results in a significant decrease in reimbursement rates for such services, or the widespread use by intermediaries of the data in the memorandum, could significantly decrease Unison's margins and have a material adverse effect on the Unison's business. See "Business of Unison -- Government Regulation."

     Unison's facilities that participate in applicable state Medicaid programs are subject to risks of changes in Medicaid reimbursement and payment delays resulting from budgetary shortfalls of state Medicaid programs. Unison operates a total of 16 facilities in Texas and 14 facilities in Indiana. The Texas and Indiana facilities accounted for 42.4% and 34.6%, respectively, of Unison's pro forma revenues for the year ended December 31, 1995 and 38.0% and 24.6%, respectively, for the six months ended June 30, 1996. Furthermore, some state Medicaid programs require certification of all beds in the facility, which may limit the ability of a facility in any such state to establish a distinct Medicare Part A unit for subacute care. In an attempt to limit the Federal budget deficit, there have been, and Unison expects that there will continue to be, a number of other proposals to limit Medicare and Medicaid payments for services. Unison cannot predict whether any of these proposals will be adopted or, if adopted, the effect, if any, such proposals would have on Unison. Any adverse change in the regulatory environment or the reimbursement rates paid under the Medicare program or under the Texas and Indiana Medicaid programs could have a material adverse effect on Unison's financial position and results of operations. See "-- Uncertainties Resulting from Governmental Budgetary Constraints; Proposed Budgetary Legislation," "-- Potential Reductions of Reimbursement by Third-Party Payors," and "Business of Unison -- Government Regulation."

     There can be no assurance that the rates paid to Unison by Medicare, Medicaid or other payors will be adequate to reimburse Unison for the cost of providing services. In addition, cost increases due to inflation without corresponding increases in reimbursement would adversely affect Unison's business. See "Business of Unison -- Government Regulation."

     CONFLICTS OF INTEREST ARISING FROM BENEFITS TO AFFILIATES OF
UNISON. Unison intends to use approximately $500,000 of the net proceeds of the sale of the Senior Notes to repay outstanding indebtedness incurred by BritWill or Unison to Bruce H. Whitehead or his affiliates. An additional $9.8 million of the net proceeds of the sale of the Senior Notes will be used to repay to the former shareholders of BritWill outstanding indebtedness (including contingent obligations) incurred in connection with the BritWill Acquisition. Approximately $127,000 of the net proceeds of the sale of the Senior Notes will be used by Unison to pay financial advisory fees owed to Trouver Capital Partners, L.P. ("Trouver") as a result of the Ampro and Memphis Mergers. See "Certain Transactions."

     Bruce H. Whitehead, Unison's Chairman of the Board of Directors, is the President of the General Partner of WFI which was the beneficial owner of approximately 81.5% of BritWill's stock at the time of its acquisition by Unison, making it the beneficial owner of approximately 11.6% of Unison's Common Stock as of the date hereof. Including his rights as agent for the other former shareholders of BritWill, Mr. Whitehead is the beneficial owner of approximately 14.1% of Unison's Common Stock as of the date hereof. John T. Lynch, Jr. is an owner and controlling person of Trouver. Tyrrell L. Garth and Mark W. White were also shareholders of BritWill at the time of its acquisition by Unison. As members of the Board of Directors of Unison, Messrs. Whitehead, Lynch, Garth and White participated in the deliberations of the Board of Directors with respect to various matters concerning the transactions described herein, including the offering of the Senior Notes and the uses to be made of proceeds therefrom. See "Unison Management" and "Principal Stockholders."

     CONFLICTS OF INTEREST FROM RELATED PARTY TRANSACTIONS. In addition to his relationships described under "-- Conflicts of Interest Arising from Benefits to Affiliates of Unison" and "-- Control by Management and Certain Stockholders," an affiliate of Bruce H. Whitehead, BritWill Investments -- Texas, Ltd. ("BritWill Texas"), is the lessor of six of Unison's long term care facilities in Texas, and under certain circumstances he has the right or obligation to purchase nine other facilities that Unison leases from Omega HealthCare Investors, Inc. ("Omega"). Certain of Unison's obligations to Omega are guaranteed by Bruce H. Whitehead. One of Unison's directors, John T. Lynch, Jr., is a partner in Trouver, which is entitled to receive compensation from acquisitions and financings under certain circumstances. These business relationships may create conflicts of interest in managing Unison's business in the future. See "Certain Transactions."

     MANAGEMENT DISCRETION REGARDING USE OF PROCEEDS FROM SENIOR
NOTES. Approximately 80% of the net proceeds of the sale of the Senior Notes are committed to the Signature Merger, the acquisition of RehabWest, reduction of outstanding indebtedness (including contingent obligations) to the former BritWill shareholders, and to other specific uses identified in this Prospectus/Proxy and Information Statement, with the remainder available for other corporate purposes such as working capital, debt reduction or future acquisitions. Unison will have broad discretion in using the unallocated net proceeds of the offering. Prospective investors will not have an opportunity to evaluate the relative merits of such unspecified uses. See "Recent and Pending Unison Acquisitions and Other Commitments -- The Senior Notes -- Use of Note Proceeds."

     COMPETITION. The long-term care, pharmacy and therapy industries are highly competitive. Unison competes with general acute care hospitals, skilled nursing facilities, rehabilitation hospitals, long-term care hospitals, assisted living facilities, home care providers and other subacute and specialty care providers. Many of these companies have greater financial and other resources than Unison. No assurance can be given that Unison will have the resources to compete successfully with such companies. In addition, cost containment efforts, which encourage more efficient utilization of acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of general acute care hospitals have converted portions of their facilities to other purposes, including various types of long term and subacute care. Unison expects this trend to continue. Consequently, there can be no assurance that Unison will not encounter increased competition in the future, which could limit its ability to complete strategic acquisitions on attractive terms, to attract patients or residents, to attract and retain key personnel, or otherwise expand its business, any of which could have a material adverse effect on Unison's financial position or results of operations. See "Business of Unison -- Competition."

     LIABILITY AND INSURANCE. The provision of health care services entails an inherent risk of liability. In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs. Unison maintains professional malpractice insurance and other insurance coverage which it believes to be adequate, although it self-insures for certain workers compensation risks. Unison's insurance policies generally must be renewed on an annual basis. Although Unison has not experienced difficulty in obtaining insurance coverage at acceptable rates, there can be no assurance that Unison will be able to obtain such insurance on commercially reasonable terms in the future, if at all, or that any such insurance will be adequate. In addition, a successful claim against Unison in excess of Unison's insurance coverage could have a material adverse effect on Unison and its financial condition. Claims against Unison, regardless of their merit or eventual outcome, may also have a material adverse effect on Unison's ability to attract patients or residents or expand its business. See "Business of Unison -- Insurance" and "-- Legal Proceedings."

     ISSUANCE OF AUTHORIZED SHARES OF COMMON STOCK WITHOUT STOCKHOLDER
APPROVAL. If adopted, the Amendment to Unison's Certificate of Incorporation will increase the number of authorized shares of Unison Common Stock from 10,000,000 shares to 25,000,000 shares. Following consummation of the Signature Mergers and the Ampro and Memphis Mergers there will be approximately 6,039,249 million shares of Unison Common Stock outstanding, approximately 2,115,705 shares of Unison Common Stock reserved for issuance pursuant to other commitments and approximately 1,845,046 million shares of Unison Common Stock which are authorized and unissued. Such unissued shares may be issued by the Unison Board of Directors without further Unison stockholder action unless the issuance is in connection with a transaction for which stockholder approval is otherwise required under applicable law or to comply the requirements of the Nasdaq National Market or with any agreement with any stock exchange on which Unison Common Stock is then listed.

     DEPENDENCE ON MANAGEMENT AND SKILLED PERSONNEL. Unison depends upon the active involvement of its senior managers, including its executive officers. The loss of one or more of such officers could have a material adverse effect on Unison's business and future operations. Unison has entered into employment agreements with Messrs. Clark, Contris, Oberfield, Rollins and Walker as executive officers. Unison's success and growth strategy also depend on its ability to attract and retain qualified clinical management, marketing and other personnel. Unison competes with general acute care hospitals, rehabilitation facilities, nursing homes, ambulatory care facilities and other health care providers for the services of physicians, registered nurses, therapists and other clinical personnel. Such clinical personnel are in high demand and are often subject to competing offers. There can be no assurance that Unison will be able to attract and retain the qualified personnel necessary for its business and planned growth. See "Business -- Operations" and "Unison
Management -- Employment Agreements."

     CONTROL BY MANAGEMENT AND CERTAIN STOCKHOLDERS. After completion of the Ampro and Memphis Mergers and the Signature Mergers, Unison's officers and directors will own approximately 46.9% of Unison's outstanding stock (including approximately 21.2% to be owned as a result of the Signature Mergers by David A. Kremser, who will become a director of Unison upon the closing of the Signature Mergers). WFI is the beneficial owner of 458,091 shares of Unison Common Stock (approximately 7.6% of the shares outstanding after completion of the Ampro and Memphis Mergers and the Signature Mergers). Bruce H. Whitehead is the beneficial owner of approximately 14.1% of Unison Common Stock, including both the shares issuable to WFI and shares issuable to other former shareholders of BritWill (as to which he currently shares investment control as agent for such shareholders). Accordingly, the parties listed above will continue to have significant control over Unison. In addition, the beneficial holders of approximately 1,175,000 shares of Unison Common Stock (approximately 29.0% of the stock outstanding) have agreed to vote in favor of three nominees selected by WFI for so long as the $13.5 million amended and restated subordinated note executed in connection with the BritWill Acquisition (the "Subordinated Note") or related contingent payment obligations remain outstanding. See "Recent and Pending Unison Acquisitions and Other Commitments," "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Unison Management -- Directors and Executive Officers" and "Principal Stockholders."

     POTENTIAL CHANGES IN CONTROL; CROSS DEFAULTS AND RELATED RISKS. In connection with the BritWill Acquisition, Unison's Board of Directors was expanded to include representatives of both entities, as well as additional unaffiliated persons. Messrs. Walker, Rollins, Contris, and Clark have pledged substantially all of their Unison Common Stock (aggregating approximately 24.1% of Unison Common Stock currently outstanding) to the former BritWill shareholders to secure the Company's obligations incurred in connection with the BritWill Acquisition. In the event of a default, Mr. Whitehead could foreclose on the pledged stock and the former shareholders of BritWill (of which Whitehead Family Investments, LLC ("WFI") has a controlling interest) would effectively gain control of Unison. Through his voting and investment control of WFI and as agent for the other former shareholders of BritWill, Mr. Whitehead beneficially owns approximately 11.6% of Unison's Common Stock currently outstanding.

     In connection with the Signature Merger, approximately 1,283,019 shares of Unison Common Stock (subject to adjustment in certain circumstances, see "Recent and Pending Unison Acquisitions and Other Commitments") will be issued to David
A. Kremser, who will also be added to Unison's Board of Directors. Mr. Kremser's stock ownership would be approximately 23.3% of the Unison shares to be outstanding after the Signature Merger, making Mr. Kremser the largest stockholder and potentially a controlling person of Unison.

     An affiliate of Mr. Whitehead leases or subleases six facilities to Unison, subject to mortgage loans from Omega HealthCare Investors, Inc., a provider of secured loans and leasehold financing to the health care industry ("Omega"), which is not related to Unison and under certain circumstances he has the right or obligation to purchase nine other facilities that Unison leases from Omega. Substantially all of the leases from Omega are subject to cross-default provisions. Any of these factors could ultimately lead to a change in ownership or control of one or more of Unison's facilities. Omega is not affiliated with or controlled by Unison or any affiliate of Unison, or any officer or director of any of the foregoing.

     The terms of the Senior Notes (see "Recent and Pending Unison Acquisitions and Other Commitments -- The Senior Notes") will also have cross-default provisions, so a default on any of Unison's obligations could require repayment or refinancing of all of these obligations.

     ENVIRONMENTAL LIABILITY RISKS. Certain Federal, state and local environmental laws, regulations and ordinances impose liability for environmental costs, damages, and/or expenses upon current or previous owners or operators of real property. Pursuant to these environmental laws, a current or previous owner and/or operator of real property may be required to investigate and remediate any hazardous or toxic substance or petroleum product discovered at or released upon such property. The current or previous owner and/or operator may be held liable to a governmental entity or to third parties for property damage and for investigation and remediation costs incurred by such parties in connection with the contamination. These environmental laws often impose responsibility to investigate, remediate and reimburse others for costs incurred based upon strict liability without regard to whether the owner or operator knew of or caused the presence of contamination. The liability under such environmental laws has also been determined to be joint and several unless the harm is divisible and there is a reasonable basis to allocate responsibility. The costs and expenses to investigate, remediate or remove such contamination may be substantial. The owner's ability to sell or lease such property or to borrow using such property as collateral may be adversely affected by the presence of such contamination or the owner may continue to be adversely affected even after the responsible parties have taken steps to remediate such contamination.

     Unison is not currently aware of any material environmental liability relating to any of the leased or managed facilities or related to any properties that it would own or lease as a result of the Ampro Merger or the Signature Mergers. However, the environmental condition of a property is difficult to assess with certainty, so it is possible that Unison may be unaware of undetected conditions at a facility that could give rise to material environmental liabilities in the future.

     POSSIBLE VOLATILITY OF STOCK PRICES. The stock market has experienced price and volume fluctuations which have particularly affected the market price for many health care companies and have often been unrelated to the operating performance of these companies. The market price of Unison Common Stock could also be subject to significant fluctuations in response to variations in Unison's quarterly operating results, litigation, future announcements concerning Unison, legislative or regulatory changes in the interpretation of existing statutes or regulations affecting the health care industry generally or long-term care business in particular, general trends in the industry and other events or factors.

     EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS. Certain provisions of Unison's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws"), the Delaware General Corporation Law, and certain change of control provisions of Unison's employment contracts with senior executives and of the Senior Notes may discourage or prevent certain types of transactions involving a change of control of Unison, including transactions in which the stockholders might otherwise receive a premium for their shares over then current stock prices. See "Description of Unison Capital Stock."

     SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS. Sales of Unison Common Stock in the public market after the date hereof could adversely affect prevailing market prices. All of the shares issued in the Ampro and Memphis Mergers will be eligible for resale upon satisfaction of applicable "pooling" requirements. Holders of 1,233,497 shares of Unison Common Stock are eligible for sale under Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act"). An additional 561,815 shares of Unison Common Stock beneficially owned by other stockholders of Unison will become eligible for sale under Rule 144 in August 1997 (or earlier if certain proposed rules pending before the Securities and

Exchange Commission (the "Commission") are implemented, shortening the holding period requirement of Rule 144), subject to compliance with the volume limitation and other requirements of such Rule. Similarly, the shares issued in the Signature Merger will become eligible for sale under Rule 144 within two years after issuance. Additional shares of Unison Common Stock, including shares issuable upon the exercise of options, will also become eligible for sale in the public market from time to time in the future. In addition, the holders of the 561,815 shares of Unison Common Stock issued to the former shareholders of BritWill upon conversion of the debenture issued in connection with the acquisition of BritWill (and 783,804 shares of Unison Common Stock pledged as security for Unison's obligations incurred in the acquisition of BritWill, in the event of default on such obligations), the 120,000 shares issuable upon exercise of warrants issued to the representatives of the underwriters of Unison's initial public offering, the shares underlying the convertible notes ($1.0 million) and convertible debentures ($1.8 million) issued in the acquisition of Sunbelt, up to 300,000 shares issuable upon exercise of warrants issued to Imperial Bank in connection with a loan from Imperial Bank (and additional shares of Unison Common Stock issuable upon a default by Unison under such loan) and the 1,509,434 shares (subject to adjustment under certain circumstances) issuable in the Signature Health Care Merger have the right to require Unison to register such shares of Unison Common Stock for sale under the Securities Act. Unison also has granted "piggyback" registration rights with respect to the shares mentioned above (other than the shares under the convertible instruments issued in connection with the acquisition of Sunbelt) and an additional 84,659 shares of Unison Common Stock underlying a convertible note, which is only convertible upon a default under such note. Controlling stockholders could also cause Unison to register their stock for resale and to facilitate such secondary offerings. See "Description of Capital Stock -- Registration Rights."

FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Prospectus/Proxy and Information Statement, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Unison or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the regions in which Unison operates; industry capacity; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; legislative proposals for healthcare reform; the ability to enter into managed care provider arrangements on acceptable terms; changes in Medicare and Medicaid reimbursement levels; liability and other claims asserted against Unison; competition; the loss of any significant customers; changes in business strategy or development plans; the ability to attract and retain qualified personnel; the significant indebtedness of Unison; the availability and terms of capital to fund the expansion of Unison's business, including the acquisition of additional skilled nursing facilities and ancillary health care services providers; and other factors referenced in this Prospectus/Proxy and Information Statement. Certain of these factors are discussed in more detail elsewhere in this Prospectus/Proxy and Information Statement, including without limitation under the captions "Summary," "Risk Factors," "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Unison." GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. Unison disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

          RECENT AND PENDING UNISON ACQUISITIONS AND OTHER COMMITMENTS

     Unison is continually engaged in discussions regarding potential acquisitions and believes that acquisitions will remain an important part of Unison's business strategy for the foreseeable future.

RECENT ACQUISITIONS

     On August 10, 1995, Unison acquired BritWill HealthCare Company ("BritWill") to achieve the size necessary to assist Unison in the pursuit of its overall business strategy (the "BritWill Acquisition"). Immediately prior to the BritWill Acquisition, Unison operated 22 facilities, and the BritWill Acquisition provided Unison with an additional 28 facilities, representing, at the time of the BritWill Acquisition, 2,816 beds and strategic concentrations of facilities in Texas and Indiana. The purchase and sale agreement for the BritWill Acquisition, as modified through the date hereof (the "Purchase and Sale Agreement"), requires fixed payments and additional contingent payments that are due only if certain revenue targets are achieved. The total fixed purchase amount of $20.6 million consisted of a short-term note in the amount of $5.6 million (the "Term Note"), an $8.0 million subordinated promissory note (the "Subordinated Note") and a $7.0 million debenture convertible into 561,815 shares of Unison Common Stock (the "Convertible Debenture"). Unison repaid the Term Note in January 1996, and Bruce Whitehead, as the holder of the Convertible Debenture and as agent for the former stockholders of BritWill, has converted the Convertible Debenture in its entirety. In addition, monthly contingent payments aggregating approximately $10.3 million may be due through August 2000 if Unison achieves specified monthly revenue conditions, and a lump sum contingent payment of $11.5 million (the "Lump Sum Payment"), subject to reduction up to $1.4 million under certain circumstances (the "Reduction"), is due in August 2000 if revenues exceed $150.0 million in the 12 months ending June 30, 2000. At least 50% of the outstanding balance of the Subordinated Note and the Lump Sum Payment are due and the Reduction will be waived in the event of any public or private sale of debt or equity securities in excess of $10,000,000 such as the placement of the Senior Notes. See "The Senior Notes." In connection with the BritWill Acquisition, certain officers of Unison have pledged shares of Unison Common Stock and entered into a voting agreement, and the former BritWill shareholders have received registration rights covering the shares of Unison Common Stock received upon conversion of the Convertible Debenture. See "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     On March 28, 1996, Unison entered into a definitive Purchase and Sale Agreement for the acquisition, effective as of February 1, 1996, of 90% of the outstanding common stock of each of four rehabilitation therapy service centers from Paul G. Henderson and Paige B. Plash. The therapy centers provide services to 56 facilities in six states. In consideration for the stock of the four therapy centers, Unison paid $800,000 in cash, issued term notes for $1.0 million in the aggregate (the "Sunbelt Notes") and issued subordinated debentures totalling $1.8 million (the "Sunbelt Debentures"). Contingent payments of $750,000 and $1.25 million in the aggregate will be paid to Mr. Henderson and Mr. Plash if audited pre-tax income of the centers equals $2.9 million for the 12 months ending December 31, 1996 and $5.4 million for the 12 months ending December 31, 1997. Pro rata contingent payments may be due if audited pre-tax income is lower. Unison will purchase the remaining equity interests of Mr. Henderson and Mr. Plash in the four therapy centers during the first half of 1998. The remaining equity interests will be priced at a pro rata portion of seven times the after tax net income of the therapy centers for the 12 months ending December 31, 1997. The Sunbelt Notes and Sunbelt Debentures bear interest at 10.0% and are convertible into Unison Common Stock at the election of the holder at a conversion price equal to the average closing price (85% of the average closing price with respect to the Sunbelt Notes) for Unison Common Stock for the 20 trading days preceding the date of conversion. The Sunbelt Notes mature, as to equal principal amounts, on February 1, 1997 and February 1, 1998, and the Sunbelt Debentures have maturity dates of February 1 in each of 1997, 1998 and 1999, also as to equal principal amounts.

     On August 1, 1996, Unison acquired the leasehold rights to two skilled nursing facilities, Enumclaw and Walla Walla, in the State of Washington with an aggregate of 222 beds. Unison previously operated these facilities under management agreements with Franciscan Eldercare ("Franciscan"). In each restructuring, Franciscan sold the facility to a third party who in turn leased the facility to SunQuest SPC, Inc. ("SunQuest"), a wholly-owned subsidiary of Unison. At the time of the restructuring, management fees were approximately $8,500 per month and $17,500 per month for Enumclaw and Walla Walla, respectively. The base monthly rents under the leases are $34,199 and $18,278 for Enumclaw and Walla Walla, respectively. The initial term of the Enumclaw lease expires May 1, 2006. SunQuest has the option to renew the lease for two successive periods of five years each. The term of the Walla Walla lease expires on December 31, 2016.

     Unison also recently acquired leasehold rights to several other facilities that were not material to Unison, including Homestead of McKinney, in McKinney, Texas, and Valley Vista, in Sandpoint, Idaho.

PENDING ACQUISITIONS

     Unison, Labco Acquisition Co., a Delaware corporation and a newly formed wholly-owned subsidiary of Unison ("Labco"), and American Professional Holding, Inc., a Utah corporation ("Ampro"), entered into an Agreement and Plan of Merger dated as of July 3, 1996 pursuant to which, subject to approval of the shareholders of Ampro and certain other conditions, Labco will merge with and into Ampro (the "Ampro Merger"), with Ampro being the surviving corporation. As part of the same overall plan, Unison, Memphis Acquisition Co., a Delaware corporation and a newly formed wholly-owned subsidiary of Unison ("Memco"), and Memphis Clinical Laboratory, Inc., a Tennessee corporation ("Memphis"), entered into an Agreement and Plan of Merger dated as of July 3, 1996 pursuant to which, subject to approval of the shareholders of Memphis and certain other conditions, Memco will merge with and into Memphis (the "Memphis Merger"), with Memphis being the surviving corporation. As a result of the Ampro and Memphis Mergers, Ampro and Memphis will become wholly-owned subsidiaries of Unison. Ampro and Memphis operate medical laboratories (primarily the testing of body fluids and tissues for disease or chemical concentrations) in Dallas, Texas, Poplar Bluff, Missouri and Memphis, Tennessee and at September 1, 1996, provided testing services to approximately 295 nursing homes and other health care facilities. At the effective time of the Ampro and Memphis Mergers, each of the outstanding shares of Ampro's common stock will be converted into the right to receive approximately 0.051 of a share of Unison Common Stock, for a total of 521,000 shares of Unison Common Stock, and each outstanding share of common stock of Memphis (the "Memphis Shares") will be converted into the right to receive approximately 54 shares of Unison Common Stock, except that 648 Memphis Shares owned by William R. Seals will instead be converted into the right to receive a Unison promissory note in the principal amount of $250,000 and cash in the amount of approximately $240,000. An option (the "Memphis Option") for the Memphis Shares held by the controlling shareholders of Ampro will be allowed to lapse (at September 30, 1996) unexercised. The three controlling shareholders of Ampro, Messrs. Maguire, McGee and McKinney, hold the Memphis Option and appoint two of three members of the Board of Directors of Memphis. The Ampro Merger and the Memphis Merger are mutually contingent transactions.

     On August 2, 1996, Unison, Mr. David A. Kremser, Mr. John D. Filkoski, Signature Health Care Corporation, a Delaware corporation ("Signature Health Care"), Arkansas, Inc., a Colorado corporation ("Arkansas"), Cornerstone Care, Inc., a Colorado corporation ("Cornerstone"), Douglas Manor, Inc., a Colorado corporation ("Douglas"), and Safford Care, Inc., a Colorado corporation ("Safford,") and collectively with Signature Health Care, Arkansas, Cornerstone and Douglas, "Signature") entered into a series of Agreements and Plans of Merger. Pursuant to these agreements, each of the Signature entities will merge with and into a wholly-owned subsidiary of Unison to be formed, with the relevant Signature entity being the surviving corporation in each case. Signature operates 11 skilled nursing facilities and two assisted living facilities in Colorado and Arizona. At the effective time of the Signature Health Care Merger Agreement, the outstanding shares of capital stock of Signature Health Care (the "Signature Health Care Shares") will be converted into the right to receive (a) cash equal to approximately $10,200,000 (minus the amount paid to redeem outstanding options for Signature Health Care Shares) and
(b) 1,509,434 shares of Unison Common Stock, subject to adjustment if the Average Daily Price of Unison Common Stock is less than $11.25 per share or greater than $15.25 so that the product of the Average Daily Price and the number of shares issued remains at $16,981,132.50 if the Average Daily Price is less than $11.25 per share and at $23,018,868.50, the Average Daily Price is greater than $15.25 Average Daily Price is defined for these purposes as the average daily closing price for Unison Common Stock during the thirty day period ending five days prior to the last trading day prior to the closing date for the Signature Health Care Merger. The shares of the other Signature entities will be converted into the right to receive cash and promissory notes equal to approximately $28,000,000 in the aggregate. The Signature Mergers are conditioned upon, among other things, Unison entering into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 and subject to other terms and conditions satisfactory to Unison and to Messrs. Kremser and Filkoski.

THE SENIOR NOTES

     General. It is a condition to Unison's obligation to consummate the Signature Mergers that Unison have completed a public or private offering of subordinated debt or common stock in an amount and on terms acceptable to Unison. Unison intends to satisfy this condition through the placement of $100.0 million principal amount of Senior Notes (the "Senior Notes") on or about the date of the Signature Mergers.

     Unison anticipates that the Senior Notes will mature approximately ten years after their issue date and will be entitled to semiannual payments of interest. Unison will not be required to redeem or prepay Senior Notes prior to maturity except in the event of a change in control, in which event Unison will be required to offer to purchase the Senior Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. Unison will be permitted to redeem the Senior Notes at its option beginning in 2001 at a premium that declines to par in 2005. In addition, Unison will have the right to redeem a specified percentage of the Senior Notes with the net cash proceeds from one or more public equity offerings. The Senior Notes will be secured by guarantees of Unison's current and future subsidiaries (including Signature, Ampro and Memphis upon the closing of their respective mergers), but will otherwise be unsecured. The indenture relating to the Senior Notes will contain certain covenants including (among others) covenants limiting: (i) the incurrence by Unison or its subsidiaries of additional indebtedness or lease payment obligations; (ii) certain restricted payments, including payments of dividends on and redemption of capital stock by Unison; (iii) transactions with affiliates; (iv) mergers, acquisitions and asset sales; and (v) the creation of liens securing indebtedness. Unison will be obligated promptly to file and cause to become effective an exchange offer registration statement with respect to an offer to exchange the Senior Notes for requested notes with terms substantially identical to the Senior Notes.

     Use of Proceeds. The net proceeds to Unison (after underwriting discounts and expenses) from the Senior Notes is estimated to be approximately $96.2 million. Unison intends to use approximately $37.7 million of such proceeds to satisfy its cash obligations pursuant to the Signature Mergers, approximately $5.5 million to acquire RehabWest, approximately $21.1 million to repay long term debt and contingent obligations (including about $9.8 million to pay half of Unison's aggregate debt and contingent obligations to the former shareholders of BritWill), about $12.7 million to reduce short-term debt and accounts payable, and the remaining $19.2 million for future acquisitions and working capital.

                  UNISON MARKET PRICE DATA AND DIVIDEND POLICY

     Unison Common Stock is traded on the Nasdaq National Market under the symbol UNHC. The following table sets forth, for the fiscal quarter indicated, the high and low sale prices of Unison Common Stock, as reported on the Nasdaq National Market, since it first began trading on December 19, 1995.

                                                                                 UNISON
                                                                           -------------------
                                                                            HIGH         LOW
                                                                           -------     -------
Year Ended December 31, 1995
  Fourth Quarter (commencing December 19, 1995)..........................  $ 9.375     $ 9.000
Year Ending December 31, 1996
  First Quarter..........................................................   11.750       8.875
  Second Quarter.........................................................   15.500      10.250
  Third Quarter (through September 17, 1996).............................   14.750      10.875

     On September 17, 1996, the closing sale price of Unison Common Stock was $13.25 per share.

     Unison has never paid any dividends on its Common Stock and it does not expect to pay dividends for the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Unison as of June 30, 1996 as adjusted to give effect to the issuance by Unison of the Senior Notes in the amount of $100.0 million and the application of the estimated net proceeds therefrom, the Ampro and Memphis Mergers, the Signature Mergers and previous acquisitions in 1995 and 1996. This table should be read in conjunction with the historical financial statements of the Company and BritWill and the Unaudited Pro Forma Condensed Combined Financial Statements, including the related notes thereto, appearing elsewhere in this Prospectus/Proxy and Information Statement.

                                                                              JUNE 30, 1996
                                                                       ---------------------------
                                                                       HISTORICAL     PRO FORMA(1)
                                                                       ----------     ------------
                                                                         (DOLLARS IN THOUSANDS)
Current maturities of long term debt.................................   $  3,576        $  1,697
                                                                         =======        ========
Long-term debt, excluding current portion............................   $ 27,535        $128,040
Stockholder's equity:
  Preferred Stock, $0.001 par value; 1,000,000 shares authorized; no
     shares issued or outstanding....................................         --              --
  Common Stock, $0.001 par value; 10,000,000 shares authorized;
     3,871,312 shares issued and outstanding; 5,920,746 shares issued
     and outstanding as adjusted(3)..................................          3               5
  Additional paid in capital.........................................     21,804          41,902
  Retained earnings..................................................      1,079           2,099
                                                                         -------        --------
       Total stockholders' equity....................................     22,886          44,006
                                                                         -------        --------
          Total capitalization.......................................   $ 50,421        $172,046
                                                                         =======        ========

- ---------------
(1) Gives effect to the Ampro and Memphis Mergers, the Signature Mergers and previous acquisitions in 1995 and 1996 as if they occurred on June 30, 1996. The table includes the Senior Notes amounting to $100.0 million which will be issued in connection with the Signature Mergers.

       UNISON UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Financial Statements are presented assuming that the acquisitions of Signature and Rehab West will be accounted for as purchases and the Ampro Mergers will be accounted for as a poolings-of-interests. Accordingly, the Unaudited Pro Forma Condensed Combined Financial Statements include the combined operations of Unison, Ampro and Memphis for all periods presented. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 1996 and 1995 and the year ended December 31, 1995 have been prepared as if the acquisitions of Signature and RehabWest had been consummated as of January 1, 1995. The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared as if all of the aforementioned business combinations had been consummated as of June 30, 1996.

     The Unaudited Pro Forma Condensed Combined Statements of Operations also include the results of operations of BritWill and Sunbelt for the periods from January 1, 1995 through the respective dates of acquisition. BritWill was acquired on August 10, 1995 in a business combination accounted for as a purchase. Sunbelt was acquired effective February 1, 1996 in a business combination accounted for as a purchase.

     The pro forma information is based on the historical statements of operations of the acquired businesses giving effect to the placement of the Senior Notes and the other assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations" and the separate historical financial statements and notes thereto of Unison, BritWill, Signature, RehabWest, Ampro and Memphis included elsewhere in this Prospectus/Proxy and Information Statement.

                         UNISON HEALTHCARE CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       AS OF JUNE 30, 1996
                                      --------------------------------------------------------------------------------------
                                                                                       SENIOR     PRO FORMA        PRO FORMA
                                      UNISON    SIGNATURE(A)   REHABWEST   AMPRO(B)   NOTES(C)   ADJUSTMENTS       COMBINED
                                      -------   ------------   ---------   --------   --------   -----------       ---------
ASSETS
Current assets:
  Cash and cash equivalents.........  $   847     $     --       $ 116      $   30    $ 62,490    $ (43,200)(d)    $ 20,156
                                                                                                       (127)(e)
  Accounts and notes receivable,
    net.............................   22,152        7,761         402       2,149          --           --          32,464
  Other current assets..............    2,413        1,009          16         399          --           --           3,837
                                      -------      -------       -----      ------    --------     --------        --------
    Total current assets............   25,412        8,770         534       2,578      62,490      (43,327)         56,457
Lease operating rights and other
  assets, net.......................   42,588        1,692          --         319       3,800
                                                                                         1,750       34,669(d)       84,818
Goodwill, net.......................   11,195        1,721          --         943          --       26,531(d)       40,390
Property and equipment, net.........    5,548       17,213           8         657          --        5,000(d)       28,426
                                      -------      -------       -----      ------    --------     --------        --------
    Total assets....................  $84,743     $ 29,396       $ 542      $4,497    $ 68,040    $  22,873        $210,091
                                      =======      =======       =====      ======    ========     ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term
    debt............................  $ 3,576     $    312       $  --      $  895    $  7,500
                                                                                       (11,086)   $     500(d)     $  1,697
                                                                                        (7,500)
  Other current liabilities.........   16,988        3,223         295       1,664      (1,500)          --          13,170
                                      -------      -------       -----      ------    --------     --------        --------
    Total current liabilities.......   20,564        3,535         295       2,559     (12,586)         500          14,867
Long-term debt......................   27,535       19,188          --         691     100,000
                                                                                       (19,374)          --         128,040
Deferred taxes......................    9,030        2,921          --          --          --        4,000(d)       15,951
Other long-term liabilities.........    4,728        2,499          --          --          --           --           7,227
                                      -------      -------       -----      ------    --------     --------        --------
    Total liabilities...............   61,857       28,143         295       3,250      68,040        4,500         166,085
                                      -------      -------       -----      ------    --------     --------        --------
Stockholders' equity:
  Common stock......................        3            7          --          10          --          (15)(f)           5
  Additional paid-in capital........   21,804           62        (472)         90          --       20,418(g)       41,902
  Retained earnings.................    1,079        1,184         719       1,147          --         (127)(e)
                                                                                                     (1,903)(h)       2,099
                                      -------      -------       -----      ------    --------     --------        --------
    Total stockholders' equity......   22,886        1,253         247       1,247          --       18,373          44,006
                                      -------      -------       -----      ------    --------     --------        --------
    Total liabilities and
      stockholders' equity..........  $84,743     $ 29,396       $ 542      $4,497    $ 68,040    $  22,873        $210,091
                                      =======      =======       =====      ======    ========     ========        ========
Common shares outstanding...........    3,871                                                         2,049(i)(j)     5,920
Book value per common share.........  $  5.91
                                                                                                                   $   7.43

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                UNISON                     PRO FORMA      UNISON                   REHAB                  PRO FORMA     PRO FORMA
              HISTORICAL  ACQUISITIONS(K) ADJUSTMENTS    PRO FORMA   SIGNATURE(O)   WEST     AMPRO(P)    ADJUSTMENTS    COMBINED
              ----------  --------------  -----------   -----------  ------------  ------  ------------  -----------    ---------
Revenues:
  Net
   patient...  $ 63,442      $  5,140       $    --      $  68,582     $ 21,984    $2,337     $   --       $    --       $92,903
  Other......     1,555           569          (249)(l)      1,875          268        --      3,562           473(q)      6,178
                 ------         -----         -----         ------       ------     -----      -----        ------        ------
    Total
  revenues...    64,997         5,709          (249)        70,457       22,252     2,337      3,562           473        99,081
Expenses:
  Wages and
   related...    32,447         3,336            --         35,783       14,263     1,649      1,514            --        53,209
  Other
 operating...    21,172         2,230          (249)(l)     23,153        4,684       132      1,493        (4,330)(r)    25,132
  Rent.......     6,653            21           538(l)       7,212        1,044         6         51            --         8,313
  Interest...     1,452           249          (247)(l)
                                                 23(m)       1,477        1,006         3         56         4,152(s)      6,694
 Depreciation
    and
    amortization...     1,054         121      (113)(l)
                                                  7(n)       1,069          845         1         98           125(t)
                                                                                                               912(u)
                                                                                                                35(v)      3,085
                 ------         -----         -----         ------       ------     -----      -----        ------        ------
    Total
  expenses...    62,778         5,957           (41)        68,694       21,842     1,791      3,212           894        96,433
                 ------         -----         -----         ------       ------     -----      -----        ------        ------
Income (loss)
  before
  income
  taxes......     2,219          (248)         (208)         1,763          410       546        350          (421)        2,648
Income tax
  expense
 (benefit)...       932            --          (227)           705         (383)       --        118           619         1,059
                 ------         -----         -----         ------       ------     -----      -----        ------        ------
Net income
  (loss).....  $  1,287      $   (248)      $    19      $   1,058     $    793    $  546     $  232       $(1,040)      $ 1,589
                 ======         =====         =====         ======       ======     =====      =====        ======        ======
Net income
  per share:
  Primary....  $   0.32                                  $    0.26                                                       $  0.26
  Fully
   diluted...      0.31                                       0.26                                                          0.26
Weighed
  average
  shares used
  in per
  share
 calculation:
  Primary....     4,070                                      4,070                                           2,049 (i)(j    6,119
  Fully
   diluted...     4,132                                      4,132                                           2,049 (i)(j    6,181

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  OTHER     PRO FORMA                                                    PRO FORMA
                                 ACQUISI-    ADJUST-      UNISON                 REHAB                    ADJUST-       PRO FORMA
             UNISON    BRITWILL  TIONS(K)     MENTS      PRO FORMA   SIGNATURE(O)  WEST     AMPRO(P)       MENTS        COMBINED
             -------   -------   --------   ---------    ---------   ---------   ------   ------------   ---------      ---------
Revenues:
  Net
 patient...  $12,415   $32,723    $7,591      $  --       $52,729     $11,880    $1,465      $   --       $    --        $66,074
  Other....    1,029       269        22       (249)(l)     1,071          60        --       3,644           473(q)       5,248
             -------   -------    ------      -----       -------     -------    -------    -------       -------        -------
      Total
revenues...   13,444    32,992     7,613       (249)       53,800      11,940     1,465       3,644           473         71,322
Expenses:
  Wages and
 related...    7,486    19,813     5,164         --        32,463       7,931     1,162       1,418            --         42,974
  Other
  operating...   4,587   7,422     2,302       (249)(l)
                                               (750)(w)    13,312       2,129       229       1,545        (1,774)(r)     15,441
  Rent.....    1,151     4,448        75        538(l)
                                                 94(x)      6,306         230         5          55            --          6,596
  Interest,
    net....      183       603       289       (338)(l)
                                                140(m)
                                                247(y)      1,124         947         6          19         4,152(s)       6,248
  Depreciation
    and
    amortization...      88     500     127    (183)(l)
                                                 43(n)
                                                589(z)      1,164         827         5         135           125(t)
                                                                                                              912(u)
                                                                                                               35(v)       3,203
             -------   -------    ------      -----       -------     -------    -------    -------       -------        -------
      Total
expenses...   13,495    32,786     7,957        131        54,369      12,064     1,407       3,172         3,450         74,462
             -------   -------    ------      -----       -------     -------    -------    -------       -------        -------
Income
  (loss)
  before
  income
  taxes....      (51)      206      (344)      (380)         (569)       (124)       58         472        (2,977)        (3,140)
Income tax
  expense
  (benefit)...       1      26        --       (255)         (228)        (41)       --         157        (1,144)        (1,256)
             -------   -------    ------      -----       -------     -------    -------    -------       -------        -------
Net income
  (loss)...  $   (52)  $   180    $ (344)     $(125)      $  (341)    $   (83)   $   58      $  315       $(1,833)       $(1,884)
             =======   =======    ======      =====       =======     =======    =======    =======       =======        =======
Net income
  per
  share....  $ (0.04)                                     $ (0.27)                                                       $ (0.57)
Weighed
  average
  shares
  used in
  per share
  calculation...   1,266                                    1,266                                           2,049(i)(j)    3,315

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     OTHER     PRO FORMA                                                 PRO FORMA
                                    ACQUISI-    ADJUST-      UNISON                 REHAB                 ADJUST-       PRO FORMA
                UNISON    BRITWILL  TIONS(K)     MENTS      PRO FORMA   SIGNATURE(O)  WEST   AMPRO(P)      MENTS        COMBINED
                -------   -------   --------   ---------    ---------   ---------   ------   ---------   ---------      ---------
Revenues:
  Net
    patient...  $57,743   $38,378   $ 20,190    $    --     $116,311     $32,769    $3,382    $    --     $    --       $152,462
  Other.......    3,542       476         73       (499)(l)    3,592         281        --      7,203         947(q)      12,023
                -------   -------    -------     ------     --------     -------    ------     ------     -------       --------
        Total
   revenues...   61,285    38,854     20,263       (499)     119,903      33,050     3,382      7,203         947        164,485
Expenses:
  Wages and
    related...   31,811    23,280     14,427         --       69,518      22,006     2,648      3,234          --         97,406
  Other
  operating...   20,777     8,923      4,857       (499)(l)
                                                   (875)(w)   33,183       5,761       524      3,256      (4,170)(r)     38,554
  Rent........    6,565     5,223        364      1,076(l)
                                                   (110)(x)   13,118       1,235        10        108          --         14,471
  Interest,
    net.......    1,058       793        693       (675)(l)
                                                    280(m)
                                                    288(y)     2,437       1,967         9        118       8,303(s)      12,834
  Depreciation
    and
amortization..    1,050       592        434       (366)(l)
                                                     86(n)
                                                    687(z)     2,483       1,550         6        262         250(t)
                                                                                                            1,668(u)
                                                                                                               70(v)       6,289
                -------   -------    -------     ------     --------     -------    ------     ------     -------       --------
        Total
   expenses...   61,261    38,811     20,775       (108)     120,739      32,519     3,197      6,978       6,121        169,554
                -------   -------    -------     ------     --------     -------    ------     ------     -------       --------
Income (loss)
  before
  income
  taxes.......       24        43       (512)      (391)        (836 )       531       185        225      (5,174)        (5,069 )
Income tax
  expense
  (benefit)...       50        30         --       (414)        (334 )       (67)       --         82      (1,708)        (2,028 )
                -------   -------    -------     ------     --------     -------    ------     ------     -------       --------
Net income
  (loss)......  $   (26)  $    13   $   (512)   $    23     $   (502 )   $   598    $  185    $   143     $(3,466)      $ (3,041 )
                =======   =======    =======     ======     ========     =======    ======     ======     =======       ========
Net income
  (loss) per
  share.......  $ (0.02)                                    $  (0.37 )                                                  $  (0.90 )
Weighted
  average
  shares used
  in per share
calculation...    1,349                                        1,349                                        2,049(i)(j)    3,398

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        PRO
                                                                       PRO FORMA       FORMA
                                                 UNISON    AMPRO(P)   ADJUSTMENTS     COMBINED
                                                 -------   --------   -----------     --------
Revenues:
  Net patient..................................  $11,070    $   --        $ --        $11,070
  Other........................................    1,336     6,000          --          7,336
                                                 -------    ------        ----        -------
          Total revenues.......................   12,406     6,000          --         18,406
Expenses:
  Wages and related............................    7,149     2,445                      9,594
  Other operating..............................    3,902     2,560          --          6,462
  Rent.........................................    1,299       107                      1,406
  Interest.....................................       84        63          --            147
  Depreciation and amortization................       51       234          --            285
                                                 -------    ------        ----        -------
          Total expenses.......................   12,485     5,409          --         17,894
                                                 -------    ------        ----        -------
Income (loss) before income taxes..............      (79)      591          --            512
Income tax expense.............................        1       171          --            172
                                                 -------    ------        ----        -------
Net income (loss)..............................  $   (80)   $  420        $ --        $   340
                                                 =======    ======        ====        =======
Net income (loss) per share....................  $ (0.06)                             $  0.19
Weighed average shares used in per share
  calculation..................................    1,266                   540(j)       1,806

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            PRO FORMA      PRO FORMA
                                                   UNISON     AMPRO(P)     ADJUSTMENTS     COMBINED
                                                   ------     --------     -----------     ---------
Revenues:
  Net patient....................................  $1,076      $   --         $  --         $ 1,076
  Other..........................................     880       5,055            --           5,935
                                                   ------      ------          ----          ------
     Total revenues..............................   1,956       5,055            --           7,011
Expenses:
  Wages and related..............................   1,455       2,234                         3,689
  Other operating................................     545       2,084            --           2,629
  Rent...........................................      99         107                           206
  Interest.......................................      11          33            --              44
  Depreciation and amortization..................       7         150            --             157
                                                   ------      ------          ----          ------
          Total expenses.........................   2,117       4,608            --           6,725
                                                   ------      ------          ----          ------
Income (loss) before income taxes................    (161)        447            --             286
Income tax expense (benefit).....................     (20)        197            --             177
                                                   ------      ------          ----          ------
Net income (loss)................................  $ (141)     $  250         $  --         $   109
                                                   ======      ======          ====          ======
Net income (loss) per share......................  $(0.11)                                  $  0.06
Weighed average shares used in per share
  calculation....................................   1,266                       540(j)        1,806

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1.  PRO FORMA ADJUSTMENTS

     The pro forma results do not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared under the assumptions set forth in the following notes.

     The adjustments to the pro forma statements of operations are discussed below.

     (a) Represents the combined balance sheets of Signature Health Care and the Signature Affiliates as of June 30, 1996, as follows:

                                                                   SIGNATURE    SIGNATURE    SIGNATURE
                                                                  HEALTH CARE   AFFILIATES   COMBINED
                                                                  -----------   ----------   --------
ASSETS
Current assets:
  Accounts and notes receivable, net............................    $ 5,185       $2,576     $ 7,761
  Other current assets..........................................        764          245       1,009
                                                                    -------       ------     -------
          Total current assets..................................      5,949        2,821       8,770
Lease operating rights and other assets, net....................      1,507          185       1,692
Goodwill, net...................................................      1,721           --       1,721
Property and equipment, net.....................................     16,442          771      17,213
                                                                    -------       ------     -------
          Total assets..........................................    $25,619       $3,777     $29,396
                                                                    =======       ======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.............................    $   259       $   53     $   312
  Other current liabilities.....................................      2,184        1,039       3,223
                                                                    -------       ------     -------
          Total current liabilities.............................      2,443        1,092       3,535
Long term debt..................................................     18,519          669      19,188
  Deferred taxes................................................      2,921           --       2,921
  Other long-term liabilities...................................      1,036        1,463       2,499
Stockholders' equity:
  Common stock..................................................          2            5           7
  Additional paid-in capital....................................      1,611       (1,549)         62
  Retained earnings.............................................       (913)       2,091       1,184
                                                                    -------       ------     -------
          Total stockholders' equity............................        700          553       1,253
                                                                    -------       ------     -------
          Total liabilities and stockholders' equity............    $25,619       $3,777     $29,396
                                                                    =======       ======     =======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (b) Represents the combined balance sheets of Ampro and Memphis, as follows:

                                                                    AS OF JUNE 30, 1996
                                                        --------------------------------------------
                                                                            PRO FORMA      PRO FORMA
                                                        AMPRO    MEMPHIS   ADJUSTMENTS     COMBINED
                                                        ------   -------   -----------     ---------
ASSETS
Current assets:
  Cash and cash equivalents...........................  $   14     $ 16                      $   30
  Accounts and notes receivable, net..................   2,048      101                       2,149
  Other current assets................................     385       14          --             399
                                                        ------     ----       -----          ------
          Total current assets........................   2,447      131          --           2,578
Lease operating rights and other assets, net..........     319       --          --             319
Goodwill, net.........................................     943       --          --             943
Property and equipment, net...........................     497      160          --             657
                                                        ------     ----       -----          ------
          Total assets................................  $4,206     $291       $  --          $4,497
                                                        ======     ====       =====          ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...................  $  395     $ 10       $ 490(1)       $  895
  Other current liabilities...........................   1,585       79          --           1,664
                                                        ------     ----       -----          ------
          Total current liabilities...................   1,980       89         490           2,559
Long-term debt........................................     669       22          --             691
Stockholders' equity:
  Common stock........................................      10        1          (1)             10
  Additional paid-in capital..........................     400       --        (310)             90
  Retained earnings...................................   1,147      179        (179)          1,147
                                                        ------     ----       -----          ------
          Total stockholders' equity..................   1,557      180        (490)          1,247
                                                        ------     ----       -----          ------
          Total liabilities and stockholders'
            equity....................................  $4,206     $291       $  --          $4,497
                                                        ======     ====       =====          ======

- ---------------
(1) Represents the consideration paid for Memphis, comprised of cash in the amount of $240,000 (assumed to be borrowed) and the assumption of debt amounting to $250,000.

     (c) In connection with the Signature Merger, Unison will issue the unsecured Senior Notes in the principal amount of $100,000,000. The Senior Notes will bear interest at 10.25% and mature in 2006. In addition, in August 1996 Unison obtained interim financing in the amount of $7,500,000 for working capital. Proceeds from the Senior Notes and working capital note will be used as follows (in thousands):

    Debt issue costs..........................................................  $  3,800
    Contingent payment to the former BritWill stockholders....................     1,750
    Repayment of short-term debt..............................................    11,086
    Repayment of long-term debt...............................................    19,374
    Reduction of accounts payable.............................................     1,500
    Funds available for acquisitions and working capital......................    62,490
                                                                                --------
                                                                                $100,000
                                                                                ========

     Short-term debt repaid includes (i) the working capital note amounting to $7,500,000, (ii) the consideration for the Memphis Merger amounting to $490,000 as described in note (b) and (iii) the current

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

portion of long-term debt refinanced with the proceeds of the Senior Notes. The contingent payment to the former BritWill stockholders is added to leasehold rights and amortized over 25 years.

     (d) Consideration for the aggregate purchase price for Signature is comprised of cash amounting to approximately $37,700,000, a promissory note in the amount of $500,000 and Unison Common Stock with a market value of approximately $20,000,000. Unison will pay $5,500,000 in cash to acquire RehabWest.

     The following is the allocation of the purchase price of Signature and Rehab West (in thousands):

    Purchase price for Signature...............................................  $58,200
    Purchase price for Rehab West..............................................    5,500
                                                                                 -------
    Total purchase price.......................................................   63,700
    Less net historical assets acquired:
      Signature................................................................    1,253
      Rehab West...............................................................      247
                                                                                 -------
                                                                                   1,500
                                                                                 -------
    Excess of purchase price over net historical assets acquired...............  $62,200
                                                                                 =======
    Allocation of purchase price:
      Lease operating rights...................................................  $34,669
      Goodwill.................................................................   26,531
      Property and equipment...................................................    5,000
      Deferred tax liability...................................................   (4,000)
                                                                                 -------
                                                                                 $62,200
                                                                                 =======

     Lease operating rights are being amortized over the lease terms, including renewal options, not to exceed 35 years. Goodwill represents the amount of the purchase price in excess of identifiable assets and is being amortized over 40 years. The adjustment to property and equipment is based on the estimated fair value of the assets acquired as determined by independent appraisals.

     (e) In connection with the Ampro Merger, Unison paid a financial advisory fee to Trouver in the amount of approximately $127,000.

     (f) To adjust common stock based on 5,920 pro forma shares outstanding with a par value of $.001, as follows:

    Unison historical common stock..................................................  $ 3
    Shares issued in connection with Signature Merger...............................    1
    Shares issued in connection with Ampro Merger...................................    1
                                                                                      ---
    Unison pro forma common stock...................................................  $ 5
                                                                                      ===

     (g) The increase in additional paid-in capital is comprised of the following (in thousands):

    Market value of stock issued in connection with the Signature Merger.......  $20,000
      Less amounts allocated to common stock...................................       (2)
      Reclassification of Ampro common stock...................................       10
    Elimination of historical paid-in capital (deficit):
      Signature................................................................      (62)
      RehabWest................................................................      472
                                                                                 -------
                                                                                 $20,418
                                                                                 =======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (h) To eliminate the historical amounts of retained earnings recorded by Signature ($1,184,000) and RehabWest ($719,000).

     (i) To record 1,509,434 common shares to be issued in connection with the Signature Health Care Merger.

     (j) To record 540,000 common shares to be issued in connection with the Ampro and Memphis Mergers.

     (k) Other Acquisitions: The following table summarizes the operating results for the following leases entered into from January 1, 1995 through the later of the date of lease inception or the period of the statement of operations.

                                                       SIX MONTHS ENDED             YEAR ENDED
                                                         JUNE 30, 1996           DECEMBER 31, 1995
                                     ACQUISITION     ---------------------     ---------------------
              ACQUISITION               DATE         REVENUES     EXPENSES     REVENUES     EXPENSES
    -------------------------------  -----------     --------     --------     --------     --------
                                                        (IN THOUSANDS)            (IN THOUSANDS)
    Nightingale....................    Oct. 1995      $   --       $   --       $ 4,438      $ 4,506
    The Oaks of Boise..............    July 1995          --           --           815          911
    Sunbelt Therapy................    Feb. 1996         544          568         5,942        5,725
    Franciscan Enumclaw............    Aug. 1996       2,060        2,294         3,860        4,313
    Franciscan Walla Walla.........    Aug. 1996         969          999         1,371        1,507
    Other acquisitions (1).........    July 1996       2,136        2,096         3,837        3,813
                                                      ------       ------       -------      -------
                                                      $5,709       $5,957       $20,263      $20,775
                                                      ======       ======       =======      =======

- ---------------

(1) Represents less than 10% of Unison pro forma net income.

     (l) Operating lease pro forma adjustments represent adjustments to the pre-lease operating results of the facilities identified in note (k). The historical results have been adjusted to include the lease expense incurred by Unison, elimination of management fee income to Unison and elimination of the lessor's depreciation, interest expense and management fees.

     (m) Effective as of February 1, 1996, Unison purchased 90% of the outstanding common stock of Sunbelt. In consideration for the $3,600,000 purchase price, Unison paid cash in the amount of $800,000, issued promissory notes in the aggregate amount of $1,000,000 (the "Sunbelt Notes") and issued subordinated convertible debentures in the aggregate amount of $1,800,000 (the "Sunbelt Debentures"). The Sunbelt Notes and Sunbelt Debentures bear interest at 10.0%, which amounts to approximately $23,000 for the one month ended January 31, 1996, $140,000 for the six months ended June 30, 1995 and $280,000 annually. The Sunbelt Notes and Sunbelt Debentures are convertible at the option of the holder into shares of Unison Common Stock based on the average market price (85% of the average market price with respect to the Sunbelt Notes) of Unison's stock for the 20 trading days prior to the date of conversion. The effect of the conversion of the Sunbelt Notes and Sunbelt Debentures is not included in the calculation of historical or pro forma net income per share because the effect is antidilutive.

     (n) To record amortization of goodwill related to the acquisition of Sunbelt. Under the purchase method of accounting, assets acquired and liabilities assumed were recorded at the estimated fair value. The excess of the $3,600,000 purchase price over the net assets acquired was recorded as goodwill in the amount of $3,433,000 and amortized over 40 years. Such amortization amounts to approximately $7,000 for the one month ended January 31, 1996, $43,000 for the six months ended June 30, 1995 and $86,000 annually.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (o) The following table summaries the operating results for Signature, as follows:

                                                         SIX MONTHS ENDED      SIX MONTHS ENDED
                                                           JUNE 30, 1996       DECEMBER 31, 1996
                                                        REVENUES   EXPENSES   REVENUES   EXPENSES
                                                        --------   --------   --------   --------
    Signature Health Care.............................   $12,848    $13,388    $24,410    $24,517
    Signature Affiliates..............................     9,404      8,071      8,640      7,935
                                                         -------    -------    -------    -------
                                                         $22,252    $21,459    $33,050    $32,452
                                                         =======    =======    =======    =======

     (p) Represents the combined income statements of Ampro and Memphis, as follows:

                                        SIX MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                   1996                           1995
                                       ----------------------------   ----------------------------
                                                          PRO FORMA                      PRO FORMA
                                       AMPRO    MEMPHIS   COMBINED    AMPRO    MEMPHIS   COMBINED
                                       ------   -------   ---------   ------   -------   ---------
    Revenues:
      Net patient....................  $   --     $ --      $   --    $   --     $ --      $   --
      Other..........................   3,088      474       3,562     3,225      419       3,644
                                       ------     ----      ------    -----      ----      ------
              Total revenues.........   3,088      474       3,562     3,225      419       3,644
    Expenses:
      Wages and related..............   1,341      173       1,514     1,273      145       1,418
      Other operating................   1,309      184       1,493     1,359      186       1,545
      Rent...........................      37       14          51        40       15          55
      Interest.......................      56       --          56        19       --          19
      Depreciation and
         amortization................      81       17          98       112       23         135
                                       ------     ----      ------    ------     ----      ------
              Total expenses.........   2,824      388       3,212     2,803      369       3,172
                                       ------     ----      ------    ------     ----      ------
    Income before income taxes.......     264       86         350       422       50         472
    Income tax expense...............      94       24         118       143       14         157
                                       ------     ----      ------    ------     ----      ------
    Net income.......................  $  170     $ 62      $  232    $  279     $ 36      $  315
                                       ======     ====      ======    ======     ====      ======

                                       YEAR ENDED DECEMBER 31, 1995   YEAR ENDED DECEMBER 31, 1994
                                       ----------------------------   ----------------------------
                                                          PRO FORMA                      PRO FORMA
                                       AMPRO    MEMPHIS   COMBINED    AMPRO    MEMPHIS   COMBINED
                                       ------   -------   ---------   ------   -------   ---------
    Revenues:
      Net patient....................  $   --     $ --      $   --    $   --     $ --      $   --
      Other..........................   6,421      782       7,203     5,152      848       6,000
                                       ------     ----      ------    ------     ----      ------
              Total revenues.........   6,421      782       7,203     5,152      848       6,000
    Expenses:
      Wages and related..............   2,913      321       3,234     2,119      326       2,445
      Other operating................   2,864      392       3,256     2,159      401       2,560
      Rent...........................      79       29         108        77       30         107
      Interest.......................     118       --         118        63       --          63
      Depreciation and
         amortization................     194       68         262       147       87         234
                                       ------     ----      ------    ------     ----      ------
              Total expenses.........   6,168      810       6,978     4,565      844       5,409
                                       ------     ----      ------    ------     ----      ------
    Income (loss) before income
      taxes..........................     253      (28)        225       587        4         591
    Income tax expense (benefit).....      86       (4)         82       170        1         171
                                       ------     -----     ------    ------     ----      ------
    Net income (loss)................  $  167     $(24)     $  143    $  417     $  3      $  420
                                       ======     ====      ======    ======     =====     ======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                                YEAR ENDED DECEMBER 31, 1993
                                                                ----------------------------
                                                                                   PRO FORMA
                                                                AMPRO    MEMPHIS   COMBINED
                                                                ------   -------   ---------
    Revenues:
      Net patient.............................................  $   --    $  --     $    --
      Other...................................................   4,190      865       5,055
                                                                ------   -------   ---------
              Total revenues..................................   4,190      865       5,055
    Expenses:
      Wages and related.......................................   1,872      362       2,234
      Other operating.........................................   1,681      403       2,084
      Rent....................................................      77       30         107
      Interest................................................      33       --          33
      Depreciation and amortization...........................      81       69         150
                                                                ------   -------   ---------
              Total expenses..................................   3,744      864       4,608
                                                                ------   -------   ---------
    Income before income taxes................................     446        1         447
    Income tax expense........................................     197       --         197
                                                                ------   -------   ---------
    Net income................................................  $  249    $   1     $   250
                                                                ======   =======   ========

     (q) To record interest income on approximately $19,163,000 of excess proceeds from the issuance of subordinated notes at an assumed interest rate of 5%.

     (r) To eliminate management fees paid by Signature to Yankee Creek Management Company, LLC, which is wholly owned by Messrs. Kremser and Filkoski, net of estimated incremental operating costs incurred by Unison, as follows:

                                                      SIX MONTHS ENDED
                                                          JUNE 30,
                                                      -----------------        YEAR ENDED
                                                       1996       1995      DECEMBER 31, 1995
                                                      ------     ------     -----------------
                                                                  (IN THOUSANDS)
    Signature management fees.......................  $4,608     $2,052     $4,244     $4,726
    Less incremental operating expenses.............     278        278        278        556
                                                      ------     ------     ------     ------
                                                      $4,330     $1,774     $3,966     $4,170
                                                      ======     ======     ======     ======

     (s) To record interest expense on the $100,000,000 principal amount of Senior Notes at an estimated rate of 10.25%, net of repayments, as follows:

                                                                     SIX MONTHS     ANNUAL
                                                                     ----------     -------
                                                                         (IN THOUSANDS)
    Interest on subordinated notes.................................    $5,125       $10,250
    Less interest on refinanced debt...............................       973         1,947
                                                                     ----------     --------
                                                                                        ---
    Net increase in interest expense...............................    $4,152       $ 8,303
                                                                     ==========     ===========

     (t) To record additional depreciation expense related to the adjustment to property and equipment set forth in note (d). The $5,000,000 asset will be amortized over the estimated useful life of 20 years.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (u) To record amortization of the intangible assets described in note (d), as follows:

                                                                      SIX MONTHS     ANNUAL
                                                                      ----------     ------
                                                                         (IN THOUSANDS)
    Amortization of goodwill:
      Signature.....................................................    $  266       $  532
      Rehab West....................................................        66          131
    Amortization of lease operating rights -- Signature Merger
      (35 years)....................................................       495          991
    Amortization of deferred financing costs -- Senior Notes
      (10 years)....................................................       190          380
    Elimination of Signature historical amortization................      (105)        (366)
                                                                      ---------      -------
                                                                                        ---
              Total.................................................    $  912       $1,668
                                                                      =========      ==========

     (v) To record amortization of the payment to the former BritWill stockholders described in note (c). The $1,750,000 payment was added to lease operating rights and is being amortized over 25 years. Amortization expense amounts to $35,000 for the six-month period and $70,000 annually.

     (w) On August 10, 1995, Unison purchased all of the outstanding common stock of BritWill, a long-term care company operating approximately 28 facilities located in Texas and Indiana (the "BritWill Acquisition"). In connection with the BritWill Acquisition, other operating expenses have been reduced to give effect to the following estimated annual cost savings to be realized (in thousands):

        Elimination of duplicate corporate compensation and benefits........  $  710
        Reduction of insurance costs........................................     300
        Reduction of corporate office rent and operating costs..............     468
        Other...............................................................      22
                                                                              -------
                                                                                 ---
                                                                              $1,500
                                                                              ==========

     (x) To record amortization of a lease liability incurred in connection with the BritWill Acquisition. The lease liability represents the excess of the value of BritWill's lease obligations over market lease rates, based on independent appraisals. Amortization expense related to the lease liability amounts to approximately $188,000 annually.

     (y) To record interest on debt incurred to acquire BritWill. In connection with the BritWill Acquisition, Unison issued an $8,000,000 senior subordinated note bearing interest initially at 8.0%, or $640,000 annually. Interest expense related to other debt obligations was reduced by $147,000 based on the anticipated replacement of the accounts receivable sales program with BritWill's receivables financing program.

     (z) Under the purchase method of accounting, the BritWill assets acquired and liabilities assumed were recorded at the estimated fair value as determined by an independent appraisal. The excess of the purchase price over the fair value of net assets acquired is being amortized over 40 years, the noncompete agreement and assembled work force intangible assets are being amortized over five years, and the lease operating rights intangible assets are being amortized over the respective lease terms, not to exceed 25 years. Such amortization is approximately $2,007,000 annually. Amortization expense was reduced by $830,000 annually to eliminate BritWill's historical amortization of intangible assets.

NOTE 2.  INCOME TAXES

     Estimated provisions for income taxes related to pro forma adjustments are based on an assumed combined federal and state income tax rate of 40%.

       UNISON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     Unison's statements regarding its potential for growth and liquidity and capital resources are forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on the assumptions set forth in this discussion and analysis of financial condition and results of operations. While Unison believes that such assumptions are reasonable, any of such assumptions could prove to be inaccurate. Important factors which could cause actual growth and liquidity and capital resources to vary from the discussion herein are set forth in such discussions and include without limitation the factors discussed in "Risk Factors" and "Business of Unison." GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. Unison disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

     The following material should be read in conjunction with Unison's Consolidated Financial Statements and related notes thereto for the years ended December 31, 1995, 1994 and 1993 and the Condensed Consolidated Financial Statements and related notes thereto for the six months ended June 30, 1996 and 1995. All references in this discussion and analysis to years are to fiscal years ended December 31 of such year.

RECENT AND PENDING ACQUISITIONS

     On March 28, 1996, Unison entered into a definitive purchase and sale agreement for the acquisition, effective February 1, 1996, of 90% of the common stock of four rehabilitation therapy centers (collectively, "Sunbelt Therapy") (the "Sunbelt Acquisition"). The transaction was accounted for as a purchase. In August 1995, Unison acquired BritWill Healthcare Company ("BritWill"), a long-term care company operating 28 facilities in Texas and Indiana (the "BritWill Acquisition"). The transaction was accounted for as a purchase. See
Note 3 of Notes to Condensed Consolidated Financial Statements.

     On July 3, 1996, Unison, through a newly formed wholly owned subsidiary, entered into an Agreement and Plan of Merger (the "Ampro Agreement") with American Professional Holding, Inc. ("Ampro"). In the merger, the outstanding shares of Ampro Common Stock will be converted into the right to receive that number of shares of Unison Common Stock obtained by dividing 521,000 by the number of issued and outstanding shares of Ampro prior to the effective time of the Merger. Unison also entered into an Agreement and Plan of Merger (the "Memphis Agreement") with Memphis Clinical Laboratory, Inc. ("Memphis"). In the merger, three shareholders who own approximately 35% of the outstanding shares of Memphis will receive pro rata portions of 19,000 shares of Unison Common Stock and the holder of the remaining shares of Memphis will receive cash in the estimated amount of $240,000 and a promissory note in the amount of $250,000. The Ampro Agreement and the Memphis Agreement are mutually contingent and subject to shareholder approvals. The mergers will be accounted for as "poolings-of-interest."

     Effective August 1, 1996, Unison acquired the leasehold rights to two skilled nursing facilities located in the State of Washington with an aggregate of 222 beds. These facilities were previously operated by Unison under a management contract. See Note 7 of Notes to Condensed Consolidated Financial Statements.

     On August 2, 1996, the Company entered into agreements for the acquisition of Signature Health Care Corporation ("Signature Health Care") and four affiliated companies, Douglas Manor, Inc. ("Douglas"), Safford Care, Inc. ("Safford"), Arkansas, Inc. ("Arkansas"), and Cornerstone Care, Inc. ("Cornerstone") and collectively with Signature Health Care, Douglas, Safford and Arkansas ("Signature"). Signature operates 13 long-term care facilities in Colorado and Arizona. Through mergers with each of the Signature companies and newly formed wholly owned subsidiaries of the Company, each of the Signature companies will become wholly owned subsidiaries of Unison. Outstanding shares of Signature Health Care will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $10.2 million and shares of Unison Common Stock equal to approximately $20.0 million. Outstanding shares of Douglas, Safford, Arkansas and Cornerstone will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $28.0 million in the aggregate. The merger agreements are subject to regulatory and shareholder approval. The mergers will be accounted for as purchases. It is a condition to the closing of the

Signature Mergers that Unison have entered into a definitive agreement for the acquisition of RehabWest, Inc. for approximately $5.5 million and subject to other terms that are satisfactory to Unison and to the owners of RehabWest. The principal creditors of RehabWest are David Kremser and John Filkoski, who sold RehabWest to its employees in March 1996. As of the date hereof, Unison has not reached an agreement for the acquisition of RehabWest.

RESULTS OF OPERATIONS

     The following table summarizes selected operating statistics of Unison and its subsidiaries.

                                                      AT JUNE 30,           AT DECEMBER 31,
                                                     --------------     -----------------------
                                                     1996      1995     1995      1994     1993
                                                     -----     ----     -----     ----     ----
    Leased Facilities:
      Number of facilities.........................     42      13         43      11        2
      Number of licensed beds:
         Long-term care............................  3,787     780      3,872     631       74
         Assisted and independent living...........    134     104        112     104       30
    Managed Facilities:
      Number of facilities.........................      8       9         10       9        5
      Number of licensed beds......................    892     990      1,096     990      612
    Institutional Pharmacies:
      Number of outlets............................      2      --          1      --       --
      Nonaffiliated facilities served..............     31      --         17      --       --
    Therapy Services:
      Nonaffiliated entities served................     44      --         --      --       --

     The following table identifies Unison's sources of net operating revenues.

                                                        SIX MONTHS
                                                           ENDED
                                                         JUNE 30,             DECEMBER 31,
                                                       -------------     ----------------------
                                                       1996     1995     1995     1994     1993
                                                       ----     ----     ----     ----     ----
    Percentage of total revenues
      Long-term care.................................  89.5%    99.4%    97.9%    100 %    100 %
      Therapy contracts..............................   5.1       --       --      --       --
      Pharmacies.....................................   4.2       --      1.1      --       --
      Medicare Part B billing and supply.............   1.2       .6      1.0      --       --
                                                       ----     ----
                                                       ----     ----              ---      ---
         Total.......................................   100%     100%     100%
                                                                                  100 %    100 %
                                                       ======== ========
                                                                                  ===      ===

     Unison's revenues fluctuate from facility to facility based on various factors, including total capacity, occupancy rates, reimbursement systems and rates among the payor categories, payor mix and the scope and utilization of Unison's ancillary services. Medicare patients generate the highest revenue per patient day, although profitability is not always increased due to the additional costs associated with the higher level of care required by such patients. In general, private pay sources are more profitable to Unison than governmental reimbursement sources. Unison generally derives a higher profit margin from ancillary services than from basic nursing services.

     Data for nursing center operations with respect to sources of net patient revenues by payor type are set forth below (long-term care only).

                                                    SIX MONTHS
                                                       ENDED
                                                     JUNE 30,         YEAR ENDED DECEMBER 31,
                                                   -------------     -------------------------
                                                   1996     1995     1995      1994      1993
                                                   ----     ----     -----     -----     -----
    Medicaid...................................    51.8%    57.2%     55.9%     58.5%     82.8%
    Medicare...................................    32.4     23.2      26.9       9.1       3.4
    Private and other..........................    15.8     19.6      17.2      32.4      13.8

UNISON HISTORICAL

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     In the six months ended June 30, 1996, Unison realized net income of $1.3 million compared to a loss of $53,000 in the prior year period. Income before taxes amounted to $2.2 million in the current six-month period compared to a loss of $52,000 in the prior year. Net operating revenues were $65.0 million in the 1996 period compared to $13.4 million in the prior year. The increase in net operating revenues is primarily attributable to revenues from patient services which increased from $12.4 million in the 1995 period to $63.4 million in the current six-month period. The increase is the result of (i) the increase in the number of leased facilities operated; (ii) the acquisitions of institutional pharmacies and Sunbelt Therapy; and (iii) an increase in Unison's quality mix to 48.2% for the six months ended June 30, 1996 compared to 42.8% in the prior year period.

     Wages and related expense increased from $7.5 million to $32.4 million in the six months ended June 30, 1996 due primarily to the increase in the number of leased facilities operated. Wages and related expense as a percentage of revenues decreased from 55.7% in 1995 to 49.9% in the 1996 period as a result of operating efficiencies.

     Other operating expenses increased from $4.6 million to $21.2 million in the 1996 period. The increase is due primarily to acquisitions. Other operating expenses as a percentage of revenues amounted to 32.6% in 1996 compared to 34.1% in the 1995 period.

     Rent expense increased from $1.2 million in the 1995 period to $6.7 million in the current period. The increase is due primarily to the increase in the number of leased facilities operated. Rent expense as a percentage of revenues increased from 8.6% to 10.2% in the current period.

     Interest expense amounted to $1.5 million in the current period compared to $183,000 in 1995. The increase is the result of debt incurred and assumed in connection with acquisitions as well as increases in borrowings under lines of credit. See "-- Liquidity and Capital Resources." Interest expense as a percentage of revenues increased from 1.4% in the 1995 period to 2.2% in the current year period.

     Depreciation and amortization expense increased from $88,000 in 1995 to $1.1 million in the current period. The increase is due primarily to the increase in goodwill and lease operating rights associated with acquisitions. Depreciation and amortization expense as a percentage of revenues increased from
 .7% in the 1995 period to 1.6% in 1996.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

     Revenues. Revenues increased from $12.4 million in 1994 to $61.3 million in 1995, an increase of 394%. The increase is primarily attributable to revenues from patient services which increased from $11.1 million in 1994 to $57.7 million in 1995. Patient days increased from 140,153 in 1994 to 613,316 in 1995. Of this growth in patient revenues and census, 90% is attributable to acquisitions. Unison operated five leased nursing facilities at December 31, 1994 compared to 38 leased nursing facilities at December 31, 1995. The revenues related to the 28 facilities acquired from BritWill are included in Unison's results of operations for periods subsequent to July 31, 1995. Management fees and other revenue increased from $1.3 million in 1994 to

$3.5 million in 1995 as a result of an increase in management agreements from six facilities in 1994 to 12 facilities during 1995 (with eight facilities under such management agreements at December 31, 1995).

     Wages and Related. Wages and related expense increased from $7.1 million in 1994 to $31.8 million in 1995, an increase of 345%. The increase in wages and related expense is primarily attributable to the increase in the number of leased facilities operated. Wages and related expense as a percent of revenues decreased from 57.6% in 1994 to 51.9% in 1995 as a result of operating efficiencies.

     Other Operating. Other operating expenses increased from $3.9 million in 1994 to $20.8 million in 1995, an increase of 433%. The increase is attributable to an increase in the number of facilities operated. Other operating expenses as a percent of revenues increased from 31.4% in 1994 to 33.9% in 1995.

     Rent Expense. Rent expense increased from $1.3 million in 1994 to $6.6 million in 1995, an increase of 406%. The increase is primarily a result of the increase in the number of leased facilities from five leased facilities in 1994 to 10 during the first seven months of 1995 and an additional 28 facilities from the BritWill acquisition for the last five months of the year. Rent expense as a percent of patient revenues increased from 10.5% in 1994 to 10.7% in 1995.

     Interest Expense. Interest expense increased from $84,000 in 1994 to $1.1 million in 1995. The increase is primarily attributable to the agreement entered into in April 1995 to sell the Company's accounts receivable and additional indebtedness assumed in connection with the BritWill Acquisition. Interest expense as a percent of revenues increased from 0.7% in 1994 to 1.7% in 1995.

     Depreciation and Amortization Expense. Depreciation and amortization expense increased from $51,000 in 1994 to $1.0 million in 1995. The increase is due primarily to the amortization of goodwill and lease operating rights attributable to the increase in leased facilities, related equipment purchases and leasehold improvements. Depreciation and amortization expense as a percent of revenues increased from 0.4% in 1994 to 1.7% in 1995.

     Income/Loss before Income Taxes and Net Loss. Income before income taxes amounted to $24,000 in 1995 compared to a loss of $79,000 in 1994. There was no tax benefit provided for the 1994 loss since a valuation reserve was established for such future tax benefit. Net loss amounted to $26,000 in 1995 compared to a loss of $80,000 in 1994.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

     Revenues. Revenues increased from $1.9 million in 1993 to $12.4 million in 1994, an increase of 534%. The increase is primarily attributable to an increase in the number of facilities, which caused revenues from patient services to increase from $1.1 million in 1993 to $11.1 million in 1994. As a result of the additional lease agreements, patient days increased from 14,053 in 1993 to 140,153 in 1994. Of this change, more than 90% was attributable to acquisitions. Management fees and other revenue increased from $880,000 in 1993 to $1.3 million in 1994 as a result of improved financial conditions at the existing managed facilities as well as an increase in the number of facilities managed by Unison.

     Wages and Related Expenses. Wages and related expenses increased from $1.5 million in 1993 to $7.1 million in 1994, an increase of 391%. The increase in wages and related expenses is primarily attributable to the increase in leased facilities. Wages and related expenses as a percent of revenues decreased from 74.4% in 1993 to 57.6% in 1994.

     Other Operating. Other operating expenses increased from $545,000 in 1993 to $3.9 million in 1994, an increase of 616%. The increase is primarily attributable to the increase in leased facilities. Other operating expenses as a percent of revenues increased from 27.9% in 1993 to 31.4% in 1994.

     Rent Expense. Rent expense increased from $99,000 in 1993 to $1.3 million in 1994. The increase is primarily attributable to the increase in leased facilities. Rent expense as a percent of revenues earned in connection with the leasing arrangements has increased from 5.1% in 1993 to 10.5% in 1994.

     Interest Expense. Interest expense increased from $11,000 in 1993 to $84,000 in 1994, an increase of 664%. The increase in interest expense is primarily attributable to borrowings under a line of credit amounting to $950,000. Interest expense as a percent of revenues increased from 0.6% in 1993 to 0.7% in 1994.

     Depreciation and Amortization Expense: Depreciation and amortization expense increased from $7,000 in 1993 to $51,000 in 1994, an increase of 629%. The increase in depreciation and amortization expense is primarily attributable to the increase in equipment and leasehold improvements purchased as a result of the increase in the number of leased facilities. Depreciation and amortization expense as a percent of revenues remained constant at less than 0.4% in 1993 and 1994.

     Loss before Income Taxes and Net Loss. Loss before income taxes improved from a loss of $161,000 in 1993 to a loss of $79,000 in 1994. There was no tax benefit provided for the losses since a valuation reserve was established for such income tax benefits in 1993 and 1994. Net loss improved from a loss of $141,000 in 1993 to a loss of $80,000 in 1994.

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), requires that impairment losses be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets to be disposed of. The adoption of SFAS 121 in the first quarter of 1996 has not materially impacted the Company's financial statements.

BRITWILL HISTORICAL

Overview

     BritWill's long-term care facilities derived 28.6% of resident care revenue from Medicare and ancillary services for the seven months ended July 31, 1995 compared to 18.8% in the comparable 1994 period. For the year ended December 31, 1994, 17.6% of resident care revenue was derived from Medicare and ancillary services compared with 5.0% for the year ended December 31, 1993, reflecting the industry trend toward providing ancillary and specialty care services. BritWill expects the industry trend towards providing niche services to continue as state budgets for Medicaid, in particular, continue to face financial stress. BritWill is taking steps to prepare itself for survival in a reformed health care environment by diversifying into assisted living programs and subacute care. As managed care organizations continue to limit hospitalization costs, the ability of long-term care facilities to provide increasing levels of care at lower costs than acute care hospitals provides an avenue to increase census. In addition, BritWill plans to bring certain sub-contracted ancillary services in-house, including pharmacy and rehabilitative therapy to enhance overall ancillary margins.

     During the periods discussed below, BritWill's results of operations have been affected by certain industry trends, changing components of total revenue and, to some extent, changes in BritWill's debt structure. BritWill's results of operations have also been impacted by acquisitions in each of the periods discussed.

Seven Months Ended July 31, 1995 Compared to Seven Months Ended July 31, 1994

     Revenues. Revenues increased from $29.9 million in 1994 to $38.9 million in 1995, an increase of 30.1%. These increases are primarily attributable to the expansion of Medicare services; there were 15 facilities in the Medicare program in the first seven months of 1994 compared to 24 in 1995. Medicare and ancillary revenue were 7.0% and 7.0%, respectively, of patient revenues in 1994 compared to 23.0% and 6.0%, respectively, of patient revenues for 1995. Management fee revenues decreased by $120,000 or 75% due to the conversion of 2 facilities from management contracts to leases in November of 1994. However, this decrease was offset by an additional $3.2 million in patient revenues.

     Wages and Related Expense. Wages and related expense increased from $17.0 million in 1994 to $23.3 million in 1995, an increase of 37.1%. Salary and wages increased 18.4%. New leases contributed to $1.7 million of the wage increase. The remaining increase is attributable to increased staffing necessary to support the Company's increased Medicare services.

     Lease Expense. Lease expense increased from $4.7 million in 1994 to $5.2 million in 1995, an increase of 10.6% due to the addition of the 3 facilities in the fourth quarter of 1994.

     General and Administrative. General and administrative expenses increased from $3.4 million in 1994 to $3.9 million in 1995, an increase of 14.7%. This increase is primarily attributable to new leases. As a

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

percentage of revenues, general and administrative expenses declined from 11.2% of revenue in 1994 to 10.0% of revenue in 1995.

     Depreciation and Amortization. Depreciation and amortization increased from $487,000 in 1994 to $591,000 in 1995, an increase of 21.4%. This increase is attributable to additional equipment and leasehold improvements at BritWill's facilities.

     Interest Expense. Interest expense increased from $571,000 in 1994 to $906,000 in 1995, an increase of 58.7%. This increase was primarily due to additional borrowings under the revolving credit facility.

     Income (Loss) before Income Taxes and Net Income. Income before income taxes increased from a loss of $1.9 million for the seven months ended July 31, 1994 to income of $43,880 for the seven months ended July 31, 1995. This was primarily attributable to an increase in acuity of patients and an increase in Medicare patients in 1995; thus, ancillary utilization increased resulting in substantially improved performance. There was no tax benefit provided for the 1994 loss since a valuation reserve was established for such income tax benefits. Net income increased from a net loss of $1.9 million for the seven months ended July 31, 1994 to net income of $13,380 for the seven months ended July 31, 1995.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

     Revenues. Revenues increased from $32.7 million in 1993 to $54.4 million in 1994, an increase of 66.4%, primarily attributable to the acquisition of nine facility leases in Texas, primarily in the fourth quarter of 1993. In addition, in the latter half of 1994, there was a significant increase in Medicare patient days as there were more Medicare certified facilities. Management fee revenues decreased 28.1% due to the conversion of two facilities from management contracts to leases in June 1994 and two additional facilities in November. The increase in patient census was diluted by a modification in Rule 14 under the Indiana Medicaid reimbursement program. The effect of this ruling decreased revenues by $1.2 million.

     Operating Expenses. Operating expenses increased from $23.5 million in 1993 to $40.0 million in 1994, an increase of 70.2%. Facility salaries and wages increased 68.2%, attributable to new leases in Texas. Ancillary expenses increased $1.7 million due to the increase in the number of facilities participating in the Medicare program.

     Lease Expense. Lease expense increased from $5.1 million in 1993 to $8.3 million in 1994, an increase of 62.7%, due to the new leases.

     General and Administrative. General and administrative expenses increased from $3.7 million in 1993 to $6.3 million in 1994, an increase of 70.3%. This increase is primarily attributable to new leases and additional resources dedicated to expanded Medicare operations in 1994.

     Depreciation and Amortization. Depreciation and amortization increased from $704,000 in 1993 to $987,000 in 1994, an increase of 40.2%. This is primarily attributable to the amortization of leasehold rights recorded as part of the acquisition of five of the Texas facilities in December of 1994.

     Interest Expense. Interest expense increased from $385,000 in 1993 to $872,000 in 1994, an increase of 126.5%, primarily due to the payment of interest on subordinated long-term debt.

     Income/Loss before Income Taxes and Net Loss. Loss before income taxes increased from $542,155 for the year ended December 31, 1993 to $1.9 million for the year ended December 31, 1994. This was primarily attributable to an increase in supplies expense, principally ancillary costs, in 1994 which were not billable to Medicaid. There was no tax benefit provided for the losses since a valuation reserve was established for such income tax benefit. Net loss increased from $593,905 in 1993 to $2.0 million in 1994.

BritWill Liquidity and Capital Resources

     As of July 31, 1995, BritWill had working capital of $952,000 and the current ratio was 1.09 to one. Net cash provided by BritWill's operating activities during the seven months ended July 31, 1995 totaled $97,000. Capital expenditures for the seven months ended July 31, 1995 totaled $1.1 million and cash provided by financing activities totaled $1.3 million.

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

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1996, Unison had $847,000 in cash compared to $6.1 million at December 31, 1995 and $118,000 at December 31, 1994. Unison had working capital of $4.8 million at June 30, 1996 compared to working capital deficits at December 31, 1995 and 1994 amounting to $1.2 million and $866,000, respectively.

     Cash used in operations in the six months ended June 30, 1996 amounted to $4.3 million compared to cash provided amounting to $1.3 million in the prior year period. The change is due primarily to fluctuations in current assets and liabilities in the 1996 first quarter. Of this increase, $2.5 million is the result of a change in Unison's accounts receivable-backed credit facility. In March 1996, the agreement to sell accounts receivable was replaced with a line of credit secured by eligible accounts receivable. As a result, accounts receivable at June 30, 1996 include amounts which, under the sales agreement, would have been deducted from the accounts receivable balance. Cash used in operations in the year ended December 31, 1995 amounted to $1.2 million compared to $393,000 in 1994 and $114,000 in 1993. The increase is due primarily to the increase in accounts receivable and other current assets resulting from the growth in the number of facilities operated, offset in part by increases in current liabilities.

     Net cash used in investing activities amounted to $4.0 million and $326,000 in the six months ended June 30, 1996 and 1995, respectively, and $3.2 million, $744,000 and $18,000 in the years ended December 31, 1995, 1994 and 1993, respectively. Capital expenditures were $2.0 million and $236,000 in the six months ended June 30, 1996 and 1995, respectively, and $1.1 million, $371,000 and $13,000 in the years ended December 31, 1995, 1994 and 1993, respectively. Cash used in connection with acquisitions, including lease deposits, amounted to $2.0 million in the six months ended June 30, 1996 compared to $90,000 in the same period in 1995. In the year ended December 31, 1995, cash used for acquisitions totalled $2.1 million compared to $373,000 in 1994 and $5,000 in 1993.

     Net cash provided by financing activities amounted to $3.0 million in the six months ended June 30, 1996 compared to $926,000 used in the prior year period. In the year ended December 31, 1995, cash provided by financing activities amounted to $10.4 million compared to $1.2 million in 1994 and $123,000 in 1993. Net proceeds from Unison's initial public offering (the "IPO") amounted to $14.6 million of which approximately $4.1 million was used to repay notes payable to the former shareholders of BritWill, as discussed elsewhere herein.

     At June 30, 1996, the Company had $31.1 million in total debt (57.6% of total capitalization as compared with 56.3% of total capitalization at December 31, 1995), contingent payment obligations due over the next five years totaling up to approximately $21.8 million and minimum leasehold obligations totaling approximately $121.8 million over the same period. This increase in total debt is primarily attributable to an increase in the Company's working credit facilities of $12.0 million and debt issued in connection with acquisitions in the amount of $3.2 million, which increase is offset in part by the repayment of the Term Note to the agent for the former BritWill shareholders in the amount of $5.6 million and the conversion of the remainder of the Convertible Debenture into shares of Unison Common Stock. To the extent that existing resources and future earnings are insufficient to fund its activities and to repay its fixed and contingent obligations, either near term or in future years, Unison will need to raise additional funds through debt or equity financings. There can be no assurance that such financings will be available, or if available, that necessary financing will be available on terms favorable to Unison and its stockholders.

     By agreement finalized in April 1996, but providing for effectiveness as of August 10, 1995 (the "Purchase Modification"), which was modified in August 1996 in the name described below, Unison, BritWill and the agent for the former holders of BritWill shares immediately prior to the acquisition of BritWill by Unison (the "Former BritWill Shareholders") amended the BritWill purchase agreement and Unison's related promissory notes and other obligations to the Former BritWill Shareholders in the following principal respects: (a) The fixed purchase price for the BritWill stock and the principal amount of the related subordinated promissory note to the Former BritWill Shareholders (the "Subordinated Note") were reduced by $5.5 million. In addition, the interest rate applicable to the outstanding balance of the Subordinated Note for each interest period throughout its term was reduced by 400 basis points (initially from 12% to 8% per annum); (b) Unison's contingent payment obligations to the Former BritWill Shareholders were increased by

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

the amount of the payment reductions resulting from the changes described in clause (a) above. The contingent payment obligations are subject to the achievement of specified consolidated revenue conditions. Upon the occurrence of certain events, the contingent payment obligations could be converted into fixed payment obligations. Thereafter, the fixed payment obligations could be accelerated in certain events; (c) the fixed purchase price for the BritWill stock and the principal amount of the related three-year promissory note to the Former BritWill Shareholders (the "Term Note") were increased by approximately $100,000. At the same time, the period during which no interest accrued on the Term Note was extended to January 2, 1996 (the date on which Unison repaid the Term Note in full); (d) the parties agreed that based upon Unison's consolidated balance sheet as of December 31, 1996, Unison's contingent payment obligation due in June 2000 to the Former BritWill Shareholders will be reduced by up to $1.4 million (the "Reduction Amount") if Unison is unable to collect or establish the collectability of certain accounts receivable that were owned by BritWill when it was acquired by Unison and were adjusted downward in the purchase allocation of the BritWill Acquisition. The Reduction Amount, however, will be subject to being "earned back" and paid to the Former BritWill Shareholders if Unison achieves specified quarterly revenue conditions during 1997 and thereafter.

     The principal immediate effect of the Purchase Modification is to decrease Unison's fixed burden and interest expense (with a corresponding increase in its income for financial reporting and tax purposes) and to increase its contingent obligations by a like amount. The Purchase Modification had no effect on the timing or amount of payments to the Former BritWill Shareholders during 1995. The Purchase Modification may reduce or delay future payment obligations to the Former BritWill Shareholders if the specified revenue conditions for the contingent payments are not satisfied, but under no circumstances can the changes increase the total amounts owing from, or accelerate the due dates of payments by, Unison to the Former BritWill Shareholders over the amounts and to earlier due dates than those that could apply under the same circumstances if the Purchase Modification had not occurred. The specified revenue conditions in the Purchase Modification do not represent a forecast or projection of any kind or for any purpose and should not be relied upon as such. The changes included in the Purchase Modification resulted in an increase in pretax income of $484,000 for the year ended December 31, 1995. Absent the Purchase Modification, Unison's consolidated pretax loss for the year ended December 31, 1995 would have been $459,685. Copies of the Modification Agreement, the Contingent Payment Agreement and the restated Subordinated Notes are attached as exhibits to this report and are incorporated herein. The foregoing summary of the Purchase Modification is qualified in its entirety by this reference to such documents.

     By the modification to the Purchase Modification finalized in August 1996, but providing for effectiveness as of August 10, 1995, Unison, BritWill and the Former BritWill Shareholders amended the Purchase Modification in the following principal respects: (a) upon any debt or equity financing of $100.0 million or more (including the proposed $100.0 million placement of Senior Notes), the Former BritWill Shareholders agreed that Unison would not be obligated to pay more than one-half of the outstanding aggregate amount of the Subordinated Note and the principal portion of the contingent payments, and that Unison would not be obligated to make any such payment prior to January 1, 1997; provided, however, that if Unison does not pay such amounts in full upon such a financing, the Former BritWill Shareholders will be deemed to have earned back all of the Reduction Amount; and (b) the rate at which the Former BritWill Shareholders could earn back the Reduction Amount was increased.

     The obligations and notes associated with the BritWill Acquisition, after the Purchase Modification, include the following: (i) the $7.0 million Convertible Debenture, which has been converted in full into Unison common stock; (ii) the $8.0 million Subordinated Note, as amended, payable in monthly installments of $54,000 of interest only at the rate of 8.0% for the first 18 months, and monthly payments of principal and interest of $76,000 to $117,000 for the next 42 months at 8.0% to 10.0%. The Subordinated Note requires that the Company maintain (a) specified ratios of operating cash flows to current obligations increasing over time; (b) a specified ratio of current assets to current liabilities; and (c) cash and unencumbered credit facilities of minimum levels. At March 31, 1996, Unison was in compliance with these requirements. The entire remaining principal balance outstanding under the Subordinated Note and all unpaid interest are due and payable upon the earlier to occur of either August 9, 2000 or the completion of any secondary public or private

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

debt or equity offering of at least $10.0 million; (iii) the $5.6 million Term Note which was repaid on January 2, 1996; (iv) a $3.4 million note which was repaid from the proceeds of Unison's IPO; in December 1995; (v) scheduled contingent monthly payments, as amended, through August 2000 of $144,0000 to $225,000 are required upon attainment of specified revenues and will be added to leasehold rights when and if paid; and (vi) a contingent payment of $11.5 million (subject to adjustment pursuant to the Purchase Modification) is due August 9, 2000 (or earlier in the event of certain securities offerings, or under certain circumstances) if revenues during the 12 months ending June 30, 2000 exceed $150.0 million, which will also be added to leasehold rights when and if paid. If a default occurs on any one or more of the above obligations, after the expiration of all applicable cure periods with respect to any of the above, all of the liabilities become due and payable. In order to meet the terms of the above obligations, specifically the Subordinated Note, Unison expects that it will be necessary to seek outside financing through an offering of debt or equity securities or similar outside financing arrangement. There can be no assurance, however, that such financing will be available to Unison, or, if available, on terms favorable to Unison. In addition, Unison is required to meet a series of financial covenants and conditions related to existing leases and financing assumed with the BritWill Acquisition, including maintenance of specified operating ratios, levels of working capital and net worth. At June 30, 1996, Unison was in compliance with these covenants.

     In March 1996, Unison refinanced its existing revolving credit lines with a new $10.0 million revolving credit facility. Borrowings under the credit facility bear interest at the prime rate plus 2% (10.25% at March 31, 1996) and are secured by Unison's eligible accounts receivable. At June 30, 1996, borrowings under this credit facility amounted to $8.7 million. Further, in August 1996, Unison entered into a $1.0 million line of credit secured by its ancillary accounts receivable with the same lender. This new line is being accounted for as a sale of receivables. Unison also executed unsecured promissory notes with a lessor in the amount of $4.0 million with interest payable at 10.25% to 10.75%. The notes are guaranteed by Jerry M. Walker, Unison's President.

     In May 1996, Unison executed a promissory note payable to the agent for the Former BritWill Shareholders in the amount of $1.0 million. Interest is payable at 12.0% and the note is due on demand after 30 days from issuance. On August 30, 1996, Unison repaid $500,000 of the outstanding principal from the proceeds of the Imperial Loan described below. In June 1996, Unison also entered into an agreement allowing Unison to lease equipment in the aggregate amount of $921,000. The lease term is for three years and the effective interest rate is 11.47%. At June 30, 1996, borrowings under this agreement amounted to $648,000. Unison is negotiating for two more lease lines. The first of these lines would be in the amount of $450,000, with a three year term, and would be used for furniture and fixtures. The second of these lines would be in the amount of approximately $1.5 million, with a four or five year term, at Unison's option, and would be used principally for computer hardware and software. Completion of negotiations for these two lines cannot be assured.

     In August 1996, Unison entered into a short term loan agreement with Imperial Bank providing for up to $7.5 million of borrowings (the "Imperial Loan") and drew $5 million of this amount. Another $2.5 million is expected to be drawn in October. The loans bear interest at the rate of 9.75% per annum and are due in February 1997. Among other covenants, the Imperial Loan requires a minimum debt coverage ratio and level of net worth. Unison has issued or will issue stock purchase warrants for an aggregate of 300,000 shares in conjunction with the Imperial Loan, which is also convertible into Unison Stock at a discount in the event of a loan default.

     In August 1996, Unison also delivered to one of its suppliers a $771,005 promissory note bearing interest at the rate of 9% per annum and requiring monthly installments of principal and interest until May 1997 or earlier in the event of a public or private sale of Unison equity securities (the"Red Line Note"). The Red Line Note was issued in satisfaction of certain accounts payable and is convertible into Unison Common Stock at a discount in the event of a loan default.

     Unison intends to finance a substantial portion of its growth through sale/leaseback transactions with REITs, financial institutions and private and other investors. Continued expansion, including the acquisition of Signature and the cash consideration in the acquisition of Memphis, and the repayment of the $11.5 million

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

contingent payment and Subordinated Note in August 2000 will require a substantial, additional public or private placement of equity or debt securities. Unison may also make use of traditional long-term debt, including publicly issued debt, to finance development. Unison will continue to require new services of working capital as acquisitions are completed and Unison continues to expand its existing business. Unison is currently negotiating with several lenders to increase the availability of working capital for continuing operations, to fund acquisitions and to decrease the cost of existing borrowings. There can be no assurance that any such financing will be available to Unison or, if available, that the terms will be acceptable to Unison. If Unison is unable to obtain such financing on acceptable terms, it may be unable to achieve its growth and development goals.

     In January 1996, Unison acquired an institutional pharmacy in Indiana for $200,000 in cash and a note in the amount of $400,000.

     On March 28, 1996, Unison entered into a definitive purchase and sale agreement for the acquisition, effective as of February 1, 1996, of 90% of the outstanding common stock of Sunbelt Therapy. In consideration for the stock of Sunbelt Therapy, Unison paid $800,000 in cash, issued term notes for $1.0 million in the aggregate (the "Notes") and issued subordinated convertible debentures totaling $1.8 million (the "Debentures"). In addition, contingent payments will be due if specified pretax income targets are achieved. The Notes and Debentures bear interest at 10%, payable quarterly beginning May 1, 1996, and are convertible into Unison common stock at the option of the holder at a conversion price equal to the average closing price (85% of the average closing price with respect to the Notes) of Unison's common stock for the 20-day trading period preceding the date of conversion. The Notes mature in equal principal amounts on February 1, 1997 and 1998, and the Debentures mature in equal principal amounts on February 1, 1997, 1997 and 1999.

     In June 1996, Unison voluntarily terminated its participation in the Medicare and Medicaid programs at its 94-bed Hillside Health Care Center in Bonner Springs, Kansas. The facility was subsequently closed. The closure of this facility is not expected to have a material impact on Unison's results of operations or financial condition.

     Unison is currently negotiating for the sale of $100.0 million of unsecured senior promissory notes (the "Senior Notes"). It is currently anticipated that the Senior Notes will bear interest at the rate of 10.25% per annum, will mature in 2006, will be secured by guarantees from Unison's existing and future subsidiaries, and will be redeemable at Unison's option beginning in 2001 at a premium that declines to par in 2005.

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

                               BUSINESS OF UNISON

INTRODUCTION

     Unison HealthCare Corporation is a provider of high quality traditional long-term and specialty health care services. Unison provides a broad range of health care services including nursing care, rehabilitation therapy, respiratory therapy and other specialized services. Subacute care includes those services provided to patients with medically complex conditions who require more than three hours per day of skilled nursing, medical supervision and access to specialized equipment and services, but do not require many of the other services provided by acute care hospitals. Unison also maintains special units with an aggregate of 495 beds designed to treat patients with specific medical conditions such as Alzheimer's, AIDS and those requiring wound management. Unison commenced operations in July 1992 as SunQuest HealthCare Corporation and changed its name to Unison HealthCare Corporation on November 14, 1995. As of August 31, 1996, Unison operated 51 facilities, consisting of 45 long-term and specialty care facilities (41 of which are Medicare certified) with 4,666 beds and six independent or assisted living facilities with 196 units in 12 states, principally in the midwest and southwest regions of the United States. Pursuant to the Signature Merger Agreements, Unison has committed (subject to the satisfaction or waiver of certain conditions) to acquire companies that operate 11 long term care facilities and two assisted living facilities in Arizona and Colorado.

     Unison has also begun providing certain ancillary services through both internally developed programs and affiliated companies. Ancillary services are those services that can be billed and reimbursed separately from routine services. In 1995, Unison established a pharmacy operation and Medicare Part B billing and supply company to provide ancillary services to both Unison operated facilities and non-affiliated health care providers. Ancillary services include physical, speech and occupational therapies, respiratory therapies and laboratory services. Effective February 1, 1996, Unison acquired four rehabilitation therapy services companies, including Henderson and Associates Physical Therapy and Sunbelt Therapy Management Services, Inc., (collectively, "Sunbelt") which provide physical, occupational and speech therapy through local outpatient clinics and long-term care facilities primarily in the southeastern United States. The rehabilitation companies also provide therapy services to seven hospitals in Alabama, Mississippi, Oklahoma and West Virginia. Pursuant to the Ampro Merger Agreement, Unison has committed to acquire (subject to the satisfaction or waiver of certain conditions) two reference laboratory companies with facilities in Texas, Missouri and Tennessee.

     Unison seeks to establish a strong competitive position in the markets it serves by providing specialty health care services and high quality long-term care. Unison continues to provide high quality health care services, as evidenced by its low deficiency rating in state regulatory compliance surveys compared with national averages. Unison continuously endeavors to improve its payor mix and growth both in specialty services and in revenue and operating profits. Unison achieved a quality mix for the year ended December 31, 1995 (defined as revenues derived from private payors, Medicare and commercial insurers) of 44% compared to 39% in 1994 and 48.2% for the six months ended June 30, 1996 compared to 42.8% for the six months ended June 30, 1995.

MARKET OVERVIEW

     Unison believes there will continue to be significant growth opportunities to provide health care services to long-term care residents in non-hospital settings, including both long-term care facilities and assisted or independent living facilities. The factors that contribute to this growth potential include the following:

     Aging Population. According to the United States Bureau of the Census, the overwhelming majority of the patients in long-term care facilities and residents in assisted or independent living facilities are over the age of 65. The number of people over the age of 65 in the United States has grown from approximately
25.8 million in 1980, or 11.3% of the population, to approximately 31.6 million in 1990, or 12.6% of the population, and is projected to increase to approximately 59.7 million, or 20% of the population, by 2025. The United States Bureau of the Census also reported that approximately 6% of the United States population between the ages of 75 and 84 and 22% of those over 84 used some form of health care services in a long-term care facility. As the United States population ages, the demand for Unison's services is expected to increase.

     Cost Containment Pressures. Governmental and private pay sources have adopted cost containment measures which encourage reduced lengths of stay in acute care hospitals. Many of the patients being discharged, in particular elderly patients, require additional skilled nursing care and specialty health care services, such as those provided by Unison. Any subsequently adopted health care reform proposals are expected to continue to emphasize the cost containment efforts included in health care reform legislation to result in early discharge of patients from the hospital setting. See "-- Government Regulation."

     Advances in Medical Technology. Sophisticated new forms of medical equipment and treatment have lengthened life expectancies, increasing the number of individuals requiring specialized care and supervision. In the past, the level of care required by many of these individuals was not generally available outside acute care hospitals. However, long-term care providers such as Unison have become a more attractive alternative to acute care hospitals in certain instances due to technological advances that have enabled long-term care providers to offer services less expensively than are provided by acute care hospitals.

     Limitations in the Supply of Long-Term Care Facilities. Many states (but not all of the states in which Unison operates) have enacted certificate of need or similar legislation which generally limit the construction of long-term care facilities and the addition of beds or services in existing facilities. Furthermore, high construction costs, limitations on government reimbursement for the full costs of construction, and start-up expenses also act to constrain growth in the numbers of facilities. Concurrently, as the demand for skilled and subacute services in long-term care facilities increases, the supply of nursing home beds will be filled by residents with the highest level of care requirements. This shift will, in turn, increase the care requirements of residents of assisted or independent living facilities. As a result, the Company believes that the supply of long-term care facilities may not grow as quickly as the demand for such facilities. See "-- Government Regulation -- Certificates of Need."

OPERATING STRATEGY

     Unison's operating strategy is to increase the revenues and profitability of the facilities it operates by (i) emphasizing the continued development and expansion of specialty health care services to treat higher acuity patients in cooperation with local hospitals and physicians; (ii) expanding the scope of ancillary services provided in Unison facilities and offered to unaffiliated operators of long term care facilities; (iii) increasing occupancy levels and improving Unison's payor mix; (iv) achieving and maintaining a high standard of regulatory compliance and patient care in each facility that Unison operates now or in the future; (v) providing independent living and assisted living opportunities which are operated in hand with Unison's care facilities; and (vi) containing costs.

     Expanding Services to Treat Higher Acuity Patients. Specialty health care services are developed in each facility in cooperation with the local medical community and are tailored to the specific needs of that community. Specialty programs are developed by marketing professionals and facility administrators working directly with local hospital discharge planners and physicians. This community approach complements Unison's decentralized management structure and differentiates Unison from other providers of long-term care and specialty services. Management feels that its approach generally is well received by the local medical community, as demonstrated by the increase in Unison's quality mix in 1995 as compared with 1994 and in the first six months of 1996 as compared with the prior year period.

     Unison's facilities currently offer a wide variety of specialty health care services, which may include: (i) intensive rehabilitation services; (ii) wound management; (iii) enteral and parenteral feeding programs; (iv) intravenous drug administration, including chemotherapy; (v) respiratory therapy; (vi) orthopaedic rehabilitation; and (vii) other specialized subacute services.

     Expanding The Scope of Ancillary Services. Unison provides ancillary services to facility residents in response to physician orders. The major ancillary services include physical, speech, and occupational therapies; pharmaceuticals; parenteral and enteral nutrition; infusion and respiratory therapies; and laboratory services. Historically, Unison has provided most of these services through contracts with third party providers, but it is increasingly offering such services through affiliated ancillary services companies, both in its own facilities and to third party operators of long term care facilities.

     Increasing Occupancy Levels and Improving the Payor Mix. Unison's marketing efforts are focused on the hospital and medical community in each market to promote higher occupancy levels and improved payor mix at its facilities and assisted or independent living centers in that particular market. Improving payor mix often means developing programs that respond to the needs of the residents in each specific payor class, which may include Medicare, private pay, managed care, active and retired United States military programs and commercial insurance payors. Unison's goal is to achieve quality mix revenue levels of 60% in its facilities. Unison defines all categories of payors other than Medicaid as "quality mix." For the year ended December 31, 1995 and for the six months ended June 30, 1996, Unison derived approximately 44% and 48%, respectively, of its revenues from payors other than Medicaid. Quality mix levels are heavily influenced by hospital discharge patterns in each market served.

     Maintaining High Standards of Regulatory Compliance and Patient
Care. Although its record is not perfect (Unison voluntarily closed one facility during 1996 due to regulatory problems), Unison believes it is an industry leader in providing quality patient care and in maintaining regulatory compliance. In the 12 states in which Unison operates long-term and specialty care facilities and independent or assisted living facilities, approximately 16% of all nursing facilities surveyed have deficiencies requiring "significant correction" as defined. Only 13% of Unison facilities surveyed as of July 30, 1996 had deficiencies cited at this level. All of Unison's 45 nursing facilities are in compliance. All of Unison's facilities have fully implemented Unison's Quality Improvement Program.

     Unison currently employs nine registered nurses under the direction of the Vice President of Clinical Operations to direct the quality improvement and regulatory compliance activities of the facilities. These nursing professionals are organized in regional teams in cooperation with the regional operations executives. Together with the facility administrators and Directors of Nursing, these professionals make up a team of nearly 110 long-term care professionals who are committed to achieving and maintaining high standards of quality improvement and regulatory compliance. With the implementation of the new Omnibus Budget Reconciliation Act of 1987 ("OBRA") regulations on July 1, 1995, aggressive regulatory compliance activities are an even more important aspect of long-term care operations. The new OBRA enforcement regulations have increased the potential penalties against skilled nursing facilities with poor regulatory compliance history and those providing substandard care. See "-- Government Regulation -- Enforcement Proceedings and Sanctions; Certification Requirements."

     Providing Independent Living and Assisted Living Opportunities. Unison believes that independent and assisted living arrangements have become an increasingly important component of the continuum of care required by older Americans. Cost containment pressures from government and private payors alike encourage discharge from long-term and specialty care facilities before residents may be fully able to care entirely for themselves. The change from the traditional family structure which cared for the sick and elderly to dual income families has increased the need for facilities that can assist such persons. Unison believes that offering services at this important level of the continuum of care enables it to maintain contacts with potential consumers of its long-term and specialty health care services and thus improve its occupancy levels and profitability. Independent living centers are not required to be licensed and are subject only to minor regulations. In most states, assisted living facilities are required to be licensed but the requirements are much less restrictive than those of skilled nursing facilities. These centers provide fewer nursing and medical services than are provided at Unison's long-term care facilities. Unison believes that the availability of health care services is one of the significant reasons that residents move to an assisted or independent living center. A complete market analysis is conducted for each of Unison's nursing centers to assess the feasibility of assisted living services to complement the continuum of care offered.

     Containing Costs. Unison believes that the increasing penetration of managed care will intensify the focus on containing costs. Unison establishes detailed operating budgets at its facilities and the administrator is responsible for adherence to these budgets. Unison provides supervisory oversight at the regional level, and regular review by members of executive management. Monitoring the performance of these budgets at the facility level has enabled Unison to maintain control over its operating costs, which has improved the operating performance of Unison's facilities.

GROWTH STRATEGY

     Unison intends to continue to grow its business by (i) selectively leasing additional long-term and specialty health care facilities in geographic clusters; (ii) developing and acquiring additional ancillary services companies; and (iii) developing in-house specialty care units within its current and future facilities. In leasing new facilities, Unison intends to focus on facilities with at least 100 licensed beds near one or more hospitals, especially in markets with population concentrations in excess of 100,000. Additional ancillary services are likely to include pharmacy services, home health care services and reference laboratory services such as those provided by Ampro and Memphis (see "Certain Information Regarding Ampro and Memphis"). Specialty units, which typically generate higher profit margins than are available from less specialized basic long-term care services, may include specialty units for Alzheimer's care, AIDS care, specialized rehabilitation services and the treatment of medically complex patients. Based on its experience, Unison believes that concentrating several long-term care facilities within strategic geographic areas provides operating efficiencies and economies of scale, better positions Unison to compete for managed care contracts, and facilitates the development of its ancillary and specialty health care services.

     Achieving Local Economies of Scale. Unison's strategy of creating clusters of facilities allows it to achieve and exploit economies of scale. These clusters of facilities -- approximately six to eight facilities in a specific area -- allow cluster-based teams of regional managers to oversee operations. The clusters eliminate the need for a large centralized infrastructure to support field operations and enable Unison to leverage management across a larger base of patient revenue. Unison is able to more efficiently monitor individual facilities, ensuring high quality patient care. Clustering facilities also enables Unison to leverage the addition of ancillary services over a larger patient base. The proposed Signature Mergers will include the acquisition of five long term care facilities in the Denver, Colorado area that fit well within this strategy of creating clusters of facilities.

     Unison believes that a substantial opportunity exists to achieve additional synergies through the combined marketing of both long-term care facilities and assisted or independent living centers, primarily because of the changing needs of Unison's residents. This strategy provides an opportunity for entry at each point in the continuum of care. Cost containment pressures will result in patients and residents changing facilities more frequently as a result of their moves up or down the continuum of care in an effort to receive the appropriate care from the most efficient provider of each level of care. Unison expects to benefit from its ability to offer continuity of care to its patients and residents. In addition, Unison believes that it will achieve synergies in its assisted and independent living center operations as the level of care provided increases in such facilities.

     Competing for Managed Care Contracts. Unison's cluster strategy positions it to compete for managed care contracts by offering a group of long-term care facilities and ancillary services in a specific geographic area. Many of the markets in which it operates facilities are just beginning to experience significant managed care penetration. A primary goal of managed care is to transition patients out of full service hospitals and into lower cost care settings, including subacute care facilities. Managed care organizations demand consistently high quality of service, and their subscribers seek a range of options when choosing a care provider. The availability of comprehensive services that span the range from independent living to subacute care will enable Unison to attract and compete effectively for managed care contracts within the entire care continuum. Although a low percentage of Unison's revenues is currently derived from managed care, senior management has significant experience in developing managed care business. Unison currently maintains managed care contracts with several managed care organizations.

     Developing In-House Ancillary and Specialty Care Services Programs. Unison recently has developed programs and established affiliated operations to provide ancillary services. One reason for developing these programs is to improve the quality of patient care by controlling the delivery of these services. In May 1995, Unison established Quest Pharmacies, Inc. ("Quest") to develop a nationwide institutional pharmacy business. Quest has acquired the pharmacy operations of Med-Shop Pharmacy in Gilmer, Texas and Indiana Prescription Lab, an institutional pharmacy in Bloomington, Indiana, and is seeking to acquire other pharmacies. As of August 26, 1996, Quest provided institutional pharmacy services to 57 long-term care facilities, including 25 Unison facilities and 32 facilities operated by others. Since March 1995 the Company has also operated a Medicare Part B billing and supply company that focuses on wound management and enteral and parenteral feeding services.

     In addition to providing services to its own long-term and specialty health care facilities, each of these ancillary providers seeks to provide services to other, unrelated long-term care providers, further expanding Unison's revenue base. In each instance, Unison identifies acquisition candidates with an existing portfolio of business which can augment the revenues available, diversify the scope of operations, and improve the quality and consistency of the services being offered by Unison.

PATIENT SERVICES

     Unison's objective is to provide a full range of long-term care services across the entire continuum of care from independent living services to subacute care services, all of which are provided primarily to the elderly. For those among the elderly requiring limited service, independent living facilities offer assistance with activities of daily living as needed. For residents in need of greater assistance, the services of an assisted living facility are necessary, where nutritional, housekeeping, and limited medical services are offered. For the elderly in need of specialized support, rehabilitation, nutrition, respiratory therapies and other treatments, skilled nursing care is often required. The innovation of specialized subacute services within skilled nursing facilities also responds to the needs of patients requiring intense and specialized treatment and rehabilitation therapy services immediately after hospitalization.

     Long-Term Care Services. Unison's long-term care facilities provide basic health care services, including room and board, dietary services, recreational therapy, social services, housekeeping, laundry and nursing services. In addition, the long-term care facilities dispense medications and otherwise follow care plans prescribed by the patient's physician. Unison's long-term care facilities are licensed by state licensing agencies and are extensively regulated at the Federal, state, and local level. Unison also provides for the delivery of specialty medical services at its facilities. See "-- Growth Strategy -- Developing In-House Ancillary and Specialty Care Services Programs."

     Assisted and Independent Living Services. Services and facilities at assisted and independent living centers include central dining facilities, limited nursing services, recreational areas, social programs, housekeeping, laundry and maintenance service, emergency call systems, special features for handicapped persons and transportation to shopping and special events. These facilities provide fewer skilled nursing and medical services than are provided at Unison's long-term care facilities. Unison believes that the availability of health care services is one of the significant reasons that residents move to an assisted or independent living center.

     Ancillary Services. Unison provides ancillary services to the residents of skilled nursing facilities in response to physician orders. The major ancillary services include physical, speech and occupational therapies, pharmaceuticals, parenteral and enteral nutrition, infusion and respiratory therapies and laboratory services. In addition, Unison has acquired two pharmacy companies and a therapy provider will continue to seek to expand ancillary services.

     Specialty Subacute Care Services. Subacute care is a major component of Unison's growth strategy. Unison provides care to patients with specialized needs through its designated units for the treatment of Alzheimer s disease, AIDS patients and others. These units are located in specially designed sections within selected facilities and are staffed by specially trained personnel. Unison operates 26 such units consisting of 231 licensed beds in Alzheimer's units, 39 beds in AIDS units and 225 beds in other specialty units, including wound management, hospice care, rehabilitation services and respiratory therapy. In addition to providing care tailored to the unique needs of patients within these units, these services include education and support to the patients' families. These units generally receive higher levels of reimbursement. The daily cost to patients for the Unison's specialty services are generally significantly less than the cost charged for similar services by acute care hospitals.

OPERATIONS

     In its role as lessee or manager, Unison is responsible for the day-to-day operation of both leased and managed facilities. These responsibilities include recruiting, hiring and training all nursing and other personnel, and directing the full scope of patient care activities that are necessary to operate the facilities. In general, these activities include direct patient care nursing services, food service, social services and resident activity programs, housekeeping and maintenance, business office services including billing and accounts receivable management, accounts payable, accounting and finance, quality assurance, and regulatory compliance at each facility.

     Organization. Unison strongly believes that long-term and specialty care facilities should be managed on a decentralized basis. This approach places direct decision making as close to the bedside as possible so that facilities will be able to better respond to the specific needs of each medical community. In order to accomplish this, Unison has created four regions, each of which is supervised by a regional vice president. The regional vice president is supported by a clinical operations specialist, a financial consultant, a regional director of marketing, and assistant regional managers and clerical personnel, all of whom are employed by Unison. Daily operations of each leased and managed facility are supervised by an on-site licensed administrator. The administrator of each facility is supported by other professional personnel, including a medical director, who assists in the medical management of the facility, a director of marketing who directs the sales and marketing efforts of the facility and a director of nursing who supervises a staff of registered nurses, licensed practical nurses and nurses aides. Other personnel include dietary staff, activities and social service staff, housekeeping, laundry and maintenance staff and a business office staff. Unison believes that this decentralized team approach differentiates it from other operators of long-term and specialty care services who organize themselves in a more traditional functional manner.

     Quality Management. Unison maintains an active, effective quality improvement program that is focused on important aspects of care and critical key indicators that define, measure and improve the quality of care provided to its patients. The program is an internal facility process focused on involvement of direct care givers. Quantitative, systematic, data-driven reporting is monitored by Unison's eight registered nurses under the direction of the Vice President of Clinical Operations. These monthly reports are used to monitor adherence to the standards of care established by Unison's Quality Improvement program. The ability to administer these standards of quality is accomplished through on-site visits conducted by specially trained, credentialed health care professionals. Frequent direct observation and assessment of the quality of care provided to Unison's patients in tandem with the oversight of each facility's Quality Improvement program results in patients receiving better care, thereby experiencing higher quality of life.

     In addition to its Quality Improvement program, Unison provides each of its facilities with the resources it needs to administer the exemplary quality of care Unison expects. Complete policy and procedure manuals are maintained by Unison and provided to each facility. The manuals are regularly updated to include changes in regulatory requirements and improvements in clinical practices.

     The facility administrator at each facility is primarily responsible for adherence to Unison's standards of practice. Each facility administrator's incentive compensation is based, in part, on the achievement of specified quality objectives. Clinical Operations Specialists provide individualized on-site training to direct care givers. Clinical Operations Specialists also conduct mock state and federal surveys in advance of scheduled annual surveys, to insure that quality improvement standards and procedures are in compliance.

     Unison has often entered into leases of facilities that have had regulatory compliance or quality difficulties. Unison generally achieves prompt and significant improvements of such facilities, once it takes control. In the year ended, in thirteen new acquisitions, regulatory records contained a total of 285 total deficiencies cited prior to acquisition. This number was reduced to 138 deficiencies cited on first governmental review conducted after acquisition: a 48.4% reduction in regulatory noncompliance. Of these thirteen new acquisitions prior to the BritWill Acquisition, seven have had a second review, resulting in an Update additional 36.7% reduction in noncompliance. Management believes that its expertise in this area, as reflected by the above statistics, differentiates it from most other providers of long-term and subacute care.

     Marketing. Unison's marketing efforts are designed to promote higher occupancy levels and improved patient quality mix. Marketing is also involved in evaluating existing and future markets for introduction of additional ancillary and specialty services. Unison believes that the long-term health care and assisted and independent living industries are driven by local market forces and that patients and referral sources are generally located in the immediate geographic area of the facility. Unison's marketing strategy emphasizes the role and performance of the administrator and director of admission and marketing in promoting the services offered by Unison facilities in each local community, particularly the medical community and their role in the local continuum of care.

     Unison maintains an active marketing program that is focused on market analysis, competitive services, sales training, and accountability and tracking systems. These systems define, measure and improve the quality of contacts and relationships with Unison's referral sources. Quantitative and systematic reporting and analysis is monitored by the regional directors of marketing, under the supervision of the Vice President of Marketing. Market specific information, along with weekly and monthly reporting, is used to monitor adherence to the standards established by Unison.

     The hub of this strategy is the local facility administrator and director of admissions and marketing. These individuals, under the direction of the corporate and regional marketing staff, are responsible for establishing and building relationships with various referral sources including general and specialty physicians, hospital administration and discharge planners, insurance case managers and other local community organizations. In addition to soliciting referrals from these sources, Unison seeks to use their input in conjunction with demographic and medical data analysis to identify specific market needs, and to introduce new and needed services where appropriate. The facilities also are involved in community affairs in order to maintain a public awareness of their services. Unison believes that the emphasis on local marketing efforts, supported by corporate resources and analysis, allows it to identify and respond to the needs of the local medical community quickly and effectively.

     The marketing function of Unison is also involved in the market analysis of potential acquisitions. By evaluating the medical communities for each potential acquisition, Unison seeks to create a "day one" marketing plan for the targeted acquisition.

     Through extensive training of facility admissions and marketing personnel, along with administrators and directors of nursing, Unison helps organize and coordinate the types and levels of services provided in each market. The marketing and clinical divisions of Unison work jointly with administrators to identify specialty needs and services.

DESCRIPTION OF MANAGEMENT SERVICES AND AGREEMENTS

     Of Unison's 51 facilities, five are operated as managed facilities, in which Unison's responsibilities include recruiting, hiring and training all nursing and other personnel on behalf of the owner and providing quality assurance, resident care, dietary care, marketing, accounting, and data processing services. Services performed at the headquarters level include group contract purchasing, employee training and development, quality assurance oversight, human resource management, assistance with third-party reimbursement, financial and accounting functions, cash management policy and procedure development, system design and development and marketing support. Unison's financial reporting system monitors certain key indicators for each managed facility. These indicators include payroll, admissions and discharges, cash collections, net patient care revenues, staffing trend analysis and measurement of operational data on a per patient day basis.

     Unison receives a base management fee for the management of long-term care facilities ranging generally from 3.5% to 6.0% of net revenues of each facility. Other than certain corporate and regional overhead costs, the services provided at a facility are the facility owner's expense. The facility owner also is obligated to pay for all required capital expenditures. Unison is not required to advance funds to the owners of the facilities it manages.

DESCRIPTION OF LEASE AGREEMENTS

     Unison leases 46 long-term and specialty health care facilities and assisted or independent living centers. Unison's leases typically are triple net obligations, have initial terms of 5-10 years with renewal options for up to 15 to 20 years and are classified as operating leases within the meaning of Statement of Financial Accounting Standards No. 13. Unison typically grants its lessor a security interest in Unison's personal property at the leased facility. The leases generally require Unison to maintain a minimum net worth, expend specified sums per bed for capital expenditures, maintain certain current ratios and coverage ratios and prohibit Unison from operating any additional facilities within a certain radius of the leased facility. In addition, Unison is generally required to maintain comprehensive insurance covering the facilities it leases as well as personal and real property damage insurance and professional malpractice insurance. Failure to pay rent within a specified time period constitutes a default under each lease agreement, which default, if uncured, permits the facility's lessor to terminate the lease. In all cases, Unison's interest in the premises is subordinated to that of the lessor's mortgage lenders.

     Unison's two most significant lessors are Omega HealthCare Investors, Inc. ("Omega") and BritWill Investments-Texas, Ltd. ("BritWill Texas") which are discussed below.

     Omega Lease Agreements. Unison has entered into a series of leases with Omega for 14 facilities, nine in Indiana and five in Texas (the "Omega Leases"). Each of Unison's Omega Leases currently provides for an initial term that expires in 2005 and allows Unison up to three five-year renewal options. The Omega Leases require Unison to pay stated rent, subject to annual increases based upon inflation or the increase in net revenues of the leased facilities (whichever results in the greater increase in rent), up to a maximum increase equal to 5.0% of the prior year's rent. If Unison exercises its renewal options, rent for the period covered by the option is at fair market value as determined by independent third-party appraisers, and is thereafter subject to increases on the same basis as the initial term rent. The Omega Leases also grant Unison the right, but not the obligation, to purchase the Omega facilities upon the expiration of the initial term. The purchase price is based on facility cost at the beginning of the lease term and an annual rate of increase of 2.0% per year from the beginning date until the renewal date. Based on currently available information, Unison expects to renew the Omega Leases upon the expiration of the initial term.

     BritWill Texas Lease Agreements. Unison entered into a Combined Operating Lease and Sublease Contract and Agreement (the "Combined Agreement") for the lease or sublease by BritWill Texas to BritWill Investments-II, Inc., a Delaware corporation ("BritWill II"), of six facilities in Texas. The Combined Agreement provides for an initial term that expires on December 31, 2003. The Combined Agreement and related documents require Unison to pay monthly amounts equal to:
(i) the amount of the monthly payments made by BritWill Texas to Omega pursuant to the Loan Agreement between those parties dated November 30, 1993, which provided the financing for BritWill Texas' acquisition of the subject facilities; (ii) all payments due from lessees under the leases for the subject facilities that are sub-leased; and (iii) payment of certain third-party seller subordinated notes incurred in connection with the acquisition of the subject facilities.

COMPETITION

     Unison long-term and specialty health care facilities compete with general acute care hospitals, skilled nursing facilities, rehabilitation hospitals, long-term care hospitals, assisted living facilities, home care providers and other subacute and specialty care providers. Many of these companies have greater financial and other resources than Unison. No assurance can be given that Unison will have the resources to compete successfully with such companies. In addition, cost containment efforts, which encourage more efficient utilization of general acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of general acute care hospitals have converted portions of their facilities to other purposes, including various types of long term and subacute care. Unison believes that the primary factors in competing for subacute patients and programs are the scope and quality of services offered, and the price of such services.

     Unison's pharmacy, rehabilitation therapy and product supply businesses compete with national, regional and local pharmacies, therapy providers and product supply companies, some of which have significantly greater financial and other resources than Unison. Similarly, Ampro and Memphis compete with other medical reference laboratory companies in their respective geographic areas. No assurance can be given that Unison will have the resources to compete successfully with such companies. Unison believes that the primary factors in competing for product supply business are the price and quality of the products offered, that the primary factor in competing for pharmacy business is prompt service, that the primary factors in competing for rehabilitation therapy business are quality of service and availability of competent therapists, and that the primary factor in competing for medical reference laboratory services is prompt service.

REVENUE SOURCES

     Medicare, Medicaid, and other payor sources each pay at different rates, which are customarily expressed as rates per patient day. As the following table sets forth for the periods presented the pro forma mix of net patient revenues by payor sources.

                                                   SIX MONTHS
                                                 ENDED JUNE 30,       YEAR ENDED DECEMBER 31,
                                                 ---------------     -------------------------
                                                 1996      1995      1995      1994      1993
                                                 -----     -----     -----     -----     -----
    Sources of Net Patient Revenues
      Medicaid.................................   51.8%     57.2%     55.9%     58.5%     82.8%
      Medicare.................................   32.4      23.2      26.9%      9.1%      3.4%
      Private and other........................   15.8      19.6      17.2%     32.4%     13.8%
                                                 -----     -----     -----     -----     -----
         Total.................................  100.0%    100.0%    100.0%    100.0%    100.0%
                                                 =====     =====     =====     =====     =====

     The following table sets forth the pro forma patient mix, adjusted to reflect the BritWill Acquisition as if such transaction had occurred at the beginning of the period presented.

                                                            SIX MONTHS
                                                               ENDED            YEAR ENDED
                                                             JUNE 30,          DECEMBER 31,
                                                          ---------------     ---------------
                                                          1996      1995      1995      1994
                                                          -----     -----     -----     -----
    Sources of Net Patient Revenues
      Medicaid..........................................   51.8%     54.7%     55.4%     60.2%
      Medicare..........................................   32.4      27.1      27.2%     16.2%
      Private and other.................................   15.8      18.2      17.4%     23.6%
                                                          -----     -----     -----     -----
         Total..........................................  100.0%    100.0%    100.0%    100.0%
                                                          =====     =====     =====     =====

     Changes in the mix of a facility's patient population among Medicaid, Medicare, and private pay can significantly affect the profitability of the facility's operations because of the widely varying rates of payment between these various payors.

GOVERNMENT REGULATION

     Introduction. The federal government and all states in which Unison operates regulate various aspects of Unison's business. All of Unison's skilled nursing facilities are certified or approved as providers under one or more of the Medicaid or Medicare programs. To participate in the Medicare or Medicaid program, each facility must comply with federal participation requirements and meet additional state licensure requirements. All of these programs are currently the subject of numerous legislative and regulatory proposals at both federal and state levels, some of which could adversely affect Unison. Further, some state Medicaid programs require certification of all beds in a facility, which may limit the ability of a facility in such states to establish distinct part Medicare units for subacute care. Long-term care facilities include both skilled nursing facilities for Medicare and nursing facilities for Medicaid. The Federal Social Security Act (the "Act") authorizes the Secretary of the Department of Health and Human Services to execute agreements with state survey agencies to determine whether skilled nursing facilities meet the federal participation requirements for Medicare. State survey agencies perform the same survey tasks for nursing facilities participating or seeking to participate in the Medicaid program. The results of Medicare and Medicaid surveys are used by the Healthcare Financing Administration ("HCFA") and Medicaid state agencies as the basis for decisions to execute, deny or terminate provider agreements with facilities.

     Enforcement Proceedings and Sanctions; Certification Requirements. Before enactment of OBRA, the only adverse actions available to HCFA and the states against facilities that were determined to be out of compliance with federal participation requirements were termination, nonrenewal or automatic cancellation of provider agreements; denial of participation for prospective facilities; and denial of payment for new admissions in lieu of termination when the facilities had deficiencies that did not pose an immediate and serious threat to the health and safety of residents. OBRA amended the Act to revise requirements for the survey and certification and enforcement process for Medicare and Medicaid. OBRA revised and expanded Medicare and Medicaid provisions dealing with state and federal responsibilities for survey and certification, types and requirements for surveys, survey team composition and responsibilities, requirements for validation surveys, procedures for investigating complaints and monitoring compliance, disclosure of results of inspections and activities and provisions for penalties imposed on the states for failure to comply with survey process requirements. OBRA also provided changes in the enforcement process and remedies for noncompliance to be used in lieu of or in addition to termination of facilities' participation in the Medicare or Medicaid program.

     Effective July 1, 1995, HCFA promulgated new survey, certification and enforcement rules governing skilled nursing facilities and nursing facilities participating in the Medicare and Medicaid programs. Among other things, the new HCFA rules governing survey and certification of long-term care facilities define or redefine a number of terms used in the survey and certification process. The rules require states to amend their state plans (required by federal law) to incorporate the provisions of the new rules, including the full range of remedies for nursing facilities subject to the jurisdiction of the state Medicaid agency. Additional remedies are available.

     Unannounced standard surveys must be conducted at least every 15 months with a state-wide average of 12 months. In addition to the standard survey, survey agencies have the authority to conduct surveys as frequently as necessary to determine whether facilities comply with requirements of participation, to determine whether facilities have achieved correction and to monitor care if there is a change of ownership or management of a facility. Furthermore, the state survey agency must review all complaint allegations and conduct a standard or an abbreviated standard survey to investigate complaints of violations or requirements by long-term care facilities if a review of the complaint shows that a deficiency in one or more of the federal requirements may have occurred and only a survey will determine whether a deficiency or deficiencies exist. If a facility has been found to furnish substandard quality of care, or have deficiencies requiring "significant improvement," it is subject to an extended survey. The extended survey is intended to identify policies and procedures which may have caused a facility to furnish substandard quality of care.

     HCFA's new rules substantially revise provisions regarding enforcement of compliance for long-term care facilities with deficiencies. The rules allow either HCFA or state agencies to impose one or more remedies provided under the rules for any particular deficiency. Facilities must provide a plan of correction for all deficiencies regardless of whether a remedy is imposed. At a minimum, the following remedies are available: termination of provider agreement; temporary management; denial of payment for new admissions; civil money penalties; closure of the facility in emergencies or transfer of residents or both; and state monitoring. States may also adopt optional remedies. The new rules divide remedies into three categories. Category 1 remedies include directed plans of correction, state monitoring and directed in-service training. Category 2 remedies include denial of payment for new admissions; denial of payment for all individuals (imposed only by HCFA); and civil money penalties of $50 to $3,000 per day. Category 3 remedies include temporary management, immediate termination or civil money penalties of $3,050 to $10,000 per day. The rules define situations in which one or more of the penalties must be imposed.

     The new HCFA certification, survey and enforcement regulations impose significant new burdens on long-term care facilities. The regulations may require state survey agencies to take aggressive enforcement actions. The breadth of the new rules and their recent effective date create uncertainty over how the rules will be implemented and the ability of any long-term care facility to comply with them.

     Unison believes that its facilities substantially comply with the various state licensure and Federal certification requirements applicable to them. However, in the ordinary course of its business, Unison sometimes receives notices of alleged deficiencies for failure to comply with various regulatory requirements. Unison immediately reviews such notices and takes appropriate corrective action. Certain of Unison's facilities have received notices in the past from state agencies which have resulted in fines and/or the agencies taking steps to decertify the facilities from participation in Medicare and Medicaid programs. In nearly all such cases, such deficiencies were remedied before any facilities were decertified. In one instance, Unison paid or agreed to pay certain monetary penalties totaling $134,225 (following reductions due to waiver of appeal rights) for violations of Medicare regulations and approximately $16,000 for violations of state regulations and voluntarily terminated the participation of that facility in the Medicare program and transferred residents to other facilities. Hillside had a history of regulatory problems dating before Unison acquired it in February 1995. In a series of visits to Hillside, especially in the period from January through May 1996, government surveyors cited the facility for numerous violations of Medicare and state regulations relating to matters involving, among other things, patient care and physical plant requirements. Although Unison disagreed with some of the findings and believes it achieved significant improvements in the delivery of care during May, on May 31, 1996 Unison requested that HCFA accept Hillside's voluntary withdrawal from the Medicare and Medicaid programs because of the substantial time and expense to be anticipated in the regulatory appeals process and the poor prospects of a satisfactory outcome.

     Certificates of Need. Many states (although not every state in which Unison operates) have adopted certificate of need or similar health planning laws which generally require prior state agency approval of certain acquisitions, new bed additions or services or capital expenditures. To the extent that such approvals are required for Unison to expand its operations, or enter new geographic markets, Unison could be adversely affected by its inability to obtain the necessary approvals and could incur delays and expenses associated with obtaining such approvals.

     Patient Referral Regulations. Unison is also subject to federal and state laws that prohibit certain direct and indirect payments between health care providers that are intended, among other things, to induce or encourage the referral of patients to, or the recommendation of, a particular provider of items or services. Violation of these laws may result in criminal fines, imprisonment and exclusion from the Medicare and Medicaid programs. Federal regulations establish certain safe harbors from liability under this statute. While failure to satisfy all of the criteria for a safe harbor does not necessarily mean that an arrangement is unlawful, arrangements that are of the same generic kind as those for which a safe harbor is available may be subject to scrutiny if they fail to quality for the appropriate safe harbor. In addition, under separate statutes, submission of claims for payment that are deemed to be false or fraudulent, or for items or services that are "not provided as claimed," may lead to civil monetary penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state health care programs.

     Under Medicare conditions of participation and some state licensure laws, Unison, because of its method of service delivery, is required to contract with health care providers, practitioners and suppliers, including hospitals, facilities, physicians, pharmacies and medical equipment companies. Some of these individuals or entities may refer, or be in a position to refer, patients to Unison, and Unison may refer, or be in a position to refer, patients to certain of these individuals or entities. Because there is no procedure to obtaining a binding determination or advisory opinion from any agency, Unison is not able to determine its ultimate compliance with these laws. (HR 3101 for the first time has established a procedure requiring the Secretary of the Department of Health and Human Services to issue advisory opinions concerning some activity punishable under federal health care fraud statutes. The section concerning advisory opinions does not take effect until six months after the date of enactment of HR 3101, and will sunset four years after the date of enactment.) Although Unison believes its practices are not in violation of these laws, there can be no assurance that such laws will ultimately be interpreted in a manner consistent with Unison's practices.

     Additional legislation that became effective in stages on January 1, 1992 and January 1, 1995 prohibits physician referrals for certain "designated health services" rendered to Medicare and Medicaid patients by a provider in which the referring physician has an ownership interest or other financial relationship. Various exceptions are available for financial arrangements that would otherwise prohibit physician self-referrals. Many states have also enacted physician self-referral laws that apply whether or not Medicare or Medicaid payments are involved. Similar penalties, including fines and loss of licensure or eligibility to participate in government reimbursement programs, apply to violations of these state self-referral laws. These self-referral laws could require Unison to modify its contractual arrangements in order to satisfy an available exception, or limit the ability of physicians with whom Unison has compensation arrangements to refer patients to Unison.

     The nursing home industry has been a particular target of intense focus by government regulators seeking to discover and prosecute claims of health care fraud. For example, Medicare intermediaries and carriers have been given new instructions from HCFA concerning investigating and referring for prosecution suspected instances of Medicare and Medicaid fraud and abuse. In May, 1996, the federal government announced the first year results of its "Operation Restore Trust" initiative. This initiative is a combined federal and state effort designed to combat health care fraud, waste and abuse and specifically targets the Medicare and Medicaid programs in connection with services of home health agencies, nursing homes and durable medical equipment suppliers. These entities are targeted because they account for the fastest growing cost areas in the Medicare and Medicaid programs. Operation Restore Trust is focused in five states: California; Florida; Illinois; New York and Texas. In May, 1996, the Office of Inspector General issued a "special fraud alert" concerning suspected nursing facility fraud and abuse. This special fraud alert focused on problems with claims for services not rendered or not provided as claimed and claims falsified to circumvent coverage limitations on medical supplies. The Company expect efforts of this sort to continue.

     Payment For Services. Unison derives a significant portion of its net revenues, directly or indirectly, from the Medicare and Medicaid programs. These programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings and funding restrictions, all of which could limit or reduce reimbursement for Unison's services. Any significant decrease in Medicare or Medicaid reimbursement amounts could have a material adverse effect on Unison. Unison also obtains payment from private insurers, including managed care organizations and private pay patients. The facilities also have contracts with private payors, including health maintenance organizations and other managed care organizations, to provide certain health care services to cover patients for a set per diem payment for each patient. There can be no assurance that the rates paid to Unison by these payors will remain at comparable levels or be adequate to reimburse Unison for the cost of providing services to covered beneficiaries. In addition, cost increases due to inflation without corresponding increases in reimbursement could adversely affect Unison's business.

     The Medicare Program. The Medicare Program is a federally funded and administered health insurance program for individuals age 65 and over or who are disabled as defined by the Social Security Administration.

     Rehabilitation Therapy Services. Medicare covers and pays for rehabilitation therapy services furnished in facilities in various ways. Medicare reimburses the skilled nursing facility based on a reasonable cost standard. For rehabilitation services provided directly, specific guidelines exist for evaluating the reasonable cost of physical therapy, occupational therapy and speech language pathology services. Medicare applies salary equivalency guidelines in determining the reasonable cost of physical therapy and respiratory services, which is the cost that would be incurred if the therapist were employed by a nursing facility, plus an amount designed to compensate the provider for certain general and administrative overhead costs. Medicare pays for occupational therapy and speech language pathology services on a reasonable cost basis, subject to the so-called "prudent buyer" rule for evaluating the reasonableness of the costs. Unison's gross margins for its physical therapy services under the salary equivalency guidelines are significantly less than for its services under the "prudent buyer" rule.

     HCFA has announced its intention to propose rules in 1996 applying salary equivalency guidelines to occupational therapy and speech language pathology services, while updating physical and respiratory therapy guidelines. In addition, on April 14, 1995, HCFA issued a memorandum to Regional Office Administrators in response to requests by intermediaries for information as to reasonable costs for occupational therapy and speech language pathology services. The cost data in the memorandum set forth rates for occupational therapy and speech language pathology services that are lower than the Medicare reimbursement rates currently received by Unison for occupational therapy and speech language pathology services. Although the memorandum states that the cost data is to be informative and not serve as a limit on reimbursement rates for occupational therapy and speech language pathology services, intermediaries and customers of Unison may apply the cost data guidelines as absolute limits on payments. The cost data figures contained in the memorandum have been subject to criticism by the industry, and Unison is unable to determine what effect, if any, such criticism will have on future actions or policy decisions taken by HCFA in connection with Medicare reimbursement rates for occupational therapy and speech language pathology services. Unison cannot predict when, or if, any changes will be made to the current Medicare reimbursement methodologies for rehabilitation therapy services, or to the extent to which the data in the HCFA memorandum will be used by intermediaries in providing reimbursement. The imposition of salary equivalency guidelines on speech language pathology and occupational therapy services, or the widespread use by intermediaries of the data in the memorandum, could significantly impact Unison's margin expectations.

     Skilled Nursing Facility Services. The Medicare program covers patients requiring daily skilled nursing and other rehabilitation care following a minimum three-day stay in a general acute care hospital, but does not cover patients requiring only intermediate or custodial levels of care. With certain exceptions, payment for skilled nursing facility services is made prospectively with each facility receiving an interim payment during the year for its expected reimbursable costs. The interim payment is later adjusted to reflect actual allowable direct and indirect costs of services based on the submission of an annual cost report at year end. Each facility is also subject to limits on reimbursement for routine costs. Under the Omnibus Budget Reconciliation Act of 1993, these cost limits are currently frozen at 1993 levels. Exceptions to these limits are available for, among other things, the provision of atypical services. In July 1994, HCFA issued new guidelines for requesting exceptions to the cost limits for all requests submitted after July 20, 1994. Due in part to the provision of subacute services, Unison's costs for care delivered to Medicare patients in certain of its long-term and specialty healthcare facilities have exceeded the routine cost limits. Unison's failure to recover excess costs or to obtain such exceptions could adversely affect Unison's results of operations and growth strategy.

     Pharmacy. Pharmacists and those providing pharmacy services in the United States are regulated by state statutes and the rules and regulations of state boards of pharmacy. Currently, Unison operates pharmacies only in Texas and Indiana. As required by Texas and Indiana law, Unison and its pharmacists are licensed as a retail pharmacy and as pharmacists, respectively.

     In addition, both state and federal regulators prohibit the dispensing of certain drugs or medicines other than pursuant to a prescription written by a licensed physician. In order to implement these restrictions, regulations impose strict recordkeeping requirements with respect to the handling and dispensing of controlled substances, small quantities of which are maintained in Unison's pharmacy for use in filling prescriptions. These requirements also impose significant recordkeeping obligations upon Unison and its pharmacists. Unison is subject to regular audits by governmental authorities to monitor compliance with recordkeeping and other requirements imposed by law and regulation. Penalties for failure to comply with applicable regulations can range from imposition of fines to the suspension or revocation of the license of the pharmacy, one or more pharmacists, or both.

     Unison currently provides pharmacy services to 17 Company-affiliated, and 26 non-affiliated skilled nursing facilities in East Texas, and six Unison-affiliated and six non-affiliated skilled nursing facilities in Indiana, and two other Unison-affiliated skilled nursing facilities in Arizona and Idaho, and expects to serve all of Unison's affiliated skilled nursing facilities in Indiana by the end of 1996.

     The Medicaid Program. All of Unison's skilled nursing facilities are certified to participate in applicable state Medicaid programs. Medicaid is a joint Federal-state medical assistance program for individuals who meet certain income and resource standards. Facilities participating in the Medicaid program are required to meet state licensing requirements to be certified in accordance with state and federal regulations and to enter into contracts with the state agency to provide services at the rates established by the state. Current Federal law requires Medicaid programs to pay rates that are reasonable and adequate to meet the costs which must be incurred by a nursing facility in order to provide care and services in compliance with applicable standards, although there can be no assurance that the provision will survive the current legislative efforts to revise Medicaid. Beyond this general mandate, however, states have considerable flexibility in establishing their Medicaid reimbursement systems, and as a result, the payment methodologies and rates vary significantly from state to state. All of the states in which Unison operates Medicaid-certified facilities use a cost-based reimbursement system under which reimbursement rates are determined by the state from cost reports filed annually by each facility, on a prospective or retrospective basis. Recently, several states, including Texas, have adopted case-mix prospective payment systems, pursuant to which payment levels increase based on a patient's acuity level and need for services. Reimbursable costs normally include the costs of providing health care services to patients, administrative and general costs, and the costs of property and equipment. Not all costs incurred are reimbursed, however, because of cost ceilings applicable to both operating and fixed costs. Some state Medicaid programs include an incentive allowance for providers whose costs are less than the ceilings and who meet other requirements. In addition, certain Medicaid payments are subject to relatively long collection cycles and payment delays due to budget shortfalls in state Medicaid programs.

     Medicaid reimbursement regulations for Indiana nursing facilities have been revised three times since August 1, 1994. The first set of revised regulations (known as "Rule 14") replaced the Rule 4.1 prospective payment system which had existed since 1983. Under Rule 4.1, actual rate increases after the base period were generally limited to approximately 3.0% and facility operators were permitted to bill separately for certain ancillary therapy services and non-routine medical supplies.

     With the adoption of Rule 14, the Indiana reimbursement system changed from a true prospective payment system to a modified cost-based system. Base rates are now determined by actual costs in the base period subject to various line item limits. Rates for subsequent years are set at the lower of costs from the prior year or rates from the prior year inflated by the HCFA Skilled Nursing Facility Market Basket Index, subject to maximum allowable limits and various line item limits. This system has, over the last decade, resulted in an increase in annual reimbursement rates of approximately 6%. Rule 14 also precludes facility operators from billing separately for certain ancillary therapy services and non-routine medical supplies. The overall impact of Rule 14 reduced total Medicaid nursing facility payments by $10 million statewide out of total prior year expenses of $720 million. The elimination of separate billing for supplies and therapies had a significant effect on certain facility operators who had relied heavily on this mechanism to underwrite operating losses from per diem rates. Rule 14.1, Rule 14.2 and legislation effective July 1, 1995 have made minor amendments which have generally increased certain line item limits. Commencing in late 1996, a DRG-like case mix reimbursement system will be implemented in Indiana.

     Health Care Reform. On August 21, 1996, President Clinton signed the Health Insurance Portability and Accountability Act ("HR 3103"). HR 3103 contains a variety of significant health care fraud and abuse provisions. HR 3103 contains a variety of significant health care fraud and abuse provisions. Among them are: creation of a coordinated federal health care fraud and abuse program; establishment of a Medicare integrity program under which the government will enter into contracts to, among other things, review activities undertaken by providers of services, audit cost reports, make determinations whether payment under Medicare should be made for services rendered and develop lists of items of durable medical equipment which are subject to prior authorization requirements; expansion of current health care fraud and abuse sanctions to "federal health care programs" defined as "any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States Government" as well as any state health care program as defined in the Social Security Act; creation of a health care fraud criminal sanction; expansion of sanctions applicable to health care fraud; creation of a criminal penalty for fraudulent disposition of assets in order to obtain Medicaid benefits; and expansion of the authority to impose, and increasing the amount of, civil monetary penalties.

     The Clinton administration and various members of Congress have proposed a number of legislative proposals to reform the health care system. Congress is also considering proposals to significantly reduce Medicare and Medicaid spending, either as a part of efforts to reduce the budget or as a separate initiative. In addition, some of the states in which Unison operates are considering or implementing various healthcare reform proposals. These proposals could limit the types of services or number of providers available to Medicaid beneficiaries. Unison anticipates that Congress and state legislatures will continue to review and assess health care reform and budget reduction. Talks in Congress have reached a stalemate with regard to the type and extent of legislative reform of Medicare and Medicaid programs. Due to uncertainties regarding the ultimate features of reform or budget initiatives and their enactment and implementation, Unison cannot predict which, if any, reform proposals will be adopted, when they may be adopted or what impact they may have on Unison. No assurance can be given that such measures will not have a material adverse effect on Unison.

INSURANCE

     Unison carries general liability, comprehensive property damage, malpractice, workers' compensation and other insurance coverages that management considers adequate for the protection of its assets and operations. There can be no assurance, however, that the coverage limits of such policies will be adequate or that insurance will continue to be available to Unison on commercially reasonable terms in the future. A successful claim against Unison in excess of its insurance coverage could have a material adverse effect on Unison and its financial condition and results of operations. Claims against Unison, regardless of their merit or outcome, may also have an adverse effect on Unison's reputation and business.

EMPLOYEES

     As of August 31, 1996, the Company employed approximately 3,000 full time equivalent employees. Unison has collective bargaining agreements covering approximately 303 of its full time equivalent employees but has never experienced a work stoppage and believes that its overall relations with its employees are good.

     The principal executive offices of Unison are located at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona 85251, and its telephone number is
(602) 423-1954.

LABCO AND MEMCO; CERTAIN OTHER SUBSIDIARIES

     Labco Acquisition Co. ("Labco") and Memphis Acquisition Co. ("Memco"), recently formed Delaware corporations, are wholly-owned subsidiaries of Unison. Labco and Memco were organized solely to effect the proposed Mergers with Ampro and Memphis and neither has had any operations. The principal offices of Labco and Memco are located at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona 85251, and their telephone number is (602) 423-1954. Unison will form five additional subsidiaries, one under the DGCL and four under the CBCA, to effect the Signature Mergers.

PROPERTIES

     The following table summarizes certain information regarding the long-term care facilities and assisted and independent living centers operated by Unison as of August 31, 1996. Except as indicated, all of the facilities are leased.

                                                                              NUMBER OF               MEDICARE
                                                                              LICENSED    OCCUPANCY   CERTIFIED
                FACILITY NAME                             LOCATION              BEDS        RATE        BEDS
- ----------------------------------------------  ----------------------------  ---------   ---------   --------
HERITAGE REGION
  Marshall Manor Nursing Home.................  Guntersville, Alabama              91        99.0%        20
  Terrace Lake Villa I(2).....................  Guntersville, Alabama              26        80.3         --
  Terrace Lake Villa II(2)....................  Guntersville, Alabama              16        80.1         --
  Edgewater(2)................................  Guntersville, Alabama              40        80.4         --
  Ridgewood Health Care Center................  Jasper, Alabama                    98        98.6         20
  Bayshore Convalescent Center(1).............  N. Miami Beach, Florida           150        64.4         31
  Lake City Extended Care Center(1)(4)........  Lake City, Florida                 60                     32
  Homestead of McKinney.......................  McKinney, Texas                   138        97.7         12
  Oakwood Healthcare Center...................  Arlington, Texas                  120        75.3         20
  Twin Pines of Lewisville....................  Lewisville, Texas                 120        74.0         14
  Peachtree Center Nursing and Rehabilitation
    Facility(1)...............................  Smyrna, Tennessee                  89        94.1         16
HEARTLAND REGION
  Boonville Convalescent Center...............  Boonville, Indiana                107        97.7         17
  Capital Care Healthcare Center..............  Indianapolis, Indiana              60        83.8         10
  Cloverleaf of Knightsville..................  Knightsville, Indiana              86        97.1         10
  English Estates HealthCare..................  Lebanon, Indiana                  130        66.1         20
  English Senior Living(2)(5).................  Lebanon, Indiana                   22          --         --
  Holiday Manor...............................  Princeton, Indiana                 91        81.7         12
  Kendallville Manor HealthCare Center........  Kendallville, Indiana              60        84.7         12
  Lockerbie Healthcare Center.................  Indianapolis, Indiana              79        77.1         --
  Nightingale.................................  Westland, Michigan                236        90.1         --
  Owensville Convalescent Center..............  Owensville, Indiana                68        98.1         12
  Parkview Manor..............................  Indianapolis, Indiana              39        60.2         39
  Sunset Manor................................  Greencastle, Indiana               79        91.7          6
  Wellington Manor(3).........................  Indianapolis, Indiana             132        76.7         --
  Willow Manor Convalescent Center............  Vincennes, Indiana                142        74.5         27
  Windsor Manor Nursing and Rehabilitation
    Center(1)(4)..............................  Indianapolis, Indiana             162                     38
  Bonner Health Center........................  Bonner Springs, Kansas             50        99.0         --
  Oswego Manor................................  Oswego, Kansas                     56        66.6         13
  Marshall Manor(1)...........................  Marshall, Michigan                 71        96.0         15
  Henry Clay Villa Nursing Facility...........  Markleysburg, Pennsylvania         74        93.2         10
  Henry Clay Villa Assisted Living
    Facility(2)...............................  Markleysburg, Pennsylvania         32        40.6         --
MOUNTAIN REGION
  SunCrest HealthCare Center..................  Phoenix, Arizona                  115        91.6         16
  The Oaks at Boise...........................  Boise, Idaho                       88        70.1         24
  Mountainside Care Center....................  Sandpoint, Idaho                   95        92.2         19
  White Pine Care Center......................  Ely, Nevada                        99        78.6          9
  Franciscan Health Care Center of Enumclaw...  Enumclaw, Washington              148        70.5         28
  Franciscan Health Care Center of
    Walla Walla...............................  Walla Walla, Washington            74        60.6         12
  Valley Vista(2).............................  Sandpoint, Idaho                   60        81.7         --

                                                                              NUMBER OF               MEDICARE
                                                                               LICENSED   OCCUPANCY   CERTIFIED
FACILITY NAME                                   LOCATION                           BEDS        RATE       BEDS
- ----------------------------------------------  ----------------------------  ---------   ---------   --------
PRAIRIE REGION
  Colonial Pines Healthcare Center............  San Augustine, Texas              107        79.6         16
  Elkhart Manor...............................  Elkhart, Texas                    102        75.1         10
  Four States Care Center.....................  Texarkana, Texas                  180        52.4         30
  Green Acres Nursing Home....................  Emory, Texas                       68        79.9         16
  Hemphill Care Center........................  Hemphill, Texas                    90        92.5         10
  Heritage Plaza Nursing Home.................  Texarkana, Texas                   90        80.5         22
  Pine Grove Nursing Center...................  Center, Texas                     120        93.7         26
  Pine Haven Care Center......................  Texarkana, Texas                  120        73.4         14
  Pleasant Manor Living Center................  Waxahachie, Texas                 120        89.0         24
  Reunion Plaza Senior Care and Retirement
    Center....................................  Texarkana, Texas                  102        75.2         26
  South Place Nursing Center..................  Athens, Texas                     120        88.2         32
  Texarkana Nursing Center....................  Texarkana, Texas                  120        69.1         28
  West Place Nursing Center...................  Athens, Texas                     120        71.5         16
                                                                                -----                    ---
         Total beds(5)........................                                  4,666                    784
                                                                                =====                    ===

- ---------------
(1) Facilities are managed, not leased.
(2) Facilities are independent living and assisted living operations which are not eligible for Medicare certification.
(3) An application for Medicare certification is pending.
(4) Unison provides reduced-scope management services to these facilities and receives management fees which average 3.0% of revenues.
(5) Does not include assisted living beds. Totals do not represent all facilities leased or managed and all licensed or certified beds because the Heritage Oaks and Hillside Care facilities are not currently in operation.

     The following table describes certain additional facilities, as of August 1, 1996, that are operated by Signature and related entities and which are proposed to be acquired by Unison in the Signature Mergers.

                                                                                                      MEDICARE
                                                                              NUMBER OF   OCCUPANCY   CERTIFIED
FACILITY NAME                                   LOCATION                           BEDS        RATE       BEDS
- ----------------------------------------------  ----------------------------  ---------   ---------   --------
Amberwood Court(1)............................  Denver, Colorado                   81         88          21
Brookshire House(1)...........................  Denver, Colorado                   70         90          10
Christopher House(1)..........................  Wheat Ridge, Colorado              75         89          12
Arkansas Manor(2).............................  Denver, Colorado                  116         91          24
Cornerstone Care Center(2)....................  Lakewood, Colorado                140         97          12
The Arbors(2).................................  Camp Verde, Arizona               116         84          20
Los Arcos(1)..................................  Flagstaff, Arizona                 80         98          20
Rio Verde(1)..................................  Cottonwood, Arizona                80         95          16
Pueblo Norte(1)...............................  Show Low, Arizona                 100         84          10
Douglas Manor(2)..............................  Douglas, Arizona                   64         84           8
Village Catered Care(2)(3)....................  Douglas, Arizona                   64         41          --
Safford Care Center(2)........................  Safford, Arizona                  128         93          24
Peppertree Catered Care(2)(3).................  Safford, Arizona                   64         96          --
                                                                                -----                    ---
                                                                                1,178                    177
                                                                                =====                    ===

- ---------------
(1) The facility real estate is owned.

(2) The facility real estate is leased.

(3) Assisted living facility.

     Unison leases approximately 11,000 square feet of office space in Scottsdale, Arizona that houses the executive offices of Unison. The lease expires in the year 2000. Unison maintains regional offices in Texarkana, Texas, Birmingham, Alabama and Indianapolis, Indiana, and may open new regional offices as growth requires. These regional offices are either in small office suites or in homes of the regional executives. Quest leases approximately 3,600 square feet of commercial office space in Longview, Texas for its pharmacy operations. In addition, Quest leases approximately 2,000 feet of office space in Bloomington, Indiana for its Indiana pharmacy. Sunbelt Therapy Management Services, Inc., through the four therapy companies, leases an aggregate of approximately 38,000 square feet of space for outpatient clinics and fitness centers in Mississippi and Alabama. Lease terms on most of the office and pharmacy space range from one to five years. Management believes that Unison's leased properties are adequate for its present needs and that suitable additional or replacement space will be available as required.

LEGAL PROCEEDINGS

     Unison is, and may in the future be, party to litigation arising in the ordinary course of its business. There can be no assurance that Unison's insurance coverage will be adequate to cover all liabilities occurring out of such claims or that any such claims that are not covered by insurance will not have an adverse effect on Unison's business. Unison has no reason to believe that any pending claims are material, whether or not covered by insurance.

                               UNISON MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Jerry M. Walker, 51, has served as President and Chief Executive Officer of Unison since it commenced operations in July 1992, when he founded Unison with Mr. Rollins and Mr. Contris. From June 1989 until joining Unison, he was the Chief Executive Officer of Samaritan Senior Services, Inc., a regional operator of subacute and long-term care facilities based in Phoenix, Arizona. Mr. Walker is a member of the American College of Health Care Administrators and is a Certified Public Accountant.

     Phillip R. Rollins, 39, has served as the Executive Vice President and Chief Operating Officer of Unison since it commenced operations in July 1992. From June 1989 until joining Unison, he worked with Mr. Walker and Mr. Contris as the Director of Operations of Samaritan Senior Services, Inc. Prior to joining Samaritan Senior Services, Mr. Rollins was the Director of Medicare and Ancillary Services for Life Care Centers of America, a private operator of long-term care facilities headquartered in Cleveland, Tennessee. Mr. Rollins is a member of the American College of Health Care Administrators.

     Paul J. Contris, 37, served as Executive Vice President and Chief Financial Officer of Unison from July 1992 through August 15, 1995. On August 15, 1995, he became Executive Vice President and Chief Accounting Officer of Unison, and in September 1996 he became Executive Vice President Acquisitions and Development of Unison. Prior to founding Unison with Mr. Walker and Mr. Rollins, he was the Vice President -- Finance of Samaritan Senior Services. Mr. Contris began his employment with the predecessor of Samaritan Senior Services in October 1984. Prior to joining Samaritan Senior Services, he was employed in the acquisitions department of The Hillhaven Corporation. Mr. Contris is a Certified Public Accountant.

     Craig R. Clark, 47, has served as the Executive Vice President and Chief Financial Officer of Unison since it acquired BritWill in August 1995, having served BritWill as Executive Vice President and Chief Financial Officer since June 1994. In September 1996, Mr. Clark was also appointed to serve as Unison's Chief Accounting Officer. From 1972 until September 1989, Mr. Clark was associated with Arthur Young & Company, most recently as Partner. From September 1989 until September 1992, Mr. Clark was Vice President -- Finance and Chief Accounting Officer of Republic Health Corporation, the predecessor of OrNda HealthCorp, Inc. From September 1992 until joining BritWill in June 1994, he was a privately employed consultant. Mr. Clark is a Certified Public Accountant.

     Bruce H. Whitehead, 44, has served as the Chairman of the Board of Unison since August 1995. He is also President and Chief Executive Officer of the general partner of WFI. Prior to joining Unison, Mr. Whitehead was Chairman of BritWill from its inception in 1993. From 1984 through 1992, Mr. Whitehead was President of The BritWill Company, which also invested in and managed long-term care facilities.

     Tyrell L. Garth, 48, has served as a Director of Unison since August 1995. Mr. Garth is a partner in the law firm of Moore, Landry, Garth, Jones, Barmeister and Hulett, LLP, which served as general counsel to BritWill prior to its acquisition by Unison in August 1995. Mr. Garth is also a director of American Eco Corporation, Houston, Texas, a full service environmental and mechanical contracting firm, whose common stock is listed on both the American Stock Exchange and the Toronto Stock Exchange.

     John T. Casey, 50, has served as a Director of Unison since August 1995. From October 1991 through August 1995, Mr. Casey was the Chief Operating Officer of American Medical International, a publicly traded hospital management company. Prior to October 1991, Mr. Casey was President of Samaritan Health Services, a hospital and long-term care provider.

     John T. Lynch, 48, has been a director of Unison since June 1992. Mr. Lynch was also a director of BritWill since 1992. In January 1990, he co-founded Trouver Capital Partners, L.P., a private investment banking firm and serves as one of its general partners. Mr. Lynch was Managing Director and a member of the Health Care Finance Group of Furman Selz Incorporated, and was Managing Director and head of Health Care Finance Groups at Thomson McKinnon Securities, Inc. and Dean Witter Reynolds, Inc. for the period 1980 through 1990.

     Mark W. White, 56, has served as a Director of Unison since August 1995. Mr. White has been an attorney in private practice since 1987. From 1983 to 1987, Mr. White served as Governor of the State of Texas. Mr. White is also a director of American Eco Corporation.

     L. Robert Oberfield, 58, has been President of Quest Pharmacies, Inc., a majority owned subsidiary of Unison, since it was organized in March 1995. From December 1992 to March 1995, he was employed by Sunscript Pharmacy Corp., a subsidiary of Sun Healthcare Company, most recently as President. From September 1990 to December 1992 he was employed by RDS Acquisition Corp. ("RDS"). RDS commenced bankruptcy proceedings in December 1991. At the time the proceedings commenced, Mr. Oberfield was the Senior Vice President of RDS, and he served as its President thereafter until December 1992.

     Paul G. Henderson, 41, has served as President of Sunbelt Therapy Management Services, Inc. since the acquisition of Sunbelt by Unison in March 1996. For the past six years, Mr. Henderson has been active in the founding and management of physical therapy service providers (Sunbelt) and in providing patient care.

     Terry Troxell-Gurka, 45, has served as Director of Professional Services of Unison since it commenced operations in July 1992. On November 15, 1994, she became Vice President of Clinical Operations of Unison. From July 1991 until July 1992, Ms. Troxell-Gurka served as Director of Professional Services of Samaritan Senior Services, Inc. Prior to joining Samaritan Senior Services, she was employed by the Arizona Department of Health from 1985 until 1991, where she served as Program Manager of health Care Facility Licensure and Enforcement, overseeing the licensing, certification and enforcement of all licensed health care facilities in Arizona. Ms. Troxell-Gurka is a licensed registered nurse and a Certified Gerontologist Clinical Specialist. She sits on the American Health Care Association's national facility standards committee and Long-Term Care Nurse Council. She is a member of the American Gerontological Nurses Association and the Association for Professionals in Infection Control and Epidemiology.

     David A. Kremser, 48, founded Signature Health Care Corporation in July 1987 and has served as its Chairman, President, Chief Executive Officer and a Director since then. Mr. Kremser also serves as the Chief Executive Officer for each of Arkansas, Cornerstone, Douglas and Safford. From January 1985 through 1987, Mr. Kremser was a Director and Executive Vice President of Columbia Corporation, a long-term care company, and the President of Columbia West Corporation, a subsidiary of Columbia Corporation. Prior to joining Columbia Corporation, he was affiliated with ARA Services, Inc., most recently with responsibility for the ARA's operations in California, Colorado, Wyoming and Texas.

EXECUTIVE COMPENSATION

     The following table sets forth, with respect to the years ended December 31, 1995 and 1994, compensation awarded to, earned by or paid to (i) Unison's Chief Executive Officer and (ii) the four other executive officers who were serving as executive officers at December 31, 1995 and whose total salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                      ANNUAL             ------------
                                                                   COMPENSATION           SECURITIES
                                                               ---------------------      UNDERLYING
                                                                SALARY       BONUS       OPTIONS/SARS      ALL OTHER
            NAME AND PRINCIPAL POSITION               YEAR       ($)          ($)            (#)          COMPENSATION
- ----------------------------------------------------  ----     --------     --------     ------------     ------------
Jerry M. Walker,....................................  1995     $250,000     $ 37,500        33,924
  President, Chief Executive Officer                  1994      161,952
Phillip R. Rollins,.................................  1995      200,000       30,000        33,924
  Executive Vice President Operations,                1994      138,515
  Chief Operating Officer
Craig R. Clark,.....................................  1995      200,000       30,000        33,924          $ 88,250(2)
  Executive Vice President, Chief                     1994       14,231       20,000
  Financial Officer
Paul J. Contris,....................................  1995      200,000       30,000        33,924
  Executive Vice President Acquisition and            1994      138,515
  Development(3)
Terry Troxell-Gurka,................................  1995       97,575        2,710         6,185
  Vice President Clinical Operations                  1994       75,465
David A. Kremser,...................................  1995      390,000      825,000
  Director(4)

- ---------------
(1) Certain columns have been omitted where there has been no compensation paid or awarded to or earned by any of the named executives required to be reported in such columns.

(2) Includes consulting fees of $87,750 paid by BritWill before Mr. Clark became an employee of BritWill and $500 of fees as a director of BritWill. See
    "-- Employment Contracts, Termination of Employment, and Change-in-Control Arrangements."

(3) Mr. Contris served as Unison's Executive Vice President Finance and Chief Accounting Officer from August 15, 1995 until September 1996.

(4) Mr. Kremser will become a Director of Unison after the Closing of the Signature Mergers. Amounts shown were paid by Signature Health Care.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

     The following table sets forth information about stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table.

                                 INDIVIDUAL GRANTS                                          POTENTIAL
- ------------------------------------------------------------------------------------    REALIZABLE VALUE
                                                  PERCENT OF                            AT ASSUMED ANNUAL
                                                    TOTAL                                     RATES
                                                   OPTIONS/                              OF STOCK PRICE
                                    NUMBER OF        SARS                               APPRECIATION FOR
                                    SECURITIES    GRANTED TO   EXERCISE                      OPTION
                                    UNDERLYING    EMPLOYEES    OR BASE                       TERM(4)
                                   OPTION/SARS    IN FISCAL     PRICE     EXPIRATION   -------------------
              NAME                 GRANTED (#)     YEAR(2)     ($/SH)(3)     DATE       5% ($)    10% ($)
- ---------------------------------  ------------   ----------   --------   ----------   --------   --------
Jerry M. Walker..................     33,924         12.54%     $10.00     8/10/2005   $247,270   $574,585
Phillip R. Rollins...............     33,924         12.54      $10.00     8/10/2005    247,270    574,585
Craig R. Clark...................     33,924         12.54      $10.00     8/10/2005    247,270    574,585
Paul J. Contris..................     33,924         12.54      $10.00     8/10/2005    247,270    574,585
Terry Troxell-Gurka..............      6,185          2.29      $10.00     8/10/2005     45,082    104,758

- ---------------
(1) Consists entirely of stock options.

(2) Based on total grants during the fiscal year of 270,541.

(3) The options were granted with an exercise price of $10.00 per share and were repriced in January 1996 to $9.00 per share. All other discretionary grants at $10.00 per share were also repriced; formula grants to nonemployee directors under the Automatic Option Grant Program were not repriced.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the repriced exercise price and sold on the last day of its term at the appreciated price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE
                                    TABLE(1)

     The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning the number and value of options outstanding at the end of the last fiscal year. There were no option exercises during the last fiscal year.

                                                                NUMBER OF
                                                               SECURITIES               VALUE OF
                                                               UNDERLYING              UNEXERCISED
                                                               UNEXERCISED            IN-THE-MONEY
                                                             OPTIONS/SARS AT         OPTIONS/SARS AT
                                                           FISCAL YEAR-END (#)     FISCAL YEAR-END ($)
                                                              EXERCISABLE/            EXERCISABLE/
                          NAME                                UNEXERCISABLE         UNEXERCISABLE(1)
- ---------------------------------------------------------  -------------------     -------------------
Jerry M. Walker..........................................        0/33,924                0/12,722
Phillip R. Rollins.......................................        0/33,924                0/12,722
Craig R. Clark...........................................        0/33,924                0/12,722
Paul J. Contris..........................................        0/33,924                0/12,722
Terry Troxell-Gurka......................................         0/6,185                 0/2,319

- ---------------
(1) Value as of December 31, 1995 is based upon closing bid price of $9.375 as reported on the Nasdaq National Market for December 29, 1995, minus the exercise price after repricing, multiplied by the number of shares underlying the option.

COMPENSATION OF DIRECTORS

     The nonemployee directors of Unison receive an annual retainer of $10,000, $1,000 for each Board and Committee meeting attended, plus reimbursement of expenses, and the right to participate in the Option Plan. Directors who are also executive officers of Unison receive no additional compensation for serving on the Board of Directors.

THE 1995 STOCK OPTION PLAN

     Unison's 1995 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors effective July 10, 1995 and approved by the stockholders on August 8, 1995. Up to 511,046 shares of Unison Common Stock have been authorized for issuance under the Option Plan. The Board of Directors approved on September 6, 1996, and directed to be submitted to stockholders for approval at the Unison Special Meeting, an amendment to the Option Plan (the"Option Plan Amendment") which would effect an increase in the number of shares of Unison Common Stock authorized for issuance under the Option Plan from 511,046 to 800,000. See "The Option Plan Amendment" in the Proxy Statement Supplement.

     The Option Plan is divided into two separate components: (i) a Discretionary Option Grant Program under which eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price determined by the Plan Administrator and (ii) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Unison Common Stock at an exercise price equal to 100% of their fair market value on the grant date.

     The Discretionary Option Grant Program is administered by the Compensation Committee. The Compensation Committee as Plan Administrator has complete discretion to determine which eligible individuals are to receive option grants, the time or times when such option grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-qualified stock option under the Federal tax laws, the vesting schedule to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Upon an acquisition of Unison by merger, consolidation or reorganization, each outstanding option may be substituted with shares of the acquiring company or such option may be canceled in consideration for a cash payment to the optionee of an amount per option share equal to the excess of the highest fair market value of Unison Common Stock during the 60-day period preceding the acquisition over the option exercise price. A similar cash payment will be made to each optionee upon the dissolution or liquidation of Unison.

     The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of Unison Common Stock on the new grant date.

     Under the Automatic Option Grant Program, prior to September 6, 1996, each individual serving as a non-employee member of the Board of Directors of Unison on the date of adoption of the Option Plan by the Board of Directors received an option grant on such date for 9,246 shares of Unison Common Stock, except that the Chairman of the Board of Directors received an option for 10,496 shares. Similar additional grants were to be made at every fifth annual stockholder meeting thereafter. Beginning with and after September 6, 1996, if the Option Plan Amendment is approved, nonemployee directors are entitled to receive annual option grants in respect of 15,000 shares (17,500 shares in the case of the Chairman of the Board) at each annual meeting of stockholders.

     Each automatic grant will be exercisable 50% one year after the grant and 100% two years after the grant and will have a term of 10 years, subject to earlier termination following the optionee's removal from the Board of Directors for cause.

     The Board of Directors may amend or modify the Option Plan at any time. The Option Plan will terminate on July 9, 2005, unless sooner terminated by the Board of Directors.

     Effective July 10, 1995, the Board of Directors granted options to purchase 306,126 shares of Unison Common Stock in the aggregate under the 1995 Plan to certain employees of Unison, including each of the executive officers in the following amounts: Jerry M. Walker, Philip R. Rollins, Craig R. Clark and Paul
J. Contris, 33,924 shares each, which vest over two-year period from the grant date; and to L. Robert Oberfield and Terry Troxell-Gurka, 6,185 shares each, which vest over a four-year period from the grant date. All of the options have an exercise price (after repricing in January 1996) of $9.00 per share. Such exercise price is equal to the fair market value of the Common Stock on the grant date, as determined by the Board of Directors.

     On September 1996 the Compensation Committee of the Board of Directors confirmed a special, one-time grant (originally promised in July 1996 subject to Compensation Committee Approval) of options for 60,000 shares to Craig R. Clark, at an exercise price of $9.00 per share in conjunction with his assumption of additional responsibilities as Unison's Chief Accounting Officer. On the same date, but subject to approval of the Option Plan Amendment by Unison's stockholders, the Compensation Committee recommended, and the full Board approved, the issuance of options for an additional 416,850 shares to Unison employees at an exercise price of $13.75 per share (its fair market value at date of grant), including options for 40,000 shares each to Messrs. Rollins, Costris and Clark, options for 10,000 shares to each, Mr. Oberfield and Mr. Henderson and options for Ms. Troxell-Gurka for 7,500 shares all as reflected in the following table:

                               1996 OPTION GRANTS
                            UNISON STOCK OPTION PLAN

                                                                                NUMBER OF
                              NAME AND POSITION                               OPTION SHARES
    ----------------------------------------------------------------------    -------------
    Jerry M. Waller, President, CEO.......................................             0
    Phillip R. Rollins, Executive Vice President..........................        40,000
    Craig R. Clark, Executive Vice President..............................       100,000
    Paul J. Contris, Executive Vice President.............................        40,000
    Terry Troxell-Gurka, Vice President...................................         7,500
    Executive Group (7 persons)...........................................       197,500
    Non-Executive Director Group..........................................        92,500
    Non-Executive Officer Employee Group..................................       186,850

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     Unison has entered into employment agreements with each of Messrs. Walker, Rollins and Contris, each of which expires in August 1998, subject to automatic renewal for successive one-year periods unless either Unison or the employee has given notice of non-renewal 30 days prior to expiration. The employment agreements provide for an annual base salary of $275,000 for Mr. Walker and $220,000 for each of Messrs. Rollins and Contris and the right to earn quarterly and annual incentive compensation totalling at least 60% of base salary. The right to receive incentive compensation is based on Unison's attainment of its quarterly and annual budget as reflected in its quarterly and annual filings with the Commission. During 1995, Messrs. Walker, Rollins and Contris were each granted options to purchase 33,924 shares of Unison Common Stock under the Option Plan and in September 1996 Messrs. Rollins and Contris were granted options for an additional 40,000 shares at an exercise price of $13.75 per share, subject to stockholder approval of the Option Plan Amendment. If any of the employment agreements is terminated by Unison other than for cause, Unison must pay the employee one year's base salary or his base salary for the remaining term of the agreement, whichever is longer, and the employee's pro-rated performance bonus. If any of the employment agreements is not renewed at the end of the initial or subsequent term, the employee will be entitled to receive one year's base salary. The employment agreements contain a one-year nonsolicitation of employees and customers provision. Each of Messrs. Walker, Rollins and Contris may be terminated upon Unison's failure to meet certain financial covenants under the Pledge Agreements. See "Certain Transactions."

     Unison initially entered into an employment agreement with Mr. Clark for an eighteen-month term beginning in August 1995 at an annual base salary of $200,000 and incentive compensation as described above. In September 1996 Mr. Clark's contract was amended to extend the term to August 1998 and his annual base salary was increased to $220,000. If the employment agreement is terminated other than for cause, Mr. Clark will be entitled to receive one year's base salary or his base salary for the remaining term of the agreement, whichever is longer, and his pro-rated performance bonus. The employment agreement contains a one-year nonsolicitation of employees and customers provision. Mr. Clark's employment agreement with BritWill was terminated in connection with the BritWill Acquisition, and Mr. Clark received a payment of $175,000 (equal to one year of base salary) pursuant thereto. During 1995, Mr. Clark was granted an option to purchase 33,924 shares of Unison Common Stock under the Option Plan, and on September 6, 1996, the Compensation Committee confirmed the earlier grant of an option to purchase 60,000 shares of Unison Common Stock under the Option Plan at an exercise price of $9.00 per share and, subject to stockholder approval of the Option Plan Amendment, options for an additional 40,000 shares at an exercise price of $13.75 per share.

     Unison entered into an employment agreement with Mr. Oberfield for a one-year term beginning in May 1995, subject to automatic renewal for successive one-year terms unless either Unison or Mr. Oberfield has given notice of non-renewal 30 days prior to expiration. The employment agreement provides for an initial annual base salary of $96,000. The annual base salary increased to $136,800 as of January 1996 because Quest had become profitable during 1995. Mr. Oberfield is also entitled to participate in Unison's incentive compensation program for key employees, up to a maximum award of 15% of his base salary. If the employment agreement is not renewed by Unison other than for cause, Unison must pay Mr. Oberfield one year's base salary and his prorated incentive compensation. During 1995, Mr. Oberfield was granted an option to purchase 6,185 shares of Unison Common Stock under the Option Plan, and in September 1996 he was granted an option to purchase an additional 10,000 shares at $13.75 per share, subject to approval of the Option Plan Amendment by the stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Prior to August 1995, decisions concerning compensation of executive officers were made by an Executive Committee of the Board of Directors, consisting of Messrs. Walker, Rollins and Contris. On August 17, 1995, the Board of Directors created a Compensation Committee consisting of Messrs. Garth, White and Casey. See "-- Directors and Executive Officers."

     The BritWill Acquisition. By a Second Amended and Restated Purchase and Sale Agreement, amended in April 1996, effective as of August 10, 1995, Unison acquired BritWill. A short-term note in the amount of $5.6 million (the "Term Note"), an $8.0 million subordinated promissory note (the "Subordinated Note") and a $7.0 million convertible debenture (the "Convertible Debenture") issued as consideration for the BritWill Acquisition were issued to the former shareholders of BritWill, one of whom is Mr. Garth. The primary BritWill shareholder entitled to receive payments is WFI, which owned 81.5% of the stock of BritWill prior to the BritWill Acquisition. Bruce H. Whitehead is the president of the general partner of WFI and holds a 1% ownership interest in WFI. The remaining 99% ownership interest in WFI is held by the Whitehead Family Trust, the sole beneficiaries of which are the children of Bruce H. Whitehead. Mr. Whitehead is the Chairman of the Board of Unison. The Term Note was repaid in full in January 1996. The Convertible Debenture has been converted into 561,815 shares of Common Stock. The Subordinated Note bears interest at rates ranging from 8.0% to 10.0%, calls for partial payments of principal prior to maturity and matures at the earlier of August 9, 2000 or the completion of the placement and funding of any future public or private offering of debt or equity securities. The Subordinated Note also requires Unison to maintain certain cash balances and financial covenants. In addition, monthly contingent payments aggregating approximately $10.3 million may be due through August 2000 if Unison achieves specified monthly revenue conditions, and a lump sum contingent payment of $11.5 million (the "Lump Sum Contingent Payment") is due in August 2000 if revenues exceed $150.0 million in the 12 months ending June 30, 2000. The Lump Sum Payment is subject to reduction by up to $1.4 million if during 1996 Unison does not collect or establish the collectability of certain accounts receivable that were owned by BritWill at the time of the acquisition and if certain specified quarterly consolidated revenue conditions are not achieved. These contingent amounts will be added to lease operating rights when and if paid. The Lump Sum Payment is due earlier in the event of any future public or private debt or equity financing or under certain other circumstances.

     To secure payment of the deferred purchase price for the BritWill Acquisition, Jerry M. Walker, Phillip R. Rollins and Paul J. Contris each executed stock pledge agreements (the "Pledge Agreements") in favor of Bruce H. Whitehead, as agent for the former BritWill shareholders. Pursuant to the Pledge Agreements, 7.5% of the pledged stock was released upon completion of the Company's initial public offering of Common Stock during December 1995 and January 1996 (the "IPO"), and another 7.5% will be released six months thereafter. During the term of the Pledge Agreements, employment agreements executed by Messrs. Walker, Rollins and Contris may be terminated by Mr. Whitehead if Unison fails to satisfy certain financial covenants. Craig R. Clark also executed a pledge agreement in favor of Bruce H. Whitehead, as agent for the former BritWill shareholders, pledging all of his rights as a former BritWill shareholder to receive cash or Common Stock from the Acquisition Notes and the Convertible Debenture. See "-- Employment Contracts, Termination of Employment, and Change-in-Control Arrangements."

     In connection with the BritWill Acquisition, BritWill executed a promissory note in the amount of $3.4 million (the "Renewal Note"), bearing interest at the rate of 12.0% and payable to WFI. The Renewal Note was a renewal, extension and combination of certain outstanding indebtedness of BritWill to WFI and BritWill Investment Company. The Renewal Note required monthly payments of interest, commencing September 10, 1995, and quarterly principal reduction payments of $1.0 million, commencing on October 1, 1996. The Renewal Note was not secured, and Unison repaid the Renewal Note from proceeds of the IPO.

     Subsequent to the BritWill Acquisition, Unison incurred the Whitehead Loans, which were evidenced by a $500,000 promissory note payable to WFI and a $250,000 promissory note payable to WFI (the "Supplemental Notes"), each bearing interest at the rate of 12.0%, in consideration of cash advances to Unison. The $500,000 Supplement Note required monthly payments of interest, commencing September 10, 1995, matured on December 31, 1995 and was unsecured. The $250,000 Supplemental Note required monthly payments of interest, commencing October 9, 1995, matured on the earlier to occur of December 31, 1995 or the completion of the IPO and was unsecured. Unison repaid the Supplemental Notes from proceeds of the IPO.

     Indiana Sale-Leaseback. Certain obligations of Unison to Omega Healthcare Investors, Inc. ("Omega"), the owner of nine facilities that the Company leases in Indiana and a party unrelated to the Company and BritWill, are guaranteed by Bruce H. Whitehead, Unison's Chairman of the Board. BritWill Investments - I, Inc., a Delaware corporation and a wholly-owned subsidiary of Unison ("BritWill I"), obtained a leasehold interest in the nine facilities located in Indiana pursuant to a sale-leaseback agreement in

November 1992. Fee title to the facilities was acquired initially from affiliates of Cloverleaf Healthcare Services, Inc. (collectively, "Cloverleaf") by BritWill Investments -- Indiana L.P., a Texas limited partnership ("BritWill Indiana"), which is an entity owned and controlled by Bruce H. Whitehead. BritWill Indiana sold the nine facilities to Omega for approximately $19.8 million, and Omega simultaneously entered into a master lease with BritWill I for all nine facilities with minimum annual rent of approximately $2.3 million, subject to adjustment. As further consideration for its funding of the purchase price and its concurrent granting of the master lease, Omega required that BritWill and Bruce H. Whitehead guarantee the obligations of BritWill I under the master lease.

     At the time of the sale leaseback transaction, the nine facilities were subject to existing leases to Cedar Care, Inc., an Indiana corporation ("Cedar Care"), or Sherwood HealthCare Corp., an Indiana corporation ("Sherwood") (the "Cedar Care and Sherwood Leases"). The Omega master lease with BritWill I recognized the Cedar Care and Sherwood Leases and treated them as subleases subject to the master lease. Cedar Care and Sherwood are operators of each of the nine facilities subject to the sale-leaseback, and they are beneficially owned and controlled by Tyrrell L. Garth, a director of the Company. In addition to and in connection with the Cedar Care and Sherwood Leases, Cedar Care and Sherwood entered into a series of management agreements with BritWill I for the operation of those nine facilities and four other Indiana facilities. Fees under the management agreements are based upon the revenues of Cedar Care and Sherwood from the facilities, such that all net income of Cedar Care and Sherwood is paid to BritWill I under the management agreements and the Cedar Care and Sherwood Leases. These arrangements are both accounted for and described as leaseholds. In addition, Cedar Care and Sherwood have agreed to cooperate with the Company in whatever manner the Company may elect in order to transfer, assign or otherwise account for their interests in the facilities.

     Participation Agreement. A portion of the indebtedness renewed pursuant to the Renewal Note was originally evidenced by a promissory note in the original principal amount of $2.5 million due November 24, 2002, bearing interest at the rate of 12.0% (the "Participation Note"). At the time of execution of the Participation Note, Garth Financial Services, Inc. ("GFS"), which is wholly-owned by Mr. Garth, entered into a Participation Agreement dated December 24, 1992, under which GFS was entitled to receive principal and interest payments on $400,000 of the Participation Note. The Participation Agreement provides GFS with a priority in payments received on the Participation Note. Also on December 24, 1992, BritWill entered into a Bonus Participation Agreement with WFI, as additional consideration for the Participation Note, under which WFI was entitled to quarterly bonus payments equal to the greater of 7.5% of the unrestricted cash flow of BritWill or $10,000 until the Participation Note was paid in full. The Participation Agreement and the Bonus Participation Agreement terminated with repayment of the Renewal Note.

     Omega Financing. In March 1996, Unison borrowed $3.5 million from Omega. The borrowing is evidenced by a promissory note, bears interest at 10.25% and is guaranteed by Unison and by Jerry M. Walker, Unison's President and Chief Executive Officer.

                              CERTAIN TRANSACTIONS

     For additional information concerning Certain Transactions, see "Unison Management -- Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     Texas Sale-Leasebacks. BritWill Investments -- II, Inc., a Delaware corporation and a wholly-owned subsidiary of Unison ("BritWill II") acquired leasehold interests in five facilities in Texas from Omega through two separate sale-leaseback transactions. All five leases from Omega to BritWill II are guaranteed by Bruce H. Whitehead, BritWill and BritWill Investments -- Texas ("BritWill-Texas"), as required by Omega. In December 1993, BritWill-Texas, which is owned and controlled by Bruce H. Whitehead, purchased fee title to three facilities, and simultaneously sold the facilities to Omega. Omega concurrently entered into a master lease agreement to lease the facilities to BritWill II. The second sale-leaseback transaction was consummated in the same manner between the same parties for two facilities in December 1994. The second sale-leaseback replaced a mortgage for the two facilities under which Omega had loaned $4.6 million to BritWill-Texas in return for a promissory note and liens on the two facilities. BritWill-Texas sold the two facilities to Omega in exchange for the release of its obligations under the promissory note, and Omega simultaneously leased the facilities to BritWill II with minimum annual rent of approximately $555,000, subject to adjustment.

     Omega Security Deposit. The Omega lease to BritWill II required BritWill II to post a security deposit with Omega. BritWill-Texas advanced $1.4 million to Omega for the required deposit. BritWill II has the benefit of that deposit and owes that amount to BritWill-Texas.

     Texas Mortgage Transaction. BritWill II leases six facilities in Texas from BritWill Texas. BritWill-Texas acquired the six facilities in December 1993 with a $10.2 million loan from Omega. Omega is unrelated to Unison and the other parties involved in the Texas mortgage transaction. The note for the transaction contains an initial interest rate of 11.25%, subject to adjustment, with interest payable monthly. The note also requires annual principal reduction payments of $60,000, escalating to $120,000 over the term of the note. The loan from Omega is guaranteed by BritWill and Bruce H. Whitehead. BritWill-Texas continues to receive lease payments from BritWill II for those facilities. The aggregate annual base rental for those facilities, which have a total of 767 licensed beds, is $1.1 million.

     Texas Avalon Facilities. Through separate assignments in November 1994, BritWill II acquired two leasehold interests from Avalon Care, Inc., an entity owned and controlled by Bruce H. Whitehead, in exchange for the assumption by BritWill II of the obligations of Avalon Care, Inc. under the two leases.

     Certain Indebtedness. BritWill incurred certain indebtedness to entities owned and controlled by Bruce H. Whitehead, which was renewed, extended and combined in the Renewal Note. This indebtedness included: (i) a promissory note in the original principal amount of $1.0 million due June 30, 1995, bearing interest at the rate of 12.0%, from BritWill to BritWill Investment Company;
(ii) a promissory note in the original principal amount of $500,000 due June 30, 1995, bearing interest at the rate of 12.0%, from BritWill to BritWill Investment Company; (iii) a promissory note in the original principal amount of $600,000 due June 1, 1995, bearing interest at the rate of 12.0%, from BritWill to WFI; and (iv) the Participation Note. The Renewal Note was repaid in full. BritWill II is also obligated to repay five unsecured promissory notes to BritWill-Texas currently in the amounts of $418,000, $409,000, $387,000, $585,000 and $893,000. Interest accrues on the notes at 9.0%, the prime rate plus 2.0%, the prime rate plus 2.0%, 10.0% and 10.0%, respectively. Aggregate monthly interest payments under all five notes was approximately $17,000 in 1995. Four notes are scheduled to mature in November 2001, and the $1.1 million note is due in October 2004.

     Agreements with Trouver Capital Partners, L.P. John T. Lynch, Jr., a Director of Unison and beneficial owner of approximately 3.81% of the Company's Common Stock at the Record Date, is a General Partner of Trouver. Two other partners of Trouver are beneficial owners of approximately 1.42%, in the aggregate, of Unison's Common Stock. Unison and Trouver are parties to the Unison/BritWill Combination Advisory Agreement dated July 10, 1995 (the "Combination Agreement"), pursuant to which Trouver provided financial advisory services to assist in the combination of Unison and BritWill as well as agreeing to provide stand-by financing. Trouver's compensation under the Combination Agreement was $675,000, which has been paid in full. In addition, Unison and Trouver are parties to a Financial Advisory Agreement dated July 10, 1995 (a similar agreement dated March 16, 1992 expired during 1995) pursuant to which Trouver acted and will act as financial advisor with respect to business and acquisition plans and opportunities and in respect of private placement of debt or equity securities or working capital facilities. Fees payable under the agreement range from 2% to 5% for the private placement of debt or equity or certain other financings, and from 1.5% to 10% for services rendered in the acquisition of additional leased or managed facilities or other corporate development transactions. Trouver assisted Unison in securing lease or management agreements in respect of four long-term and specialty health care facilities, for which it is entitled to receive fees of up to $400,000 over the next eight years based upon Unison's management fees or earnings over that period. Accrued compensation through August 1995 totalled $32,537.

     Transactions with Sentry Healthcare Acquirors. Unison leases one long-term and specialty health care facility and manages four facilities that are owned by affiliates of Douglas K. Mittleider, who beneficially owns approximately 2.97% of Unison's Common Stock at the Record Date (but owned more than 5% of Unison's Common Stock at the time the agreements were entered into). The lease agreement with Mr. Mittleider requires rental payments of $16,500 per month and extends through June 2013. The management agreements provide compensation to Unison equal to approximately 5% of patient revenues for three of these facilities and 3% for the other two facilities. Management considers these terms to be competitive with those generally prevailing in the industry.

     On December 30, 1994, Unison issued to Sentry, an entity owned by Mr. Mittleider, a warrant to purchase 178,503 shares of Unison Common Stock for consideration of $200 (less than $0.01 per share), and in consideration for those agreements and for assistance in arranging other business transactions for Unison. The warrant contains piggyback registration rights. Sentry exercised the warrant as to 60,000 shares of Unison Common Stock in January 1996 and sold the shares in the IPO's over-allotment option.

     Quest Pharmacies, Inc. On or about May 15, 1995, Unison and L. Robert Oberfield incorporated Quest Pharmacies, Inc. Quest is 75% owned by Unison and 25% owned by Mr. Oberfield. Quest was created for the primary purpose of establishing and operating pharmacy facilities for the provision of pharmaceutical services and supplies to Unison's long-term and specialty health care facilities and to third parties. Unison and Mr. Oberfield have entered into a shareholder agreement (the "Quest Shareholders Agreement") pursuant to which, among other things, Mr. Oberfield has a right to put his Quest stock to Unison, and Unison has a right to require Mr. Oberfield to sell his Quest stock to Unison, in May of 1998 or in May of any year thereafter in exchange for a cash payment or, at Mr. Oberfield's option, stock in Unison. The amount that Unison would be required to pay for the purchase of Mr. Oberfield's 25% of the outstanding Quest stock is based upon a formula set forth in the Quest Shareholders Agreement, and is intended to approximate his 25% share of the value of Quest's earnings contribution to Unison, based on the earnings of both Quest and Unison and on the ratio of Unison's stock price to its recent earnings.

                             PRINCIPAL STOCKHOLDERS

     Only stockholders of record at the close of business on             , 1996
(the "Unison Record Date") will be entitled to vote at the Unison Special Meeting. On the Unison Record Date, there were issued and outstanding 3,989,815 shares of Unison Common Stock. Each holder of Unison Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Unison Common Stock held of record on the Unison Record Date. The presence of a majority of the shares of Unison Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Unison Special Meeting. The Inspector of Election appointed by either the Chairman of the Board of Directors or the President of Unison shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all proxies and ballots.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Unison Common Stock at the Record Date with respect to (i) each person known to Unison to own beneficially more than five percent of the outstanding shares of Unison Common Stock, (ii) each director of Unison, (iii) each of the executive officers listed in the Summary Comparison Table set forth herein and (iv) all directors and executive officers of Unison as a group.

                                                           SHARES BENEFICIALLY OWNED(1)
                                               -----------------------------------------------------
                                                    PRIOR TO THE                    AFTER THE
                                                SIGNATURE, AMPRO AND          SIGNATURE, AMPRO AND
                                                   MEMPHIS MERGERS               MEMPHIS MERGERS
                                               -----------------------       -----------------------
      IDENTITY OF STOCKHOLDER OR GROUP          NUMBER         PERCENT        NUMBER         PERCENT
- ---------------------------------------------  ---------       -------       ---------       -------
Bruce H. Whitehead(2)........................    463,337        11.60%         463,337         7.67%
Jerry M. Walker(3)...........................    329,336         8.22          329,336         5.44
Phillip R. Rollins(4)........................    329,336         8.22          329,336         5.44
Paul J. Contris(5)...........................    314,336         7.85          314,336         5.19
John T. Lynch, Jr.(6)........................    152,208         3.81          152,208         2.52
  c/o Trouver Capital Partners, L.P.
  P.O. Box 7053
  Princeton, NJ 08543
Craig R. Clark(7)............................     54,984            *           54,984            *
Tyrrell L. Garth(8)..........................     10,707            *           10,707            *
Mark W. White(9).............................      7,665            *            7,665            *
John T. Casey................................     20,000            *           20,000            *
David A. Kremser(10).........................         --           --        1,283,019        21.24
All executive officers and directors as a
  group (12 persons prior to the Signature,
  Ampro and Memphis Mergers and 13 persons
  following the Signature, Ampro and Memphis
  Mergers)...................................  1,688,995        41.38        2,972,014        55.40

- ---------------
 *  Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 458,089 shares of Unison Common Stock issued to Whitehead Family Investments, Ltd. ("WFI") upon conversion of the Convertible Debenture issued to the former shareholders of BritWill HealthCare Company ("BritWill") as partial payment of the purchase price for the acquisition of BritWill (the "BritWill Acquisition"). Mr. Whitehead has sole voting and investment power with respect to the shares held by WFI. Does not include 5,248 shares of Unison Common Stock issuable upon exercise of outstanding options which will vest in August 1997. Includes 5,248 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(3) All but 15.0% of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition. Does not include 16,962 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1997. Includes 16,962 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(4) All but 15.0% of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition. Does not include 16,962 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1997. Includes 16,962 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(5) All but 15.0% of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition. Does not include 16,962 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1997. Includes 16,962 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(6) Includes 10,140 shares of Unison Common Stock as to which he currently shares investment power with Bruce H. Whitehead. Excludes 4,623 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1997. Includes 4,623 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(7) All of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition. Includes 38,022 shares of Unison Common Stock as to which Mr. Clark currently shares investment power with Bruce H. Whitehead. Excludes 16,962 of Unison Common Stock issuable upon exercise of options granted which will vest in August 1997. Includes 16,962 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(8) Includes 6,084 shares of Unison Common Stock held by Mr. Garth as trustee of a trust for the benefit of Jessica Garth Abeshire and Joshua Garth, as to which he currently shares investment power with Bruce H. Whitehead. Does not include 4,623 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1997. Includes 4,623 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(9) Includes 3,042 shares of Unison Common Stock, as to which he currently shares investment power with Bruce H. Whitehead. Does not include 4,623 shares of Common Stock issuable upon exercise of options which will vest in August 1997. Includes 4,623 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(10) Includes 1,283,019 shares of Unison Common Stock to be issued to Mr. Kremser in the Signature Health Care Merger. Mr. Kremser will become a Director of Unison upon closing of the Signature Mergers.

                      DESCRIPTION OF UNISON CAPITAL STOCK

     The following description of Unison's capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of Unison's Certificate of Incorporation and Bylaws, copies of which have been filed with the Commission as exhibits to Unison's Annual Report on Form 10-K for the year ended December 31, 1995.

     The authorized capital stock of Unison consists of 10,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of Preferred Stock, par value $.001 per share. If the Ampro and Memphis Mergers and the Signature Mergers occur, an aggregate of 6,039,249 shares of Unison Common Stock will be issued and outstanding (assuming no exercise of outstanding options or conversion of convertible securities), and no shares of Preferred Stock will be issued or outstanding.

COMMON STOCK

     Holders of Unison Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Unison Common Stock do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

     Holders of Unison Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. Unison does not anticipate paying cash dividends in the foreseeable future. In the event of the liquidation, dissolution or winding up of Unison, the holders of Unison Common Stock are entitled to share ratably in all assets remaining after payment of liabilities.

     Holders of Unison Common Stock have no preemptive, conversion or redemption rights and are not subject to further calls or assessments by Unison. All of the outstanding shares of Unison Common Stock are, and the shares offered by Unison hereby and by the related Prospectus/Information Statement Supplement will be, if issued, validly issued, fully paid and nonassessable.

     The Transfer Agent and Registrar for Unison Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

PREFERRED STOCK

     Unison's Board of Directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of the authorized but unissued shares of Preferred Stock with such dividend, redemption, conversion and exchange provisions as may be provided in the particular series. Any series of Preferred Stock may possess voting, dividend, liquidation and redemption rights superior to that of Unison Common Stock. The rights of the holders of Unison Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. Issuance of a new series of Preferred Stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of entrenching Unison's Board of Directors and making it more difficult for a Third Party to acquire, or discourage a Third Party from acquiring, a majority of the outstanding voting stock of Unison. Unison has no present plans to issue any series of Preferred Stock.

OTHER SECURITIES

     Unison has also issued a number of other outstanding securities. Warrants for an aggregate of 120,000 shares of Unison Common Stock were issued to the representatives of the underwriters in Unison's initial public offering of Unison Common Stock at an exercise price of $11.70 per share. A warrant has been issued to HealthPartners Funding, L.P. for 16,667 shares of Unison Common Stock at an exercise price of $0.01 per share. The Sunbelt Notes and Debentures for $1,000,000 and $1,800,000, respectively, that were issued in connection with the acquisition of four therapy centers effective February 1, 1996 are convertible into Unison Common Stock at a conversion price equal to the average closing price (85% of the average closing price with respect to the Sunbelt Notes) for the 20 day trading period preceding the date of conversion. A warrant for

200,000 shares at an exercise price of $13.88 per share has been issued to Imperial Bank in conjunction with certain bridge financing, and the bridge financing note is convertible into Unison Common Stock at a discount from market value in the event of a default. Options for a total of 511,046 shares of Unison Common Stock have been issued or authorized for issuance under Unison's employee stock option plan (with such number to increase to 800,000 if the Option Plan Amendment is approved). In addition, 1,509,434 shares (subject to adjustment if the Average Daily Price of Unison Common Stock is less than $11.25 per share or greater than $15.25 per share) and 540,000 shares are to be issued in connection with the Signature Mergers and the Ampro and Memphis Mergers, respectively. A $771,000 promissory note to Red Line Healthcare Corporation (the "Red Line Note") is convertible into Unison Common Stock at an effective price of $9.11 per share during a default thereon. See "-- Registration Rights," and "Recent and Pending Unison Acquisitions and Other Commitments."

CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AFFECTING STOCKHOLDERS

     Unison's Certificate of Incorporation prevents certain transactions with an "interested person" (defined as any person who, indirectly or directly, beneficially owns or has the right to acquire or vote more than 5% of Unison's outstanding voting stock, excluding any person who owned 25% of such securities on August 10, 1995), including: (i) any merger, consolidation, sale or other disposition of all or substantially all of the assets of Unison or any subsidiary of Unison; or (ii) any purchase by Unison or its subsidiaries of all or substantially all of the stock or assets of an interested person, without affirmative vote of the holders of at least two-thirds of the outstanding shares of all classes or series of stock entitled to vote on the election of Unison's Board of Directors; provided, however, that such stockholder approval will not be required if the transaction is approved by the Board of Directors, and a majority of the directors approving such transaction are "continuing directors," defined as directors who either: (i) were elected prior to the date an interested person became an interested person; (ii) was a director on August 10, 1995; or (iii) succeeds a continuing director or fills a newly created directorship upon the recommendation of a majority of the continuing directors.

     Unison's Certificate of Incorporation provides for a classified Board of Directors. The classification of the Board of Directors may discourage a third party from making a tender offer or otherwise attempting to gain control of Unison and may maintain the incumbency of the Board of Directors.

     Unison's Certificate of Incorporation also requires that any action required or permitted by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

LIMITATION OF LIABILITY AND INDEMNIFICATION AGREEMENTS

     Unison's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, a director of Unison shall not be liable to Unison or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited
(i) for any breach of the director's duty of loyalty to Unison or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of Unison's Certificate of Incorporation is to eliminate the rights of Unison and its stockholders (through stockholders' derivative suits on behalf of Unison) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of Unison or any stockholder to seek nonmonetary relief such as an injunction or recision in the event of a breach of a director's duty of care. In addition, Unison's Certificate of Incorporation provides that Unison shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

VOTING AGREEMENT

     Messrs. Walker, Rollins, Contris and Lynch, who beneficially own an aggregate of 1,125,216 shares of Unison Common Stock, and Messrs. Joseph A. Boystak and Edmund C. King, who beneficially own approximately 1.42%, in the aggregate of Unison's Common Stock (collectively, the "Affiliate Stockholders"), and Unison are parties to a voting agreement (the "Voting Agreement"). Under the Voting Agreement, each of the Affiliate Stockholders is required to vote his shares so as to elect three members of the Board of Directors designated by WFI. Initially, the designees of WFI are Messrs. Garth, White and Whitehead. Each of the Affiliate Stockholders is also prohibited from voting his stock in favor of any proposition that would have the effect of reducing the Board of Directors of Unison to fewer than three members. The Voting Agreement terminates on the earliest to occur of: (i) payment in full of the Subordinated Note to the former shareholders of BritWill HealthCare Company; (ii) August 9, 2005; or (iii) the written termination by each of the parties to the Voting Agreement.

REGISTRATION RIGHTS

     Unison is party to a number of agreements ("Registration Rights Agreements") pursuant to which the other party has the right to require Unison to register the sale of shares of Unison Common Stock owned by each other party. Registration Rights Agreements have been entered with: (a) Mr. Bruce Whitehead, as agent for the former shareholders of BritWill HealthCare Company in respect of 561,815 shares of Unison Common Stock owned by them and 783,804 other shares pledged to them as collateral; (b) the representatives of the underwriters from Unison's initial public offering in respect of 120,000 shares issuable upon exercise of warrants with an exercise price of $11.60 per share; (c) the former owners of Sunbelt Therapy with respect to shares issuable upon conversion of the Sunbelt Notes ($1.0 million) and Sunbelt Debentures ($1.8 million) issued to them in that transaction; (d) Imperial Bank with respect to shares issuable upon conversion of its loans to Unison in the event of a default or upon exercise of warrants for up to 300,000 shares of Unison Common Stock issued in connection with such loans; (e) Sentry Healthcare Acquirors, Inc. (piggyback rights only) in respect of the 118,503 shares of Unison Common Stock that it currently owns and that it acquired upon exercise of a warrant issued by Unison in 1995; and
(f) Red Line Healthcare Corporation (piggyback rights only) with respect to shares issuable upon conversion of the Red Line Note during a default thereon. In addition, the 1,509,434 shares of Unison Common Stock (subject to adjustment under certain circumstances) to be issued in connection with the Signature Merger will be subject to registration rights. Unison is obligated to pay all registration expenses (other than underwriting discounts and commissions and subject to certain limitations) incurred in connection with such registrations.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon for Unison by Quarles & Brady, which has also given the opinion regarding tax consequences of the Ampro Merger.

                                    EXPERTS

     The consolidated financial statements of Unison HealthCare Corporation at December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in the Prospectus/Proxy and Information Statement and the related financial statement schedule appearing elsewhere herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of BritWill HealthCare Company for the one month ended July 31, 1995 included in the Prospectus/Proxy and Information Sheet of Unison HealthCare Corporation, which is referred to and made a part of this Prospectus and Registration Statement, and the related financial statement schedule appearing elsewhere herein have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of BritWill HealthCare Company as of December 31, 1993, 1994 and June 30, 1995 and for the years ended December 31, 1993, 1994 and the six months ended June 30, 1995 included in this Prospectus/Proxy and Information Statement and Registration Statement have been so included in reliance of the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of American Professional Holding, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 appearing herein have been audited by Ronald H. Ridgers, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Memphis Clinical Laboratory, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 appearing herein have been audited by Ronald H. Ridgers, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Signature Health Care Corporation, and the combined financial statements of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. appearing herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of The Oaks of Boise appearing herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

     The financial statements of Nightingale West, Inc. at December 31, 1994 and for each of the two years in the period ended December 31, 1994 appearing in this Prospectus/Proxy and Information Statement and Registration Statement have been audited by Grant, Millman & Johnson, P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. appearing herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                 PAGE
                                                                                                 ----
1.  FINANCIAL STATEMENTS
UNISON HEALTHCARE CORPORATION
Report of Independent Auditors.................................................................   F-3
Consolidated Balance Sheets as of December 31, 1995 and 1994...................................   F-4
Consolidated Statements of Operations for the years ended December 31, 1995, 1994 and 1993.....   F-5
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1994
  and 1993.....................................................................................   F-6
Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993.....   F-7
Notes to Consolidated Financial Statements.....................................................   F-8
Condensed Consolidated Balance Sheets as of June 30, 1996 and December 31, 1995................  F-20
Condensed Consolidated Statements of Operations for the three months and six months ended June
  30, 1996 and 1995............................................................................  F-21
Condensed Consolidated Statements of Cash Flows for the three months and six months ended June
  30, 1996 and 1995............................................................................  F-22
Notes to Condensed Consolidated Financial Statements...........................................  F-23
BRITWILL HEALTHCARE COMPANY
Report of Independent Auditors.................................................................  F-25
Report of Independent Accountants..............................................................  F-26
Consolidated Balance Sheets as of December 31, 1993 and 1994 and June 30, 1995.................  F-27
Consolidated Statements of Operations for the years ended December 31, 1993 and 1994, six months ended June 30, 1995 and one month ended July 31, 1995.................................  F-28
Consolidated Statements of Shareholders' Equity for the years ended December 31, 1993 and 1994 and the six months ended June 30, 1995.......................................................  F-29
Consolidated Statements of Cash Flows for the years ended December 31, 1993 and 1994, six months ended June 30, 1995 and one month ended July 31, 1995.................................  F-30
Notes to Consolidated Financial Statements.....................................................  F-31
AMERICAN PROFESSIONAL HOLDING, INC.
Report of Independent Auditor..................................................................  F-41
Consolidated Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996.................  F-42
Consolidated Statements of Income for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996......................................................  F-43
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1993, 1994 and
  1995 and the six months ended June 30, 1996..................................................
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 and 1995..................................................  F-44
Notes to Consolidated Financial Statements.....................................................  F-45
MEMPHIS CLINICAL LABORATORY, INC.
Report of Independent Auditor..................................................................  F-50
Consolidated Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996.................  F-51
Consolidated Statements of Income for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996......................................................  F-52
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1993, 1994 and
  1995 and the six months ended June 30, 1996..................................................
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 and 1995..................................................  F-53
Notes to Consolidated Financial Statements.....................................................  F-54
SIGNATURE HEALTH CARE CORPORATION
Report of Independent Public Accountants.......................................................  F-57
Consolidated Balance Sheets as of December 31, 1995 and 1994 and June 30, 1996.................  F-58
Consolidated Statements of Operations for the years ended December 31, 1995, 1994 and 1993 and six months ended June 30, 1996 and 1995......................................................  F-59

                                                                                                 PAGE
                                                                                                 ----
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995 and 1994 and six months ended June 30, 1996...........................................................  F-60
Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993 and six months ended June 30, 1996 and 1995......................................................  F-61
Notes to Consolidated Financial Statements.....................................................  F-62
ARKANSAS, INC., CORNERSTONE CARE, INC., DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.
Report of Independent Public Accountants.......................................................  F-68
Combined Balance Sheet as of December 31, 1995 and six months ended June 30, 1996..............  F-69
Combined Statement of Operation for the year ended December 31, 1995 and six months ended June
  30, 1996 and 1995............................................................................  F-70
Combined Statement of Stockholders' Equity for the year ended December 31, 1995 and six months ended June 30, 1996..........................................................................  F-71
Combined Statement of Cash Flows for the year ended December 31, 1995 and six months ended June
  30, 1996 and 1995............................................................................  F-72
Notes to Combined Financial Statements.........................................................  F-73
THE OAKS OF BOISE
Report of Independent Accountants..............................................................  F-76
Statements of Assets, Liabilities and Interdivision Account as of June 30, 1995 and 1994.......  F-77
Statements of Revenue, Expenses and Interdivision Account for the years ended June 30, 1995 and 1994.....................................................................................  F-78
Statements of Cash Flows for the years ended June 30, 1995 and 1994............................  F-79
Notes to Financial Statements..................................................................  F-80
NIGHTINGALE WEST, INC.
Independent Auditors' Report...................................................................  F-83
Balance Sheet as of December 31, 1994..........................................................  F-84
Statement of Operations for the nine months ended September 30, 1995 and the years ended
  December 31, 1994 and 1993...................................................................  F-85
Statements of Retained Earnings for the nine months ended September 30, 1995 and the years ended December 31, 1994 and 1993.............................................................  F-86
Statements of Cash Flows for the nine months ended September 30, 1995 and the years ended
  December 31, 1994 and 1993...................................................................  F-87
Notes to Financial Statements..................................................................  F-88
HENDERSON AND ASSOCIATES REHABILITATION AND SUNBELT THERAPY MANAGEMENT SERVICES, INC.
Report of Independent Auditors.................................................................  F-92
Combined Balance Sheets as of December 31, 1995 and 1994.......................................  F-93
Combined Statements of Operations and Stockholders' Equity.....................................  F-94
Combined Statements of Cash Flows..............................................................  F-95
Notes to Financial Statements..................................................................  F-96
2.  FINANCIAL STATEMENT SCHEDULES
UNISON HEALTHCARE CORPORATION
Schedule II  Valuation and Qualifying Accounts.................................................   S-1
BRITWILL HEALTH CARE COMPANY
Schedule II  Valuation and Qualifying Accounts.................................................   S-2
SIGNATURE HEALTH CARE CORPORATION
Schedule II  Consolidated Valuation and Qualifying Accounts....................................   S-3
ARKANSAS, INC., CORNERSTONE CARE, INC., DOUGLAS MANOR INC., AND SAFFORD CARE, INC.
Schedule II  Combined Valuation and Qualifying Accounts........................................   S-4

All other schedules are omitted because they are not applicable or not required.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Unison HealthCare Corporation

     We have audited the accompanying consolidated balance sheets of Unison HealthCare Corporation as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Unison HealthCare Corporation at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Phoenix, Arizona
April 10, 1996

                         UNISON HEALTHCARE CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                     --------------------------
                                                                        1995            1994
                                                                     -----------     ----------
ASSETS
Current assets:
  Cash and cash equivalents........................................  $ 6,097,370     $  117,641
  Accounts receivable-patient, net of allowance for doubtful accounts of $709,000 in 1995 and $203,000 in 1994 (Notes 4 and
     9)............................................................   14,770,958      1,944,010
  Accounts receivable-other, net of allowance for doubtful accounts
     of $74,000 in 1995 and $87,000 in 1994 (Notes 4 and 9)........    1,852,290        417,305
  Prepaids and other (Note 5)......................................    2,244,906        551,988
                                                                     -----------     ----------
     Total current assets..........................................   24,965,524      3,030,944
Equipment and leasehold improvements, net
  (Notes 6 and 11).................................................    3,002,223        707,098
Lease operating rights and other assets (Note 7)...................   38,902,115        280,341
Goodwill, net (Note 3).............................................    7,472,502             --
Deferred taxes (Note 16)...........................................           --         99,104
Security deposits (Note 8).........................................    3,189,114        179,350
                                                                     -----------     ----------
                                                                     $77,531,478     $4,296,837
                                                                     ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Line of credit (Note 9)..........................................  $   789,041     $  950,000
  Accounts payable.................................................    9,437,409      1,685,961
  Accrued expenses (Note 10).......................................    8,784,821      1,062,486
  Notes payable and current portion of long-term debt due to
     affiliates (Notes 11 and 15)..................................    5,823,929             --
  Current portion of other notes payable and long-term debt (Note
     11)...........................................................      635,701         99,768
  Deferred taxes (Note 16).........................................      702,640         99,104
                                                                     -----------     ----------
     Total current liabilities.....................................   26,173,541      3,897,319
Notes payable and long-term debt due to affiliates (Notes 11 and
  15)..............................................................   13,691,032             --
Other notes payable and long-term debt (Note 11)...................    4,692,968        539,001
Deferred taxes (Note 16)...........................................    8,173,160             --
Leasehold liability, net (Note 14).................................    4,621,667             --
Other liabilities..................................................      294,000             --
                                                                     -----------     ----------
     Total liabilities.............................................   57,646,368      4,436,320
Stockholders' equity (deficit) (Note 12):
  Preferred stock, $.001 par value, authorized 1,000,000 shares, no
     shares issued or outstanding..................................           --             --
  Common stock, $.001 par value, authorized 10,000,000 shares,
     3,673,748 and 1,249,497 shares issued and outstanding in 1995
     and 1994......................................................        2,524            100
  Additional paid-in capital.......................................   20,090,707         42,853
  Retained earnings (deficit)......................................     (208,121)      (182,436)
                                                                     -----------     ----------
     Total stockholders' equity (deficit)..........................   19,885,110       (139,483)
                                                                     -----------     ----------
                                                                     $77,531,478     $4,296,837
                                                                     ===========     ==========

                            See accompanying notes.

                         UNISON HEALTHCARE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                          1995            1994            1993
                                                       -----------     -----------     ----------
Revenues:
  Net patient revenue................................  $57,742,991     $11,069,787     $1,075,970
  Management fees....................................    1,730,003       1,114,609        851,666
  Other..............................................    1,812,182         221,365         28,250
                                                       -----------     -----------     ----------
          Total revenues.............................   61,285,176      12,405,761      1,955,886
Expenses:
  Wages and related..................................   31,811,215       7,148,401      1,455,325
  Other operating....................................   20,776,286       3,901,626        544,801
  Rent...............................................    6,565,286       1,298,753         99,407
  Interest...........................................    1,058,088          84,396         10,796
  Depreciation and amortization......................    1,049,986          51,228          6,718
                                                       -----------     -----------     ----------
          Total expenses.............................   61,260,861      12,484,404      2,117,047
                                                       -----------     -----------     ----------
Income (loss) before income taxes....................       24,315         (78,643)      (161,161)
Income tax expense (benefit).........................       50,000           1,180        (20,417)
                                                       -----------     -----------     ----------
Net loss.............................................  $   (25,685)    $   (79,823)    $ (140,744)
                                                       ===========     ===========     ==========
Net loss per share...................................        $(.02)          $(.06)         $(.11)
Shares used in per share calculation.................    1,349,020       1,266,164      1,266,164

                            See accompanying notes.

                         UNISON HEALTHCARE CORPORATION

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                             COMMON STOCK
                                          ------------------   ADDITIONAL    RETAINED
                                          NUMBER OF              PAID-IN     EARNINGS
                                           SHARES     AMOUNT     CAPITAL     (DEFICIT)       TOTAL
                                          ---------   ------   -----------   ---------    -----------
Balance at December 31, 1992............  1,249,497   $  100   $        --   $  38,131    $    38,231
Net loss................................         --       --            --    (140,744)      (140,744)
                                          ---------   ------   -----------   ---------    -----------
Balance at December 31, 1993............  1,249,497      100            --    (102,613)      (102,513)
Stock warrants issued...................         --       --        42,853          --         42,853
Net loss................................         --       --            --     (79,823)       (79,823)
                                          ---------   ------   -----------   ---------    -----------
Balance at December 31, 1994............  1,249,497      100        42,853    (182,436)      (139,483)
Net loss................................         --       --            --     (25,685)       (25,685)
Sale of common stock in public
  offering..............................  2,000,000    2,000    14,612,273          --     14,614,273
Conversion of debenture.................    424,251      424     5,285,581                  5,286,005
Stock warrants issued...................         --       --       150,000          --        150,000
                                          ---------   ------   -----------   ---------    -----------
Balance at December 31, 1995............  3,673,748   $2,524   $20,090,707   $(208,121)   $19,885,110
                                          =========   ======   ===========   =========    ===========

                            See accompanying notes.

                         UNISON HEALTHCARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED DECEMBER 31,
                                                                -------------------------------------
                                                                   1995          1994         1993
                                                                -----------   -----------   ---------
OPERATING ACTIVITIES
Net loss......................................................  $   (25,685)  $   (79,823)  $(140,744)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization...............................    1,049,986        51,228       6,718
  Provision for doubtful accounts.............................       29,109       127,592     145,650
  Tax provision (credit)......................................       50,000         1,854     (20,417)
  Note discount amortization..................................       20,538            --          --
  Leasehold liability amortization............................      (78,333)           --          --
  Changes in operating assets and liabilities, net of
     acquisitions:
     Increase in accounts receivable -- patient, net..........   (7,341,173)   (1,929,382)   (416,716)
     Increase in accounts receivable -- other, net............     (892,287)     (346,310)    (82,111)
     Increase in prepaids and other...........................     (593,883)     (543,668)     (7,774)
     Increase in accounts payable and accrued expenses........    6,533,294     2,325,708     401,810
                                                                -----------   -----------   ---------
Net cash used in operating activities.........................   (1,248,434)     (392,801)   (113,584)
                                                                -----------   -----------   ---------
INVESTING ACTIVITIES
Purchase of equipment and leasehold improvements..............   (1,080,521)     (371,271)    (12,931)
Increase in intangibles.......................................   (1,139,531)     (193,348)     (5,232)
Increase in lease deposits....................................     (272,215)     (179,350)         --
Acquisition of BritWill.......................................     (676,635)           --          --
                                                                -----------   -----------   ---------
Net cash used in investing activities.........................   (3,168,902)     (743,969)    (18,163)
                                                                -----------   -----------   ---------
FINANCING ACTIVITIES
(Decrease) increase in line of credit.........................   (2,915,913)      950,000      (3,136)
Proceeds from sale of receivables.............................    2,515,267       197,277          --
Proceeds from notes payable and long-term debt................    1,820,629       240,119     556,811
Payments on notes payable and long-term debt..................   (5,637,191)     (141,120)   (430,590)
Proceeds from IPO.............................................   14,614,273            --          --
                                                                -----------   -----------   ---------
Net cash provided by financing activities.....................   10,397,065     1,246,276     123,085
                                                                -----------   -----------   ---------
  Net increase (decrease) in cash.............................    5,979,729       109,506      (8,662)
Cash and cash equivalents at beginning of period..............      117,641         8,135      16,797
                                                                -----------   -----------   ---------
Cash and cash equivalents at end of period....................  $ 6,097,370   $   117,641   $   8,135
                                                                ===========   ===========   =========
Supplemental disclosure
  Income taxes paid...........................................  $        --   $     1,150   $   7,162
  Interest expense paid.......................................      999,289        84,396      10,796
Supplemental disclosure of noncash investing and financing
  activities
BritWill Acquisition:
  Increase in assets..........................................   58,468,673            --          --
  Liabilities incurred and assumed............................   59,420,708            --          --
Conversion of debentures into shares of common stock..........    5,286,005            --          --
Acquisition of leasehold rights ($237,317) and equipment and leasehold improvements ($126,103) through issuance of note
  payable.....................................................           --       363,420          --
Common stock warrants issued (Note 12)........................      150,000        42,853          --

                             See accompanying notes

                         UNISON HEALTHCARE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

     Unison began operations in July 1992 as SunQuest HealthCare Corporation and changed its name to Unison HealthCare Corporation ("Unison" or the "Company") in November 1995. In August 1995, Unison acquired all of the common stock of BritWill HealthCare Company ("BritWill") (see Note 3). Unison is a provider of long-term and specialty health care services. At December 31, 1995, Unison operated and managed 53 facilities including long-term care and specialty care and independent/assisted living facilities. Unison's operations are located in twelve states, principally in the midwest and southwest regions of the United States. In 1995, Unison established a pharmacy operation and Medicare Part B billing and supply company.

2. SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying consolidated financial statements include the accounts of Unison and all of its leased facilities. Significant intercompany transactions and balances have been eliminated in consolidation.

     Revenues and expenses related to the 28 facilities acquired from BritWill are included in Unison's results of operations for periods subsequent to July 31, 1995.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Net Patient Revenues

     Unison's revenues are derived primarily from providing long-term health care services. Approximately 83%, 70% and 86% of Unison's net patient revenues for the years ended December 31, 1995, 1994 and 1993, respectively, were derived from funds under Medicare and Medicaid assistance programs and approximately 82% and 79% of Unison's net patient accounts receivable at December 31, 1995 and 1994, respectively, are due from such programs. Credit risk exists to the extent that the Company's most significant source of revenue is reimbursement for patient care from state-sponsored Medicaid programs and from Medicare. However, management does not believe that there are significant credit risks associated with these governmental agencies. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined. As of December 31, 1995 and 1994, Unison has recognized approximately $1,800,000 and $62,000, respectively, of Medicare routine cost limit exceptions which are still subject to audit and final approval by the fiscal intermediary. Based on consultation with outside reimbursement specialists, it is management's opinion that the ultimate resolution of third party payor settlements will not have a material adverse impact on the financial position or results of operations of Unison.

     Provision for doubtful accounts is made when the related revenue is recorded. Accounts, when determined to be uncollectible, are charged against the allowance for doubtful accounts.

  Cash and cash equivalents

     Cash and cash equivalents include amounts held in demand deposits at financial institutions and all highly liquid investments that have an original maturity of three months or less.

                         UNISON HEALTHCARE CORPORATION

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Inventories

     Inventories are comprised of nursing facility supplies and pharmaceutical products and are stated at the lower of cost (first-in, first-out) or market.

  Equipment and Leasehold Improvements

     Equipment and leasehold improvements are stated at cost. Depreciation and amortization for financial statement purposes are computed using the straight-line method over the lesser of the respective lease term or the estimated useful life of the respective asset.

  Intangible Assets

     Direct and incremental costs incurred prior to commencement of Unison's operations are deferred and charged against operations on a straight line basis over the life of the respective lease agreement. Certain costs incurred in the acquisition of facilities such as assembled workforce and covenants not to compete are amortized on a straight line basis over five years. Lease operating rights (net of leasehold liabilities) recorded in connection with lease arrangements or through acquisition have been capitalized and are being amortized on a straight line basis over the respective initial lease term, including probable renewal periods, not to exceed twenty-five years. Goodwill is being amortized over a forty-year period.

     Management believes that goodwill has an unlimited useful life and, therefore, assigned to goodwill a forty-year amortization period. In determining its unlimited useful life, management considered factors such as: policies of similar public healthcare and long-term care companies, nature of the long-term care industry which is positively impacted by the increasing age of the American population as well as the continual transfer of patients from a high cost acute care setting to a lower cost long-term care setting, profitability of companies in the long-term care industry, and the fact that nursing care services provided in nursing home facilities will be continuously needed in the future and are not subject to obsolescence.

     The Company continually assesses the recoverability of intangible assets by comparing the carrying amount of the intangible assets to the future benefits or undiscounted cash flows derived from that asset. Impairments are recognized in operating results if it is probable that the carrying value of the asset will not be recovered from future cash flows derived from that asset. The adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in the first quarter of 1996 is not expected to have a material impact on the financial statements.

  Income Taxes

     Unison accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the use of an asset and liability approach for measuring deferred taxes based on temporary differences between financial statement and tax bases of assets and liabilities existing at each balance date using enacted tax rates for years in which the related taxes are expected to be paid or recovered.

  Loss Per Share

     Loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding. Unison's common stock equivalents, which are stock options, stock warrants and convertible debentures, are not included in the calculation for 1995 because the effect on loss per share is antidilutive. The accompanying financial statements give retroactive effect to a stock split of approximately 12.5-to-one effective as of September 28, 1995.

                         UNISON HEALTHCARE CORPORATION

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     In December 1995, Unison issued 2,000,000 shares of its common stock in an initial public offering (the "IPO") (see Note 12). Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83, "Earnings per Share Computation in an Initial Public Offering," an aggregate of 16,667 common and common equivalent shares issued during the twelve-month period prior to the IPO, at prices below the IPO price, have been included as if they were outstanding for all periods presented.

     Unison grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and, accordingly, recognizes no compensation expense for the stock option grants.

3. SIGNIFICANT BUSINESS TRANSACTIONS AND ACQUISITIONS

     In August 1995, Unison acquired BritWill, another long-term care company operating approximately 28 facilities located in Texas and Indiana. The terms of the acquisition were modified in April 1996, effective August 10, 1995, such that Unison acquired all of the outstanding stock of BritWill for a total fixed purchase amount of $20,600,000 plus, to the extent applicable, monthly contingent payments ranging in monthly amounts from $143,633 to $225,317 (aggregating approximately $10,300,000) if Unison's monthly consolidated net patient revenues exceed specified monthly amounts ranging from $8,000,000 to $11,989,000 for the period from September 9, 1995 through July 31, 2000. An additional lump sum contingent payment of $11,500,000 (but subject to a reduction of up to $1,410,000 under specified circumstances) is payable on August 9, 2000 if Unison has consolidated net patient revenues of not less than $150,000,000 for the twelve-month period ended June 30, 2000. The purchase price was comprised of two promissory notes amounting to $13,600,000 in total, and a $7,000,000 noninterest bearing convertible subordinated debenture. See Note 10. In connection with the acquisition, Unison paid a financial advisory fee to Trouver Capital Partners, L.P. ("Trouver") amounting to $675,000. One of Unison's directors is a partner in Trouver. The acquisition was accounted for as a purchase. The fixed purchase price in excess of net tangible assets was allocated among BritWill's assets: goodwill -- $7,000,000; lease operating rights -- $36,719,485; assembled work force -- $1,250,000 and covenants not to compete -- $100,000. The contingent portions of the purchase price will be added to lease operating rights when and if paid; as of December 31, 1995, contingent payments amounting to $566,668 had been added to lease operating rights.

     In addition to the BritWill acquisition, in 1995 Unison entered into operating lease agreements to obtain leasehold interests in five nursing facilities. In 1994 and 1993, the Company entered into operating leases for eight nursing facilities and one assisted living center. The operations of the nursing facilities and assisted living center acquired are included in Unison's statements of operations from the date of acquisition.

     Summarized below are the unaudited pro forma consolidated results of operations of Unison for the years ended December 31, 1995 and 1994, assuming the BritWill Acquisition and the lease agreements were consummated as of January 1, 1994. The unaudited pro forma consolidated results of operations have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had these transactions been made at January 1, 1994 or of results which may occur in the future.

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                                 1995              1994
                                                             ------------       -----------
    Revenues.............................................    $105,392,000       $85,263,000
    Net loss.............................................        (152,000)       (1,721,000)
    Net loss per share...................................           $(.11)           $(1.31)

                         UNISON HEALTHCARE CORPORATION

4. ACCOUNTS RECEIVABLE

     In April 1995, Unison entered into a sales agreement with HealthPartners Funding, L.P. ("Health Partners") to routinely sell eligible accounts receivable, consisting primarily of Medicare and Medicaid receivables, up to $3,000,000 for a discount fee of up to 1.583% of outstanding eligible receivables purchased under the agreement. As of December 31, 1995 and 1994, Unison had sold approximately $2,515,267 and $198,000, respectively, of eligible accounts receivable to HealthPartners.

     The proceeds from the sale were in the form of cash of $1,982,276 and $118,000 as of December 31, 1995 and 1994, respectively, and collateralization of accounts receivable of $532,991 and $79,981 (included in other current assets), as of December 31, 1995 and 1994, respectively (Note 5). Under the terms of the sales agreement, Unison was required to repurchase from HealthPartners all Medicare and Medicaid receivables which were uncollected after 60 days, management receivables which were uncollected after 90 days and cost report settlement receivables which were uncollected after 120 days. As additional consideration, Unison has granted to HealthPartners warrants to purchase common stock equal to at least $150,000. See Note 12 for terms of warrants. In March 1996, the sales agreement was terminated (Note 11).

     Certain of the Company's other accounts receivable are pledged as collateral under a revolving credit facility (Note 11).

5. PREPAIDS AND OTHER ASSETS

     A summary of prepaids and other assets as of December 31:

                                                                     1995           1994
                                                                  -----------     --------
    Prepaid expenses............................................   $1,071,774     $298,011
    Inventory...................................................      640,141      173,996
    HealthPartners receivable (Note 4)..........................      532,991       79,981
                                                                   ----------     --------
    Other current assets........................................   $2,244,906     $551,988
                                                                   ==========     ========

6. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     A summary of equipment and leasehold improvements and related accumulated depreciation, by major classification, as of December 31:

                                                                     1995           1994
                                                                  -----------     --------
    Equipment...................................................   $2,167,148     $695,949
    Leasehold improvements......................................    1,120,553       52,668
                                                                   ----------     --------
                                                                    3,287,701      748,617
    Less accumulated depreciation...............................     (285,478)     (41,519)
                                                                   ----------     --------
                                                                   $3,002,223     $707,098
                                                                   ==========     ========

7. LEASE OPERATING RIGHTS AND OTHER ASSETS

     A summary of lease rights and other assets as of December 31:

                                                                     1995           1994
                                                                  -----------     --------
    Lease operating rights......................................  $36,999,654     $102,646
    Capitalized assembled workforce.............................    1,250,000           --
    Covenant not to compete.....................................      100,000           --
    Management contract and leasing commissions.................    1,205,759      205,553
                                                                  -----------     --------
                                                                   39,555,413      308,199
    Less accumulated amortization...............................     (653,298)     (27,858)
                                                                  -----------     --------
                                                                  $38,902,115     $280,341
                                                                  ===========     ========

                         UNISON HEALTHCARE CORPORATION

8. SECURITY DEPOSITS

     A summary of lease deposits as of December 31:

                                                                      1995          1994
                                                                   ----------     --------
    Security deposits with Omega.................................  $2,735,000     $     --
    Other deposits...............................................     454,114      179,350
                                                                   ----------     --------
                                                                   $3,189,114     $179,350
                                                                   ==========     ========

     In connection with certain lease agreements with Omega Healthcare Investors, Inc. ("Omega"), the Company is required to maintain security deposits with Omega. Omega invests these funds in a mutual fund on behalf of Unison at a rate of 5.5% at December 31, 1995. BritWill Texas advanced $1,400,000 of the amount of these deposits to BritWill (Note 11).

9. LINE OF CREDIT

     In 1994, Unison maintained a line of credit with a financial institution in the amount of $950,000, all of which was outstanding at December 31, 1994. Unison terminated this line of credit agreement in April 1995.

     Unison maintained a $6,000,000 revolving line of credit which was secured by certain of the Company's accounts receivable. As of December 31, 1995, borrowings under the line of credit amounted to $789,041 with interest payable at 10.05%. As of December 31, 1995 Unison was not in compliance with respect to the financial reporting covenants of the line of credit. The line of credit was terminated in March 1996.

     Unison also participated in a revolving credit facility whereby eligible accounts receivable were sold in an amount up to $3,000,000 (Note 4).

     In March 1996, Unison's revolving lines of credit were replaced by a new $10,000,000 credit facility. Borrowings under this credit facility bear interest at the prime rate plus 2.0%, mature in 1998 and are secured by the Company's eligible accounts receivable. The agreement requires Unison to comply with certain financial and operational covenants including limitations on additional borrowings and sale of assets and alteration of the existing capital structure.

10. ACCRUED EXPENSES

     A summary of accrued expenses as of December 31:

                                                                      1995          1994
                                                                   ----------    ----------
    Accrued compensation and benefits............................  $4,594,440    $  818,418
    Accrued severance costs(1)...................................     879,077            --
    Due to State Medicaid........................................     469,968       135,321
    Other........................................................   2,841,336       108,747
                                                                   ----------    ----------
    Accrued expenses.............................................  $8,784,821    $1,062,486
                                                                   ==========    ==========

- ---------------

(1) Represents an accrual for severence, exit and lease termination costs incurred in connection with the BritWill Acquisition.

                         UNISON HEALTHCARE CORPORATION

11. NOTES PAYABLE AND LONG-TERM DEBT

     A summary of notes payable and long-term debt as of December 31:

                                                                               DECEMBER 31,
                                                                         ------------------------
                                                                            1995           1994
                                                                         -----------     --------
Subordinated Note(1). ...............................................    $ 8,000,000     $     --
Term Note(1). .......................................................      5,601,597           --
Convertible Debenture(1). ...........................................      1,713,995           --
Subordinated notes payable an affiliate(2). .........................      4,199,369           --
Payable to State of Indiana Medicaid(3) .............................      3,741,188           --
Noninterest bearing note payable to lessor, monthly payments of
  $11,850 commencing in December 1995, due November 1999. ...........        556,950      568,800
Unamortized discount on noninterest bearing note payable to lessor...       (164,304)    (205,380)
Note payable in annual installments of $133,333 plus interest at the
  published Federal rate, due February 1998..........................        400,000           --
10.0% subordinated notes payable to third party, payable monthly to
  August 1998........................................................        233,599           --
Other................................................................        561,236      275,349
                                                                         -----------     --------
                                                                          24,843,630      638,769
Less current portion.................................................     (6,459,630)     (99,768)
                                                                         -----------     --------
                                                                         $18,384,000     $539,001
                                                                         ===========     ========

- ---------------
(1) In connection with the BritWill Acquisition (Note 3), Unison incurred the following indebtedness to the former shareholders of BritWill: (i) a short-term note in the amount of $5,601,597 (the "Term Note"); (ii) a subordinated promissory note in the amount of $8,000,000 (the "Subordinated Note") and: (iii) a $7,000,000 noninterest-bearing debenture convertible into 561,815 shares of common stock (the "Convertible Debenture"). The Term Note, as amended, was repaid in January 1996. The Subordinated Note is payable in monthly installments of interest only at 8% until March 1997, with monthly payments of principal and interest thereafter in amounts ranging from $76,442 to $117,384 with interest ranging from 8% to 10%. The Subordinated Note is due the earlier of August 9, 2000 or the completion of a public or private offering (other than the IPO) of debt or equity securities with gross proceeds of at least $10,000,000. The holder of the Convertible Debenture converted a portion of the Convertible Debenture in December 1995 into 424,251 shares of common stock and converted the remainder on March 28, 1996.

(2) Represents notes payable to BritWill Investments Texas, Ltd. ("BritWill Texas"), an affiliate of BritWill. Of this amount, $2,799,369 is payable monthly with interest at 9% to 10% with the balance due in October 2004. The remaining $1,400,000 represents an advance from BritWill Texas for a lease security deposit (Note 8). This note bears interest at the rate earned on the lease deposit, payable quarterly, and is due December 2003.

(3) In March 1995, BritWill received an erroneous Medicaid reimbursement payment of approximately $4,300,000 related to one of its Indiana facilities. Negotiations with the State of Indiana's agent regarding such overpayment resulted in BritWill retaining the funds subject to BritWill's payment of interest thereon to the State of Indiana at the higher of the prime rate plus 3.25% or 12%. In April 1996, the Company agreed to terms with the State of Indiana for the repayment of the remaining $3.7 million balance by which
    (i) Unison paid $1.1 million to Indiana in April 1996; (ii) Indiana will withhold a retroactive rate increase due to Unison in the amount of approximately $740,000; (iii) Medicaid reimbursement payments with respect to five of Unison's facilities in Indiana will offset the amount due to the State for the months of May through July 1996; and (iv) the unpaid balance will be due in full in

                         UNISON HEALTHCARE CORPORATION

11. NOTES PAYABLE AND LONG-TERM DEBT -- (CONTINUED)
    August 1996. Interest is payable at 14%. The Company has reflected the amount due as long-term because it will utilize its credit facility, which matures in 1998 (Note 9), to fund these repayments.

     Future maturities of notes payable and long-term debt are as follows:

        Year ending December 31,
                    1996..............................................    $ 6,459,630
                    1997..............................................      6,224,503
                    1998..............................................      1,137,909
                    1999..............................................        968,105
                    2000..............................................      8,577,789
               Thereafter.............................................      1,475,694
                                                                          -----------
                                                                          $24,843,630
                                                                          ===========

     The terms of the Subordinated Note require the Company to meet certain financial covenants including current and cash flow ratios. As of December 31, 1995, Unison was in compliance with respect to these covenants.

12. STOCKHOLDER'S EQUITY (DEFICIT)

     Effective July 29, 1991, Unison was authorized to issue 100,000 shares of preferred stock. No shares were issued or outstanding as of December 31, 1994. Effective August 14, 1995 the authorized number of shares of Preferred Stock was increased to 1,000,000. The terms and conditions of the preferred stock are at the discretion of Unison's Board of Directors and will be determined at the time of issuance.

     In December 1995 and January 1996, Unison completed the IPO in which 2,000,000 shares of common stock were issued at $9.00 per share. Proceeds from the IPO amounted to $14,614,273, net of expenses, of which $9,727,000 was used to repay debt (Notes 11 and 15). In connection with the IPO, the Company issued warrants to the representatives of the underwriters to purchase up to 120,000 shares of common stock, at an exercise price of $11.70 per share, in exchange for certain advisory services to be provided to Unison during the twelve-month period following the IPO. The warrants are exercisable for a five-year period beginning in December 1996.

     On August 10, 1995, Unison entered into a stock purchase warrant agreement with HealthPartners. The agreement entitles HealthPartners to purchase shares of Unison's common stock with an aggregate market value of $150,000, or approximately 16,667 shares based on the IPO price of $9.00 per share. The $150,000 market value has been capitalized as a deferred financing cost and is being amortized over two years. The warrant may be exercised for $.01 per share at any time up to two years from the IPO date.

     Effective December 31, 1994, Unison completed a stock purchase warrant agreement to satisfy amounts due to an individual whom actively negotiated several of Unison's management and operating lease agreements. The warrant agreement, once exercised, allows 178,503 shares of common stock to be purchased for $200 through December 31, 1997. Warrants for 60,000 shares of stock were exercised in January 1996. Since the warrants were granted at less than fair market value, leasehold rights totaling $42,853 have been capitalized and are being amortized over the respective initial lease term.

13. STOCK OPTIONS

     In July 1995, the Board of Directors approved the 1995 Stock Option Plan (the "1995 Plan"). Up to 511,046 shares of Common Stock have been authorized for issuance under the 1995 Plan. The 1995 Plan offers two types of options: (i) a discretionary option grant program (the "Discretionary Program") under

                         UNISON HEALTHCARE CORPORATION

13. STOCK OPTIONS -- (CONTINUED)
which eligible individuals may, at the discretion of the Board of Directors, be granted options to purchase shares of common stock at an exercise price determined by the Board of Directors, and (ii) the automatic option grant program (the "Automatic Program") under which grants of options will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of common stock at an exercise price equal to 100% of their fair market value on the grant date. Each grant under the Automatic Program vests over two years and is exercisable for ten years. Options granted in 1995 under the Discretionary Program vest over periods of two to four years. In January 1996, the 1995 Plan was amended by the Board of Directors to change the exercise price of all outstanding options from $10.00 to $9.00 per share, which was the IPO price (Note 12).

     Information regarding the 1995 Plan follows:

                                                                       DISCRETIONARY      AUTOMATIC
                                                                          PROGRAM          PROGRAM
                                                                       --------------     ---------
Shares under option:
Outstanding at December 31, 1994.....................................           --              --
  Granted............................................................      270,541          38,334
  Canceled...........................................................       (4,873)             --
                                                                           -------          ------
Outstanding at December 31, 1995.....................................      265,668          38,334
                                                                           =======          ======
Option price per share...............................................        $9.00           $9.00

     At December 31, 1995, 245,378 shares of common stock were available under the 1995 Plan for future awards.

14.  LEASES

     As of December 31, 1995, Unison operated 43 facilities under noncancelable operating leases with lease terms ranging from five to twenty years plus renewal options. The lease agreements provide for contingent rental provisions based on increases in the consumer price index, Medicaid reimbursement rates and number of licensed beds. Certain of the leases have purchase options determined by a specified formula. Unison is responsible for all taxes, maintenance and other executory costs.

     Unison leases 14 facilities from Omega, of which nine facilities are in Indiana and five are in Texas. Each of the Omega leases expires in 2005 and allows Unison up to three five-year renewal options. The Omega leases require the Company to pay stated rent, with annual increases based upon the greater of 5% of incremental revenues or the Consumer Price Index, but limited to a maximum annual increase of 5%. The Omega leases grant the Company the right, but not the obligation, to purchase the Omega facilities upon the expiration of the initial lease term.

     The Company leases six facilities located in Texas from BritWill Texas for an initial term that expires in December 2005. The lease agreement requires Unison to pay monthly amounts equal to (i) the amount of monthly payments made by BritWill Texas to Omega pursuant to a loan agreement which provided the financing for BritWill's purchase of the six facilities; (ii) all payments due from lessees related to the facilities that are subleased; and (iii) payment of certain third-party seller subordinated notes incurred in connection with the acquisition of the six facilities.

     Covenants to the Omega leases and the BritWill Texas leases require maintenance of specified operating ratios, levels of working capital and net worth. As of December 31, 1995, the Company was not in compliance with the cash flow to debt covenant. Omega has agreed to waive this covenant as of December 31, 1995. The

                         UNISON HEALTHCARE CORPORATION

14. LEASES -- (CONTINUED)
financial covenant tests will next be applied for the first quarter of 1996, and the Company expects to be in compliance with the covenants for such period.

     In connection with the BritWill Acquisition, Unison recorded a leasehold liability in the amount of $4,700,000. This adjustment was based on an independent appraisal which valued the present value of the BritWill lease obligations based on market lease rates. The leasehold liability is being amortized over the aggregate lease term of approximately 25 years.

     Future minimum lease payments at December 31, 1995, by year and in the aggregate, under noncancelable operating lease arrangements with initial or remaining terms of one year or more consist of the following:

        1996...........................................................  $ 10,779,459
        1997...........................................................    10,868,398
        1998...........................................................    10,915,673
        1999...........................................................    10,859,043
        2000...........................................................    10,358,871
        Thereafter.....................................................    68,001,637
                                                                         ------------
                                                                         $121,783,081
                                                                         ============

     Unison's lease payments are personally guaranteed to $13,500,000 by the Chairman of the Board as well as secured by substantially all the personal property of Unison. Unison's lease payments are senior to all unsecured debt.

15.  RELATED PARTY TRANSACTIONS

     In connection with the BritWill Acquisition (Note 3) Unison entered into the following transactions. The Term Note, Subordinated Note and Convertible Debenture issued as consideration for the BritWill Acquisition were issued to the former shareholders of BritWill (Note 11). The primary BritWill shareholder receiving payments was Whitehead Family Investments, Ltd. ("WFI"), which owned 81.5% of the stock of BritWill prior to the BritWill Acquisition. Bruce H. Whitehead, Chairman of the Board of Unison, is the president of the general partner of WFI and, together with a family trust, owns 100% of WFI.

     In connection with the BritWill Acquisition, a note payable to WFI in the amount of $3,375,000 was repaid with the proceeds from the IPO. Subsequent to the BritWill Acquisition, Unison also incurred notes payable to WFI in the aggregate amount of $750,000 bearing interest at the rate of 12%. These notes were repaid with the proceeds from the IPO.

     Certain obligations of Unison to Omega, the owner of 14 facilities that the Company leases in Indiana and Texas are guaranteed by Bruce H. Whitehead. Unison also leases six facilities in Texas from BritWill Texas. Lease expense on these facilities for the five months ended December 31, 1995 amounted to $504,660. See
Note 14.

     With the BritWill Acquisition, Unison also assumed unsecured notes payable to BritWill Texas with an aggregate balance at December 31, 1995 of $2,799,369 (Note 11). Interest expense on these notes amounted to $83,993 for the five months ended December 31 1995.

                         UNISON HEALTHCARE CORPORATION

16. TAXES

     The components of the provision (benefit) for income taxes follow:

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1995        1994        1993
                                                            -------     ------     --------
    Current:
      Federal.............................................  $    --     $   --     $ (4,562)
      State...............................................       --      1,180        1,150
    Deferred:
      Federal.............................................   42,500         --      (14,488)
      State...............................................    7,500         --       (2,517)
                                                            -------     ------     --------
                                                            $50,000     $1,180     $(20,417)
                                                            =======     ======     ========

     The difference between Unison's effective income tax rates and the statutory rates are as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
Statutory federal income tax expense (benefit).............  $  8,160     $(22,658)    $(52,304)
Increases (decreases) resulting from:
  Benefit of graduated income tax..........................        --           --        5,799
  Amortization of intangibles and nondeductible expenses...    91,099           --           --
  State tax expense (benefit) net of federal benefit.......     4,950          779         (821)
  Valuation allowance......................................   (56,322)      25,057       31,275
  Other....................................................     2,113       (1,998)      (4,366)
                                                             --------     --------     --------
Income tax expense (benefit)...............................  $ 50,000     $  1,180     $(20,417)
                                                             ========     ========     ========

     Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Temporary differences are primarily attributable to reporting for income tax purposes certain items of income and expense using a cash basis of accounting and recognition of depreciation using the accelerated cost recovery system.

     Significant components of the deferred taxes follow:

                                                                        DECEMBER 31,
                                                       ----------------------------------------------
                                                                1995                     1994
                                                       -----------------------   --------------------
                                                        CURRENT     LONG-TERM    CURRENT    LONG-TERM
                                                       ---------   -----------   --------   ---------
Deferred liabilities:
  Intangibles.......................................   $      --   $(9,937,608)  $     --   $     --
  Accelerated depreciation..........................          --       (30,810)        --     (8,210)
  Cash to accrual adjustment........................    (908,339)           --    (99,104)        --
                                                       ---------   -----------   --------   --------
Total liabilities...................................    (908,339)   (9,968,418)   (99,104)    (8,210)
Deferred assets:
  Allowance for doubtful accounts...................     205,699            --         --         --
  Net operating loss
     carryforward...................................          --     1,795,258         --    163,646
  Valuation allowance...............................          --            --         --    (56,332)
                                                       ---------   -----------   --------   --------
Total assets........................................     205,699     1,795,258         --    107,314
                                                       ---------   -----------   --------   --------
Total net asset (liability).........................   $(702,640)  $(8,173,160)  $(99,104)  $ 99,104
                                                       =========   ===========   ========   ========

                         UNISON HEALTHCARE CORPORATION

16. TAXES -- (CONTINUED)
     The increase in deferred taxes and the elimination of the valuation reserve was due to the application of the provisions of SFAS 109 with respect to the treatment of basis differences between assets acquired and liabilities assumed in the BritWill acquisition. At December 31, 1995, the Company has consolidated net operating loss carryforwards which approximate $4,500,000 and begin to expire in 2007 for federal income tax purposes and 1999 for state income tax purposes. With respect to the change in ownership certain of the net operating loss carryforwards could be subject to annual limitations.

17. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of Unison's financial instruments as of December 31, 1995 are as follows:

                                                                 CARRYING          FAIR
                                                                  AMOUNT           VALUE
                                                                -----------     -----------
    Notes payable and long-term debt..........................  $24,843,630     $24,206,644

     The carrying amounts reported in the balance sheet for cash, accounts receivable, lease deposits, accounts payable and borrowings under revolving lines of credit approximate their fair value. The fair value of the Company's long-term borrowings is estimated by discounting future cash flows at current rates offered to Unison for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

18. INSURANCE

     Health care companies are subject to medical malpractice, personal injury and other liability claims that are customary risks inherent in the operation of health facilities and are generally covered by insurance. Unison maintains property, liability and professional malpractice insurance policies through commercial carriers on a claims made basis in amounts and with such coverages and deductibles that are deemed appropriate by management, based upon historical claims, industry standards and the nature and risks of its business. There can be no assurance that a future claim will not exceed available insurance coverages or that such coverages will continue to be available for the same scope of coverages at reasonable premium rates. Any substantial increase in the cost of such insurance or the unavailability of any such coverages could have an adverse effect on Unison's business. However, based upon the evaluation of Unison's historical asserted and unasserted claim experience, management believes that the ultimate liability, if any, resulting from the settlement of any future claim will not have a material impact on Unison's financial position, operations or liquidity.

     Unison maintains workers compensation coverage on its facilities with the exception of certain facilities located in Texas. The reserve for workers compensation claims amounts to $184,000 at December 31, 1995 and is included in accrued expenses. The Company believes that this reserve for asserted and/or unasserted claims is adequate based on historical results.

19. COMMITMENTS

     The Company entered into an agreement with Trouver to provide financial advisory services in connection with the Company's financing and business acquisition plans. Trouver is compensated by the Company based on a percentage, ranging from 1.5% to 10.0%, based on the type of transaction consummated (see
Note 3).

                         UNISON HEALTHCARE CORPORATION

20. SUBSEQUENT EVENTS

     On March 28, 1996, Unison entered into a definitive purchase and sale agreement for the acquisition, effective February 1, 1996, of 90% of the outstanding common stock of each of four rehabilitation therapy service centers (the "Centers"). In consideration for the stock of the Centers, Unison paid $800,000 in cash, issued term notes in the aggregate amount of $1,000,000 (the "Notes") and issued convertible subordinated debentures in the aggregate amount of $1,800,000 (the "Debentures"). In addition, contingent payments will be due if specified revenue targets are obtained. Both the Notes and Debentures are convertible into shares of Unison common stock at the option of the holder. The transaction will be accounted for as a purchase.

                         UNISON HEALTHCARE CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                       JUNE 30,      DECE,BER 31,
                                                                         1996           1995
                                                                      -----------    ------------
                                                                      (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents.........................................    $   847          $ 6,097
  Accounts receivable -- patient, less allowance for doubtful accounts of $829 at June 30, 1996 and $709 at December 31,
     1995...........................................................     19,624           14,771
  Accounts receivable -- other, less allowance for doubtful accounts
     of $74 at June 30, 1996 and December 31, 1995..................      2,528            1,852
  Prepaid expenses and other current assets.........................      2,413            2,245
                                                                        -------          -------
     Total current assets...........................................     25,412           24,965
Lease operating rights and other assets, net........................     39,329           38,902
Goodwill, net.......................................................     11,195            7,473
Property and equipment, net.........................................      5,548            3,002
Security deposits...................................................      3,259            3,189
                                                                        -------          -------
                                                                        $84,743          $77,531
                                                                        =======          =======
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit....................................................    $    --          $   789
  Accounts payable..................................................      7,826            9,437
  Accrued expenses..................................................      8,384            8,785
  Notes payable and current portion of long-term debt due to
     affiliates.....................................................      2,619            5,824
  Current portion of other notes and long-term debt.................        957              636
  Deferred taxes....................................................        778              703
                                                                        -------          -------
     Total current liabilities......................................     20,564           26,174
Line of credit......................................................      8,742               --
Notes payable and long-term debt due to affiliates..................     12,271           13,691
Other notes payable and long-term debt..............................      6,522            4,693
Deferred taxes......................................................      9,030            8,173
Leasehold liability, net............................................      4,528            4,621
Other long-term liabilities.........................................        200              294
                                                                        -------          -------
     Total liabilities..............................................     61,857           57,646
                                                                        -------          -------
Stockholders' equity:
  Common stock, $.001 par value; 10,000,000 shares authorized;
     3,871,312
     and 3,673,748 issued and outstanding at June 30, 1996
     and December 31, 1995..........................................          3                2
  Additional paid-in capital........................................     21,804           20,091
  Retained earnings (accumulated deficit)...........................      1,079             (208)
                                                                        -------          -------
     Total stockholders' equity.....................................     22,886           19,885
                                                                        -------          -------
                                                                        $84,743          $77,531
                                                                        =======          =======

  See accompanying Notes to Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations.

                         UNISON HEALTHCARE CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                  THREE MONTHS ENDED           SIX MONTHS ENDED
                                                       JUNE 30,                    JUNE 30,
                                                -----------------------     -----------------------
                                                  1996          1995          1996          1995
                                                ---------     ---------     ---------     ---------
                                                      (UNAUDITED)           (UNAUDITED)
Revenues:
  Net patient revenue.........................  $  32,480     $   6,598     $  63,442     $  12,415
  Management fees.............................        227           470           557           936
  Other.......................................        566            52           998            92
                                                ---------     ---------     ---------     ---------
     Total revenues...........................     33,273         7,120        64,997        13,443
Expenses:
  Wages and related...........................     16,488         3,926        32,447         7,486
  Other operating.............................     10,638         2,382        21,172         4,587
  Rent........................................      3,238           594         6,653         1,151
  Interest....................................        842           138         1,452           183
  Depreciation and amortization...............        584            50         1,054            88
                                                ---------     ---------     ---------     ---------
     Total expenses...........................     31,790         7,090        62,778        13,495
                                                ---------     ---------     ---------     ---------
Income (loss) before income taxes.............      1,483            30         2,219           (52)
Income tax expense............................        632            --           932             1
                                                ---------     ---------     ---------     ---------
Net income (loss).............................  $     851     $      30     $   1,287     $     (53)
                                                =========     =========     =========     =========
Net income (loss) per share:
  Primary.....................................       $.21          $.02          $.32         $(.04)
  Fully diluted...............................        .21           .02           .31          (.04)
Shares used in per share calculation:
  Primary.....................................  4,082,723     1,266,164     4,070,169     1,266,164
  Fully diluted...............................  4,129,309     1,266,164     4,131,955     1,266,164

   See accompanying Notes to Condensed Consolidated Financial Statements and
          Management's Discussion and Analysis of Financial Condition
                           and Results of Operations.

                         UNISON HEALTHCARE CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                         ----------------------
                                                                            1996         1995
                                                                         -----------    -------
                                                                         (UNAUDITED)
Net cash provided by (used in) operating activities (including changes
  in all operating assets and liabilities).............................   $ (4,262)      $1,295
                                                                          --------       ------
Cash flows from investing activities:
  Purchase of equipment and leasehold improvements.....................     (2,010)        (236)
  Increase in intangibles and other assets.............................     (1,022)         (27)
  Increase in lease deposits...........................................        (70)         (63)
  Acquisitions.........................................................       (932)          --
                                                                          --------       ------
     Net cash used in investing activities.............................     (4,034)        (326)
                                                                          --------       ------
Cash flows from financing activities:
  Net increase in borrowings under revolving lines of credit...........      7,953         (950)
  Proceeds from long-term debt.........................................      5,131           71
  Payments of principal on long-term debt..............................    (10,038)         (47)
                                                                          --------       ------
     Net cash provided by (used in) financing activities...............      3,046         (926)
                                                                          --------       ------
Net increase (decrease) in cash........................................     (5,250)          43
Cash and cash equivalents at beginning of period.......................      6,097          118
                                                                          --------       ------
Cash and cash equivalents at end of period.............................   $    847       $  161
                                                                          ========       ======
Supplemental disclosures:
Cash paid for:
  Interest.............................................................   $    985       $  163
  Income taxes.........................................................         --           --
Acquisitions:
  Increase in assets...................................................      5,031           --
  Liabilities assumed and incurred.....................................      4,031           --
Conversion of debenture into shares of common stock....................      1,714           --
Equipment purchased under capital lease................................        648           --

   See accompanying Notes to Condensed Consolidated Financial Statements and
          Management's Discussion and Analysis of Financial Condition
                           and Results of Operations.

                         UNISON HEALTHCARE CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. The unaudited financial information furnished herein, in the opinion of management, contains all adjustments which are necessary to state fairly the financial position, cash flows and results of operations of Unison HealthCare Corporation and its subsidiaries ("Unison" or the "Company") as of and for the periods indicated. Unison presumes that users of the interim financial information herein have read or have access to the audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation, except in regard to material contingencies, may be determined in that context. Accordingly, footnote and other disclosures which would substantially duplicate the disclosures contained in Unison's most recent annual report to stockholders have been omitted. Operating results for the three months and six months ended June 30, 1996 are not necessarily indicative of the results which may be expected for the year ending December 31, 1996.

2. The provision for doubtful accounts receivable is included in other operating expenses. Provisions totaled $110,000, $321,000, $31,000 and $50,000 for the three months and six months ended June 30, 1996 and 1995, respectively.

3. On March 28, 1996, Unison entered into a definitive purchase and sale agreement for the acquisition, effective February 1, 1996, of 90% of the common stock of four rehabilitation therapy centers (collectively, "Sunbelt Therapy"). In consideration for the stock of Sunbelt Therapy, Unison paid $800,000 in cash, issued term notes for $1,000,000 in the aggregate (the "Notes") and issued subordinated convertible debentures totaling $1,800,000 (the "Debentures"). In addition, contingent payments will be due if specified pretax income targets are achieved. The Notes and Debentures bear interest at 10%, payable quarterly beginning May 1, 1996, and are convertible into Unison common stock at the option of the holder at a conversion price equal to the average closing price (85% of the average closing price with respect to the Notes) of Unison's common stock for the 20-day trading period preceding the date of conversion. The Notes mature in equal principal amounts on February 1, 1997 and 1998, and the Debentures mature in equal principal amounts on February 1, 1997, 1998 and 1999. The transaction was accounted for as a purchase.

   In August 1995, Unison acquired BritWill HealthCare Company ("BritWill"), a long-term care company operating 28 facilities in Texas and Indiana. The transaction was accounted for as a purchase.

   Summarized below are the unaudited pro forma consolidated results of operations of Unison for the periods indicated, assuming the acquisitions were consummated as of January 1, 1995. The amounts reflect pro forma adjustments for interest on new debt and amortization of intangible assets and leasehold liabilities. The unaudited pro forma consolidated results of operations have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had these transactions been made at January 1, 1995 or of results which may occur in the future.

                                              THREE MONTHS ENDED       SIX MONTHS ENDED
                                                   JUNE 30,                JUNE 30,
                                              -------------------     -------------------
                                               1996        1995        1996        1995
                                              -------     -------     -------     -------
                                                   (IN THOUSANDS, EXCEPT PER SHARE)
        Revenues............................  $33,273     $23,969     $65,541     $48,977
        Net income (loss)...................      871        (381)      1,281        (787)
        Net income (loss) per share.........     $.21       $(.30)       $.31       $(.62)

4. In January 1996, Unison acquired an institutional pharmacy in Indiana. In consideration for the $600,000 purchase price, the Company paid cash in the amount of $200,000 and issued a note payable amounting to $400,000. The acquisition was accounted for as a purchase. Had this transaction occurred as of January 1, 1995, the pro forma effect on Unison's results of operations for the three and six months ended June 30, 1996 and 1995 would have been immaterial.

                         UNISON HEALTHCARE CORPORATION

5. In March 1996, Unison replaced its revolving lines of credit with a new $10,000,000 revolving credit facility. Borrowings under this credit facility bear interest at the prime rate plus 2.0% (10.25% at June 30, 1996), mature in 1998 and are secured by the Company's eligible accounts receivable. The credit agreement requires Unison to comply with certain financial and operational covenants including limitations on additional borrowings and sales of assets and alteration of the existing capital structure. Unison also executed promissory notes with a lessor in the aggregate amount of $4,000,000 with interest at 10.25% to 10.75%. The notes are guaranteed by Jerry M. Walker, the Company's President. In May 1996, Unison executed a promissory note payable to the agent for the former holders of BritWill stock immediately prior to the acquisition of BritWill in the amount of $1,000,000. Interest is payable at 12.0% and the note is due on demand after 30 days from issuance.

6. On July 3, 1996, Unison, through a newly formed wholly owned subsidiary, entered into an Agreement and Plan of Merger (the "Ampro Agreement") with American Professional Holding, Inc. ("Ampro"). In the merger, the outstanding shares of Ampro Common Stock will be converted into the right to receive that number of shares of Unison Common Stock obtained by dividing 521,000 by the number of issued and outstanding shares of Ampro prior to the effective time of the Merger. Unison also entered into an Agreement and Plan of Merger (the "Memphis Agreement") with Memphis Clinical Laboratory, Inc. ("Memphis"). In the merger, three shareholders who own approximately 35% of the outstanding shares of Memphis will receive pro rata portions of 19,000 shares of Unison Common Stock and the holder of the remaining shares of Memphis will receive cash in the estimated amount of $233,750 and a promissory note in the amount of $250,000. The Ampro Agreement and the Memphis Agreement are mutually contingent and subject to shareholder and regulatory approvals. The mergers will be accounted for as poolings of interests.

   On August 2, 1996, the Company entered into agreements for the acquisition of Signature Health Care Corporation ("Signature Health Care") and four affiliated companies, Douglas Manor, Inc. ("Douglas"), Safford Care, Inc. ("Safford"), Arkansas, Inc. ("Arkansas"), and Cornerstone, Inc. ("Cornerstone" and collectively with Signature Health Care, Douglas, Safford and Arkansas, "Signature"). Signature operates 13 long-term care facilities in Colorado and Arizona. Through mergers with each of the Signature companies and newly formed wholly owned subsidiaries of the Company, each of the Signature companies will become wholly owned subsidiaries of Unison. Outstanding shares of Signature Health Care will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $10,200,000 and shares of Unison's Common Stock equal to approximately $20,000,000. Outstanding shares of Douglas, Safford, Arkansas and Cornerstone will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $28,000,000 in the aggregate. The merger agreements are subject to regulatory and shareholder approval. The mergers will be accounted for as purchases.

7. Effective August 1, 1996, Unison acquired the leasehold rights to two skilled nursing facilities located in the State of Washington with an aggregate of 222 beds. These facilities were previously operated by Unison under a management contract. Summarized below are the unaudited pro forma consolidated results of operations of Unison for the periods indicated, assuming the acquisitions were consummated as of January 1, 1995. The unaudited pro forma consolidated results of operations have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had this transaction been made at January 1, 1995 or of results which may occur in the future.

                                                   THREE MONTHS ENDED      SIX MONTHS ENDED
                                                        JUNE 30,               JUNE 30,
                                                   ------------------     -------------------
                                                    1996        1995       1996        1995
                                                   -------     ------     -------     -------
    Revenues.....................................  $34,329     $8,366     $67,394     $15,988
    Net income (loss)............................      785       (116)      1,099        (339)
    Net income per share.........................     $.19      $(.09)       $.27       $(.27)

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
BritWill HealthCare Company

     We have audited the accompanying consolidated statement of operations and cash flows of BritWill HealthCare Company for the month ended July 31, 1995. Our audit also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of BritWill HealthCare Company for the one month ended July 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Phoenix, Arizona
April 10, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of BritWill HealthCare Company

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of BritWill HealthCare Company and its subsidiaries at June 30, 1995 and at December 31, 1994 and 1993, and the results of their operations and their cash flows for the six month period ended June 30, 1995 and for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Dallas, Texas
November 8, 1995

                          BRITWILL HEALTHCARE COMPANY

                           CONSOLIDATED BALANCE SHEET

                                                                         DECEMBER 31,
                                                                   -------------------------    JUNE 30,
                                                                      1993          1994          1995
                                                                   -----------   -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents......................................  $   355,864   $   560,879   $   858,606
  Accounts receivable, less allowance for doubtful accounts of
     $480,039, $997,246 and $790,867, respectively...............    4,393,837     6,855,716     7,599,464
  Due from third party payors, net...............................      137,974     1,149,319     2,290,066
  Inventories....................................................      319,417       433,483       442,033
  Due from affiliates............................................        7,482       369,234       512,594
  Prepaid expenses...............................................      333,197       400,307       486,874
  Other receivables..............................................       33,848        18,831        31,151
  Security deposits..............................................                    500,000       637,517
  Restricted cash................................................      600,000       645,000        45,000
                                                                   -----------   -----------   -----------
     Total current assets........................................    6,181,619    10,932,769    12,903,305
Furniture, fixtures and equipment, net...........................      838,741     1,399,216     2,210,682
Other assets, net................................................    6,966,794     6,971,077     6,827,126
Deferred charges, net............................................      650,815       573,629       537,321
Security deposits................................................    1,335,000     2,376,344     2,237,944
                                                                   -----------   -----------   -----------
     Total assets................................................  $15,972,969   $22,253,035   $24,716,378
                                                                   ===========   ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................  $ 2,568,153   $ 6,249,936   $ 5,133,964
  Accrued expenses...............................................    1,998,684     3,495,450     7,002,347
  Notes payable due affiliates...................................      316,160       668,268       528,230
  Notes payable..................................................      800,000       612,473
  Income taxes payable...........................................       51,750        52,896        92,126
                                                                   -----------   -----------   -----------
     Total current liabilities...................................    5,734,747    11,079,023    12,756,667
Revolving line of credit.........................................                                1,672,577
Subordinated long-term debt due affiliates.......................    6,135,694     8,354,868     8,488,465
Other long-term debt.............................................                  1,184,146        48,183
                                                                   -----------   -----------   -----------
     Total liabilities...........................................   11,870,441    20,618,037    22,965,892
                                                                   -----------   -----------   -----------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1.00 par value; authorized 1,000,000 shares;
     389,750 issued and outstanding in 1993, 421,050 in 1994 and
     424,050 in 1995.............................................      389,750       421,050       424,050
  Additional paid-in capital.....................................    5,176,836     4,705,540     4,714,469
  Treasury stock, 42,600 and 54,650 shares in 1994 and 1995,
     respectively, at par........................................                    (42,600)      (54,650)
  Accumulated deficit............................................   (1,464,058)   (3,448,992)   (3,333,383)
                                                                   -----------   -----------   -----------
     Total shareholders' equity..................................    4,102,528     1,634,998     1,750,486
                                                                   -----------   -----------   -----------
     Total liabilities and shareholders' equity..................  $15,972,969   $22,253,035   $24,716,378
                                                                   ===========   ===========   ===========

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                               YEAR ENDED           SIX MONTHS    ONE MONTH
                                                              DECEMBER 31,          ENDED JUNE      ENDED
                                                        -------------------------       30,        JULY 31,
                                                           1993          1994          1995          1995
                                                        -----------   -----------   -----------   ----------
Revenues:
  Patient care services, net........................... $32,106,741   $53,800,520   $32,723,297   $5,655,071
  Management fee from related parties..................     348,655       251,186        40,430
  Other income.........................................     130,107       373,239       228,426      207,270
  Other related party income...........................     146,000
                                                        -----------   -----------   -----------   -----------
     Total revenues....................................  32,731,503    54,424,945    32,992,153    5,862,341
                                                        -----------   -----------   -----------   -----------
Expenses:
  Salaries and contract labor..........................  19,407,858    32,634,732    19,812,601    3,467,433
  Rent.................................................   5,097,014     8,263,642     4,448,134      775,136
  Supplies.............................................   3,499,445     6,686,572     4,134,207      716,037
  General and administrative...........................   3,670,420     6,252,183     3,255,917      614,191
  Depreciation and
     amortization......................................     703,595       986,812       500,682       90,803
  Bad debt.............................................     524,333       644,471        21,442       48,631
  Other................................................      50,623        71,529        10,731      121,900
                                                        -----------   -----------   -----------   -----------
     Total expenses....................................  32,953,288    55,539,941    32,183,714    5,834,131
                                                        -----------   -----------   -----------   -----------
  Income (loss) from
     operations........................................    (221,785)   (1,114,996)      808,439       28,210
  Interest income (expense):
     Interest income...................................      64,575        54,545       109,309        3,878
     Interest expense..................................                  (131,764)     (226,587)    (105,127)
     Related party interest
       expense.........................................    (384,945)     (739,823)     (485,265)     (88,977)
                                                        -----------   -----------   -----------   -----------
  Income (loss) before income taxes....................    (542,155)   (1,932,038)      205,896     (162,016)
  Provision for income taxes...........................      51,750        52,896        26,000        4,500
                                                        -----------   -----------   -----------   -----------
  Net income (loss).................................... $  (593,905)  $(1,984,934)  $   179,896   $ (166,516)
                                                        ===========   ===========   ===========   ===========

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1993 AND 1994
                     AND THE SIX MONTHS ENDED JUNE 30, 1995

                                     COMMON STOCK      ADDITIONAL    TREASURY STOCK
                                  ------------------    PAID-IN     -----------------   ACCUMULATED
                                  SHARES     AMOUNT     CAPITAL     SHARES    AMOUNT      DEFICIT        TOTAL
                                  -------   --------   ----------   ------   --------   -----------   -----------
Balance, December 31, 1992....... 389,750   $389,750   $5,099,827                       $  (870,153)  $ 4,619,424
  Contribution of assets and
    liabilities -- net (Note
    1)...........................                          77,009                                          77,009
  Net loss.......................                                                          (593,905)     (593,905)
                                  -------   --------   ----------   ------     ------    ----------    ----------
Balance, December 31, 1993....... 389,750    389,750    5,176,836                        (1,464,058)    4,102,528
  Common stock issued............  31,300     31,300      (23,475)                                          7,825
  Employee receivable due to
    common stock issued..........                          (7,825)                                         (7,825)
  Rescission of shares due to
    employee terminations........                          42,600   42,600   $(42,600)
  Excess consideration over
    historical cost of assets
    acquired in a purchase
    combination
    (Note 1).....................                        (482,596)                                       (482,596)
  Net loss.......................                                                        (1,984,934)   (1,984,934)
                                  -------   --------   ----------   ------     ------    ----------    ----------
Balance, December 31, 1994....... 421,050..  421,050    4,705,540   42,600    (42,600)   (3,448,992)    1,634,998
  Common stock issued............   3,000      3,000       (2,250)                                            750
  Employee receivable due to
    common stock issued..........                            (750)                                           (750)
  Purchase of shares due to
    employee terminations........                          11,929   12,050    (12,050)      (64,287)      (64,408)
  Net income.....................                                                           179,896       179,896
                                  -------   --------   ----------   ------     ------    ----------    ----------
Balance, June 30, 1995........... 424,050   $424,050   $4,714,469   54,650   $(54,650)  $(3,333,383)  $ 1,750,486
                                  =======   ========   ==========   ======     ======    ==========    ==========

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                        YEAR ENDED DECEMBER 31,    SIX MONTHS
                                                                                      ENDED        ONE MONTH
                                                       -------------------------    JUNE 30,         ENDED
                                                          1993          1994          1995       JULY 31, 1995
                                                       -----------   -----------   -----------   -------------
Cash flows from operating activities:
  Net income (loss)..................................  $  (593,905)  $(1,984,934)  $   179,896    $   (166,516)
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating activities:
     Depreciation and amortization...................      703,595     1,083,779       574,065          90,803
     Increase in accounts receivable.................   (2,099,490)   (2,461,879)     (743,748)       (100,036)
     (Increase) decrease in amounts due from third
       party payors..................................     (105,844)   (1,011,345)   (1,140,747)        895,801
     Decrease (increase) in inventories..............       77,564      (114,066)       (8,550)
     Increase in due from affiliates.................     (152,825)     (361,752)     (143,360)
     Increase in prepaid expenses....................     (321,615)      (67,110)      (86,567)        (19,097)
     (Increase) decrease in other receivables........      (33,848)       15,017       (12,320)         (1,047)
     (Increase) decrease in other assets and deferred
       charges.......................................                    (69,733)     (173,037)         67,370
     Payment for restricted cash.....................                    (45,000)
     (Increase) decrease in security deposits........                   (141,344)          883         (13,119)
     (Decrease) increase in accounts payable.........    1,298,397     3,681,783    (1,115,972)     (1,604,192)
     Increase in accrued expenses....................      743,237     1,156,766     3,506,897          90,725
     Increase (decrease) in income taxes payable.....       51,750         1,146        39,230         (19,749)
                                                       -----------   -----------   -----------     -----------
     Net cash (used in) provided by operating
       activities....................................     (432,984)     (318,672)      876,670        (779,057)
                                                       -----------   -----------   -----------     -----------
Cash flows from investing activities:
  Purchase of furniture and equipment................     (366,366)     (551,714)     (485,009)       (136,997)
  Purchase of facilities from related party, net of
     liabilities of $340,000.........................                   (482,596)
  Construction in progress...........................                   (170,904)     (436,169)
                                                       -----------   -----------   -----------     -----------
     Net cash used in investing activities...........     (366,366)   (1,205,214)     (921,178)       (136,997)
                                                       -----------   -----------   -----------     -----------
Cash flows from financing activities:
  Proceeds from issuance of notes payable............    1,380,000     2,283,823
  Proceeds from revolving line of credit.............                                1,672,577       1,082,377
  Payments on notes payable and long-term debt.......     (569,685)     (364,922)   (1,754,875)       (117,894)
  (Payment for) receipt of restricted cash...........     (600,000)                    600,000
  Payment for debt issuance costs....................                   (190,000)     (111,059)
  Repurchase of shares...............................                                  (64,408)
                                                       -----------   -----------   -----------     -----------
     Net cash provided by financing activities.......      210,315     1,728,901       342,235         964,483
                                                       -----------   -----------   -----------     -----------
Net (decrease) increase in cash and cash
  equivalents........................................     (589,035)      205,015       297,727          48,429
Cash and cash equivalents at beginning of period.....      944,899       355,864       560,879         858,606
                                                       -----------   -----------   -----------     -----------
Cash and cash equivalents at end of period...........  $   355,864   $   560,879   $   858,606    $    907,035
                                                       ===========   ===========   ===========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
     Interest........................................  $   403,954   $   684,615   $   296,562    $     82,069
     Income taxes....................................          150        51,502
Supplemental schedule of noncash investing and
  financing activities:
  Security deposit with Omega through issuance of
     note............................................                  1,400,000
  Acquisition of other intangibles through issuance
     of note.........................................    3,331,547       249,000
  Contribution of inventory and accrued
     liabilities -- net..............................       77,009

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (INFORMATION AS OF JUNE 30, 1994 AND
                  FOR THE SIX MONTHS THEN ENDED IS UNAUDITED)

1.  ORGANIZATION AND NATURE OF BUSINESS

     BritWill HealthCare Company (the "Company") was organized as a Delaware corporation on August 5, 1992. The Company leases and manages long-term care facilities located throughout Texas and Indiana. The Company commenced operations on December 24, 1992. At that time, BritWill Investments -- Indiana L.P. (BI-Indy), an affiliate of the Company, managed thirteen long-term care facilities owned by Cloverleaf Enterprises, Inc. Such facilities were leased and operated by Sherwood Healthcare Corp. (Sherwood) and Cedar Care, Inc. (Cedar
Care). Under the terms of a management agreement, BI-Indy exercised its options to acquire nine of these facilities and acquire the leasehold rights to the remaining four facilities from Cloverleaf Enterprises, Inc. Concurrently, the nine facilities were sold by BI-Indy to Omega Healthcare Investors, Inc. (Omega) and leased back under a "Master Lease" agreement by BritWill Investments -- I (BI-1), a subsidiary of the Company. The leasehold rights to the four facilities were contributed to BI-1 by BI-Indy. Further, BI-Indy assigned the two management agreements for these thirteen facilities to BI-1.

     In December 1993, BritWill Investments Texas, Ltd. (BI-TX), an affiliate of the Company, entered into purchase agreements for six long-term care facilities and entered into lease agreements for three facilities with third-party lessors. The total consideration paid by BI-TX was approximately $18,440,000. BI-TX financed these transactions through two participating mortgages with Omega totaling $14,760,000 and the sale of five facilities to Omega for $13,810,000. BritWill Investments -- II (BI-2), a subsidiary of the Company, then entered into a noncancelable operating lease ("Texas Master Lease") with Omega for the five facilities sold by BI-TX and also entered into two noncancelable operating lease and sublease agreements for six facilities either owned or leased by BI-TX.

     During 1993, BI-TX conveyed supply inventories and certain liabilities and other accrued expenses from the facilities to BI-2. No consideration was paid by BI-2 to BI-TX for the inventory and BI-TX did not give BI-2 any consideration for the transfer of the liabilities and accrued expenses. The amount by which the predecessor cost of the inventory exceeded the assumed liabilities, $77,009, was recognized as additional paid-in capital.

     Effective November 1, 1994, BI-2 purchased the net assets of two nursing homes operated by Avalon Care, Inc. ("Avalon"), an affiliated company. The nursing homes acquired were: Elkhart Manor ("Elkhart") and Oakwood Health Care Center ("Oakwood") facilities. Avalon assigned the responsibilities and rewards of the Elkhart and Oakwood operating leases to BI-2. As consideration for the purchase of the leases, BI-2 forgave intercompany debt from Avalon. The amount by which the consideration paid exceeded the predecessor cost of the acquired assets less the assumed liabilities and forgiveness of debt, $482,496, was recognized as a reduction of additional paid-in capital.

2.  SIGNIFICANT ACCOUNTING POLICIES

  Basis of consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries, consisting of BI-1 and BI-2. The financial statements include the accounts of Cedar Care and Sherwood since December 24, 1992. Although the Company has no ownership interest in Cedar Care or Sherwood, these companies are consolidated because the Company has unilateral and perpetual control over the assets and operations of these companies due to the management agreements. Under these management agreements, managerial control and operating proceeds have been transferred directly to BI-1. Fees under the management agreements are based upon the revenues of Cedar Care and Sherwood from the facilities, such that all net income of Cedar Care and Sherwood is paid to BI-1. All significant intercompany accounts and transactions have been eliminated.

                          BRITWILL HEALTHCARE COMPANY

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

  Cash and cash equivalents

     Cash and cash equivalents include amounts held in demand deposits at financial institutions and all highly liquid investments that have an original maturity of three months or less.

  Restricted cash

     Restricted cash consists of a $600,000 certificate of deposit that is collateral for a $600,000 bank note payable and a $45,000 certificate of deposit assigned to a third party as security for payment of insurance claims. As of June 30, 1995, restricted cash consists of the $45,000 certificate of deposit.

  Revenue and accounts receivable

     Revenues are derived from patient care services and management fees of nursing homes not owned or leased by the Company. Credit risk exists to the extent that the most significant source of revenue is reimbursement for patient care from state sponsored Medicaid programs in Texas and Indiana and from Medicare. However, management does not believe that there are any significant credit risks associated with these governmental agencies. Payments from such programs are based on cost as defined under the programs, and associated revenues are presented net of provisions to reduce customary charges to amounts receivable from such programs. Revenues from private sources are recognized based upon established charges. Reserves are provided for receivables estimated to be uncollectible and are adjusted periodically based on the Company's evaluation of industry conditions, historical collection experience and other relevant factors.

     The following table summarizes the approximate percent of net patient revenues and accounts receivable from such payors:

                                                NET REVENUE                        ACCOUNTS RECEIVABLE
                                -------------------------------------------     --------------------------
                                                  SIX MONTHS     ONE MONTH
                                DECEMBER 31,      ----------     ----------     DECEMBER 31,
                                -------------      JUNE 30,       JULY 31,      -------------     JUNE 30,
                                1993     1994        1995           1995        1993     1994       1995
                                ----     ----     ----------     ----------     ----     ----     --------
Medicaid......................  64.3%    60.5%       53.7%           53.9%      72.1%    57.9%      62.8%
Medicare......................   5.0     17.6        28.6            28.6       13.8     26.9       25.4
Private.......................  21.5     20.1        16.0            15.9       11.1      9.9        7.9
Other.........................   9.2      1.8         1.7             1.6        3.0      5.3        3.9
                                ----     ----        ----            ----       ----     ----       ----
                                 100%     100%        100%            100%       100%     100%       100%
                                ====     ====        ====            ====       ====     ====       ====

  Inventories

     Inventories consist of medical and other supplies necessary for delivering resident care at the facilities. Inventories are recorded at the lower of cost (determined by the first-in, first-out method) or market.

  Furniture, fixtures and equipment

     Furniture, fixtures and equipment are carried at cost. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Leasehold improvements are amortized over the lesser of the estimated useful life or lease term. Maintenance cost and repairs are expensed as incurred; betterments and leasehold improvements are capitalized.

                          BRITWILL HEALTHCARE COMPANY

  Deferred charges

     Deferred charges consist of costs incurred to acquire leases to the long-term care facilities, which are amortized on the straight-line method over the term of the lease. Amortization expense was $77,350, $77,186, $38,366 and $6,436 for the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

  Income taxes

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (SFAS 109). The cumulative effect of the adoption of SFAS 109 was immaterial to the Company's financial position. Under SFAS 109, the liability method is used to account for income taxes. Under this method, the deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting of existing assets and liabilities and their respective tax basis. The Company's principal differences relate to the availability of tax net operating loss carry forwards, certain reserves, accrued vacation, and depreciation.

  Interim financial data

     The following table sets forth summarized results of operations for BritWill for the periods indicated:

                                                                   SEVEN MONTHS
                                                                       ENDED
                                                                     JULY 31,
                                                            ---------------------------
                                                               1995            1994
                                                            -----------     -----------
                                                                    (UNAUDITED)
        Total revenues....................................  $38,854,000     $29,857,000
        Income (loss) from operations.....................      836,000      (1,365,000)
        Income (loss) before income taxes.................       44,000      (1,886,000)
        Net income (loss).................................       13,000      (1,912,000)

3.  FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment consists of the following:

                                                         AT DECEMBER 31,
                                                     -----------------------    JUNE 30,
                                                        1993         1994         1995
                                                     ----------   ----------   ----------
        Furniture and fixtures.....................  $  854,027   $1,202,684   $1,476,780
        Leasehold improvements.....................     121,948      349,943      504,952
        Construction in progress...................      33,904      213,596      649,765
        Land.......................................                                55,904
                                                     ----------   ----------   ----------
                                                      1,009,879    1,766,223    2,687,401
        Less accumulated depreciation..............    (171,138)    (367,007)    (476,719)
                                                     ----------   ----------   ----------
                                                     $  838,741   $1,399,216   $2,210,682
                                                     ==========   ==========   ==========

     Depreciation expense was $158,154, $162,143, $109,712 and $23,468 for the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

                          BRITWILL HEALTHCARE COMPANY

4.  OTHER ASSETS

     Other assets consist of the following:

                                                              DECEMBER 31,
                                                       --------------------------      JUNE 30,
                                                          1993           1994            1995
                                                       ----------     -----------     -----------
Leasehold rights -- BI-Indy..........................  $4,103,338     $ 4,103,338     $ 4,103,338
Leasehold rights -- BI-TX............................   3,331,547       3,331,547       3,331,547
Deferred financing costs.............................                     848,733       1,131,224
                                                       ----------     -----------     -----------
                                                        7,434,885       8,283,618       8,566,109
Less accumulated amortization........................    (468,091)     (1,312,541)     (1,738,983)
                                                       ----------     -----------     -----------
                                                       $6,966,794     $ 6,971,077     $ 6,827,126
                                                       ==========     ===========     ===========

     The leasehold rights -- BI-Indy were recorded at the cost of the predecessor and are being amortized to rent expense over ten years, the term of the lease.

     The leasehold rights -- BI-TX were recorded at the amount of the obligation entered into to obtain the right to operate nursing homes acquired by BI-TX in June and December 1993 and are being amortized to rent expense over ten years, the term of the lease. See Note 10.

     Other deferred financing costs include additional acquisition costs and debt closing costs which are being amortized to interest expense over periods of three to ten years. The total amount charged to interest expense was $96,967, $73,838, $83,483 and $13,446 for the years ended December 31, 1993, 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

     Total amortization expense relating to these assets was $468,091, $747,483, $352,604 and $60,934 for the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

5.  SECURITY DEPOSIT

     Security deposits consist of the following:

                                                               DECEMBER 31,
                                                         -------------------------      JUNE 30,
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
Lease deposit -- BI-Indy...............................  $1,335,000     $1,335,000     $1,335,000
Liquidity deposit -- BI-TX.............................                  1,400,000      1,400,000
Other deposits.........................................                    141,344        140,461
                                                         ----------     ----------     ----------
                                                          1,335,000      2,876,344      2,875,461
Less current portion...................................                   (500,000)      (637,517)
                                                         ----------     ----------     ----------
                                                         $1,335,000     $2,376,344     $2,237,944
                                                         ==========     ==========     ==========

     In connection with the Indiana transaction discussed in Note 1, the Company is required to maintain a security deposit equal to seven months minimum lease obligation. These funds are held in escrow and restricted until certain financial covenants have been met, including but not limited to net worth and net operating cash flow requirements. These funds are currently invested by the lessor in a mutual fund on behalf of the Company and bear interest at 7.0%, 6.0%, 5.5% on December 31, 1993 and 1994, and June 30, 1995, respectively. Accrued interest receivable on these funds is $27,791, $26,656 and $72,389 at December 31, 1993 and 1994, and June 30, 1995, respectively. This deposit has been classified as noncurrent.

     In connection with the Texas transaction discussed in Note 1, BI-TX advanced BI-2 $1,400,000. This advance, as described in Note 7, matures in December 2003 and is classified as a long term liability. These

                          BRITWILL HEALTHCARE COMPANY
funds were used as a liquidity deposit with OMEGA (the "lessor") and are currently invested by the lessor on behalf of the Company and bear interest at 5.25% to 6.0%. The underlying note between BI-2 and BI-TX has interest payable at the same term as the interest earned on the security deposit. A portion of this deposit, $500,000, has been classified as current as the terms of the Texas master lease allow for the use of a letter of credit in place of a security deposit. The Company has a $500,000 letter of credit available through a third party.

     Other deposits, primarily lease and utility, have been classified as current at June 30, 1995. Due to the subsequent event described in Note 12, the Dallas, Texas operations of the Company will be relocated to Phoenix, Arizona by March 1996.

6.  ACCRUED EXPENSES

     Accrued expenses consists of the following:

                                                                  DECEMBER 31,
                                                             -----------------------    JUNE 30,
                                                                1993         1994         1995
                                                             ----------   ----------   ----------
Amounts due Medicaid -- Indiana............................                            $3,741,188
Accrued salaries and benefits..............................  $  968,003   $1,386,092    1,205,922
Payroll withholding taxes..................................     541,544      413,531      481,522
Ancillary expense..........................................                  194,039      620,142
Property taxes.............................................     293,286      468,651      396,700
Rent.......................................................                  258,811      245,547
Financing costs............................................                  255,000
Other......................................................     195,851      519,326      311,326
                                                             ----------   ----------   ----------
                                                             $1,998,684   $3,495,450   $7,002,347
                                                             ==========   ==========   ==========

     In March 1995, the Company received an erroneous Medicaid reimbursement payment of approximately $4,300,000 related to one of its Indiana facilities. Negotiations with the state of Indiana's agent regarding such overpayment resulted in the Company retaining the money paid subject to the Company's payment of interest thereon to the state of Indiana. Future amounts due the Company by the state will be offset against the interest-bearing obligation until March 25, 1996 at which time the Company must reimburse the state for the unused portion. The unreimbursed Medicaid payment accrues interest at prime plus 3.25% or 12% per annum, whichever is higher. The Company recorded $72,000 of interest expense during the six-month period ended June 30, 1995 and $74,440 of interest expense during the one-month period ended July 31, 1995.

                          BRITWILL HEALTHCARE COMPANY

7.  NOTES PAYABLE AND LONG-TERM DEBT

     Subordinated notes payable and long-term debt consist of the following:

                                                                DECEMBER 31,
                                                          -------------------------    JUNE 30,
                                                             1993          1994          1995
                                                          -----------   -----------   -----------
Subordinated notes payable to an affiliate, secured by a
  $1,400,000 liquidity deposit bearing interest at 5.2%
  to 12.0%, due January 1995 through December 2003
  payable quarterly.....................................  $ 6,316,548   $ 8,974,136   $ 8,776,782
Line of credit and notes payable to banks, secured by a
  $600,000 certificate of deposit and certain accounts
  receivable, bearing interest at 6.1% to 10.5% payable
  monthly, due January 1995 through October 1995........      800,000     1,000,000
Note payable to bank, bearing interest at prime plus
  2.0% payable monthly, due October 1998................                     50,548        48,183
Note payable to OMEGA, bearing interest at 11.5% payable
  monthly, due January 1995.............................                    500,000
Subordinated notes payable to third party, bearing
  interest at 10.0% payable monthly, due August 1998....                    246,071       239,913
Note payable to officer and affiliate, bearing interest
  at 6.0% to 12.0% payable monthly, due September 1994
  through February 1995.................................      135,306        49,000
Revolving line of credit advances bearing interest at
  the commercial paper 30 day weighted average rate plus
  4.25% payable monthly.................................                                1,672,577
                                                          -----------   -----------   -----------
                                                            7,251,854    10,819,755    10,737,455
Less current portion....................................   (1,116,160)   (1,280,741)     (528,230)
                                                          -----------   -----------   -----------
                                                          $ 6,135,694   $ 9,539,014   $10,209,225
                                                          ===========   ===========   ===========

     The maturities of long-term debt are as follows:

                Year ending December 31,
                     1995.......................................  $ 1,280,741
                     1996.......................................      831,918
                     1997.......................................      254,049
                     1998.......................................    2,496,647
                     1999.......................................      286,349
                     Thereafter.................................    5,670,051
                                                                  -----------
                                                                  $10,819,755
                                                                  ===========

     The stated interest rate for the line of credit and note payable to bank bear interest at 2.0% over prime (8.5% at December 31, 1994 and 9.0% at June 30, 1995).

     On January 31, 1995, the Company completed a three-year revolving credit line for $6,000,000. The credit line is collateralized by existing and future accounts receivable of the Company. The credit line requires the Company to maintain quarterly financial covenants including fixed charge ratio requirements, cash velocity test requirements, accounts receivable day-sales-outstanding requirements and positive earnings test requirements. As of June 30, 1995, the Company was in compliance with all such quarterly covenants.

                          BRITWILL HEALTHCARE COMPANY

8.  INCOME TAXES

     The components of the provision for income taxes is as follows:

                                                                       SIX MONTHS     ONE MONTH
                                                  DECEMBER 31,         ----------     ---------
                                               -------------------      JUNE 30,      JULY 31,
                                                1993        1994          1995          1995
                                               -------     -------     ----------     ---------
    Current:
      Federal................................  $ 9,296
      State and local........................   51,454     $52,896      $26,000        $4,500
                                               -------     -------      -------        ------
                                                60,750      52,896       26,000         4,500
    Deferred:
      Federal................................   (9,000)
                                               -------     -------      -------        ------
                                               $51,750     $52,896      $26,000        $4,500
                                               =======     =======      =======        ======

     A reconciliation of the provision for income taxes to the amount computed by applying the statutory income tax rate to income before income taxes is as follows:

                                                                      SIX MONTHS     ONE MONTH
                                               DECEMBER 31,           ----------     ---------
                                          -----------------------      JUNE 30,      JULY 31,
                                            1993          1994           1995          1995
                                          ---------     ---------     ----------     ---------
    Income taxes computed at statutory
      U.S. federal income tax rates.....  $(184,332)    $(533,067)     $  70,005     $(55,080)
    Limitation on (utilization of)
      NOL...............................    178,238       473,479       (101,239)      50,080
    State and local income taxes........     51,454        52,896         26,000        4,500
    Permanent differences...............      6,390        59,588         31,234        5,000
                                          ---------     ---------      ---------     ---------
                                          $  51,750     $  52,896      $  26,000     $  4,500
                                          =========     =========      =========     =========

     At December 31, 1993 and 1994, June 30, 1995 and July 31, 1995, the Company has federal tax net operating loss carry forwards of approximately $701,000 and $2,091,000 and $2,100,000 and $2,100,000, respectively, which expire at various dates through 2008. Under section 382 of the Internal Revenue Code of 1986, as amended, the utilization of net operating loss carry forwards may be delayed or permanently lost if there has been a cumulative change in ownership during the past three years of more than 50%. Such a change occurred in August 1995 as described in Note 12. Therefore, the annual limitation on the Company's net operating loss carry forward is approximately $1,500,000.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                          BRITWILL HEALTHCARE COMPANY

     The components of the Company's net deferred tax assets and liabilities were as follows:

                                                                                       JUNE 30,
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
Deferred tax assets:
  Vacation accrual..................................  $   (61,000)    $  (103,197)    $  (107,086)
  Net operating loss carry forward..................     (260,000)       (773,700)     (1,034,568)
  Capital leases....................................     (690,000)       (631,138)       (880,088)
  Leasehold rights..................................      (20,000)        (38,347)        (55,191)
  Allowance for bad debts...........................     (201,000)       (387,333)       (292,621)
                                                      -----------     -----------     -----------
     Gross deferred tax assets......................   (1,232,000)     (1,933,715)     (2,369,554)
Valuation allowance.................................    1,223,000       1,933,715       2,369,554
                                                      -----------     -----------     -----------
Net deferred tax assets.............................       (9,000)
Deferred tax liabilities............................
                                                      -----------     -----------     -----------
Net deferred tax liabilities........................  $    (9,000)    $               $
                                                      ===========     ===========     ===========

9.  LEASES

     The Company has noncancelable operating leases on substantially all of its buildings and equipment which expire at various dates through the year 2003. BI-1 and BI-2 lease sixteen facilities from Omega under the "Master Lease" and "Texas Master Lease" Agreements.

     The approximate future minimum rental commitments at December 31, 1994 under the operating leases are as follows:

            1995....................................................   $ 8,098,047
            1996....................................................     7,804,644
            1997....................................................     7,886,491
            1998....................................................     7,901,301
            1999....................................................     7,910,753
            Thereafter..............................................    35,869,739
                                                                       -----------
                                                                       $75,470,975
                                                                       ===========

     Rent expense under operating leases was $5,097,014, $8,263,642, $4,448,134 and $750,636 during the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

     The lease terms are generally from eight to ten years with two or three five-year renewal options. Minimum rentals increase annually based upon the greater of 5.0% of incremental revenues or the Consumer Price Index, but limited to a maximum annual increase of 3.5%. Upon exercise of a renewal option, the rental payments continue in the same fashion as the original lease. The Company and certain affiliated entities have options to purchase certain properties at various times at prices determined by a specified formula. The Company and its subsidiaries have guaranteed performance on the mortgages and lease payments to Omega as discussed in Note 1 totaling $38,900,000 and $35,500,000 at December 31, 1993 and 1994, respectively.

     The lease payments are personally guaranteed to $13,500,000 by the chairman of the board whose family trust is a majority shareholder of the Company, as well as secured by substantially all the personal property and equity of the Company. Lease rental payments are senior to all unsecured debt. The Company is responsible for all taxes, maintenance and other executory costs.

                          BRITWILL HEALTHCARE COMPANY

     Covenants to the Master Lease and Texas Master Lease include, but are not limited to, current ratio requirements, cash flow to rent and debt service requirements, minimum net worth requirements, and minimum cash requirements. In March 1994, Omega consolidated and amended certain financial covenants related to the Indiana and Texas Master Leases and the participating mortgages. Certain payments to affiliates are subordinate to the lease payments made to Omega. As of December 31, 1993, the Company was in compliance with these covenants, as amended. As of December 31, 1994, the Company was in default with the cash flow to rent and cash flow to debt financial covenants. The lessor has agreed to waive these covenants as of and for the year ended December 31, 1994. As of June 30, 1995, the Company was in compliance with these covenants.

10.  RELATED PARTY TRANSACTIONS

     BritWill HealthCare Company is a member of a group of affiliated companies and has extensive transactions and relationships with members of the group. Management of the Company believes that the terms of these transactions are not materially different than those which would result from transactions among wholly unrelated parties.

     In December 1992, the Company entered into a transaction with BI-Indy in which the Company exchanged 75% of its common stock for leasehold rights with a value of $4,100,000. BI-Indy contributed furniture and equipment and $623,466 of other costs incurred and capitalized as part of the transaction.

     In December 1992, certain affiliates of a director of the Company loaned the Company $400,000; and Whitehead Family Investments (WFI), a related party, loaned the Company $2,075,000 which, combined with the director loan, is recorded as subordinated long-term debt. The loans are subordinate to the lease obligations on the Company's Indiana facilities. Interest expense on the loans totaled $297,000 for 1993 and 1994 and $148,500 and $28,875 for the six months ended June 30, 1995 and one month ended July 31, 1995, respectively. In addition, the lenders are entitled to a minimum quarterly bonus. The expense for this bonus agreement totaled $40,000 for both years ended 1993 and 1994 and $20,000 for the six months ended June 30, 1995 and $3,333 for the one month ended July 31, 1995.

     On December 23, 1993, an officer of the Company, loaned the Company $70,000, at 12.0% annual interest, for working capital. The loan renewed a $60,000 loan issued on October 23, 1993. At December 31, 1994, the outstanding principal balance amounted to $49,000. Such principal balance was repaid in 1995. Interest expense on these loans amounted to approximately $1,400 and $5,880 in years ended 1993 and 1994, respectively.

     In December 1993, the Company entered into a transaction with BI-TX in which BI-TX contributed $2,800,000 of leasehold rights and $510,000 of working capital to the Company in exchange for a note payable of $3,310,000. The outstanding principal balance totaled $2,999,136 and $2,901,782, and at December 31, 1994, and June 30, 1995, respectively. Interest expense on this loan amounted to approximately $24,000, $226,476, $121,365 and $31,943 in 1993, 1994,
for the six months ended June 30, 1995 and for the one month ended July 31, 1995, respectively.

     In December 1994, certain affiliates of a director of the Company loaned the Company $1,500,000 at 12.0% annual interest. A portion of the loan, $500,000, represents a renewal of a $250,000 loan issued on December 1, 1994. Interest expense on these loans amounted to approximately $1,500 in 1994, $85,562 for the six months ended June 30, 1995 and $15,068 for the one month ended July 31, 1995.

     On June 1, 1994, the Company renewed a $600,000 note payable (in addition to the above mentioned note) to WFI for working capital at an annual interest rate of 12.0%. The note was renewed from a loan of the same amount issued on June 1, 1993. Interest expense on these loans amounted to $42,000, $72,000, $36,000 and $6,000 for the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

                          BRITWILL HEALTHCARE COMPANY

     The Company manages nursing homes owned by an affiliate. Management fee revenues charged the affiliate totaled $348,655, $251,186, $40,430 and $0 during the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

     During 1993, the Company performed certain services for BritWill Investments Corporation, an affiliated entity, relating to acquisition support and rental of office space. Total income recognized by the Company for performing these services was $146,000 in 1993.

11.  COMMITMENTS AND CONTINGENCIES

  Estimated third party settlements

     Final determination of amounts earned under cost-reimbursed programs is subject to review by appropriate governmental authorities or their agents. In the opinion of management, adequate provision has been made for any adjustments that could result from such reviews. In addition, the state of Indiana has reviewed the Indiana Medicaid reimbursement structure. The ultimate impact to health care providers in that state has been estimated and management believes there will not be a material adverse effect on the financial position or results of operations of the Company.

  Medical malpractice and self-insured risks

     The Company has obtained medical malpractice coverage with liability limits of $5,000,000 per claim and in the aggregate. The Company has also obtained workers' compensation coverage in Indiana but is uninsured with respect to certain facilities located in Texas. The Company believes that the provision of $20,000 recorded at December 31, 1994 and $20,550 at June 30, 1995 for asserted and/or unasserted claims is adequate based on historical results.

12.  SUBSEQUENT EVENT

     On August 10, 1995, Sunquest HealthCare Corporation, another long-term care company operating approximately 21 facilities in eleven states, acquired the Company's outstanding stock for a fixed payment of $26,000,000, plus contingent amounts of up to approximately $9.8 million if the company achieves specified revenue targets. The purchase price was comprised of two promissory notes amounting to $19,000,000, in total, and a $7,000,000 noninterest bearing convertible subordinated debenture.

     In November 1995, a retroactive restatement and correction of the purchase agreement reduced the fixed purchase price by $6,000,000. The purchase agreement includes a related contingent purchase price obligation of up to $9,800,000 depending upon future revenues.

                         REPORT OF INDEPENDENT AUDITOR

The Board of Directors
American Professional Holding, Inc.

     We have audited the accompanying consolidated balance sheets of American Professional Holding, Inc. as of December 31, 1994 and 1995 and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Professional Holding, Inc. at December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Ronald H. Ridgers, P.C.
Richardson, Texas
March 30, 1996

                      AMERICAN PROFESSIONAL HOLDING, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                         -------------------------      JUNE 30,
                                                            1994           1995           1996
                                                         ----------     ----------     ----------
                                                                                       (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash.................................................  $  171,725     $   61,687     $   13,684
  Accounts receivable trade............................     971,293      1,253,870      1,574,477
  Accounts receivable related party....................     205,210        394,437        473,340
  Other current assets.................................      59,587         72,931        385,563
                                                         ----------     ----------     ----------
          Total current assets.........................   1,407,815      1,782,925      2,447,064
                                                         ----------     ----------     ----------
PROPERTY AND EQUIPMENT:
  Land and building....................................     205,205        205,205        205,205
  Vehicles.............................................     181,935        222,823        219,425
  Furniture............................................      64,385         67,594         70,376
  Lab equipment........................................     353,706        542,815        562,068
                                                         ----------     ----------     ----------
                                                            805,231      1,038,437      1,057,074
Less accumulated depreciation..........................     390,691        517,281        560,518
                                                         ----------     ----------     ----------
          Total property and equipment.................     414,540        521,156        496,556
INTANGIBLE AND OTHER ASSETS:
  Goodwill, net of $36,249, $108,746, and $144,992 of
     amortization......................................   1,051,217        978,720        942,474
  Accounts receivable stockholders.....................           0        257,250        318,375
  Other................................................       2,238          1,300          1,300
                                                         ----------     ----------     ----------
          Total intangible and other assets............   1,053,455      1,237,270      1,262,149
                                                         ----------     ----------     ----------
                                                         $2,875,810     $3,541,351     $4,205,769
                                                         ==========     ==========     ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable trade...............................  $  304,842     $  491,080     $  746,922
  Accounts payable related.............................       5,000              0        141,500
  Accrued expenses.....................................     136,314        439,098        535,100
  Deferred taxes.......................................     223,690        155,690        161,690
  Notes payable current................................     516,115        394,916        394,916
                                                         ----------     ----------     ----------
          Total current liabilities....................   1,185,961      1,480,784      1,980,128
  Long-term debt.......................................     470,334        674,126        669,098
                                                         ----------     ----------     ----------
          Total liabilities............................   1,656,295      2,154,910      2,649,226
STOCKHOLDERS' EQUITY:
  Common stock; par value $.001; 50,000,000 shares
     authorized; 10,200,000 shares outstanding.........      10,200         10,200         10,200
  Additional paid in capital...........................     399,800        399,800        399,800
  Retained earnings....................................     809,515        976,441      1,146,543
                                                         ----------     ----------     ----------
          Total stockholders' equity...................   1,219,515      1,386,441      1,556,543
                                                         ----------     ----------     ----------
                                                         $2,875,810     $3,541,351     $4,205,769
                                                         ==========     ==========     ==========

                See notes to consolidated financial statements.

                      AMERICAN PROFESSIONAL HOLDING, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                   JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1993          1994          1995          1995          1996
                                  -----------   -----------   -----------   -----------   -----------
                                                                            (UNAUDITED)
REVENUES........................   $4,190,398    $5,151,559    $6,421,187    $3,225,220    $3,087,780
DIRECT COSTS:
  Direct labor and related
     taxes......................    1,667,264     1,684,506     2,039,835       919,541       937,347
  Supplies......................      659,594       733,967     1,038,506       515,894       437,239
  Other direct costs............       27,960       188,946       148,147        31,461        52,708
                                   ----------    ----------    ----------    ----------    ----------
          Total direct costs....    2,354,818     2,607,419     3,226,408     1,466,896     1,427,294
                                   ----------    ----------    ----------    ----------    ----------
GROSS PROFIT....................    1,835,580     2,544,140     3,194,699     1,758,324     1,660,486
GENERAL AND ADMINISTRATIVE:
  Wages and related taxes.......      204,969       434,174       873,971       353,223       403,826
  Printing......................       36,866        41,663       105,942        52,736        28,930
  Depreciation and
     amortization...............       81,392       146,882       193,002       112,304        79,483
  Rents.........................       77,067        76,931        78,959        40,010        37,146
  Mileage.......................      217,769       214,593       314,310       133,901       174,759
  Utilities.....................       86,470        93,454       164,638        76,336        74,215
  Supplies......................       97,285        62,057        74,404        34,930        33,330
  Interest......................       33,343        63,290       118,110        18,499        55,698
  Insurance.....................      142,113       183,197       225,590       120,095       116,941
  Professional fees.............       49,162        71,923        90,999        48,057        59,152
  Management fees...............      195,211       265,325       245,904       117,288       110,500
  Other.........................      168,507       304,428       455,864       229,450       222,404
                                   ----------    ----------    ----------    ----------    ----------
          Total general and
            administrative......    1,390,154     1,957,917     2,941,773     1,336,829     1,396,384
                                   ----------    ----------    ----------    ----------    ----------
INCOME BEFORE TAXES.............      445,426       586,223       252,926       421,495       264,102
LESS PROVISION FOR
  TAXES.........................      196,800       170,000        86,000       143,300        94,000
                                   ----------    ----------    ----------    ----------    ----------
NET INCOME......................   $  248,626    $  416,223    $  166,926    $  278,195    $  170,102
                                   ==========    ==========    ==========    ==========    ==========
NET INCOME PER COMMON SHARE.....   $      .02    $      .04    $      .02    $      .03    $      .02
                                   ==========    ==========    ==========    ==========    ==========
SHARES USED IN CALCULATION......   10,000,000    10,100,000    10,200,000    10,200,000    10,200,000
                                   ==========    ==========    ==========    ==========    ==========

                See notes to consolidated financial statements.

                      AMERICAN PROFESSIONAL HOLDING, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       SIX MONTHS ENDED JUNE
                                                      YEAR ENDED DECEMBER 31,                   30,
                                                 ---------------------------------     ---------------------
                                                   1993        1994        1995          1995        1996
                                                 ---------   ---------   ---------     ---------   ---------
                                                                                            (UNAUDITED)
OPERATING ACTIVITIES:
Net income.....................................  $ 248,626   $ 416,223   $ 166,926     $ 278,195   $ 170,102
Adjustments to reconcile net income to net cash
  (used) provided by operating activities:
  Depreciation and amortization................     81,392     146,882     193,082       112,304      79,483
  Increase (decrease) in deferred taxes........    147,800       6,242     (68,000)       (8,000)      6,000
Changes in operating accounts:
  Increase in accounts receivable-trade........   (274,047)   (284,312)   (282,577)     (243,014)    320,607)
  Increase in account receivable-related
    parties....................................    (43,775)   (161,435)   (189,227)      (55,527)    (78,903)
  Increase (decrease) in other current
    assets.....................................          0     (39,587)    (13,334)      (57,735)   (317,632)
  Increase (decrease) in accounts
    payable-trade..............................     (8,012)    184,973     186,238         3,845     255,842
  Increase (decrease) in accounts
    payable-related party......................          0     (20,000)     (5,000)       (5,000)    141,500
  Increase (decrease) in accrued expenses......     75,132      22,482     302,784       257,426      96,002
                                                 ---------   ---------   ---------     ---------   ---------
Net cash (used) provided by operating
  activities...................................    227,116     271,468     290,892       282,494      36,786
INVESTING ACTIVITIES:
  Increase in fixed assets.....................    (56,588)   (538,357)   (233,206)      (76,632)    (18,637)
  Sale of other assets.........................          0      37,762         938           938           0
  Increase in notes receivable-stockholders....          0           0    (257,250)            0     (61,125)
  Decrease in other liabilities................          0     (40,000)          0             0           0
                                                 ---------   ---------   ---------     ---------   ---------
  Net cash used in investing activities........    (56,588)   (540,595)   (489,518)      (73,694)    (79,762)
FINANCING ACTIVITIES:
  Purchase of subsidiary.......................          0    (300,000)          0             0           0
  Proceeds of borrowings.......................     33,941     833,989     627,000             0     185,859
  Repayment on debt............................   (125,975)   (270,208)   (538,412)     (292,149)   (190,887)
                                                 ---------   ---------   ---------     ---------   ---------
  Net cash (used) provided by financing
    activities.................................    (92,034)    263,781      88,588      (292,149)     (5,028)
                                                 ---------   ---------   ---------     ---------   ---------
NET INCREASE (DECREASE) IN CASH................     78,494      (5,346)   (110,038)      (85,349)    (48,003)
CASH AT BEGINNING OF PERIOD....................     98,577     177,071     171,725       171,725      61,687
                                                 ---------   ---------   ---------     ---------   ---------
CASH AT END OF PERIOD..........................  $ 177,071   $ 171,725      61,687     $  86,376   $  13,684
                                                 =========   =========   =========     =========   =========

                See notes to consolidated financial statements.

                      AMERICAN PROFESSIONAL HOLDING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND THE SIX MONTHS ENDED
                 JUNE 30, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

1.  SIGNIFICANT ACCOUNTING POLICIES

     Business -- American Professional Holding, Inc. (the Company) is a Utah Corporation formed in February 1984 under the name Technologies Properties, Inc. In July 1993, the Company purchased all of the outstanding stock of Ampro Medical Services, Inc. (Ampro) a Texas Corporation which operates under the name of Northlake Professional Laboratory (Northlake). The acquisition of Ampro was accounted for as a pooling of interest. In addition, the stockholders voted to change the name of the Company to American Professional Holding, Inc.

     In July 1994, the Company purchased all of the outstanding stock of Gamma Laboratories, Inc. (Gamma) of Poplar Bluff, Missouri for $300,000 in cash and a note for $580,000. In addition, the Company issued $200,000 of its common stock.

     The acquisition of Gamma was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter company accounts and transactions have been eliminated in consolidation.

     Ampro and Gamma are the only operating entities of the Company.

     Nature of Business -- Ampro and Gamma principally test blood and other specimens and provide x-ray services to various nursing homes, long-term health care providers, clinics, doctors and patients in Texas and Missouri. Approximately 85% of the Company's revenues are derived from funds provided from Medicare and Medicaid assistance programs.

     Revenue Recognition -- The Company uses the accrual method of accounting for financial statement purposes in accordance with generally accepted accounting principles and industry standards. Revenues are recorded in the month service is provided based on the expected reimbursement prices to be paid by the third-party providers. Management evaluates receivable amounts and writes down billed amounts to recoverable amounts on a quarterly basis. Payments under Medicare and Medicaid are subject to audit and adjustment by the fiscal intermediary.

     Cash -- Cash consists of amounts held in demand deposit accounts at financial institutions. The Company has no cash equivalents.

     Direct Costs -- Direct costs includes all direct labor and related payroll costs, laboratory supplies, and other direct cost of sales.

     Statement of Cash Flows -- The Company has adopted the indirect method of accounting for its cash flows in accordance with Financial Accounting Standards Board Statement No. 95.

     Fixed Assets -- Fixed assets are carried at cost less accumulated depreciation. The cost of fixed assets is depreciated over their estimated useful lives on a straight line method. Lives used in computing depreciation expense are as follows:

        Vehicles........................................................   3 to 5 years
        Furniture.......................................................        3 years
        Equipment.......................................................   3 to 7 years
        Building........................................................     27.5 years

Maintenance and repairs are charged to expense as incurred. Additions and betterments are capitalized. Gains or losses on dispositions are included in current operations.

                      AMERICAN PROFESSIONAL HOLDING, INC.

     Income Taxes -- The Company uses the cash basis for reporting for income tax purposes. Deferred taxes are provided for items of income or expense that are reported in different periods for financial statement purposes and tax purposes. The Company has adopted FASB Statement No. 109 for financial statement reporting purposes.

     Account Receivable -- The Company extends credit to certain customers as a policy of conducting business. The Company's principal customers are nursing homes, home health care agencies, MHMR facilities, clinics and physicians in Texas and Missouri. The Company bills Medicare and other third-party payors on behalf of the customers. Because of its favorable collection experience in the past, management does not believe a reserve for doubtful accounts is necessary.

     Goodwill -- As a result of the purchase of Gamma, the Company recorded $1,087,466 of goodwill. Such goodwill is being amortized over a fifteen year life. Amounts amortized are as follows: December 31, 1995 -- $72,497; December 31, 1994 -- $36,249; June 30, 1996 -- $36,248; and June 30, 1995 -- $36,248.

     Reclassifications -- Certain amounts have been reclassified to reflect current classifications,

2.  INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited consolidated balance sheet as of June 30, 1996 and the unaudited consolidated statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and include all significant adjustments, consisting only of normal recurring adjustments, necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessarily indicative of the results that may be expected for an entire year.

3.  FEDERAL INCOME TAXES

     The provision for taxes is as follows:

                                                DECEMBER 31,                    JUNE 30,
                                      --------------------------------    --------------------
                                        1993        1994        1995        1995        1996
                                      --------    --------    --------    --------    --------
    Current provision...............  $ 49,000    $127,300    $154,000    $151,300     $88,000
    Deferred provision..............   147,800      42,700     (68,000)     (8,000)      6,000
                                      --------    --------    --------    --------     -------
    Total provision.................  $196,800    $170,000    $ 86,000    $143,300     $94,000
                                      ========    ========    ========    ========     =======

     In 1993, 1994 and 1995 the Company paid $0, $171,000 and $91,756 in Federal income taxes, respectively.

     The reconciliation of the Company's effective income tax note to the federal statutory note of 34% for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996 is as follows:

                                                             DECEMBER 31,            JUNE 30,
                                                        ----------------------     -------------
                                                        1993     1994     1995     1995     1996
                                                        ----     ----     ----     ----     ----
    Federal income taxes at statutory rate............   34%      34%     34%       34%     34%
    Benefit of graduated tax..........................
    Accrual to cash adjustments.......................   10       (3)      (2)      --       --
    Other.............................................   --       --        2       --        2
                                                         --       --       --       --       --
                                                         44%      29%      34%      34%      36%
                                                         ==       ==       ==       ==       ==

                      AMERICAN PROFESSIONAL HOLDING, INC.

     Deferred income tax reflects the tax affect of temporary differences resulting from the Company being on the cash reporting basis for tax purposes. All deferred items are current in nature.

4.  NOTES PAYABLE

     At December 31, 1994 and 1995 and June 30, 1996, notes payable are comprised as follows.

                                                                                   JUNE 30,
                                                          1994         1995          1996
                                                        --------    ----------    ----------
    Note payable to a bank; payments are $16,100 per
      month including interest; interest at 10%;
      secured by assets of Ampro and personal
      guarantees of three major stockholders; matures
      June 1998.......................................  $283,368    $  370,819    $  296,652
    Note payable to an individual; payments are
      $10,000 per month for the first year, $12,500
      per month to August 1996 and $17,222 until
      maturity including interest; interest 10%;
      mature January 1998; secured by 1,163 shares of
      Gamma stock.....................................   430,167       342,442       280,740
    Note payable to a bank for a line of credit;
      payments are $6,240 per month including
      interest; interest at 10%; matures June 1997;
      secured by accounts receivable of Gamma.........    60,000       109,065       129,172
    Notes payable to bank; payments are $1,801 per
      month including interest; interest at 10%
      secured by land and building; matures June
      1998............................................   115,048       105,650        99,145
    Note payable to a bank; interest only; interest at
      10%; matures June 1998; secured by accounts
      receivable of Ampro.............................        --       100,000       200,000
    Note payable to a supplier; payments are $3,404
      per month including interest at 7%; matures June
      1995; unsecured.................................    20,126            --            --
    Note payable to three individuals; payments are
      $1,466 per month principal only; interest at
      10%; matures August 1995; secured by accounts
      receivable of
      Ampro...........................................    11,690            --            --
    Note payable to a related party; payments are
      $2,709 per month including interest; interest at
      10%; matures April 1995; secured by accounts
      receivable of Ampro.............................    10,615            --            --
    Notes payable to a bank and finance company;
      payments are $3,090 per month including
      interest; interest from 8.0% to 10.5%; matures
      January 1996 to June 1998; secured by
      vehicles........................................    55,435        41,057        58,305
                                                        --------    ----------    ----------
    Total Notes payable...............................   986,449     1,069,042     1,064,014
    Less: current portion.............................   516,115       394,916       394,916
                                                        --------    ----------    ----------
                                                        $470,334    $  674,126    $  669,098
                                                        ========    ==========    ==========

                      AMERICAN PROFESSIONAL HOLDING, INC.

At December 31, 1995, maturities on long-term debt are as follows:

            1996.....................................................  $  394,916
            1997.....................................................     232,914
            1997.....................................................     367,292
            1999.....................................................      10,000
            2000 and thereafter......................................      63,920
                                                                       ----------
                                                                       $1,069,042
                                                                       ==========

Interest paid in 1993, 1994, and 1995 was $7,212, $43,082 and $125,446,
respectively.

5.  RELATED PARTY ACTIVITIES

     The Company paid $5,527, $2,701, and $5,000 for interest in 1993, 1994, and 1995, respectively, to an entity, related by common ownership. (See Note 4) In addition, the Company paid $195,211, $265,325, and $240,690 in 1993, 1994, and
1995, respectively, in management fees and non-employee compensation to an entity, related by common ownership. In 1993, 1994, and 1995 the Company paid certain expenses on behalf of an entity, related by common ownership. The related entity owed the Company $43,775, $205,210, and $369,437 at December 31, 1993, 1994, and 1995, respectively.

6.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Notes payable and long-term debt....................  $1,069,042     $1,006,970

     The carrying amounts reported in the balance sheet for cash, accounts receivable, lease deposits, accounts payable and borrowings under revolving lines of credit approximate their fair value. The fair value of the Company's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Company for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

7.  COMMITMENTS

     The Company leases certain equipment and automobiles as part of its operations. All such leases are considered operating leases. Future minimum lease payments at December 31, 1995 are as follows:

            1995......................................................  $156,304
            1996......................................................   106,230
            1997......................................................    63,206
            1998......................................................     1,955

                      AMERICAN PROFESSIONAL HOLDING, INC.

8.  PRO-FORMA DATA (UNAUDITED)

     The following unaudited pro-forma data summarizes the combined results of operations of the Company and Gamma as though the merger had occurred at the beginning of 1993:

                                                                     1993           1994
                                                                  ----------     ----------
    Revenues....................................................  $5,750,208     $5,882,564
    Net income..................................................     253,606        367,486
    Net income per share........................................        $.02           $.03

9.  SUBSEQUENT EVENT

     On March 26, 1996, the Company signed a letter of intent to be acquired by Unison HealthCare Corporation of Scottsdale, Arizona. The agreement calls for a stock for stock pooling-of-interests for approximately $8,000,000. Numerous conditions, appropriate due diligence and various approvals must be completed before the transaction can be completed.

                         REPORT OF INDEPENDENT AUDITOR

The Board of Directors
Memphis Clinical Laboratory, Inc.

     We have audited the accompanying balance sheets of Memphis Clinical Laboratory, Inc. as of December 31, 1994 and 1995 and the related statements of income and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Memphis Clinical Laboratory, Inc. at December 31, 1994 and 1995 and the results of it's operations and cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Ronald H. Ridgers, P.C.
Richardson, Texas
February 10, 1996

                       MEMPHIS CLINICAL LABORATORY, INC.

                                 BALANCE SHEETS




                                                              DECEMBER 31,
                                                         ----------------------      JUNE 30,
                                                           1994         1995           1996
                                                         ---------    ---------     -----------
                                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash..................................................   $ 16,807     $ 10,015      $ 15,994
  Accounts receivable trade.............................     63,843       52,933       100,933
  Other current assets..................................        899          899        13,921
                                                           --------     --------      --------
          Total current assets..........................     81,549       63,847       130,848
PROPERTY AND EQUIPMENT:
  Automobiles...........................................    102,571        5,622        58,622
  Equipment.............................................    367,906      349,553       360,921
  Leasehold improvements................................     24,540       27,146        27,146
                                                           --------     --------      --------
                                                            495,017      435,321       446,689
Less accumulated depreciation...........................    281,119      270,284       286,903
                                                           --------     --------      --------
          Total property and equipment..................    213,898      165,037       159,786
                                                           --------     --------      --------
                                                           $295,447     $228,884      $290,634
                                                           ========     ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable trade................................   $  4,500     $  4,500      $      0
  Accounts payable officer..............................     44,048       35,786        17,063
  Accrued expenses......................................     34,132       15,096        36,426
  Current portion long-term debt........................     12,408       10,000        10,000
  Deferred taxes........................................     23,000       20,000        25,000
                                                           --------     --------      --------
          Total current liabilities.....................    118,088       85,382        88,489
Long-term debt..........................................     34,904       24,886        21,921
                                                           --------     --------      --------
          Total liabilities.............................    152,992      110,268       110,410
STOCKHOLDERS' EQUITY:
  Common stock; no par; 1,000 shares authorized and
     outstanding........................................      1,000        1,000         1,000
  Retained earnings.....................................    141,455      117,616       179,224
                                                           --------     --------      --------
          Total stockholders' equity....................    142,455      118,616       180,224
                                                           --------     --------      --------
                                                           $295,447     $228,884      $290,634
                                                           ========     ========      ========

                       See notes to financial statements.

                       MEMPHIS CLINICAL LABORATORY, INC.

                              STATEMENTS OF INCOME

                                                                                SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,               JUNE 30,
                                          --------------------------------    --------------------
                                            1993        1994        1995        1995        1996
                                          --------    --------    --------    --------    --------
REVENUES................................  $863,768    $827,489    $780,952    $418,989    $474,097
DIRECT COSTS:
  Direct labor and related taxes........   307,770     262,072     244,208     116,440     140,448
  Supplies..............................   171,080     176,563      98,560      56,464      56,025
  Other direct costs....................   105,174     106,034      80,577      37,780      41,378
                                          --------    --------    --------    --------    --------
          Total direct costs............   584,024     544,669     423,345     210,684     237,851
                                          --------    --------    --------    --------    --------
GROSS PROFIT............................   279,744     282,820     357,607     208,305     236,246
INDIRECT EXPENSES:
  Wages and related taxes...............    53,766      63,965      76,681      28,671      32,702
  Depreciation..........................    68,968      87,463      68,374      23,484      16,619
  Rent..................................    30,000      30,000      28,542      15,000      13,500
  Repairs and maintenance...............    29,894      36,447      36,462      14,471      12,978
  Supplies..............................    15,244      17,265      13,380       7,678      11,760
  Taxes.................................    11,751       6,844       5,430       7,201       3,918
  Insurance.............................    16,381      16,725      22,190      13,695       5,096
  Legal and accounting..................     3,003       2,788      18,192       7,974       7,496
  Management fees.......................         0           0      54,000           0           0
  Auto..................................    16,326      15,467      19,947       6,139       9,279
  Utilities.............................    15,554      16,050      17,745       8,249       8,604
  Other indirect costs..................    17,636       6,806      25,600      25,483      28,876
                                          --------    --------    --------    --------    --------
          Total indirect costs..........   278,523     299,820     386,543     158,045     150,828
Operating Income (loss).................     1,221     (17,000)    (28,936)     50,260      85,418
Other income............................     1,423      21,024         891         140         190
                                          --------    --------    --------    --------    --------
INCOME (LOSS) BEFORE TAXES..............     2,644       4,024     (28,045)     50,400      85,608
PROVISION (BENEFIT) FOR TAXES...........       345         603      (4,206)     14,110      24,000
                                          --------    --------    --------    --------    --------
NET INCOME (LOSS).......................  $  2,299    $  3,421    $(23,839)   $ 36,290    $ 61,608
                                          ========    ========    ========    ========    ========
NET INCOME (LOSS) PER COMMON SHARE......  $   2.30    $   3.42    $ (23.84)   $  36.29    $  61.61
                                          ========    ========    ========    ========    ========
SHARES USED IN CALCULATION..............     1,000       1,000       1,000       1,000       1,000
                                          ========    ========    ========    ========    ========

                       See notes to financial statements.

                       MEMPHIS CLINICAL LABORATORY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,            JUNE 30,
                                              ------------------------------   -------------------
                                                1993       1994       1995       1995       1996
                                              --------   --------   --------   --------   --------
                                                                               (UNAUDITED)
OPERATING ACTIVITIES:
Net income (loss)...........................  $  2,299   $  3,421   $(23,839)  $ 36,290   $ 61,608
Adjustments to reconcile net income (loss)
  to net cash (used) provided by operating
  activities:
  Depreciation..............................    68,968     87,463     68,374     41,042     16,619
  Change in deferred taxes..................         0          0     (3,000)    (3,000)     5,000
Changes in operating accounts:
  (Increase) decrease in accounts
     receivable.............................   (12,046)   (51,797)    10,910      7,983    (48,000)
  (Increase) decrease in note receivable....   (25,000)    25,000          0          0          0
  (Increase) decrease in other assets.......     4,400      8,163          0          0    (13,022)
  Increase (decrease) in accounts payable...   (39,008)   (12,748)         0     (4,500)    (4,500)
  Increase (decrease) in accounts payable --
     officer................................         0     44,048     (8,262)    (2,625)   (18,723)
  Increase (decrease) in accrued expenses...    38,108     (3,976)   (19,036)   (31,860)    21,330
  Increase (decrease) in taxes payable......    10,342    (21,758)         0          0          0
                                              --------   --------   --------   --------   --------
Net cash provided by operating activities...    48,063     77,816     25,147     43,330     20,312
INVESTING ACTIVITIES:
  Increase in fixed assets..................    70,591     85,795     19,513      4,261     11,368
                                              --------   --------   --------   --------   --------
Net cash (used) by investing activities.....   (70,591)   (85,793)   (19,513)    (4,261)   (11,368)
FINANCING ACTIVITIES:
  Proceeds of borrowings....................    31,028     55,475          0          0          0
  Repayment on debt.........................    (8,500)   (30,691)   (12,426)    (5,048)    (2,965)
                                              --------   --------   --------   --------   --------
  Net cash (used) provided by investing
     activities.............................    22,528     24,784    (12,426)    (5,048)    (2,965)
                                              --------   --------   --------   --------   --------
NET INCREASE (DECREASE) IN CASH.............         0     16,807     (6,792)    34,021      5,979
                                              --------   --------   --------   --------   --------
CASH AT BEGINNING OF PERIOD.................         0          0     16,807     16,807     10,015
                                              --------   --------   --------   --------   --------
CASH AT END OF PERIOD.......................  $      0   $ 16,807   $ 10,015   $ 50,828   $ 15,994
                                              ========   ========   ========   ========   ========

                       See notes to financial statements.

                       MEMPHIS CLINICAL LABORATORY, INC.

                         NOTES TO FINANCIAL STATEMENTS
     YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND THE SIX MONTHS ENDED
                 JUNE 30, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

1.  SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- Memphis Clinical Laboratory, Inc. (the Company) is a Tennessee corporation formed in May, 1986. The Company principally test blood and other specimens and bills the cost to Medicare and other third-party providers.

     The Company uses the accrual method of accounting for financial statement purposes in accordance with generally accepted accounting principles and industry standards.

     Direct Costs -- Direct costs includes all direct labor, materials, laboratory supplies and other direct costs of sales.

     Statement of Cash Flows -- The Company has adopted the indirect method of accounting for its cash flows in accordance with Financial Accounting Standards Board Statement No. 95. The Company has no cash equivalents.

     Fixed Assets -- Fixed assets are carried at cost less accumulated depreciation. The cost of fixed assets is depreciated over their estimated useful lives on a straight line method. Lives used in computing depreciation expense are as follows:

        Equipment...........................................................   5 years
        Vehicles............................................................   5 years
        Leasehold improvements..............................................   5 years

Maintenance and repairs are charged to expense as incurred. Additions and betterments are capitalized. Gains or losses on dispositions are included in current operations.

     Income Taxes -- The Company uses the cash basis of accounting for income tax purposes. In addition, it uses accelerated methods of depreciation in accordance with federal income tax rules. Deferred taxes have been provided for these timing differences between book and tax accounting methods. The Company has adopted FASB Statement No. 109 for financial statement reporting purposes.

     Account Receivable -- The Company extends credit to various customers as a policy of conducting business. The Company's principal customers are nursing homes, home health care agencies, clinics and physicians in the Memphis, Tennessee area. Because of favorable collection experience in the past, management does not believe an allowance for doubtful accounts is necessary.

     Reclassifications -- Certain amounts have been reclassified to reflect current classifications.

2.  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited balance sheet as of June 30, 1996 and the unaudited statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all significant adjustments, consisting only of normal recurring adjustments, necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessary indicative of the results that may be expected for an entire Year.

                       MEMPHIS CLINICAL LABORATORY, INC.

3.  NOTES PAYABLE

     At December 31, 1994, 1995 and June 30, 1996, notes payable are comprised as follows:

                                                                                        JUNE 30,
                                                                 1994        1995         1996
                                                                -------     -------     --------
Note payable to officer; payments are $1,099 per month
  including interest; interest is at 7%; matures January 1999;
  secured by
  equipment...................................................  $47,312     $34,886      $31,891
Less current portion..........................................   12,408      10,000       10,000
                                                                -------     -------      -------
                                                                $34,904     $24,886      $21,891
                                                                =======     =======      =======

Interest paid in 1993, 1994 and 1995, was $0, $5,172 and $3,088, respectively.

4.  RELATED PARTY ACTIVITIES

     In accordance with an agreement, the Company pays it's President for rent of its laboratory facilities. This agreement expires in 2004. The Company paid $30,000, $30,000 and $28,500 in 1993, 1994 and 1995, respectively.

     At December 31, 1993, 1994 and 1995, the Company owes the President for various advances. These amounts are carried as accounts payable officer in the accompanying financial statements. In addition, see Note 3.

5.  FEDERAL INCOME TAXES

     The provision (benefit) for taxes is as follows:

                                                            DECEMBER 31,            JUNE 30,
                                                        ---------------------   -----------------
                                                        1993   1994    1995      1995      1996
                                                        ----   ----   -------   -------   -------
Current provision (benefit)...........................  $345   $603   $(1,206)  $17,110   $19,000
Deferred provision (benefit)..........................    --     --    (3,000)   (3,000)    5,000
                                                        ----   ----   -------   -------   -------
Total provision (benefit).............................  $345   $603   $(4,206)  $14,110   $24,000
                                                        ====   ====   =======   =======   =======

     The reconciliation of the Company's effective income tax note to the federal statutory note of 34% for the years ended December 31, 1993, 1994 and 1995 and the three months ended June 30, 1995 and 1996 is as follows:

                                                                 DECEMBER 31,            JUNE 30,
                                                            ----------------------     -------------
                                                            1993     1994     1995     1995     1996
                                                            ----     ----     ----     ----     ----
Federal income taxes at statutory rate....................   34%      34%      34 %     34%      34%
Benefit of graduated tax..................................  (21)      --       --       (5)      (7)
Cash to accrual adjustments...............................   --      (19)      --       (1)      (1)
NOL Benefit...............................................   --       --      (49)      --       --
                                                            ---      ---      ---       --       --
                                                             13%      15%     (15)%     28%      28%
                                                            ===      ===      ===       ==       ==

     Deferred income tax reflects the tax affect of temporary differences resulting from the Company being on the cash reporting basis for tax purposes.

     The Company paid no federal income taxes in 1993, 1994 and 1995.

                       MEMPHIS CLINICAL LABORATORY, INC.

6.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                                                   CARRYING      FAIR
                                                                    AMOUNT       VALUE
                                                                   --------     -------
        Notes payable and long-term debt.........................  $ 34,886     $32,100

     The carrying amounts reported in the balance sheet for cash, accounts receivable, lease deposits, accounts payable and borrowings under revolving lines of credit approximate their fair value. The fair value of the Company's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Company for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

7.  COMMITMENTS

     Future minimum payments under operating leases are as follows:

            1996.......................................................  $27,000
            1997.......................................................   27,000
            1998.......................................................   25,650
            1999.......................................................   24,300
            2000 and thereafter........................................   76,950

     In 1995, the Company has entered into a three year management agreement with its President. Such agreement, among other things, provides for a salary of $60,000 annually, for the President for the term of the agreement which expires in 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Signature Health Care Corporation:

     We have audited the accompanying consolidated balance sheets of SIGNATURE HEALTH CARE CORPORATION (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Health Care Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
April 15, 1996

                       SIGNATURE HEALTH CARE CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                             DECEMBER 31,
                                                                      ---------------------------
                                                                         1995            1994
                                                       JUNE 30,       -----------     -----------
                                                         1996
                                                      -----------
                                                      (UNAUDITED)
Cash and cash equivalents...........................  $        --     $   274,992     $   919,121
Patient accounts receivable, net of allowance for
  doubtful accounts of $194,210 at June 30, 1996 and
  $195,900 and $155,200 at December 31, 1995 and
  1994..............................................    5,184,861       3,663,958       1,641,216
Prepaid income taxes................................      141,525              --         407,448
Inventory...........................................      256,304           5,000           5,000
Other current assets................................      265,323         160,073         164,704
Deferred tax asset..................................      101,300         101,300         102,400
                                                      -----------     -----------
     Total current assets...........................    5,949,313       4,205,323       3,239,889
Property and equipment, at cost.....................   18,391,035      18,264,010      18,020,293
  Less-Accumulated depreciation.....................   (1,949,127)     (1,490,542)       (594,150)
                                                      -----------     -----------
     Net property and equipment.....................   16,441,908      16,773,468      17,426,143
Goodwill, net of accumulated amortization of
  $924,286 at June 30, 1996 and $639,142 and $68,900
  at December 31, 1995 and 1994.....................    1,720,599       2,005,744       2,576,027
Loan fees, net of accumulated amortization of
  $64,000 at June 30, 1996 and $49,000 and $20,000
  at December 31, 1995 and 1994.....................      260,330         275,330         304,288
Debt service reserve................................    1,187,288       1,161,808       1,110,647
Receivables due from affiliates, net................           --         495,031              --
Deposits and other..................................       59,925          59,925          63,425
                                                      -----------     -----------
     Total other assets.............................    3,228,142       3,997,838       4,054,387
                                                      -----------     -----------
     Total assets...................................  $25,619,363     $24,976,629     $24,720,419
                                                      ===========     ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt................  $   259,064     $   198,994     $   141,417
Accounts payable....................................    1,471,607       1,078,237         189,660
Accrued payroll, taxes and benefits.................      507,784         354,714         676,374
Income taxes payable................................           --         211,847              --
Accrued property taxes..............................       63,505          87,683          92,336
Other accrued expenses..............................       44,348         104,468          31,077
Unearned revenue....................................       96,402          96,402         121,016
                                                      -----------     -----------
     Total current liabilities......................    2,442,710       2,132,345       1,251,880
Deferred income taxes...............................    2,921,436       2,939,553       3,219,753
Long-term debt, net of current maturities...........   18,518,886      18,605,174      18,842,292
Payables due to affiliates, net.....................    1,035,935              --              --
                                                      -----------     -----------
          Total liabilities.........................   24,918,967      23,677,072      23,313,925
Common stock, $.01 par value; 1,200,000 shares
  authorized; 250,000 shares issued and
  outstanding.......................................        2,500           2,500           2,500
Additional paid-in capital..........................    1,610,600       1,610,600       1,610,600
Accumulated deficit from operations.................     (912,704)       (313,543)       (206,606)
                                                      -----------     -----------
     Total stockholders' equity.....................      700,396       1,299,557       1,406,494
                                                      -----------     -----------
          Total liabilities and stockholders'
            equity..................................  $25,619,363     $24,976,629     $24,720,419
                                                      ===========     ===========

      The accompanying notes are an integral part of these balance sheets.

                       SIGNATURE HEALTH CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                               SIX MONTHS ENDED
                                   JUNE 30,                        YEARS ENDED DECEMBER 31,
                          ---------------------------     -------------------------------------------
                             1996            1995            1995            1994            1993
                          -----------     -----------     -----------     -----------     -----------
                                  (UNAUDITED)
Sub-acute and
  rehabilitation........  $ 4,746,382     $ 3,638,225     $ 8,314,758     $ 4,151,426     $ 3,635,407
Alzheimers care.........      890,862         708,815       1,493,735       1,129,135         584,504
Skilled nursing care....    7,151,720       7,059,116      14,481,606      14,428,066      13,932,573
Miscellaneous
  services..............       58,859          59,757         119,527         200,301         143,285
                          -----------     -----------     -----------     -----------     -----------
Net patient revenue.....   12,847,823      11,465,913      24,409,626      19,908,928      18,295,769
Management fees.........           --              --              --          32,772              --
                          -----------     -----------     -----------     -----------     -----------
     Total revenue......   12,847,823      11,465,913      24,409,626      19,941,700      18,295,769
                          -----------     -----------     -----------     -----------     -----------
Nursing services
  (including $1,591,506
  and $1,071,642 at June
  30, 1966 and 1995 and
  $2,365,582, $583,911
  and $0 at December 31,
  1995, 1994 and 1993
  paid to an
  affiliate)............    5,798,958       4,942,391      11,467,625       9,683,175       8,920,580
Dietary services........      650,887         678,693       1,514,387       1,500,641       1,486,345
General services........    1,938,984       1,960,668       2,890,000       3,053,090       3,050,311
Provision for bad
  debts.................       58,543          71,218         181,339         213,482         125,729
Management fees paid to
  an affiliate..........    3,456,306       2,008,921       4,725,703       2,301,848       1,026,739
Rent....................      192,582         185,512         375,101         397,297         382,552
Interest, net of $35,161
  and $56,841 at June
  30, 1996 and 1995 and
  $96,959, $90,041 and
  $65,674 at December
  31, 1995, 1994 and
  1993 of income........      975,065         915,970       1,933,452       1,657,162         930,294
Depreciation and
  amortization..........      758,729         810,480       1,495,634       1,078,710         727,541
                          -----------     -----------     -----------     -----------     -----------
     Total expenses.....  $13,830,054     $11,573,853     $24,583,241     $19,885,405     $16,650,091
                          -----------     -----------     -----------     -----------     -----------
     (Loss) income
       before income
       taxes............     (982,231)       (107,940)       (173,615)         56,295       1,645,678
     (Benefit) provision
       for income
       taxes............     (383,070)        (41,066)        (66,678)         28,654         642,005
                          -----------     -----------     -----------     -----------     -----------
          Net (loss)
            income......  $  (599,161)    $   (66,874)    ($  106,937)    $    27,641     $ 1,003,673
                          ===========     ===========     ===========     ===========     ===========

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND
                         SIX MONTHS ENDED JUNE 30, 1996

                                                                          COMMON STOCK
                                              CONVERTIBLE         -----------------------------
                                            PREFERRED STOCK                          ADDITIONAL   ACCUMULATED         TOTAL
                                         ----------------------                       PAID-IN      EARNINGS/      STOCKHOLDERS'
                                          SHARES      AMOUNT      SHARES    AMOUNT    CAPITAL      (DEFICIT)         EQUITY
                                         --------   -----------   -------   ------   ----------   -----------   -----------------
Balances at December 31, 1992..........   700,000   $ 2,427,566   250,000   $2,500   $  191,100   $   500,645      $    3,121,811
  Net income...........................        --            --        --      --            --     1,003,673           1,003,673
  Accretion of mandatory provision.....        --       112,526        --      --            --      (112,526)                 --
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at December 31, 1993..........   700,000   $ 2,540,092   250,000   $2,500   $  191,100   $ 1,391,792      $    4,125,484
  Net income...........................        --            --        --      --            --        27,641              27,641
  Purchase of Preferred stock and
    elimination of residual interest in
    retained earnings..................  (700,000)   (2,540,092)       --      --     1,419,500    (1,626,039)         (2,746,631)
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at December 31, 1994..........        --   $        --   250,000   $2,500   $1,610,600   $  (206,606)     $    1,406,494
  Net loss.............................        --            --        --      --            --      (106,937)           (106,937)
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at December 31, 1995..........        --   $        --   250,000   $2,500   $1,610,600   $  (313,543)     $    1,299,557
                                         --------   -----------   --------  ------   ----------   -----------          ----------
  Net loss (unaudited).................        --            --        --      --            --      (599,161)           (599,161)
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at June 30, 1996
  (unaudited)..........................        --   $        --   250,000   $2,500   $1,610,600   $  (912,704)     $      700,396
                                         ========   ===========   ========  ======   ==========   ===========          ==========

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              SIX MONTHS ENDED
                                                  JUNE 30,                    YEARS ENDED DECEMBER 31,
                                          -------------------------   ----------------------------------------
                                             1996          1995          1995           1994          1993
                                          -----------   -----------   -----------   ------------   -----------
                                                 (UNAUDITED)
Cash flows from operating activities:
Net (loss) income.......................  $  (599,161)  $   (66,874)  $  (106,937)  $     27,641   $ 1,003,673
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation and amortization.........      758,729       810,480     1,495,634      1,078,710       727,541
  Provision for bad debts...............       58,543        71,218       181,339        213,482       125,729
  Change in deferred taxes..............                                 (279,100)        73,591        62,083
  Changes in non-cash working capital:
     Patient accounts receivable........   (1,579,445)   (1,258,378)   (2,204,081)      (421,724)     (957,302)
     Prepaid income taxes...............           --       407,448       407,448       (407,448)           --
     Inventory and other current
       assets...........................     (356,553)     (150,619)        4,631        (54,280)       18,673
     Accounts payable...................      393,371       591,800       888,577       (149,569)     (147,816)
     Accrued payroll, taxes and
       benefits.........................      153,070       300,317      (321,660)       118,214        69,922
     Income taxes payable...............     (372,258)      (63,492)      211,847       (223,500)      (28,059)
     Accrued property taxes and other
       accrued expenses.................      (84,298)     (108,501)       68,738        (47,779)      (24,349)
     Unearned revenue...................           --            --       (24,614)        33,213       (22,995)
                                          -----------   ------------
     Net cash provided by
       operating activities.............   (1,628,002)      533,399       321,822        240,551       827,100
                                          -----------   ------------
Cash flows from investing activities:
Recognition of buyout net asset value...           --            --            --     (4,459,908)           --
Purchase of property and equipment......     (126,257)     (101,719)     (243,718)      (512,922)     (221,573)
Purchase of investments.................           --            --       (51,161)       (17,739)        7,092
Purchase of goodwill....................           --            --            --     (2,644,885)           --
Increase in deferred taxes related to
  buyout................................           --            --            --      2,778,543            --
Change in deposits and other assets.....      (25,480)     (221,752)        3,500         96,377       (26,078)
                                          -----------   ------------
     Net cash used in investing
       activities.......................     (151,737)     (323,471)     (291,379)    (4,760,534)     (240,559)
                                          -----------   ------------
Cash flows from financing activities:
Repayment of long-term debt.............      (26,218)     (102,289)     (179,541)   (11,462,055)   (1,065,386)
Receivables due from affiliates, net....    1,530,965       678,295      (495,031)            --            --
Issuance of long-term debt..............           --            --            --     19,100,000            --
Payment of loan fees....................           --            --            --       (324,297)           --
Purchase of preferred stock.............           --            --            --     (2,746,631)           --
                                          -----------   ------------
     Net cash (used in) provided by
       financing activities.............    1,504,747       576,006      (674,572)     4,567,017    (1,065,386)
                                          -----------   ------------
     Net (decrease) increase in cash....     (274,992)      785,934      (644,129)        47,034      (478,845)
     Cash and cash equivalents,
       at beginning of year.............      274,992       919,121       919,121        872,087     1,350,932
                                          -----------   ------------
     Cash and cash equivalents,
       at end of year...................  $        --   $ 1,705,055   $   274,992   $    919,121   $   872,087
                                          ===========   ============

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

(1)  BUSINESS AND ORGANIZATION

     Signature Health Care Corporation and its wholly owned subsidiaries (the "Corporation") own, operate and manage skilled nursing centers providing restorative, rehabilitative, and sub-acute services. As of December 31, 1995, the Corporation owns six nursing homes and leases one for a total of seven nursing homes with 602 total beds. The Corporation does business in Colorado and Arizona. The Corporation's nursing homes are subject to licensing and regulation of their services by various federal and state government agencies. The Corporation incorporated in Delaware on October 12, 1987.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation. The accompanying consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiaries with all significant intercompany accounts and transactions eliminated.

     Cash and Cash Equivalents. Cash and cash equivalents include all investments with an original maturity of three months or less.

     Property and Equipment. Property and equipment are recorded at cost, with depreciation computed on the straight-line method over the estimated useful lives of depreciable assets which range from two to 40 years.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"). SFAS 121 requires that the Corporation perform a review of long-lived assets and goodwill related to those assets to assess whether an impairment of value exists. If such an impairment does exist, the related assets must be written down to fair value.

     The Corporation is required to adopt SFAS 121 in fiscal 1996. Management has not yet determined what the ultimate impact of adopting this new Statement will be on the Corporation's financial position or results of operations.

     Loan Fees. Loan fees amortize over the term of the related debt using the effective interest method.

     Net Patient Service Revenue and Accounts Receivable. Patient revenue is reported at established rates or estimated net realizable amounts from third-party payors or others for services rendered. Credit risk exists to the extent that the Corporation's most significant source of revenue is reimbursement for patient care from state-sponsored Medicaid programs and from Medicare. However, management does not believe that there are significant credit risks associated with these governmental agencies. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined.

     Until the year of settlement, accounts receivable are reduced for the differences between recognized revenue and interim payments received from third-party payors. The Corporation classifies these differences in contra-accounts in accounts receivable as payable to Medicare and Medicaid third-party payors until the year of settlement. These settlement amounts total $1,084,000, $586,000 and $500,000 as of December 31, 1995, 1994 and 1993,
respectively.

                       SIGNATURE HEALTH CARE CORPORATION

     The Company derived patient revenues from various sources in 1995, 1994 and 1993, respectively, as follows:

          (a) federal Medicare program (retrospectively reimbursing actual allowable costs), 33%, 20% and 19%;

          (b) negotiated contracts with various government agencies and private insurance companies, 31%, 36% and 39%;

          (c) private pay sources, 19%, 25% and 26%; and

          (d) state Medicaid programs (prospectively reimbursing historical allowable costs plus an inflation factor and profit factor), 17%, 19% and 16%.

     Management Fees. During 1994 the Corporation provided accounting services to a contracted therapy business. In return for its management services, the Corporation received management fees in an amount equal to 3% of net revenue plus its costs for providing accounting services.

     Goodwill.  Goodwill is being amortized over a five-year period.

     Income Taxes. The Corporation accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the use of an asset and liability approach for measuring deferred taxes based on temporary differences between financial statement and tax bases of assets and liabilities existing at each balance date using enacted tax rates for years in which the related taxes are expected to be paid or recovered.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited consolidated balance sheet and statement of stockholders' equity as of June 30, 1996 and the unaudited statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on substantially the same basis as the audited consolidated financial statements and include all significant adjustments necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessarily indicative of the results that may be expected for an entire year.

(4)  LONG-TERM DEBT

     Long-term debt at December 31, 1995 and 1994, consisted of the following.

                                                               1995            1994
                                                            -----------     -----------
        10 year mortgage at 10.5% payable monthly.........  $18,804,168     $18,983,709
          Less current maturities.........................     (198,994)       (141,417)
                                                            -----------     -----------
                  Total long-term debt, net of current
                    maturities............................  $18,605,174     $18,842,292
                                                            ===========     ===========

     The property and equipment of the Corporation secure the current mortgage. The mortgage contains a personal guarantee from a stockholder of the Corporation. The mortgage contains various covenants including debt service coverage, minimum current ratio, and restrictions on the payment of dividends. The Corporation

                       SIGNATURE HEALTH CARE CORPORATION
complied with the covenants throughout 1995 and 1994. Cash paid for interest totaled $2,030,110 $1,658,341, and $993,075 in 1995, 1994 and 1993,
respectively.

     Long-term debt maturing in the next five years follows.

            1996....................................................  $   198,994
            1997....................................................      220,924
            1998....................................................      245,271
            1999....................................................      272,301
            2000....................................................      302,309
            Thereafter..............................................   17,564,369
                                                                      -----------
                      Total long-term debt..........................  $18,804,168
                                                                      ===========

(5)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable, deposits/accounts payable and long-term borrowings approximate their fair value. The fair value of the Corporation's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Corporation for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

(6)  EQUITY

     The common stock carry certain rights, the more significant of which follow (see Note 7).

     Voting.  Each share of common stock carry the right to one vote.

     Options. The Corporation reserves 250,000 shares of authorized but unissued common stock for issuance to employees upon exercise of stock purchase options. As of December 31, 1995, granted options cover the purchase, of 113,800 shares of common stock, of which 90,000 shares have vested and 23,800 shares vest upon completion of certain conditions, none of which had occurred as of December 31, 1995. Activity related to granted options for the three years ended December 31, 1995 follows:

                                                                                    PRICE PER
                                                                     SHARES           SHARE
                                                                     -------     ---------------
Granted options at December 31, 1992...............................   95,500           --
  Options granted..................................................   14,000     $6.50 - $10.00
  Cancelled options................................................   (2,500)          --
                                                                     -------
Granted options at December 31, 1993...............................  107,000           --
  Options granted..................................................    6,800         $12.00
  Cancelled options................................................   (3,000)          --
                                                                     -------
Granted options at December 31, 1994...............................  110,800           --
  Options granted..................................................    6,850         $25.00
  Cancelled options................................................   (3,850)          --
                                                                     -------
Granted options at December 31, 1995...............................  113,800           --
                                                                     -------

(7)  RELATED PARTY TRANSACTIONS

     During 1993 the Corporation paid or accrued $158,750 for a consulting fee to an affiliate of its preferred stockholder for investment banking, financial, and management services.

                       SIGNATURE HEALTH CARE CORPORATION

     During 1993 the Corporation advanced $100,000 to an affiliated entity which will provide physical, occupational, and speech therapy services to the Corporation and others. This advance was outstanding during 1993 and 1994.

     During 1995 the Corporation incurred and paid for management and rehabilitation services from an entity having common owners.

(8)  COMMITMENTS AND CONTINGENCIES

     The Corporation leases a nursing home, on a ten year base term expiring in 2000, under which the Corporation possesses (1) the right to renew for one additional 5 year term and (2) the option to purchase the nursing home through the end of the base term. The lease provides for certain restrictions on the maintenance and operation of the nursing home and an annual 2% escalation in the base rent.

     The Corporation also leases office space for its corporate office, on a year to year basis, under which the Corporation possesses the right to renew for additional one year terms.

     Both leases are treated as operating leases, future lease payments follow.

            1996.....................................................  $  381,152
            1997.....................................................     374,370
            1998.....................................................     380,736
            1999.....................................................     387,648
            2000.....................................................     361,152
                                                                       ----------
                      Total base term rent...........................  $1,885,058
                                                                       ==========

     The Corporation has been named as a defendant in certain litigation. Corporation management believes amounts which may become payable, if any, pursuant to such litigation, will be covered by the Corporation's insurance policies.

(9)  INCOME TAXES

     The Corporation accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of events which have been included in the financial statement or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Deferred taxes liability as of December 31, 1995 and 1994 are comprised of the following.

                                                               1995            1994
                                                            -----------     -----------
        Tax credit........................................  $        --          13,000
        Accrued liabilities and allowances................      101,300          89,400
                                                            -----------     -----------
             Total current deferred tax asset.............      101,300         102,400
                                                            -----------     -----------
        Depreciation and amortization.....................     (601,100)       (441,200)
        Basis step-up (see Note 7)........................   (2,338,500)     (2,778,500)
                                                            -----------     -----------
             Total noncurrent deferred tax liability......   (2,939,600)     (3,219,700)
                                                            -----------     -----------
                  Total net deferred taxes................  $(2,838,300)    $(3,117,300)
                                                            ===========     ===========

                       SIGNATURE HEALTH CARE CORPORATION

     The Corporation did not record any valuation allowances against the deferred tax asset at December 31, 1995 and 1994, as the Corporation's management believes that it is more likely than not that the asset will be realized. Cash paid for income taxes totaled $0, $462,000 and $608,000 in 1995, 1994 and 1993 respectively.

     The components of the income tax provision (benefit) consist of the following.

                                                      1995          1994         1993
                                                    ---------     --------     --------
        Federal...................................  $ 195,484     $ 44,533     $464,005
        State.....................................     43,275        9,859      117,000
                                                    ---------     --------     --------
          Current income tax provision............    238,759       54,392      581,005
                                                    ---------     --------     --------
        Federal...................................   (250,077)     (21,072)      30,000
        State.....................................    (55,360)      (4,666)      31,000
                                                    ---------     --------     --------
          Deferred income tax provision
             (benefit)............................   (305,437)     (25,738)      61,000
                                                    ---------     --------     --------
             Total income tax provision
               (benefit)..........................  $ (66,678)    $ 28,654     $642,005
                                                    =========     ========     ========

     The difference between the Corporation's effective income tax rates and the statutory rates are as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                    -----------------------------------
                                                      1995          1994         1993
                                                    ---------     --------     --------
        Statutory federal income tax expense
          (benefit)...............................  $ (59,025)    $ 19,140     $559,531
        Increases (decreases) resulting from:
          State tax expense (benefit) net of
             federal benefit......................     (8,681)       2,815       82,284
          Nondeductible expenses..................      5,659        6,115        2,603
          Other...................................     (4,631)         584       (2,413)
                                                    ---------     --------     --------
        Income tax expense (benefit)..............  $ (66,678)    $ 28,654     $642,005
                                                    =========     ========     ========

(10)  BUY OUT OF PREFERRED STOCKHOLDERS

     On March 30, 1994, the Corporation completed new long-term financing. The proceeds were used to retire all existing debt, create a minimum debt service reserve, and redeem all outstanding convertible preferred stock, which had rights which made it essentially equivalent to common stock and comprised approximately 67% of the Corporation's equity ownership.

     Because a substantive change in control occurred, a proportional share of the Corporation's net assets were revalued based on the monetary consideration paid to the preferred shareholders and the assets applicable to common stockholders' residual interest were carried forward at historical cost, net of related valuation and allowance accounts.

     The transaction resulted in an increase in property and equipment of approximately $4.4 million, goodwill of $2.6 million, deferred tax liability of $2.8 million as no step-up in basis was allowed for tax purposes, and the elimination of retained earnings and an increase in paid-in capital.

     The depreciation and amortization related to the increase in property and equipment and goodwill referred to above totalled $233,350 in 1994 and $1,210,111 in 1995 and $605,056 and $605,056 for the six months ended June 30,
1995 and 1996, respectively.

                       SIGNATURE HEALTH CARE CORPORATION

(11)  SUBSEQUENT EVENT

     On August 2, 1996, the Corporation entered into an agreement and plan of merger with Unison HealthCare Corporation ("Unison"). Through the merger the Corporation will become a wholly owned subsidiary of Unison. Outstanding shares of the Corporation will be converted into the right to receive, subject to certain adjustments, cash equal to $10,200,000 and shares of Unison's common stock equal to approximately $20,000,000. The merger is subject to regulatory and shareholder approval.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care,
Inc.:

     We have audited the accompanying combined balance sheet of ARKANSAS, INC., CORNERSTONE CARE, INC., DOUGLAS MANOR, INC., and SAFFORD CARE, INC. (Colorado corporations) as of December 31, 1995, and the related combined statements of operations, stockholders' equity and cash flows for the period from inception, May 9, 1995 through December 31, 1995. These financial statements are the responsibility of each Corporation's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. as of December 31, 1995, and the combined results of their operations and their cash flows for the period from inception through December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
April 15, 1996

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                            COMBINED BALANCE SHEETS

                                                                    JUNE 30,
                                                                      1996
                                                                   -----------      DECEMBER 31,
                                                                                        1995
                                                                                    ------------
                                                                                    (UNAUDITED)
                             ASSETS
Cash and cash equivalents........................................  $        --       $  313,198
Patient accounts receivable, net of allowance for doubtful
  accounts of $41,000 at June 30, 1996 and $23,000 at December
  31, 1995 and
  1994...........................................................    2,575,860        2,382,353
Inventory........................................................      192,817               --
Other current assets.............................................       52,543            3,483
                                                                    ----------       ----------
     Total current assets........................................    2,821,220        2,699,034
Equipment........................................................      753,524          800,995
Leasehold improvements...........................................      157,026          167,695
                                                                    ----------       ----------
  Property and equipment, at cost................................      910,550          968,690
  Less-Accumulated depreciation..................................     (139,921)         (54,314)
                                                                    ----------       ----------
     Net property and equipment..................................      770,629          914,376
Deposits and other...............................................       70,605           70,605
Prepaid rent.....................................................      114,814          209,587
                                                                    ----------       ----------
     Total other assets..........................................      185,419          280,192
                                                                    ----------       ----------
          Total assets...........................................  $ 3,777,268       $3,893,602
                                                                    ==========       ==========
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of capitalized lease.............................  $    52,992       $   48,003
Accounts payable.................................................      593,700          430,382
Accrued payroll, taxes and benefits..............................      289,820          312,124
Property taxes payable...........................................       64,155           48,015
Other accrued expenses...........................................       60,488            4,905
Unearned revenue.................................................       30,550           30,550
                                                                    ----------       ----------
     Total current liabilities...................................    1,091,705          873,979
     Deferred rent...............................................           --           91,428
     Capitalized lease, net of current portion...................      668,624          668,940
     Amounts due affiliates......................................    1,464,672        1,579,209
                                                                    ----------       ----------
     Total liabilities...........................................    3,225,001        3,213,556
Common stock, $.01 par value; 400,000 shares authorized; 4,000
  shares issued and outstanding..................................        4,000            4,000
Additional paid-in capital.......................................      377,000          377,000
Distributions to stockholders....................................   (1,926,000)        (406,000)
Accumulated earnings from operations.............................    2,097,267          705,046
                                                                    ----------       ----------
     Total stockholders' equity..................................      552,267          680,046
                                                                    ----------       ----------
          Total liabilities and stockholders' equity.............  $ 3,777,268       $3,893,602
                                                                    ==========       ==========

      The accompanying notes are an integral part of these balance sheets.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                     SIX MONTHS ENDED     INCEPTION TO      YEAR ENDED
                                                         JUNE 30,           JUNE 30,       DECEMBER 31,
                                                           1996               1995             1995
                                                     ----------------     ------------     ------------
                                                                        (UNAUDITED)
Sub-acute and rehabilitation.......................     $2,390,306          $ 79,163        $1,965,605
Alzheimers care....................................      1,108,873                --         1,063,937
Skilled nursing care...............................      5,695,862           395,168         5,449,292
Miscellaneous services.............................        208,925               713           161,906
                                                        ----------          --------        ----------
     Total revenue.................................      9,403,866           475,044         8,640,740
                                                        ----------          --------        ----------
Nursing services (including $744,753 and $26,253 at
  June 30, 1996 and 1995 and $467,124 at December
  31, 1995 paid to an affiliate)...................      3,773,485           212,220         4,286,037
Dietary services...................................        509,366            38,129           634,946
General services...................................      1,591,666            99,017         1,213,308
Provision for bad debts............................         17,662             6,478            55,624
Management fees paid to an affiliate...............      1,151,824            42,771           797,900
Rent...............................................        851,169            44,578           860,211
Interest, net of $4,624 and $191 at June 30, 1996
  and 1995 and $2,600 at December 31, 1995 of
  income...........................................         30,366            31,508            33,354
Depreciation and amortization......................         86,107            16,042            54,314
                                                        ----------          --------        ----------
     Total expenses................................      8,011,645           490,743         7,935,694
                                                        ----------          --------        ----------
          Net income (loss)........................     $1,392,221          $(15,699)       $  705,046
                                                        ==========          ========        ==========

        The accompanying notes are an integral part of these statements.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                         SIX MONTHS ENDED JUNE 30, 1996

                                                    COMMON STOCK
                                             ---------------------------
                                                              ADDITIONAL   DISTRIBUTIONS  ACCUMULATED       TOTAL
                                                               PAID-IN          TO         EARNINGS/    STOCKHOLDERS'
                                             SHARES  AMOUNT    CAPITAL     STOCKHOLDERS    (DEFICIT)       EQUITY
                                             -----   ------   ----------   ------------   -----------   -------------
Arkansas, Inc..............................  1,000   $1,000    $      --   $         --   $        --    $      1,000
Cornerstone Care, Inc......................  1,000    1,000           --             --            --           1,000
Douglas Manor, Inc.........................  1,000    1,000           --             --            --           1,000
Safford Care, Inc..........................  1,000    1,000           --             --            --           1,000
                                             -----   ------     --------      ---------      --------       ---------
     Purchase of common stock..............  4,000    4,000           --             --            --           4,000
Douglas Manor, Inc.........................     --       --      259,000             --            --         259,000
Safford Care, Inc..........................     --       --      118,000             --            --         118,000
                                             -----   ------     --------      ---------      --------       ---------
     Additional capital contributions......     --       --      377,000             --            --         377,000
Arkansas, Inc..............................     --       --           --             --       442,759         442,759
Cornerstone Care, Inc......................     --       --           --             --       170,237         170,237
Douglas Manor, Inc.........................     --       --           --             --       (58,419)        (58,419)
Safford Care, Inc..........................     --       --           --             --       150,469         150,469
                                             -----   ------     --------      ---------      --------       ---------
     Net Income............................     --       --           --             --       705,046         705,046
Arkansas, Inc..............................     --       --           --       (318,000)           --        (318,000)
Cornerstone Care, Inc......................     --       --           --        (88,000)           --         (88,000)
                                             -----   ------     --------      ---------      --------       ---------
     Distributions to stockholders.........     --       --           --       (406,000)           --        (406,000)
                                             -----   ------     --------      ---------      --------       ---------
Balances at December 31, 1995..............  4,000   $4,000    $ 377,000   $   (406,000)  $   705,046    $    680,046
                                             -----   ------     --------      ---------      --------       ---------
Arkansas, Inc. ............................     --       --           --             --       707,661         707,661
Cornerstone Care, Inc. ....................     --       --           --             --       396,401         396,401
Douglas Manor, Inc. .......................     --       --           --             --       (89,526)        (89,526)
Safford Care, Inc. ........................     --       --           --             --       377,685         377,685
                                             -----   ------     --------      ---------      --------       ---------
     Net Income (unaudited)................     --       --           --                    1,392,221       1,392,221
Arkansas, Inc. ............................     --       --           --       (442,000)           --        (442,000)
Cornerstone Care, Inc. ....................     --       --           --       (526,000)           --        (526,000)
Douglas Manor, Inc. .......................     --       --           --       (203,000)           --        (203,000)
Safford Care, Inc. ........................     --       --           --       (349,000)           --        (349,000)
                                             -----   ------     --------      ---------      --------       ---------
     Distributions to stockholders
       (unaudited).........................     --       --           --     (1,520,000)           --      (1,520,000)
                                             -----   ------     --------      ---------      --------       ---------
Balances at June 30, 1996 (unaudited)......  4,000   $4,000    $ 377,000   $ (1,926,000)  $ 2,097,267    $    552,267
                                             =====   ======     ========      =========      ========       =========

        The accompanying notes are an integral part of these statements.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                          YEAR ENDED
                                                       SIX MONTHS ENDED   INCEPTION TO   DECEMBER 31,
                                                           JUNE 30,         JUNE 30,     ------------
                                                             1996             1995           1995
                                                       ----------------   ------------   ------------
                                                                        (UNAUDITED)
Cash flows from operating activities:
Net income (loss)....................................     $ 1,392,221     $ (15,699)      $   705,046
Adjustments to reconcile net income to net cash
  provided by/(used in) operating activities:
  Depreciation and amortization......................          86,107        16,042            54,314
  Provision for bad debts............................          17,662         6,478            55,624
  Deferred rent expense..............................        (206,242)           --            91,428
  Changes in non-cash working capital:
     Patient accounts receivable.....................        (211,166)     (400,923)       (2,437,977)
     Inventory and other current assets..............         (32,290)      (74,651)         (213,070)
     Accounts payable................................         163,318       197,855           430,382
     Accrued payroll, taxes and benefits.............         (22,304)      278,144           312,124
     Property taxes payable and other accrued
       expenses......................................          71,723         2,344            52,920
     Unearned revenue................................              --            --            30,550
                                                          -----------     ---------       -----------
       Net cash used in operating activities.........       1,259,029         9,590          (918,659)
                                                          -----------     ---------       -----------
Cash flows from investing activities:
Purchase of property and equipment...................          57,637        (2,226)         (229,455)
Change in deposits and other assets..................              --       (23,495)          (70,605)
                                                          -----------     ---------       -----------
  Net cash used in investing activities..............          57,637       (25,721)         (300,060)
                                                          -----------     ---------       -----------
Cash flows from financing activities:
Sale of common stock.................................              --            --             4,000
Amortization of lease obligation.....................           4,673            --           (22,292)
Amounts due to affiliates, net.......................        (114,537)      295,665         1,579,209
Additional paid in capital...........................              --                         377,000
Distributions to stockholders........................      (1,520,000)           --          (406,000)
                                                          -----------     ---------       -----------
       Net cash provided by financing activities.....      (1,629,864)      295,665         1,531,917
                                                          -----------     ---------       -----------
          Net (decrease) increase in cash and cash
            equivalents..............................        (313,198)      279,534           313,198
          Cash and cash equivalents, at beginning of
            year.....................................     $   313,198            --       $        --
                                                          ===========     =========       ===========
          Cash and cash equivalents at end of year...              --     $ 279,534           313,198
                                                          ===========     =========       ===========
Supplemental disclosure of non-cash investing and
  financing activities:
  Acquisition of capitalized equipment lease.........     $        --     $ 400,222       $   739,235
                                                          ===========     =========       ===========

        The accompanying notes are an integral part of these statements.

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

(1)  BUSINESS AND ORGANIZATION

     Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. (the "Sub-S Corporations"), operate skilled nursing centers providing restorative, rehabilitative, and sub-acute services and assisted living centers providing supervisory nursing services. As of December 31, 1995, the Sub-S Corporations lease four nursing homes and two assisted living centers with 579 total beds. The Sub-S Corporations do business in Colorado and Arizona. The Sub-S Corporations' nursing homes and assisted living centers are subject to licensing and regulation of their services by various federal and/or state government agencies. The Sub-S Corporations incorporated in Colorado on May 9, 1995.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Combination. The accompanying combined financial statements include the accounts of the Sub-S Corporations, which all have common ownership, with all significant intercompany accounts and transactions eliminated.

     Cash and Cash Equivalents. Cash and cash equivalents include all investments with an original maturity of three months or less.

     Property and Equipment. Property and equipment are recorded at cost, with depreciation computed on the straight-line method over the estimated useful lives of depreciable assets which range from three to ten years.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"). SFAS 121 requires that the Sub-S Corporations perform a review of long-lived assets to assess whether an impairment of value exists. If such an impairment does exist, the related assets must be written down to fair value.

     The Sub-S Corporation is required to adopt SFAS 121 in fiscal 1996. Management has not yet determined what the ultimate impact of adopting this new Statement will be on the Sub-S Corporations' financial position or results of operations.

     Net Patient Service Revenue and Accounts Receivable. Patient revenue is reported at established rates or estimated net realizable amounts from third-party payors or others for services rendered. Credit risk exists to the extent that the Sub-S Corporations' most significant source of revenue is reimbursement for patient care from state-sponsored Medicaid programs and from Medicare. However, management does not believe that there are significant credit risks associated with these governmental agencies. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined.

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Until the year of settlement, accounts receivable are reduced for the differences between recognized revenue and interim payments received from third-party payors. The Sub-S Corporations classify these differences in contra-accounts in accounts receivable as payable to Medicare and Medicaid third-party payors until the year of settlement. These settlement amounts total $114,550 as of December 31, 1995.

     The Sub-S Corporations derived patient revenues from various sources in 1995, as follows:

          (a) state Medicaid programs (prospectively reimbursing historical allowable costs plus an inflation factor and profit factor), 42%;

          (b) federal Medicare program (retrospectively reimbursing actual allowable costs), 22%;

          (c) negotiated contracts with various government agencies and private insurance companies, 21%; and

          (d) private pay sources, 15%.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited combined balance sheet and statement of stockholders' equity as of June 30, 1996 and the unaudited statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on substantially the same basis as the audited combined financial statements and include all significant adjustments necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessary indicative of the results that may be expected for an entire year.

(4)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable, deposits/accounts payable and long-term borrowings approximate their fair value. The fair value of the Sub-S Corporation's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Sub-S Corporation for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

(5)  COMMITMENTS AND CONTINGENCIES

     The Sub-S Corporations lease nursing homes and assisted living centers, on a ten year base term expiring in 2005, under which the Sub-S Corporations possess (1) the right to renew for three additional 10 year terms and (2) the option to purchase the nursing homes and assisted living centers through the. end of the base term and any renewals. The leases provide for certain restrictions on the maintenance and operation of the nursing homes and assisted living centers and an annual 2.5% escalation in the base rent. Future lease payments follow.

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

            1996....................................................  $ 1,642,264
            1997....................................................    1,683,320
            1998....................................................    1,725,403
            1999....................................................    1,768,538
            2000....................................................    1,812,752
            Thereafter..............................................    8,729,428
                                                                      -----------
                      Total base term rent..........................  $17,361,705
                                                                      ===========

     For financial reporting purposes leases are treated as operating leases and, for financial reporting purposes, the applicable future lease payments are being recognized on a straight-line allocation basis. The property and equipment of the Sub-S Corporations secure the leases. The leases contain various covenants including completion of capital additions. The Sub-S Corporations complied with the covenants throughout 1995.

(6)  RELATED PARTY TRANSACTIONS

     The Sub-S Corporations incurred and paid for management and rehabilitation services from an entity having common ownership.

(7)  INCOME TAXES

     The Sub-S Corporations elected and have been granted S corporation status under the regulations of the Internal Revenue Service. Under these regulations, The Sub-S Corporations' taxable income is divided among, and passed through to, its stockholders. Therefore, The Sub-S Corporations do not account for income taxes and deferred tax assets or liabilities.

(8)  SUBSEQUENT EVENT

     On August 2, 1996 the Sub-S Corporations entered into agreements and plans of merger with Unison HealthCare Corporation ("Unison"). Through the mergers the Sub-S Corporations will become wholly owned subsidiaries of Unison. Outstanding shares of the Sub-S Corporations will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $28,000,000. The merger agreements are subject to regulatory and shareholder approval.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Unison HealthCare Corporation:

     We have audited the accompanying statements of assets, liabilities and interdivision account of THE OAKS OF BOISE (formerly, Franciscan ElderCare of Boise, a division of Franciscan ElderCare Corporation, a Delaware not-for-profit corporation) as of June 30, 1995 and 1994, and the related statements of revenue, expenses and interdivision account and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Oaks of Boise as of June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
November 2, 1995.

                               THE OAKS OF BOISE

          STATEMENTS OF ASSETS, LIABILITIES AND INTERDIVISION ACCOUNT
                             JUNE 30, 1995 AND 1994

                                                                           1995         1994
                                                                         --------     --------
ASSETS
CURRENT ASSETS:
  Cash.................................................................  $700.....    $    700
  Accounts receivable, net of allowance for doubtful accounts of
     $12,500 and $23,000 as of June 30, 1995 and 1994, respectively....   326,736      226,720
  Inventory............................................................    17,411       20,046
                                                                         --------     --------
       Total current assets............................................   344,847      247,466
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net..............................   204,093      182,301
LEASE DEPOSIT..........................................................    50,000       50,000
                                                                         --------     --------
                                                                         $598,940     $479,767
                                                                         ========     ========
LIABILITIES AND INTERDIVISION ACCOUNT
CURRENT LIABILITIES:
  Accounts payable.....................................................  $115,197     $ 51,679
  Accrued expenses.....................................................   202,341      257,973
                                                                         --------     --------
       Total current liabilities.......................................   317,538      309,652
INTERDIVISION ACCOUNT..................................................   281,402      170,115
                                                                         --------     --------
                                                                         $598,940     $479,767
                                                                         ========     ========

        The accompanying notes are an integral part of these statements.

                               THE OAKS OF BOISE

           STATEMENTS OF REVENUE, EXPENSES AND INTERDIVISION ACCOUNT
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                                                       1995            1994
                                                                    -----------     -----------
NET PATIENT REVENUE...............................................  $ 1,744,121     $ 2,041,011
                                                                    -----------     -----------
EXPENSES:
  Operating.......................................................    1,714,211       1,467,438
  General and administrative......................................      267,292         267,273
  Rent and facilities.............................................      407,218         407,036
  Depreciation and amortization...................................       38,809          44,651
                                                                    -----------     -----------
       Total expenses.............................................    2,427,530       2,186,398
                                                                    -----------     -----------
EXCESS OF EXPENSES OVER REVENUE...................................     (683,409)       (145,387)
INTERDIVISION ADVANCES FROM FEC...................................    3,229,790       2,703,125
INTERDIVISION ADVANCES TO FEC.....................................   (2,435,094)     (2,588,095)
INTERDIVISION ACCOUNT, beginning of year..........................      170,115         200,472
                                                                    -----------     -----------
INTERDIVISION ACCOUNT, end of year................................  $   281,402     $   170,115
                                                                    ===========     ===========

        The accompanying notes are an integral part of these statements.

                               THE OAKS OF BOISE

                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                                                       1995            1994
                                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Excess of expenses over revenue.................................  $  (683,409)    $  (145,387)
  Adjustments to reconcile the excess of expenses over revenue to net cash used by operating activities --
     Depreciation and amortization................................       38,809          44,651
  Changes in assets and liabilities --
     Accounts receivable, net.....................................     (100,016)         83,796
     Inventory....................................................        2,635         (11,905)
     Accounts payable.............................................       63,518           1,023
     Accrued expenses.............................................      (55,632)        (59,239)
                                                                    -----------     -----------
          Net cash used in operating activities...................     (734,095)        (87,061)
                                                                    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment and leasehold improvements...............      (60,601)        (27,969)
                                                                    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Interdivision advances from FEC.................................    3,229,790       2,703,125
  Interdivision advances to FEC...................................   (2,435,094)     (2,588,095)
                                                                    -----------     -----------
          Net cash provided by financing activities...............      794,696         115,030
                                                                    -----------     -----------
CHANGE IN CASH....................................................           --              --
CASH, beginning of year...........................................          700             700
                                                                    -----------     -----------
CASH, end of year.................................................  $       700     $       700
                                                                    ===========     ===========

        The accompanying notes are an integral part of these statements.

                               THE OAKS OF BOISE

                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994

(1)  ORGANIZATION:

     The Oaks of Boise (formerly Franciscan ElderCare of Boise) (The Oaks) was acquired by Unison HealthCare Corporation (a Delaware corporation) (Unison) from Franciscan ElderCare Corporation (a Delaware not-for-profit corporation) (FEC) in July 1995 (Note 6). The Oaks is an 88 bed skilled nursing facility located in Boise, Idaho, and operated as a division of FEC until June 30, 1995.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Net Patient Revenue

     Net patient revenue is reported at the estimated billing rates or at the amount realizable under agreements with third-party payors. During 1995 and 1994, revenues derived from patients covered by Medicare were 16% and 24%, respectively, and revenues derived from patients covered by Medicaid were 38% and 43%, respectively. Revenues earned under third-party payor agreements with Medicare and Medicaid are subject to audit and retroactive adjustment. Amounts realizable may change due to periodic changes in the regulatory environment. Provisions for estimated third-party payor settlements are provided for in the period the related services are rendered. As of June 30, 1995, accounts receivable included $169,209 of settlements due from third parties. There were no settlements due from third parties as of June 30, 1994. Differences between the amounts accrued and subsequent settlements are recorded in operations at the time of settlement.

     There have been, and management expects that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement, as well as revenues from certain private payor sources for long-term care services. Management cannot predict whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the financial position and results of the operations of The Oaks.

  Depreciation and Amortization

     Equipment and leasehold improvements are recorded at cost and are depreciated using the straight-line method over the lesser of the asset's estimated useful life or term of the related lease (varying from 3 to 15 years). Expenditures for maintenance, repairs and minor equipment replacements are charged to expense as incurred.

  Inventory

     Inventory, consisting of food, linen and miscellaneous supplies, is stated at the lower of average cost or market.

  Income Taxes

     The Oaks was a division of FEC, a not-for-profit corporation, through the acquisition date and accordingly, no provision for income taxes has been provided in the accompanying financial statements.

                               THE OAKS OF BOISE

  Accrued Expenses

     Accrued expenses consisted of the following at June 30:

                                                                   1995         1994
                                                                 --------     --------
        Accrued salaries and benefits..........................  $112,570     $102,342
        Amounts owed to third party payors.....................    53,150      115,367
        Accrued taxes..........................................    10,500       11,219
        Accrued insurance......................................        --        9,012
        Other..................................................    26,121       20,033
                                                                 --------     --------
                                                                 $202,341     $257,973
                                                                 ========     ========

(3)  EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

     Equipment and leasehold improvements consisted of the following at June 30:

                                                                 1995          1994
                                                               ---------     ---------
        Equipment............................................  $ 193,768     $ 156,878
        Leasehold improvements...............................    301,461       277,750
                                                               ---------     ---------
                                                                 495,229       434,628
        Less -- Accumulated depreciation.....................   (291,136)     (252,327)
                                                               ---------     ---------
                                                               $ 204,093     $ 182,301
                                                               =========     =========

(4)  RELATED PARTY TRANSACTIONS:

     During fiscal 1995, The Oaks was one of several facilities operated as a division of FEC. FEC makes advances to the facilities for operating purposes and the facilities forward cash receipts to FEC as part of FEC's centralized cash management system. Consequently, The Oak's financial statements do not include certain accounts, such as operating cash, debt or fund balance. The results of transactions between FEC and The Oaks are reflected in the interdivision account as of and for the years ended June 30, 1995 and 1994.

     Prior to December 1, 1994, management services were provided to The Oaks by FEC. A management fee of 5% of net patient revenue was charged by FEC. From December 1, 1994 to June 30, 1995, management services were provided to The Oaks by Unison. Unison also charged 5% of net patient revenue. Management fees paid for 1995 and 1994 were $100,500 and $95,000, respectively, and are included in general and administrative expenses.

     The Oaks purchases general liability insurance from an affiliate of FEC. Liability insurance expense totaled $12,000 and $6,000 for the years ended June 30, 1995 and 1994, respectively.

                               THE OAKS OF BOISE

(5)  COMMITMENTS AND CONTINGENCIES:

  Leases

     The Oak's facility is leased by FEC under a noncancelable operating lease which expires in July, 2000. Future minimum rental commitments under the lease are as follows, as of June 30, 1995:

        Years Ending June 30,
             1996........................................................   $  367,536
             1997........................................................      367,536
             1998........................................................      367,536
             1999........................................................      367,536
             2000........................................................      367,536
             Thereafter..................................................       30,628
                                                                            ----------
                                                                            $1,868,308
                                                                            ==========

  Claims and Litigation

     In the normal course of business, The Oaks is subject to claims and litigation for which FEC carries professional, general liability and other insurance coverages. In the opinion of management, the outcome of such claims and litigation will not have a material impact on The Oak's financial position or results of operations (see Note 6).

(6)  SUBSEQUENT EVENT:

     Effective July 1, 1995, FEC and Unison entered into a purchase agreement, pursuant to which Unison purchased certain accounts receivable, equipment, leasehold improvements and supplies inventory and acquired FEC's rights under certain contracts, including a sublease of the land and building of The Oak's facility. The purchase price is subject to certain increases, based on adjusted cash flow, as defined, for the two years ending June 30, 1997. The purchase price is also subject to certain decreases, to be determined based on the facility's net losses, if any, for the year ending June 30, 1996. Unison also assumed certain of The Oak's liabilities, including accrued vacation and sick pay. Under the terms of the agreement, Unison is obligated to pay security deposits totaling $30,628 prior to December 1, 1995, to ensure Unison's performance on FEC's sublease of the facility.

     In conjunction with the purchase agreement, FEC and Unison also entered into a repurchase option agreement whereby FEC has the option to repurchase the assets and contract rights sold to Unison. This option is only exercisable if FEC forms an affiliation with one of two healthcare providers identified in the purchase agreement.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Nightingale West, Inc.
8365 Newburgh Rd.
Westland, MI 48185

     We have audited the accompanying Balance Sheet of Nightingale West, Inc. (a Michigan Corporation) as of December 31, 1994, and the related Statements of Operations, Retained Earnings, and Cash Flows for each of the two years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nightingale West, Inc. as of December 31, 1994, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

     The accompanying Statements of Operations, Retained Earnings, and Cash Flows for the nine months ended September 30, 1995 were not audited by us and, accordingly, we do not express an opinion on them.

                                          GRANT, MILLMAN & JOHNSON, P.C.

October 30, 1995
Farmington Hills, Michigan

                             NIGHTINGALE WEST, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1994
                      (READ NOTES TO FINANCIAL STATEMENTS)

                                           ASSETS
Current Assets:
  Cash.........................................................................    $  244,682
  Patient Accounts Receivable..................................................       392,609
  Sundry Receivables...........................................................       149,050
  Supplies.....................................................................        21,356
  Prepaid Expenses.............................................................        92,344
                                                                                   ----------
Total Current Assets...........................................................       900,041
                                                                                   ----------
Property and Equipment:
  Land.........................................................................       200,000
  Building and Improvements....................................................     2,964,084
  Equipment....................................................................       316,778
                                                                                   ----------
                                                                                    3,480,862
  Less: Accumulated Depreciation...............................................     2,686,848
                                                                                   ----------
Book Value of Property and Equipment...........................................       794,014
                                                                                   ----------
Other Assets:
  Deposits.....................................................................           350
  Prepaid Expenses.............................................................         1,943
                                                                                   ----------
Total Other Assets.............................................................         2,293
                                                                                   ----------
TOTAL ASSETS...................................................................    $1,696,348
                                                                                   ==========
LIABILITIES
Current Liabilities:
  Current Portion of Notes Payable.............................................    $  104,399
  Accounts Payable.............................................................       145,968
  Accrued Payroll..............................................................       194,667
  Accrued Property Taxes.......................................................        35,651
  Accrued Expenses.............................................................        22,009
                                                                                   ----------
Total Current Liabilities......................................................       502,694
                                                                                   ----------
Long-Term Liabilities:
  Notes Payable, Net of Current Portion........................................     1,945,309
                                                                                   ----------
Total Liabilities..............................................................     2,448,003
                                                                                   ----------
STOCKHOLDERS' EQUITY
Capital Stock -- Common; $1 Par Value;
  Authorized 50,000 Shares; Issued and Outstanding 10,000 Shares...............        10,000
  Retained Earnings (Deficit)..................................................      (761,655)
                                                                                   ----------
Total Stockholders' Equity.....................................................      (751,655)
                                                                                   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....................................    $1,696,348
                                                                                   ==========

                             NIGHTINGALE WEST, INC.

                            STATEMENTS OF OPERATIONS
                      (READ NOTES TO FINANCIAL STATEMENTS)

                                              FOR THE YEAR          FOR THE YEAR            FOR THE NINE
                                                  ENDED                 ENDED               MONTHS ENDED
                                            DECEMBER 31, 1993     DECEMBER 31, 1994      SEPTEMBER 30, 1995
                                            -----------------     -----------------      ------------------
                                                                                           (UNAUDITED)
Net Patient Service Revenue...............      $5,318,801            $5,854,088            $4,403,837
Other Revenue.............................          39,540                49,730                34,812
                                                ----------            ----------            ----------
Total Revenue.............................       5,358,341             5,903,818             4,438,649
                                                ----------            ----------            ----------
Operating Expenses:
  Operating...............................       3,962,780             4,300,165             3,474,778
  General and Administrative..............         767,619               800,964               789,872
  Interest................................         176,959               169,038               120,692
  Depreciation and Amortization...........         174,549               192,061               129,750
                                                ----------            ----------            ----------
Total Operating Expenses..................       5,081,907             5,462,228             4,515,092
                                                ----------            ----------            ----------
Income (Loss) From Operations.............         276,434               441,590               (76,443)
Nonoperating Gains -- Interest............           8,435                12,367                 8,537
Nonoperating Losses -- Sale of Assets.....          (2,815)                   --                    --
                                                ----------            ----------            ----------
NET INCOME (LOSS).........................      $  282,054            $  453,957            $  (67,906)
                                                ==========            ==========            ==========

                             NIGHTINGALE WEST, INC.

                        STATEMENTS OF RETAINED EARNINGS
                      (READ NOTES TO FINANCIAL STATEMENTS)



                                              FOR THE YEAR          FOR THE YEAR           FOR THE NINE
                                                  ENDED                 ENDED              MONTHS ENDED
                                            DECEMBER 31, 1993     DECEMBER 31, 1994     SEPTEMBER 30, 1995
                                            -----------------     -----------------     ------------------
                                                                                           (UNAUDITED)
Balance -- Beginning, as Previously
  Reported................................      $(929,816)            $(695,119)             $(761,655)
Cumulative Effect on Prior Years of
  Retroactive Restatement for Accounting
  Change..................................        (67,850)              (70,493)                    --
                                                ---------             ---------              ---------
Balance -- Beginning, As Restated.........       (997,666)             (765,612)              (761,655)
Net Income (Loss) for the Period (as
  Restated in 1993 and 1994)..............        282,054               453,957                (67,906)
Less: Distributions to Stockholders.......        (50,000)             (450,000)              (150,000)
                                                ---------             ---------              ---------
Balance -- Ending.........................      $(765,612)            $(761,655)             $(979,561)
                                                =========             =========              =========

                             NIGHTINGALE WEST, INC.

                            STATEMENTS OF CASH FLOWS
                      (READ NOTES TO FINANCIAL STATEMENTS)



                                              FOR THE YEAR          FOR THE YEAR           FOR THE NINE
                                                  ENDED                 ENDED              MONTHS ENDED
                                            DECEMBER 31, 1993     DECEMBER 31, 1994     SEPTEMBER 30, 1995
                                            -----------------     -----------------     ------------------
                                                                                           (UNAUDITED)
Cash Flows From Operating Activities:
  Net Income (Loss).......................      $ 282,054             $ 453,957              $ (67,906)
                                                ---------             ---------              ---------
Adjustments to Reconcile Net Income (Loss)
  to Net Cash Provided by Operating
  Activities:
     Depreciation and Amortization........        174,549               192,061                129,750
     Loss on Disposal of Property.........          2,815                    --                     --
  (Increase) Decrease in:
     Accounts Receivable..................       (371,332)               71,154                166,841
     Prepaid Expenses.....................        (23,274)               18,182                (28,712)
     Supplies.............................           (653)                1,397                 (3,147)
     Other Assets.........................             --                  (350)                    --
  Increase (Decrease) in:
     Accounts Payable.....................         32,776               (13,995)                31,932
     Accrued Expenses.....................         33,485                17,892                (26,713)
                                                ---------             ---------              ---------
Total Adjustments.........................       (151,634)              286,341                269,951
                                                ---------             ---------              ---------
Net Cash Provided by Operating
  Activities..............................        130,420               740,298                202,045
                                                ---------             ---------              ---------
Cash Flows From Investing Activities:
  Cash Payments for the Purchase of
     Property.............................        (55,442)             (108,923)               (48,634)
  Cash Proceeds From the Sale of
     Property.............................          5,000                    --                     --
                                                ---------             ---------              ---------
Net Cash Used by Investing Activities.....        (50,442)             (108,923)               (48,634)
Cash Flows From Financing Activities:
  Principal Payments on Debt..............       (100,813)             (110,435)               (78,479)
  Distributions to Stockholders...........        (50,000)             (450,000)              (150,000)
                                                ---------             ---------              ---------
Net Cash Used by Financing Activities.....       (150,813)             (560,435)              (228,479)
                                                ---------             ---------              ---------
Net Increase (Decrease) in Cash and
  Equivalents.............................        (70,835)               70,940                (75,068)
Cash and Equivalents, Beginning...........        244,577               173,742                244,682
                                                ---------             ---------              ---------
Cash and Equivalents, Ending..............      $ 173,742             $ 244,682              $ 169,614
                                                =========             =========              =========
Supplemental Disclosure of Cash Flow
  Information:
  Cash Paid During the Period For:
     Interest Expense.....................      $ 176,959             $ 169,038              $ 120,692
                                                =========             =========              =========

                             NIGHTINGALE WEST, INC.

                         NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION PERTAINING TO THE NINE MONTHS
                     ENDED SEPTEMBER 30, 1995 IS UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     Nightingale West, Inc. was incorporated under the laws of the State of Michigan on October 10, 1968. The Company operates a 236-bed nursing home in Westland, Michigan, and grants credit without collateral to its residents, most of whom are from the local area, and are insured under third party payor agreements.

  Unaudited Interim Financial Information

     The accompanying financial statements for the nine months ended September 30, 1995 are unaudited; however, in the opinion of management, such statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and cash flows for such period. The operating results for the interim period are not necessarily indicative of the results of a full year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Income Taxes

     The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S-Corporation. In lieu of corporation income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is calculated using various straight line and accelerated methods over the estimated useful lives of the assets.

  Patient Service Revenue

     Patient service revenue is reported at the estimated net realizable amounts from residents, third party payers, and others for services rendered. Revenue under third party payor agreements is subject to audit and retroactive adjustment. Provisions for estimated third party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement.

  Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. During the normal course of business, the Company regularly maintains cash on deposit in excess of federally insured limits with financial institutions.

  Accounts Receivable

     The Company considers its accounts receivable to be fully collectible. Accordingly, no allowance for doubtful accounts is required. If accounts do become uncollectible, they will be charged to operations when that determination is made.

                             NIGHTINGALE WEST, INC.

  Supplies Inventory

     Supplies inventory is stated at the lower of cost or market, on a first-in, first-out basis.

  Prepaid Expenses

     The Company considers all expenses paid in advance which have an estimated benefit of one year or less, to be current assets. All other prepaid amounts which will benefit future periods greater than one year from the balance sheet date are considered long term.

NOTE 2 -- ASSETS WHOSE USE IS LIMITED

     At December 31, 1994, the Company has included in Cash the patient trust accounts totalling $3,464. The related liability of the same amount is included in Accounts Payable.

NOTE 3 -- NOTES PAYABLE

     Notes Payable at December 31, 1994 consist of the following:

                                                                   CURRENT      LONG TERM
                                                                   --------     ----------
    Land Contract Payable to a related party, secured by Land and
      Building. Monthly payments of $21,724, including interest
      at 8.0% through July, 2004.................................  $100,649     $1,945,309
    Installment Loan payable to a bank, secured by all assets.
      Monthly payments of $1,250 plus interest at the bank's
      prime rate plus 1.0%, through May, 1995....................     3,750             --
                                                                   --------     ----------
      TOTAL......................................................  $104,399     $1,945,309
                                                                   ========     ==========

     Future maturities of long term debt as of December 31, 1994 are as follows:

             1995........................................................  $  104,399
             1996........................................................     109,002
             1997........................................................     118,050
             1998........................................................     127,847
             1999........................................................     138,459
             Thereafter..................................................   1,451,951
                                                                           ----------
             Total.......................................................  $2,049,708
                                                                           ==========

NOTE 4 -- RELATED PARTY TRANSACTIONS

     As referred to in Note 3 above, the Company has included in liabilities at December 31, 1994, a long term Land Contract Payable for the purchase of real estate, in the amount of $2,045,958. This contract is payable to a related entity that has similar management and ownership. Interest expense paid on this contract is recorded in the Statements of Operations as follows:

        PERIOD                                                               AMOUNT
        ------------------------------------------------------------------  --------
        Year ended December 31, 1993......................................  $174,875
        Year ended December 31, 1994......................................  $167,752
        Nine months ended September 30, 1995..............................  $120,787

                             NIGHTINGALE WEST, INC.

NOTE 5 -- LEASES

     Leases that do not meet the criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. The following is a schedule by year of the future minimum lease payments under operating leases as of December 31, 1994:

                                                                         MINIMUM
                                                                      LEASE PAYMENTS
                                                                      --------------
            Year Ending December 31
              1995..................................................      $4,091
              1996..................................................       3,409
                                                                          ------
            Total Minimum Lease Payments............................      $7,500
                                                                          ======

     Total rent expense included in the Statements of Operations for the year ended December 31, 1994 was $682, and $3,068 for the nine months ended September 30, 1995.

NOTE 6 -- CHANGE IN METHOD OF ACCOUNTING FOR COMPENSATED ABSENCES

     In prior years, the Company did not record its liability for accrued compensated absences such as vacation and sick pay. In 1995, the Company changed its method of accounting for these compensated absences. The change was made because the Company felt that the new method resulted in a more accurate recognition of expenses and a better matching of revenues and costs. The financial statements of the prior periods have been restated to apply the new method retroactively. The effect on income of the accounting change for the years ended December 31, 1993 and 1994 are decreases of $2,643 and $2,407 respectively. The cumulative effect of the change to prior years has been recorded in the Statements of Retained Earnings. There is no tax effect from this change.

NOTE 7 -- NET PATIENT SERVICE REVENUES

     The Company has agreements with third party payers that provide for payment at amounts different than its established rates. The Company's revenues are derived mostly from its participation in the Medicaid assistance program, and the collectibility of these funds is dependent upon the performance of these programs. Contractual adjustments resulting from these agreements are recorded as deductions from gross resident revenue.

     For the years ended December 31, 1993 and 1994, and the nine month period ended September 30, 1995, the Company's revenues from the Medicaid program were approximately 80% of total revenues. At December 31, 1994, the Company's receivable from the Medicaid program was 93% of total patient receivables.

NOTE 8 -- SUBSEQUENT EVENTS

     In 1995 the Company entered into an agreement to sell substantially all of its operating assets to another unrelated entity for an amount in excess of book value. The eventual closing and sale is expected to occur in November, 1995.

     In addition, the Company's collective bargaining agreement that covers substantially all of its employees expired in 1995. The parties to the contract have agreed to continue working under the expired agreement during the contract negotiations.

                             NIGHTINGALE WEST, INC.

NOTE 9 -- INSURANCE CLAIMS

     Nursing homes are subject to medical malpractice, personal injury, and other liability claims that are customary risks inherent in the operation of a health care facility and are generally covered by insurance. The Company maintains insurance with coverage and deductibles that management deems appropriate based on historical claims and the nature of the risks of its business. Although there can be no assurance that a potential future claim will not exceed the insurance coverage available, management believes that based upon evaluation of historical asserted and unasserted claims experience, management believes that the ultimate liability, if any, resulting from the settlement of any future claim will not have a material impact on Nightingale's financial position, operations or liquidity.

NOTE 10 -- RECLASSIFICATIONS

     Certain accounts in the prior year's financial statements have been reclassified for comparative purposes to conform with the presentation in these financial statements.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Henderson & Associates Rehabilitation and
  Sunbelt Therapy Management Services, Inc.

     We have audited the accompanying combined balance sheets of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. as of December 31, 1995 and 1994, and the related combined statements of operations and stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. at December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

May 16, 1996
Ernst & Young LLP
Phoenix, Arizona

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                            COMBINED BALANCE SHEETS

                                                                              DECEMBER 31
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
                               ASSETS
Current Assets:
Cash.................................................................    $ 69,779     $ 61,858
Accounts receivable, less allowance for doubtful accounts of $95,000
  in 1995 and $91,600 in 1994........................................     485,843      371,260
Other receivables....................................................      50,507       14,503
Due from affiliates..................................................      38,893       60,567
Other................................................................      24,590       18,958
                                                                         --------     --------
          Total current assets.......................................     669,612      527,146
Property and equipment, less accumulated depreciation of $144,158 in
  1995 and $125,054 in 1994..........................................      90,205      141,132
                                                                         --------     --------
          Total assets...............................................    $759,817     $668,278
                                                                         ========     ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable.....................................................    $ 33,549     $ 23,956
Accrued payroll and related expenses.................................     250,672      174,441
Accrued vacation payable.............................................     149,042       87,183
Due to affiliates....................................................      39,330           --
Customer deposits....................................................      27,336       28,067
Current portion of long-term debt and capital lease obligation.......     139,580       65,996
                                                                         --------     --------
          Total current liabilities..................................     639,509      379,643
Long-term debt and capital lease obligation, less current portion....      47,618       51,057
Stockholders' equity:
  Common stock, $1 par value; 3000 shares authorized, issued and
     outstanding.....................................................       3,000        3,000
     Retained earnings...............................................      69,690      234,578
                                                                         --------     --------
          Total stockholders' equity.................................      72,690      237,578
                                                                         --------     --------
          Total liabilities and stockholders' equity.................    $759,817     $668,278
                                                                         ========     ========

                            See accompanying notes.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                     COMBINED STATEMENTS OF OPERATIONS AND
                              STOCKHOLDERS' EQUITY

                                                                       YEAR ENDED DECEMBER 31
                                                                      -------------------------
                                                                         1995           1994
                                                                      ----------     ----------
Net Patient Service Revenue.......................................    $4,803,845     $3,965,529
Operating Expenses:
  Salaries and related expenses...................................     3,710,351      2,840,249
  Contract labor..................................................       382,612        345,843
  Insurance.......................................................       202,814        230,980
  Office supplies and expenses....................................       127,262         88,902
  Rent............................................................        59,497         57,130
  Travel..........................................................       156,166        100,015
  Other...........................................................        92,892         82,754
  Depreciation....................................................        34,741         17,387
  Interest........................................................        12,335          6,651
                                                                      ----------     ----------
          Total operating expenses................................     4,778,670      3,769,911
                                                                      ----------     ----------
Income from operations............................................        25,175        195,618
Nonoperating losses...............................................       (39,744)       (46,626)
                                                                      ----------     ----------
Net (loss) income.................................................       (14,569)       148,992
Distributions to stockholders.....................................      (150,319)       (83,541)
Retained earnings at beginning of period..........................       234,578        169,127
                                                                      ----------     ----------
Retained earnings at end of period................................    $   69,690     $  234,578
                                                                      ==========     ==========

                            See accompanying notes.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31
                                                                       -----------------------
                                                                         1995          1994
                                                                       ---------     ---------
OPERATING ACTIVITIES
  Net (loss) income................................................    $ (14,569)    $ 148,992
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Depreciation..................................................       34,741        17,387
     Loss on partnership investment................................       16,278        22,457
     Loss on disposal of assets....................................       23,466        24,167
  Changes in operating assets and liabilities:
     Accounts receivable, net......................................     (128,913)        9,967
     Accounts payable..............................................        9,593        14,730
     Other accrued expenses and liabilities........................      177,420        66,649
     Customer deposits.............................................         (731)       28,067
                                                                       ---------     ---------
          Net cash provided by operating activities................      117,285       332,416
INVESTING ACTIVITIES
  Purchases of property and equipment..............................       (7,280)     (144,915)
  Changes in other assets..........................................      (21,910)      (28,969)
                                                                       ---------     ---------
          Net cash used in investing activities....................      (29,190)     (173,884)
FINANCING ACTIVITIES
  Proceeds from long-term debt.....................................      201,460        99,497
  Payments of long-term debt and capital lease obligation..........     (131,315)      (92,327)
  Distributions to stockholders....................................     (150,319)      (83,541)
                                                                       ---------     ---------
          Net cash used in financing activities....................      (80,174)      (76,371)
                                                                       ---------     ---------
  Increase in cash.................................................        7,921        82,161
  CASH at beginning of period......................................       61,858       (20,303)
                                                                       ---------     ---------
  CASH at end of period............................................    $  69,779     $  61,858
                                                                       =========     =========

                            See accompanying notes.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1.  ACCOUNTING POLICIES

  DESCRIPTION OF BUSINESS

     Henderson & Associates Rehabilitation (HAR) and Sunbelt Therapy Management Services, Inc. (Sunbelt) provide a variety of therapy services to patients, and contract their services to hospitals, home health agencies and other third-parties.

  PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. All significant intercompany accounts and transactions have been eliminated.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expenses as incurred.

  INCOME TAXES

     HAR and Sunbelt are S corporations, and taxable income or loss flows through to the individual stockholders for income tax purposes. Accordingly, no provision for income taxes or income tax liabilities has been included in the accompanying combined financial statements.

  NET PATIENT SERVICE REVENUE

     Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. HAR and Sunbelt have negotiated agreements with several organizations to provide therapy services based on fee schedules.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

2.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION

     Long-term debt and capital lease obligation consists of the following:

                                                                             DECEMBER 31
                                                                       -----------------------
                                                                         1995          1994
                                                                       ---------     ---------
Lines of credit....................................................    $  65,050     $  18,000
Note payable to a bank, due in monthly installments of $1,421,
  interest at 1% above prime through November 1996.................           --        30,003
Note payable to a bank in monthly installments of $1,282, interest
  at 1% above prime through October 1997...........................           --        31,510
Note payable to a credit union in monthly installments of $680,
  interest at 7.11% through December 1997..........................           --        22,000
Note payable to a bank, due in monthly installments of $2,245,
  interest at 8.25% through November 1998..........................       69,638            --
Note payable to a bank, due in monthly installments of $3,100, interest at .5% above the average yield of U.S. Treasury Bills through May 1996, at which time a final installment in the amount
  of the unpaid balance is due.....................................       46,785            --
Capital lease obligation in monthly installments of $818...........        5,725        15,540
                                                                       ---------     ---------
                                                                         187,198       117,053
Less current portion...............................................     (139,580)      (65,996)
                                                                       ---------     ---------
                                                                       $  47,618     $  51,057
                                                                       =========     =========

     HAR has negotiated a $35,000 line of credit with a bank at an interest rate of 1% over the prime rate.

     Sunbelt has negotiated a $50,050 line of credit with a bank at an interest rate of .5% over the bank's Base Lending Rate (8.5% at December 31, 1995).

     Both lines of credit are secured by personal guarantees of the stockholders.

     Sunbelt has a capital lease for physical therapy equipment with a bargain purchase option upon completion of the lease. At December 31, 1995, the leased equipment, which is included in property and equipment in the accompanying combined balance sheet, is carried at a cost of $21,310 less accumulated depreciation of $6,038.

     The lease expires in June 1996.

     The following is a schedule of principal maturities of long-term debt and capital lease obligation at December 31, 1995:

        1996............................................................     $139,580
        1997............................................................       23,907
        1998............................................................       23,711
                                                                             --------
                                                                             $187,198
                                                                             ========

3.  RELATED PARTIES

     HAR and Sunbelt share employees and expenses with several organizations of which the stockholders are owners. However, HAR and Sunbelt have not billed these organizations for shared activities and have not

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

identified the related costs, and the accompanying combined financial statements do not include revenue from these shared activities.

4.  EMPLOYEE BENEFIT PLAN

     Sunbelt has a qualified defined contribution plan covering all eligible employees. Contributions are determined based upon a percentage of each eligible employee's compensation, as defined by management. Contributions to the plan were approximately $3,809 in 1995 and $3,458 in 1994.

     HAR has a profit sharing plan covering all eligible employees. Contributions are at the discretion of management. No contributions were made to the plan in 1995 or 1994.

5.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by HAR and Sunbelt in estimating the fair value of their financial instruments:

     Cash, Accounts Payable and Accrued Liabilities: The carrying amounts reported in the combined balance sheets approximate their fair values.

     Long-Term Debt: The fair values of fixed rate issues are estimated using discounted cash flow analyses based on the current incremental borrowing rates for similar types of borrowing arrangements. The carrying amounts of all fixed and variable rate issues approximate their fair values.

6.  SUBSEQUENT EVENT

     Unison HealthCare Corporation purchased 90% of the common stock of HAR and Sunbelt effective February 1, 1996.